As filed with the Securities and Exchange Commission August 1, 1997


                                                  Registration No. 333-26699
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                              Amendment No. 3 To
                                   FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              --------------------

                          EAST RIDGE BANCSHARES, INC.
             (exact name of registrant as specified in its charter)


       Tennessee                                           6021                          62-1175427
(State or other jurisdiction of                   (Primary Standard Industrial     (I.R.S. Employer Identification Number)
incorporation or organization)                    Classification Code Number)


                                                                                      James D. Renegar, President
                                                                                      East Ridge Bancshares, Inc.
                         4154 Ringgold Road                                               4154 Ringgold Road
                     Chattanooga, TN 37412-0146                                       Chattanooga, TN 37412-0416
                           (423) 698-2454                                                   (423) 698-2454
         (Address, including zip code, and telephone number,              (Name, address, including zip code, and telephone number,
      including area code, of registrant's principal executive office)          including area code, of agent for service)


                             --------------------

             Kathryn R. Edge                        Timothy L. Hobbs, President                Linda M. Crouch
             Miller & Martin                         Cornerstone Community Bank          Baker, Donelson, Bearman &
       Suite 2325, SunTrust Center                        5319 Highway 153                     Caldwell, P.C.
            424 Church Street                          Chattanooga, TN 37343                 165 Madison Avenue
           Nashville, TN 37219                             (423) 877-8181                     Memphis, TN 38103
              (615) 244-3119                                                                   (901) 577-2262


     Approximate date of commencement of proposed sale of securities to public:
As soon as practicable after the effective date of this Registration Statement.

                              ---------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          EAST RIDGE BANCSHARES, INC.


         Cross Reference Sheet pursuant to Rule 404(a) of the Securities Act of 1933 and Item 501(b) of Regulation S-K showing the location or heading in the Joint Proxy Statement/Prospectus of the information required by Part I of Form S- 4.

                                                                                Location or Heading in
                 S-4 Item Number and Caption                               Joint Proxy Statement/Prospectus
                 ---------------------------                               --------------------------------
 A.  INFORMATION ABOUT THE TRANSACTION
   1.    Forepart of Registration Statement and Outside
         Front Cover Page of Prospectus  . . . . . . . . .    Facing Page; Cross Reference Sheet; Outside Front Cover
                                                              Page of Joint Proxy Statement/Prospectus.
   2.    Inside Front and Outside Back Cover
           Pages of Prospectus . . . . . . . . . . . . . .    Available Information; Inside Front Cover Page of Joint
                                                              Proxy Statement/Prospectus; Table of Contents.

   3.    Risk Factors, Ratio of Earnings to Fixed
           Charges and Other Information . . . . . . . . .    Summary; Pro Forma Financial Information; Risk Factors;
                                                              Information Concerning East Ridge; Information Concerning
                                                              Cornerstone; Financial Statements of East Ridge
                                                              Bancshares, Inc. and Subsidiary; and Financial
                                                              Statements of Cornerstone Community Bank.

   4.    Terms of the Transaction  . . . . . . . . . . . .    Summary; The Merger; The Merger Agreement; Certain
                                                              Federal Income Tax Consequences; Description of East
                                                              Ridge Capital Stock; Comparison of Certain Rights of
                                                              Shareholders.

   5.    Pro Forma Financial Information . . . . . . . . .    Summary; Pro Forma Financial Information.

   6.    Material Contacts with the Company Being
           Acquired  . . . . . . . . . . . . . . . . . . .    Not applicable.

   7.    Additional Information Required for
           Reoffering by Persons and Parties
           Deemed to be Underwriters . . . . . . . . . . .    Not applicable.

   8.    Interests of Named Experts and Counsel  . . . . .    Experts.

   9.    Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities . . . . . . . . . . . . . . . . . .    Not applicable.

 B.      INFORMATION ABOUT THE REGISTRANT

  10.    Information with Respect to S-3 Registrants . . .    Not applicable.

  11.    Incorporation of Certain Information by
           Reference . . . . . . . . . . . . . . . . . . .    Not applicable.

  12.    Information with Respect to S-2 or S-3
           Registrant  . . . . . . . . . . . . . . . . . .    Not applicable.

  13.    Incorporation of Certain Information by
           Reference . . . . . . . . . . . . . . . . . . .    Not applicable.

  14.    Information with Respect to Registrants
           Other Than S-3 or S-2 Registrants . . . . . . .    Summary; The Merger; Information Concerning East Ridge;
                                                              East Ridge's Management's Discussion and Analysis of
                                                              Financial Condition and Results of Operations; Management
                                                              of East Ridge; Description of East Ridge Common Stock;
                                                              Financial Statements of East Ridge Bancshares,
                                                              Inc. and Subsidiary.


 C.      INFORMATION ABOUT THE COMPANY BEING ACQUIRED

  15.    Information with Respect to S-3 Companies . . . .    Not applicable.

  16.    Information with Respect to S-2 or S-3
           Company . . . . . . . . . . . . . . . . . . . .    Not applicable

  17.    Information with Respect to Companies
           Other Than S-2 or S-3 Companies . . . . . . . .    Summary; The Merger; Information Concerning Cornerstone;
                                                              Cornerstone's Management's Discussion and Analysis of
                                                              Financial Condition and Results of Operation; Management
                                                              of Cornerstone; Description of Cornerstone Capital Stock;
                                                              Financial Statements of Cornerstone Community
                                                              Bank.

 D.  VOTING AND MANAGEMENT INFORMATION

  18.    Information if Proxies, Comments or
           Authorizations are to be Solicited or
           in an Exchange Offer  . . . . . . . . . . . . .    Summary; The Meetings; The Merger, Cover Page of the
                                                              Joint Proxy Statement/Prospectus; Election of Directors
                                                              of East Ridge; Election of Directors of Cornerstone
  19.    Information if Proxies, Comments or
           Authorizations are not to be Solicited or
           in an Exchange Offer  . . . . . . . . . . . . .    Not applicable.

                          EAST RIDGE BANCSHARES, INC.
                               4154 Ringgold Road
                       Chattanooga, Tennessee 37412-0416


                                                                  August 5, 1997


Dear Shareholder:


         You are cordially invited to attend the Annual Meeting of Shareholders of East Ridge Bancshares, Inc. ("East Ridge"), which will be held on Thursday August 21, 1997, at 4154 Ringgold Road, Chattanooga, Tennessee 37412 at 7:00 p.m., Eastern Daylight Savings Time (the "East Ridge Meeting").


         At this meeting, you will be asked to consider and vote upon a proposed merger (the "Merger") involving East Ridge, The Bank of East Ridge, the wholly-owned subsidiary of East Ridge ("Bank of East Ridge"), and Cornerstone Community Bank ("Cornerstone"), pursuant to which Cornerstone will be merged with and into Bank of East Ridge. Upon the Merger, Bank of East Ridge, as a wholly-owned subsidiary of East Ridge, will be the surviving company and will change its name to "Cornerstone Community Bank," and East Ridge will amend its charter and change its name to "Cornerstone Bancshares, Inc." ("New Cornerstone"). Shareholders of East Ridge may elect to receive cash and/or newly issued shares of common stock of New Cornerstone ("New
Cornerstone Common Stock").   The proposed Merger is more fully described in
the accompanying Joint Proxy Statement/Prospectus.

         The Merger Agreement provides that shareholders of East Ridge who do not exercise dissenters' rights may elect to receive New Cornerstone Common Stock and/or cash for their shares of East Ridge common stock. The number of shares of New Cornerstone Common Stock received in exchange for East Ridge Common Stock will be based on an exchange ratio determined by multiplying the number of shares of East Ridge Common Stock to be exchanged by $56.1772 and then dividing by $12 (the "ERB Exchange Ratio"). Shareholders of East Ridge who exchange their shares for cash will receive $56.1772 per share. Accordingly, each share of East Ridge Common Stock will be converted into the right to receive 4.6814 shares of New Cornerstone Common Stock. However, the aggregate amount of cash to be delivered to the shareholders of East Ridge will not exceed $4,287,500. To the extent shareholders of East Ridge elect to receive in the aggregate more than $4,287,500, cash will be paid on a pro-rata basis to those East Ridge shareholders electing to receive cash. With respect to New Cornerstone Common Stock received in the transaction by East Ridge shareholders, the Merger Agreement provides for a tax-free exchange.

         The Merger Agreement provides that shareholders of Cornerstone who do not exercise dissenters' rights will exchange each share of Cornerstone common stock and each warrant currently held for one share of New Cornerstone Common Stock and one warrant to purchase one share of New Cornerstone Common Stock for $12 per share if exercised by February 8, 1998 and for $15 per share if exercised by February 8, 2001 (the "Cornerstone Exchange Ratio").

         The Merger will result in a change of control of the ownership and management of East Ridge. Upon completion of the Merger, Cornerstone shareholders will own a minimum of 79.4% of the outstanding shares of New Cornerstone Common Stock and the officers and directors of Cornerstone will continue as the officers and directors of New Cornerstone.

         The Board of Directors of East Ridge believes that the transactions contemplated by the Agreement and Plan of Merger are fair to and in the best interests of East Ridge and its shareholders. The Boards of Directors of both East Ridge and Cornerstone have approved the Agreement and Plan of Merger and the Board of Directors of East Ridge recommends that you vote FOR approval of the Agreement and Plan of Merger. All shareholders are invited to attend the East Ridge Meeting in person. Approval of the Merger requires the affirmative vote of a majority of the outstanding shares of common stock of East Ridge. David E. Young, a director of East Ridge and Chairman of the Board of Bank of East Ridge, beneficially owns 76,139 shares of East Ridge Common Stock, or approximately 69.8% of the outstanding East Ridge Common Stock. Mr. Young has agreed to vote all of his shares in favor of the Merger. Accordingly, approval of the Merger Agreement by the East Ridge shareholders is assured.

         At the East Ridge Meeting shareholders of East Ridge will also elect six directors to serve as members of the Board of Directors of East Ridge until the next annual meeting or until their successors are duly elected and qualified.


         The enclosed Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus explain the Merger and provide specific information relative to the East Ridge Meeting. Please carefully read these materials and thoughtfully consider the information contained in them.

         In order that your shares may be represented at the East Ridge Meeting, you are urged promptly to complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the East Ridge Meeting. If you attend the

         East Ridge Meeting in person, you may, if you wish, vote personally on all matters brought before the East Ridge Meeting even if you have previously returned your Proxy.


                                                   Sincerely,



                                                   James D. Renegar
                                                   President

                           CORNERSTONE COMMUNITY BANK
                                5319 Highway 153
                       Chattanooga, Tennessee 37412-0416

                                                                  August 5, 1997


Dear Shareholder:


         You are cordially invited to attend the Annual Meeting of Shareholders of Cornerstone Community Bank ("Cornerstone"), which will be held on Thursday August 21, 1997, at 5319 Highway 153, Chattanooga, Tennessee 37343 at 7:00 p.m. Eastern Daylight Savings Time (the "Cornerstone Meeting").


                 At this meeting, you will be asked to consider and vote upon a proposed merger (the "Merger") involving East Ridge Bancshares, Inc. ("East Ridge"), The Bank of East Ridge, the wholly-owned subsidiary of East Ridge ("Bank of East Ridge"), and Cornerstone, pursuant to which Cornerstone will be merged with and into Bank of East Ridge. Upon the Merger, Bank of East Ridge, as a wholly-owned subsidiary of East Ridge, will be the surviving company and will change its name to "Cornerstone Community Bank," and East Ridge will amend its charter and change its name to "Cornerstone Bancshares, Inc." ("New Cornerstone"). The proposed Merger is more fully described in the accompanying Joint Proxy Statement/Prospectus.

         The Merger Agreement provides that shareholders of Cornerstone who do not exercise dissenters' rights will exchange each share of Cornerstone Common Stock and each warrant currently held for one share of common stock of New Cornerstone ("New Cornerstone Common Stock") and one warrant to purchase one share of New Cornerstone Common Stock for $12 per share if exercised by February 8, 1998 and for $15 per share if exercised by February 8, 2001 (the "Cornerstone Exchange Ratio"). The Merger will result in a change of control of the ownership and management of East Ridge. Upon completion of the Merger, Cornerstone shareholders will own a minimum of 79.4% of the outstanding shares of New Cornerstone Common Stock and the officers and directors of Cornerstone will continue as the officers and directors of New Cornerstone. With respect to shares of New Cornerstone Common Stock received in the exchange, the Merger Agreement provides for a tax-free exchange.

         The Merger Agreement provides that shareholders of East Ridge who do not exercise dissenters' rights may elect to receive New Cornerstone Common Stock and/or cash for their shares of East Ridge common stock. The number of shares of New Cornerstone Common Stock received in exchange for East Ridge Common Stock will be based on an exchange ratio determined by multiplying the number of shares of East Ridge Common Stock to be exchanged by $56.1772 and then dividing by $12 (the "ERB Exchange Ratio"). Shareholders of East Ridge who exchange their shares for cash will receive $56.1772 per share. Accordingly, each share of East Ridge Common Stock will be converted into the right to receive 4.6814 shares of New Cornerstone Common Stock. However, the aggregate amount of cash to be delivered to the shareholders of East Ridge will not exceed $4,287,500. To the extent shareholders of East Ridge elect to receive in the aggregate more than $4,287,500, cash will be paid on a pro-rata basis to those East Ridge shareholders electing to receive cash.

         The Board of Directors of Cornerstone believes that the Merger and the Agreement and Plan of Merger are fair to, and in the best interests of, Cornerstone and its shareholders. The Boards of Directors of both East Ridge and Cornerstone have approved the Agreement and Plan of Merger, and the Board of Directors of Cornerstone recommends that you vote FOR approval of the Merger. All shareholders are invited to attend the Cornerstone Meeting in person. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Cornerstone common stock.

         At the Cornerstone Meeting, shareholders will also (i) elect 15 directors to serve as members of the Board of Directors of Cornerstone until the next annual meeting or until their successors are duly elected and qualified; (ii) amend the Charter of Cornerstone to authorize the exercise of trust powers; and (iii) ratify the appointment of auditors.

         The enclosed Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus explain the Merger and provide specific information relative to the Cornerstone Meeting. Please carefully read these materials and thoughtfully consider the information contained in them. Your vote is of great importance, as the approval of Cornerstone shareholders is required to consummate the Merger.

          In order that your shares may be represented at the Cornerstone Meeting, you are urged promptly to complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Cornerstone Meeting even if you have previously returned your Proxy.

                                           Sincerely,


                                           Timothy L. Hobbs
                                           President

                          EAST RIDGE BANCSHARES, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                          To Be Held on August 21, 1997





        NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of East Ridge Bancshares, Inc. ("East Ridge") will be held on Thursday, August 21, 1997 at 4154 Ringgold Road, Chattanooga, Tennessee 37412 at 7:00 p.m., Eastern Daylight Savings Time, for the following purposes:


         1. To consider and vote upon the approval and adoption of an Agreement and Plan of Merger dated as of March 18, 1997 (the "Merger Agreement") among East Ridge, The Bank of East Ridge ("Bank of East Ridge"), Cornerstone Community Bank ("Cornerstone") and David E. Young, individually, a copy of which is set forth as Appendix A to the attached Joint Proxy Statement/Prospectus. The Merger Agreement provides for, among other things, the proposed merger of Cornerstone (the "Merger") with and into Bank of East Ridge, a Tennessee banking corporation that is a wholly-owned subsidiary of East Ridge, with Bank of East Ridge to be the surviving corporation in the Merger, but which, upon the effectiveness of the Merger, will amend its charter and change its name to "Cornerstone Community Bank"; and East Ridge will amend its charter and change its name to "Cornerstone Bancshares, Inc.";

         2. To elect six directors to serve as members of the Board of Directors of East Ridge until the next annual meeting or until their successors are duly elected and qualified; and

         3. To transact such other business as may properly come before the meeting.

         The foregoing items of business are more fully described in the Joint Proxy Statement/Prospectus accompanying this Notice.


         Only shareholders of record at the close of business on July 27, 1997 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.


         Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of East Ridge common stock. Election of each of the nominees for director requires the affirmative vote of the holders of a plurality of the votes cast at the meeting.

         The Board of Directors of East Ridge recommends that shareholders vote to approve the Merger Agreement and vote for the election of the nominees for directors.

                                   BY ORDER OF THE BOARD OF DIRECTORS




                                   Secretary


Chattanooga, Tennessee
August 5, 1997


  To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. To revoke a proxy, you must submit to the Secretary of East Ridge, prior to voting, either a signed instrument of revocation or a duly executed proxy bearing a date or time later than the proxy being revoked. If you attend the meeting, you may vote in person even if you previously returned a proxy.

                           CORNERSTONE COMMUNITY BANK

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                        To Be Held on August 21, 1997




         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cornerstone Community Bank ("Cornerstone") will be held on Thursday, August 21, 1997 at 5319 Highway 153, Chattanooga, Tennessee 37343 at 7:00 p.m., Eastern Daylight Savings Time (the "Cornerstone Meeting"), for the following purposes:


         1. To consider and vote upon the approval and adoption of an Agreement and Plan of Merger dated as of March 18, 1997 (the "Merger Agreement") among East Ridge, The Bank of East Ridge ("Bank of East Ridge"), Cornerstone Community Bank ("Cornerstone") and David E. Young, individually, a copy of which is set forth as Appendix A to the attached Joint Proxy Statement/Prospectus. The Merger Agreement provides for, among other things, the proposed merger of Cornerstone (the "Merger") with and into Bank of East Ridge, a Tennessee banking corporation that is a wholly-owned subsidiary of East Ridge, with Bank of East Ridge to be the surviving corporation in the Merger, but which, upon the effectiveness of the Merger, will amend its charter and change its name to "Cornerstone Community Bank"; and East Ridge will amend its charter and change its name to "Cornerstone Bancshares, Inc.";

         2. To elect 15 directors to serve as members of the Board of Directors of Cornerstone until the next annual meeting or until their successors are duly elected and qualified;

         3. To amend the Charter of Cornerstone to authorize the exercise of trust powers, subject to regulatory approval;

         4.      To ratify the appointment of auditors; and

         5. To transact such other business as may properly come before the meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


         Only shareholders of record at the close of business on July 29, 1997 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.


         Approval of the Merger Agreement and the amendment of the Charter requires the affirmative vote of the holders of a majority of the outstanding shares of Cornerstone Common Stock. Election of each of the nominees for director requires the affirmative vote of the holders of a plurality of the votes cast at the meeting. Ratification of the appointment of auditors requires that votes cast in favor of the proposal must exceed the votes cast in opposition to it.

         The Board of Directors of Cornerstone recommends that shareholders vote to approve the Merger Agreement and vote for the election of the nominees for director, the amendment of the Charter and the appointment of auditors.

                                          BY ORDER OF THE BOARD OF DIRECTORS




Chattanooga, Tennessee
August 5, 1997


                                          Secretary


                             YOUR VOTE IS IMPORTANT
  To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. To revoke a proxy, you must submit to the Secretary of Cornerstone, prior to voting, either a signed instrument of revocation or a duly executed proxy bearing a date or time later than the proxy being revoked. If you attend the meeting, you may vote in person even if you previously returned a proxy.

                              TABLE OF CONTENTS

AVAILABLE INFORMATION.................................................   -3-

SUMMARY...............................................................   -4-
The Companies.........................................................   -4-
Annual Meetings of Shareholders.......................................   -4-
Terms of the Merger...................................................   -5-

Election of Form of Merger Consideration..............................   -6-
Advantages and Disadvantages of Merger Consideration..................   -6-
Effective Time........................................................   -6-
Reasons for the Merger; Recommendation of Boards of Directors.........   -6-
Opinion of Financial Adviser..........................................   -6-
Conditions; Regulatory Approvals......................................   -6-
Termination of the Merger Agreement...................................   -7-
Management After the Merger...........................................   -7-
Interests of Certain Persons in the Merger............................   -7-
Certain Differences in Shareholders' Rights...........................   -7-
Dissenters' Rights....................................................   -8-
Certain Federal Income Tax Consequences...............................   -8-
Accounting Treatment..................................................   -8-
Market Prices of Common Stock.........................................   -9-
Equivalent and Pro Forma Share Data...................................   -9-
Selected Financial Data and Ratios (Unaudited)........................  -10-

RISK FACTORS..........................................................  -12-
Absence of Existing Public Market; Market Prices......................  -12-
Ability of New Cornerstone to Execute Its Business Strategy...........  -12-
Interest Rate Risk....................................................  -12-
Economic Conditions and Geographic Concentration......................  -12-
Government Regulations and Monetary Policy............................  -12-
Competition...........................................................  -13-
Dependence on Key Personnel...........................................  -13-
Credit Quality........................................................  -13-
Anti-takeover Provisions..............................................  -13-
Future Financing Needs................................................  -13-

THE ANNUAL MEETINGS...................................................  -14-
Meetings of Shareholders..............................................  -14-
Purpose of Meetings...................................................  -14-
Voting Requirements at Meetings.......................................  -14-
Proxies...............................................................  -15-

PROPOSAL 1. THE MERGER................................................  -16-
Background of and Reasons for the Merger..............................  -16-
Opinion of Cornerstone Financial Adviser..............................  -19-
Terms of the Merger...................................................  -24-
Election of Form of Merger Consideration..............................  -24-
Advantages and Disadvantages of Merger Consideration..................  -24-

Effective Time........................................................  -25-
Surrender of Certificates.............................................  -25-
Conditions to Consummation of the Merger..............................  -26-
Conduct of Business Pending Merger....................................  -27-
Regulatory Approvals..................................................  -28-
No Solicitation.......................................................  -28-
Waiver; Amendment; Termination........................................  -28-
Management After the Merger...........................................  -29-
Interests of Certain Persons in the Merger............................  -29-
Dissenters' Rights....................................................  -29-
Certain Federal Income Tax Consequences...............................  -32-
Accounting Treatment..................................................  -34-
Expenses..............................................................  -34-

PROPOSAL 2. ELECTION OF DIRECTORS.....................................  -34-
East Ridge............................................................  -34-
Cornerstone...........................................................  -34-

PROPOSAL 3. AMENDMENT OF THE CHARTER OF CORNERSTONE...................  -35-

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF AUDITORS OF
CORNERSTONE...........................................................  -35-

INFORMATION CONCERNING EAST RIDGE.....................................  -36-
Selected Financial Data for East Ridge................................  -36-

EAST RIDGE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS...................................  -37-
General...............................................................  -37-
Summary...............................................................  -37-
Financial Condition...................................................  -37-
Balance Sheet Management..............................................  -38-
Results of Operations.................................................  -38-
Effects of Inflation and Changing Prices..............................  -41-
Net Interest Income...................................................  -42-
Liability and Asset Management........................................  -43-
Deposits..............................................................  -44-
Assets................................................................  -45-
Investment Portfolio..................................................  -45-
Investment Policy.....................................................  -47-
Loan Portfolio........................................................  -48-
Loan Policy...........................................................  -49-
Credit Risk Management and Reserve for Loan Losses....................  -50-
Capital Resources/Liquidity...........................................  -51-
Capital Adequacy......................................................  -52-

BUSINESS OF EAST RIDGE................................................  -54-
General...............................................................  -54-
Employees.............................................................  -54-

Customers............................................................   -54-
Properties...........................................................   -54-
Legal Proceedings....................................................   -54-
Banking..............................................................   -54-
Competition..........................................................   -54-
Supervision and Regulation...........................................   -55-
Effect of Governmental Policies......................................   -56-

MANAGEMENT OF EAST RIDGE.............................................   -57-
Directors and Executive Officers.....................................   -57-
Transactions with Management.........................................   -57-
Securities Law Limitations...........................................   -58-
The East Ridge Board and its Committees..............................   -58-
Executive Compensation...............................................   -58-
Compensation of Directors............................................   -58-
Ownership of East Ridge Common Stock.................................   -58-

DESCRIPTION OF EAST RIDGE COMMON STOCK...............................   -59-

INFORMATION CONCERNING CORNERSTONE...................................   -60-
Selected Financial Data for Cornerstone..............................   -60-

CORNERSTONE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS..................................   -61-
General..............................................................   -61-
Results of Operations -- 3 months ended March 31, 1997...............   -61-
Results of Operations -- From Inception (January 23, 1996)
    through December 31, 1996........................................   -61-
Net Interest Income..................................................   -61-
Liability and Asset Management.......................................   -62-
Deposits.............................................................   -64-
Assets...............................................................   -65-
Investment Portfolio.................................................   -65-
Investment Policy....................................................   -66-
Loan Portfolio.......................................................   -66-
Loan Policy..........................................................   -67-
Credit Risk Management and Reserve for Loan Losses...................   -68-
Capital Resources/Liquidity..........................................   -69-
Capital Adequacy.....................................................   -69-

BUSINESS OF CORNERSTONE..............................................   -71-
General..............................................................   -71-
Employees............................................................   -71-
Customers............................................................   -71-
Properties...........................................................   -71-
Legal Proceedings....................................................   -71-
Competition..........................................................   -71-
Supervision and Regulation...........................................   -71-
Effect of Governmental Policies......................................   -72-

MANAGEMENT OF CORNERSTONE............................................   -73-
Directors and Executive Officers.....................................   -73-
Transactions with Management.........................................   -74-
The Cornerstone Board and its Committees.............................   -74-
Executive Compensation...............................................   -74-
Compensation of Directors............................................   -75-
Ownership of Cornerstone Common Stock................................   -75-

DESCRIPTION OF CORNERSTONE CAPITAL STOCK.............................   -76-
Common Stock.........................................................   -76-
Preferred Stock......................................................   -76-
Warrants.............................................................   -76-
Control-Share Acquisition Provisions.................................   -77-
Indemnification of Directors and Officers............................   -78-
Securities Law Limitations...........................................   -78-

EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS.......................   -78-
Removal of Directors.................................................   -78-
Conflict-of-Interest Transactions....................................   -79-
Meetings of Shareholders.............................................   -79-
Required Vote for Authorization of Certain Actions...................   -79-
Action by Written Consent............................................   -80-
Inspection Rights....................................................   -80-
Amendment of Certificate of Incorporation or Charter and Bylaws......   -80-
Voluntary Dissolution................................................   -80-
Indemnification......................................................   -80-
Business Combination Statute.........................................   -81-
Control Share Acquisition Act........................................   -81-
Investor Protection Act..............................................   -81-
Authorized Corporation Protection Act................................   -82-
Greenmail Act........................................................   -82-
Dividends and Other Distributions....................................   -83-
Dissenters' Rights...................................................   -83-

VALIDITY OF COMMON STOCK.............................................   -83-

EXPERTS..............................................................   -83-

INDEX TO FINANCIAL INFORMATION.......................................    F-1
Pro Forma Financial Information......................................    F-1
Financial Statements of East Ridge Bancshares, Inc. And Subsidiary...    F-1
Financial Statements of Cornerstone Community Bank...................    F-1

                        JOINT PROXY STATEMENT/PROSPECTUS

        CORNERSTONE COMMUNITY BANK                                    EAST RIDGE BANCSHARES, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS     PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
       TO BE HELD ON AUGUST 21, 1997                                   TO BE HELD ON AUGUST 21, 1997



                          EAST RIDGE BANCSHARES, INC.
         PROSPECTUS FOR 1,100,547 SHARES OF COMMON STOCK AND WARRANTS
                  TO PURCHASE 590,130 SHARES OF COMMON STOCK


         This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are being furnished in connection with the solicitation of proxies by the Boards of Directors of East Ridge Bancshares, Inc. ("East Ridge") and Cornerstone Community Bank ("Cornerstone") to be used at the Annual Meeting of Shareholders of East Ridge to be held on August 21, 1997 at 7:00 p.m., Eastern Daylight Savings Time (the "East Ridge Meeting") and the Annual Meeting of Shareholders of Cornerstone to be held on August 21, 1997 at 7:00 p.m., Eastern Daylight Savings Time (the "Cornerstone Meeting", and together with the East Ridge Meeting, the "Meetings"), in each case, at the main office of each in Chattanooga, Tennessee. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of East Ridge and Cornerstone on or about August 5, 1997.


         At the Meetings, shareholders of each of East Ridge and Cornerstone will consider and vote upon the approval and adoption of an Agreement and Plan of Merger dated as of March 18, 1997 (the "Merger Agreement") among East Ridge, The Bank of East Ridge ("Bank of East Ridge"), Cornerstone and David E. Young, individually, a copy of which is set forth as Appendix A to the attached Joint Proxy Statement/Prospectus. The Merger Agreement provides for, among other things, the merger of Cornerstone with and into Bank of East Ridge, a Tennessee banking corporation that is a wholly-owned subsidiary of East Ridge (the "Merger"), with Bank of East Ridge to be the surviving corporation in the Merger, but which, upon the effectiveness of the Merger, will amend its charter and change its name to "Cornerstone Community Bank." Upon the effectiveness of the Merger, East Ridge will amend its charter and change its name to "Cornerstone Bancshares, Inc." ("New Cornerstone"). The Merger will result in a change of control of the ownership and management of East Ridge. Upon completion of the Merger, Cornerstone shareholders will own a minimum of 79.4% of the outstanding shares of common stock of New Cornerstone ("New Cornerstone Common Stock") and the officers and directors of Cornerstone will continue as the officers and directors of Cornerstone.

         Upon the effectiveness of the Merger (the "Effective Time"), each share of East Ridge common stock ("East Ridge Common Stock") outstanding prior to the Effective Time will be converted into a right to receive cash and/or New Cornerstone Common Stock. Shareholders of East Ridge who do not exercise dissenters' rights may elect to receive New Cornerstone Common Stock and/or cash for their shares of East Ridge common stock. The number of shares of New Cornerstone Common Stock received in exchange for East Ridge Common Stock will be based on an exchange ratio determined by multiplying the number of shares of East Ridge Common Stock to be exchanged by $56.1772 and then dividing by $12.00 (the "ERB Exchange Ratio"). Shareholders of East Ridge who exchange their shares for cash will receive $56.1772 per share. Accordingly, each share of East Ridge Common Stock will be converted into the right to receive 4.6814 shares of New Cornerstone Common Stock. However, the aggregate amount of cash to be delivered to the shareholders of East Ridge will not exceed $4,287,500. To the extent shareholders of East Ridge elect to receive in the aggregate more than $4,287,500, cash will be paid on a pro-rata basis to those East Ridge
shareholders electing to receive cash.   See "The Merger Agreement."

         At the Effective Time, each share of Cornerstone common stock and each warrant exercisable for Cornerstone common stock (unless the context requires otherwise, the Cornerstone common stock and warrants are referred to hereinafter collectively as "Cornerstone Common Stock") outstanding prior to the Effective Time will be converted into a right to receive one share of New Cornerstone Common Stock and a warrant to purchase one share of New Cornerstone Common Stock for $12 per share if exercised by February 8, 1998 and for $15 per share if exercised by February 8, 2001 ("New Cornerstone Warrant").

         SEE "RISK FACTORS" ON PAGE 11 FOR A SUMMARY OF CERTAIN MATERIAL RISKS AND CONSIDERATIONS RELATING TO AN INVESTMENT IN THE NEW CORNERSTONE COMMON STOCK.

         This Joint Proxy Statement/Prospectus also serves as a Prospectus under the Securities Act of 1933, as amended (the "Securities Act"), relating to a maximum of 1,100,547 shares of New Cornerstone Common Stock and New Cornerstone Warrants exercisable for the purchase of up to 590,130 shares of New Cornerstone Common Stock issuable in the Merger. Upon completion of the Merger, Cornerstone shareholders will own a minimum of 79.4% of the New Cornerstone Common Stock.

         There is no established trading market for either the East Ridge Common Stock or the Cornerstone Common Stock. To management of East Ridge's knowledge and management of Cornerstone's knowledge, the most recent transactions with respect to the East Ridge Common Stock and the Cornerstone
Common Stock were $56.17 and $13.50, respectively.   There will be no trading
market for the New Cornerstone Common Stock and New Cornerstone Warrants upon their issuance.

         At the Meetings, the shareholders of each of East Ridge and Cornerstone also will be asked to elect nominees to serve on their respective boards of directors until their respective successors are elected and qualified. Additionally, shareholders of Cornerstone will be asked to approve the amendment of its Charter to authorize the exercise of trust powers and to ratify the appointment of auditors.

THE SHARES OF NEW CORNERSTONE COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The date of this Joint Proxy Statement/Prospectus is August 1, 1997.

        Cornerstone and East Ridge have received an opinion of counsel that the Merger will be a tax-free reorganization, within the meaning of Sections 368(a)(1)(A), 368(a)(2)(D), and 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), for holders of Cornerstone Common Stock and for holders of East Ridge Common Stock to the extent of the stock consideration received by the East Ridge shareholders and the Cornerstone shareholders in the Merger. However, the exchange by the Cornerstone shareholders of Cornerstone warrants for New Cornerstone Warrants may be a taxable transaction.

         No person is authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement/Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction in which such offer or solicitation may not lawfully be made. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

                             AVAILABLE INFORMATION

         East Ridge has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act covering the securities described herein. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document if filed with the SEC or attached as an appendix hereto. For further information, reference is hereby made to the Registration Statement and the exhibits filed therewith. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

         New Cornerstone is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the SEC.
Such reports and other information when filed by New Cornerstone will be available for copying and inspection at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission, Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such material will also be accessible electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus and in the attached Appendices. Shareholders of East Ridge and Cornerstone are urged to read carefully this Joint Proxy Statement/Prospectus and the attached Appendices in their entirety.

         All information concerning East Ridge included in this Joint Proxy Statement/Prospectus and the attached Appendices has been furnished by East Ridge and all information concerning Cornerstone included in this Joint Proxy Statement/Prospectus and the attached Appendices has been furnished by Cornerstone.


THE COMPANIES

         East Ridge. East Ridge, incorporated in Tennessee in 1983, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. East Ridge's principal asset is the capital stock of Bank of East Ridge, a state bank in operation for over 12 years with offices in Chattanooga, Tennessee. At March 31, 1997, East Ridge had consolidated total assets of
$44.5 million and shareholders' equity of $3.1 million.   East Ridge's
principal offices are located at 4154 Ringgold Road, Chattanooga, Tennessee 37412-0416 and its telephone number is (423) 698-2454.

         Cornerstone. Cornerstone, a Tennessee banking corporation chartered on January 23, 1996, began its operations in February 1996 at its office located in Chattanooga, Tennessee. Cornerstone's primary deposit products are demand deposits, savings accounts, and certificates of deposit. Its primary lending products are commercial business loans, real estate loans, and installment loans. At March 31, 1997, Cornerstone had total assets of $36.3 million and stockholders' equity of $5.3 million. Cornerstone's principal offices are located at 5319 Highway 153, Chattanooga, Tennessee 37343-2289 and its telephone number is (423) 877-8181.


         David E. Young. David E. Young is a director of East Ridge and Chairman of the Board of Bank of East Ridge. Additionally, Mr. Young beneficially owns 76,139 shares, representing 69.8% of the outstanding shares of East Ridge and has agreed to vote all such shares in favor of the Merger. Accordingly, approval of the Merger Agreement by the shareholders of East Ridge is assured.

ANNUAL MEETINGS OF SHAREHOLDERS


        The East Ridge Meeting. The East Ridge Meeting will be held on Thursday August 21, 1997, at 4154 Ringgold Road, Chattanooga, Tennessee 37412 at 7:00 pm., Eastern Daylight Savings Time. Only holders of ecord of East Ridge
Common Stock at the close of business on July 29, 1997 (the "East Ridge Record Date") will be entitled to vote at the East Ridge Meeting. On the East Ridge Record Date, there were issued and outstanding approximately 109,030 shares of East Ridge Common Stock held by approximately 70 holders of record. Each such share is entitled to one vote on each matter which comes up at the East Ridge Meeting.


         At the East Ridge Meeting, shareholders of East Ridge will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the merger of Cornerstone with and into Bank of East Ridge with Bank of East Ridge being the surviving banking corporation and changing its name to "Cornerstone Community Bank." The Merger will result in a change of control of the ownership and management of East Ridge. Upon completion of the Merger, Cornerstone shareholders will own a minimum of 79.4% of the outstanding shares of New Cornerstone Common Stock and the officers and directors of Cornerstone will continue as the officers and directors of New Cornerstone. Upon consummation of the Merger, East Ridge will amend its charter and change its name to "Cornerstone Bancshares, Inc." Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of East Ridge.

         At the East Ridge Meeting, shareholders will also elect six directors to serve as members of the East Ridge Board of Directors until their successors
are elected and qualified.   The election of each of the nominees requires the
affirmative vote of the holders of a plurality of the votes cast at the East Ridge Meeting.

         As of the East Ridge Record Date, directors and executive officers of East Ridge owned beneficially an aggregate of 83,344 shares of East Ridge Common Stock or approximately 76% of the shares of East Ridge Common Stock outstanding on such date. Of such 83,344 shares, David E. Young, a director of East Ridge and Chairman of the Board of Bank of East

Ridge, beneficially owns 76,139 shares of East Ridge Common Stock, or approximately 69.8% of the outstanding East Ridge Common Stock. Mr.Young has agreed to vote all of his shares in favor of the Merger. Accordingly, approval of the Merger Agreement by the East Ridge shareholders is assured.


         The Cornerstone Meeting. The Cornerstone Meeting will be held on Thursday, August 21, 1997, at 5319 Highway 153 Chattanooga, Tennessee 37343 at 7:00 p.m., Eastern Daylight Savings Time. Only holders of record of Cornerstone Common Stock at the close of business on July 27, 1997 (the "Cornerstone Record Date") will be entitled to vote at the Cornerstone Meeting. On the Cornerstone Record Date, there were issued and outstanding approximately 590,130 shares of Cornerstone Common Stock held by approximately 400 holders of record. Each share is entitled to one vote on each matter to come up at the Cornerstone Meeting.


         At the Cornerstone Meeting, shareholders of Cornerstone will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the merger of Cornerstone with and into Bank of East Ridge with Bank of East Ridge being the surviving banking corporation and amending its charter and changing its name to "Cornerstone Community Bank." Upon consummation of the Merger, East Ridge will amend its charter and change its name to "Cornerstone Bancshares, Inc." The Merger will result in a change of control of the ownership and management of East Ridge. Upon completion of the Merger, Cornerstone shareholders will own a minimum of 79.4% of the outstanding shares of New Cornerstone Common Stock and the officers and directors of Cornerstone will continue as the officers and directors of New Cornerstone. Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Cornerstone.

         At the Cornerstone Meeting, shareholders will also be asked to (i) elect 15 directors to serve as members of the Cornerstone Board of Directors until their successors are elected and qualified, (ii) approve the amendment of the Cornerstone Charter to authorize the exercise of trust powers and (iii) ratify the appointment of auditors. The election of each of the nominees requires the affirmative vote of the holders of a plurality of the votes cast at the Cornerstone Meeting. The approval of the amendment to the Cornerstone Charter requires the affirmative vote of a majority of the outstanding shares of Cornerstone Common Stock, and the appontment of auditors requires that the votes cast in favor of the proposals exceed the votes against the proposals.

        As of the Cornerstone Record Date, directors and executive officers of Cornerstone owned beneficially on aggregate of 241,822 shares of Cornerstone Common Stock, or approximately 41% of the shares of Cornerstone Common Stock outstanding on such date.

TERMS OF THE MERGER

        Merger Consideration Available to East Ridge Shareholders. Upon the effectiveness of the Merger (the "Effective Time"), each share of East Ridge common stock ("East Ridge Common Stock") outstanding prior to the Effective Time will be converted into a right to receive cash and/or New Cornerstone Common Stock. Shareholders of East Ridge who do not exercise dissenters' rights may elect to receive New Cornerstone Common Stock and/or cash for their shares of East Ridge common stock. The number of shares of New Cornerstone Common Stock received in exchange for East Ridge Common Stock will be based on an exchange ratio determined by multiplying the number of shares of East Ridge Common Stock to be exchanged by $56.1772 and then dividing by $12.00 (the "ERB Exchange Ratio"). Shareholders of East Ridge who exchange their shares for cash will receive $56.1772 per share. Accordingly, each share of East Ridge Common Stock will be converted into the right to receive 4.6814 shares of New Cornerstone Common Stock. However, the aggregate amount of cash to be delivered to the shareholders of East Ridge will not exceed $4,287,500. To the extent shareholders of East Ridge elect to receive in the aggregate more than $4,287,500, cash will be paid on a pro-rata basis to those East Ridge shareholders electing to receive cash.

         Although the Merger Agreement provides that in the event shareholders of East Ridge elect less than $2,900,000 in cash, Cornerstone may terminate the Merger Agreement, such eventuality is not likely to occur in that David E. Young, who beneficially owns 76,139 shares of East Ridge Common Stock, or approximately 69.8% of the outstanding shares of East Ridge has notified Cornerstone that he intends to exchange up to 70% of the shares of East Ridge Common Stock he owns for cash in the aggregate amount of $2,994,076. However, in the event the elections of the East Ridge shareholders, including Mr. Young, for cash exceed $4,287,500. Mr. Young's election will be pro rated equally with all other East Ridge shareholders who have elected cash. See "The Merger -- Terms of the Merger".


         The Merger will result in a change in control of the ownership and management of East Ridge. Upon completion of the Merger, if all of the East Ridge shareholders except Mr. Young who has agreed to exchange a certain portion of his shares for cash, elect to receive all of the remaining approximately 153,975 shares of New Cornerstone Common Stock issuable in the Merger, shareholders of East Ridge will own a maximum of 20.6% of the outstanding shares of New Cornerstone Common Stock and Cornerstone shareholders will own 79.4% of the outstanding shares of New Cornerstone Common Stock. The officers and directors of Cornerstone will continue as the officers and directors of New Cornerstone.

         Merger Consideration Available to Cornerstone Shareholders. At the Effective Time, each share of Cornerstone common stock and each warrant exercisable for Cornerstone common stock (unless the context requires otherwise, the Cornerstone common stock and warrants are referred to hereinafter collectively as "Cornerstone Common Stock") outstanding prior to the Effective Time will be converted into a right to receive one share of New Cornerstone Common Stock and a warrant to purchase one share of New Cornerstone Common Stock for $12 per share if exercised by February 8, 1998 and for $15 per share if exercised by February 8, 2001 (unless the context requires otherwise, "New Cornerstone Common Stock" includes the warrants exercisable for New Cornerstone Common Stock). New Cornerstone Warrants exercisable for the purchase of up to 590,130 shares of New Cornerstone Common Stock are issuable in the Merger. See "The Merger -- Terms of the Merger."

         Fractional Shares. No fractional shares of New Cornerstone Common Stock will be issued in connection with the Merger. In lieu of fractional shares, New Cornerstone will make a cash payment equal to the fractional interest which an East Ridge shareholder would otherwise receive multiplied by $56.1772. The fractional interest will be determined by combining all shares
owned by such East Ridge shareholder.   See "The Merger -- Terms of the
Merger."

Election of Form of Merger Consideration

        As promptly as practicable after the Merger, New Cornerstone will provide letters of transmittal to shareholders of East Ridge for the purpose of exchanging their certificates of East Ridge Common Stock for New Cornerstone Common Stock and/or cash as elected by the shareholder. To the extent shareholders of East Ridge elect to receive New Cornerstone Common Stock, such election will be satisfied. The amount of cash received by an East Ridge shareholder is subject to the availability of cash to the extent shareholders of East Ridge elect more than $4,287,500 in cash. In such event, the amount of cash up to the maximum amount of $4,287,500 will be prorated among all shareholders of East Ridge, including Mr. Young, requesting cash. In the event all of the shareholders of East Ridge elect to receive cash for all of their shares of East Ridge, each shareholder would receive 70% of his Merger consideration in cash and 30% in New Cornerstone Common Stock.

        As promptly as practicable after the Merger, New Cornerstone will provide letters of transmittal to shareholders of Cornerstone for the purpose of exchanging their certificates of Cornerstone Common Stock and their warrants for certificates representing New Cornerstone Common Stock and New Cornerstone Warrants. See "The Merger -- Surrender of Certificates."

Advantages and Disadvantages of Form of Merger Consideration

        To the extent shareholders of East Ridge elect to receive New Cornerstone Common Stock, they will not recognize gain or loss upon the receipt of New Cornerstone Common Stock, except to the extent of any cash received in lieu of fractional shares. To the extent shareholders of East Ridge elect to receive cash, they will recognize gain or loss as a result of the Merger. See "The Merger -- Certain Federal Income Tax Consequences."

        Additionally, there is no market for the New Cornerstone Common Stock and there is no assurance that an active and liquid market will develop. Therefore, East Ridge shareholders who elect to receive New Cornerstone Common Stock and who desire to liquidate their investment may be unable to do so. See "Risk Factors."

EFFECTIVE TIME

         The Effective Time of the Merger will be 5:01 p.m., Eastern time, on the later to occur of the acceptance for filing by the Secretary of State of the State of Tennessee of articles of merger filed in accordance with the Tennessee Banking Act (the "TBA"), or on such later date as the articles of merger may specify. Unless otherwise mutually agreed upon by East Ridge and Cornerstone, the Merger will occur on the last business day of the month after all conditions contained in the Merger Agreement have been satisfied or waived, including receipt of all regulatory approvals and termination of all statutory waiting periods.

REASONS FOR THE MERGER; RECOMMENDATION OF BOARDS OF DIRECTORS


         The Board of Directors of East Ridge (the "East Ridge Board") believes the Merger is fair to and in the best interest of East Ridge and its unaffiliated shareholders and recommends that East Ridge's shareholders vote FOR approval of the Merger Agreement despite the fact that David E. Young, the principal shareholder of East Ridge, negotiated the transaction and negotiated favorable terms for himself, including a consulting arrangement and the right to require New Cornerstone to redeem shares of New Cornerstone Common Stock which he receives in the Merger, that do not apply to unaffiliated East Ridge shareholders. See "The Merger -- Background of and Reasons for the Merger." For information on the interests of certain officers and directors of East Ridge, including Mr. Young, in the Merger, see "The Merger -- Interests of Certain Persons in the Merger."


         The Board of Directors of Cornerstone (the "Cornerstone Board") believes the Merger is fair to and in the best interest of Cornerstone and its shareholders and recommends that Cornerstone's shareholders vote FOR approval of the Merger Agreement. See "The Merger -- Background of and Reasons for the Merger." For information on the interests of certain officers and directors of Cornerstone in the Merger, see "The Merger -- Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISER

         Mercer Capital ("Mercer") has delivered its written opinion to the Cornerstone Board to the effect that, as of the date of the Merger Agreement and the date of this Joint Proxy Statement/Prospectus, the transaction is fair, from a financial point of view, to the holders of Cornerstone Common Stock. A copy of the opinion of Mercer dated April 25, 1997 is attached hereto as Appendix B. The opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered, and the limitations observed by Mercer. See "The Merger -- Opinion of Cornerstone's Financial Adviser."

         The East Ridge Board determined that it was not necessary to engage a financial advisor for the purpose of providing an opinion with respect to the fairness of the transaction from a financial point of view to the holders of East Ridge Common Stock. The East Ridge Board made such determination based on the facts that the East Ridge Board had previously retained Alex Sheshunoff & Company as its financial advisor which had not been able to obtain any acquisition proposal superior to the Cornerstone proposal and management of East Ridge had conducted, or caused to be conducted, a due diligence investigation of the quality of the Cornerstone loan and securities portfolios. See "The Merger -- Background and Reasons for the Merger."

CONDITIONS; REGULATORY APPROVALS

         Consummation of the Merger is subject to various conditions, including receipt of the shareholder approval solicited hereby, receipt of the necessary regulatory approvals, receipt of an opinion of counsel regarding certain tax aspects of the Merger, implementation, to the extent consistent with generally accepted accounting principles ("GAAP"), of certain adjustments to East Ridge's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and satisfaction of customary closing conditions.

         The regulatory approvals and consents necessary to consummate the transactions contemplated by the Merger Agreement include the approval of the Federal Deposit Insurance Corporation ("FDIC") and the Tennessee Department of Financial Institutions (the "TDFI"). Applications have been submitted for such approvals. There can be no assurances as to when, if or with what conditions such approvals will be granted. See "The Merger -- Conditions to Consummation of the Merger," "-- Regulatory Approvals" and "-- Conduct of Business Pending the Merger."

TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated at any time prior to the Merger by the mutual consent of East Ridge and Cornerstone, in the event the shareholders of either East Ridge or Cornerstone fail to approve the Merger Agreement or by either if its Board of Directors so determines by a vote of the majority of the members of its entire Board, in the event of a material breach of a representation, warranty or covenant in the event such breach is not cured within 60 days of notice of such breach is provided to the breaching party and in the event East Ridge shareholders elect to receive consideration of less than $2,900,000 in cash. It is unlikely that the Merger Agreement would be terminated for the last reason listed because David E. Young has agreed to exchange 70% of his East Ridge Common Stock for cash in the aggregate amount of $2,994,076. See "The Merger -- Waiver and Amendment; Termination."

MANAGEMENT AFTER THE MERGER

         After the Merger, the directors and officers of Cornerstone will become the directors and officers of East Ridge and Bank of East Ridge. See "The Merger -- Management After the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of East Ridge's management and the East Ridge Board have certain interests in the Merger that are in addition to their interests as shareholders of East Ridge generally. Each of David E. Young, James D. Renegar, James R. Young, Jr. and Daniel O. Crye is a party to a Change-in-Control Protective Agreement and an Executive Salary Continuation Agreement which provides for certain payments in the event their employment is terminated under certain circumstances after a change in control of East Ridge.

         At the time of the Merger, David E. Young will waive his right to receive severance payments pursuant to the Change-in-Control Protective Agreement and will enter into a consulting agreement with East Ridge pursuant to which Mr. Young will provide consulting services to East Ridge for a period of five years and for which he will receive $75,000 annually payable in equal monthly installments. Under the terms of the consulting agreement, Mr. Young will be available to Cornerstone to consult with it on general banking matters, marketing issues, customer contacts and personnel and other management issues. Mr. Young is not required to provide any minimum amount of such services or work any specific number of hours under such consulting agreement and is merely to make himself available upon reasonable notice.

         Mr. Young also has the right to sell the shares of New Cornerstone Common Stock he receives in the Merger back to New Cornerstone over a three-year period at $12.55 (46,745 shares), $14.00 (28,356 shares) and $16.00
(21,756) per share in years 1998, 1999 and 2000, respectively. New Cornerstone has the option to redeem such shares during the same period at the same prices. No other East Ridge shareholders who receive shares of New Cornerstone Common Stock will have the same opportunity to require New Cornerstone to redeem their shares. New Cornerstone will reimburse Mr. Young for any interest expense he incurs in connection with the debt he incurred to purchase substantially all of his shares of East Ridge Common Stock if the Merger does not close by August 12, 1997. Cornerstone is a participant in a $3,750,000 commercial bank loan to Mr. Young, the proceeds of which were used to purchase East Ridge Common Stock. Cornerstone's participation is $750,000. New Cornerstone will also reimburse Mr. Young for his attorneys fees incurred in connection with the Merger. See "The Merger -- Interests of Certain Persons in the Merger."


         Pursuant to the Change-in-Control Protective Agreements (the "Protective Agreement"), Messrs. Renegar, James R. Young, Jr. and Crye are entitled to receive an aggregate of up to $300,000 under certain circumstances. However, it is presently anticipated that Messrs. Renegar, James R. Young, Jr. and Crye will continue their employment with Cornerstone Community Bank after the Merger and their current employment agreements will remain in effect. Nevertheless, each is entitled to severance benefits in the event he elects to terminate his employment within 30 days after the consummation of the Merger or within 90 days of the Merger if he terminates his employment for "Good Reason." "Good Reason" is defined in the Protective Agreement as (i) the requirement that the employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the date of the Change in Control; (ii) a reduction of more than 10% in the employee's base compensation as in effect on the date of the Change in Control; (iii) the failure by the successor corporation to provide the employee with compensation and benefits substantially similar to those provided to him by East Ridge; or
(iv) a failure to elect the employee to the board of directors of the successor corporation if the employee is serving on such board at the time of the Change in Control. Additionally, the employee is entitled to the severance benefit in the event his employment is terminated without "Just Cause" as defined in the Protective Agreement during the period beginning six months before a Change in Control and ending on the second anniversary of the Change in Control. David E. Young will receive $75,000 per year for 5 years under his consulting agreement in lieu of severance benefits under the Continuation Agreement since his employment will be terminated as a result of the Merger. See "The Merger -- Interests of Certain Persons in the Merger."

        Additionally, Messrs. David E. Young, Renegar and James R. Young are parties to Executive Salary Continuation Agreements (the "Continuation Agreement") and Mr. Crye is a party to a Survivor Income Agreement each of which provide salary continuation benefits in the event the executive remains in the employ of East Ridge during his lifetime or until retirement at the age of 70. In the event the employment of the executive is terminated prior to retirement, the executive is entitled to a certain percentage of the benefits depending on his length of employment. See "The Merger -- Interests of Certain Persons in the Merger."


CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

         Upon the effectiveness of the Merger, shareholders of Cornerstone, a Tennessee banking corporation, will become shareholders of New Cornerstone (formerly, East Ridge), a Tennessee corporation, and their rights as shareholders of New Cornerstone will be determined by the Tennessee Business Corporation Act ("TBCA") and by New Cornerstone's Charter and Bylaws, as amended and restated pursuant to the Merger Agreement, rather than the Tennessee Banking Act ("TBA") and the rules and regulations of the FDIC. The rights of shareholders of Cornerstone currently differ from rights of the shareholders of East Ridge with respect to certain important matters, including their rights to remove and elect directors, call annual meetings, inspect corporate books and records, amend the charter and bylaws, dissolve the corporation, take action without a meeting, receive dividends, require appraisal or dissent with respect to their shares, and approve the corporation's undertaking of conflict-of-interest transactions; the required shareholder votes as to certain matters; indemnification provisions; and statutory and other restrictions on certain business combinations and share acquisitions. For a summary of these differences, see "Effect of the Merger on Rights of Shareholders."

         Upon the effectiveness of the Merger, shareholders of East Ridge who elect to receive shares of New Cornerstone Common Stock will be governed by the Amended and Restated Charter of New Cornerstone and Amended and Restated Bylaws of New Cornerstone as provided in the Merger Agreement. Their rights as shareholders of East Ridge will continue to be determined by the TBCA.

DISSENTERS' RIGHTS

         Under the TBCA, holders of East Ridge Common Stock who vote against the Merger and who deliver to East Ridge the required written demand and who otherwise comply with the requirements of the TBCA will be entitled to receive the value of their shares in cash as determined under the provisions of the TBCA. SUCH RIGHT WILL BE LOST, HOWEVER, IF THE PROCEDURAL REQUIREMENTS OF THE TBCA ARE NOT FULLY AND PRECISELY SATISFIED. See "The Merger -- Dissenters' Rights" and Appendix C.

         Under the TBA, holders of Cornerstone Common Stock who vote against the Merger and who deliver to Cornerstone the required written demand and who otherwise comply with the requirements of the TBCA will be entitled to receive the value of their shares in cash as determined under the provisions of the TBCA. SUCH RIGHT WILL BE LOST, HOWEVER, IF THE PROCEDURAL REQUIREMENTS OF THE TBCA ARE NOT FULLY AND PRECISELY SATISFIED. See "The Merger -- Dissenters' Rights" and Appendix C.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        Cornerstone and East Ridge have received an opinion of counsel that for federal income tax purposes the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, accordingly, for federal income tax purposes, neither shareholders of Cornerstone nor shareholders of East Ridge will recognize gain or loss upon the receipt of New Cornerstone Common Stock, except to the extent of any cash received in exchange for shares of East Ridge Common Stock or cash received in lieu of fractional shares. In addition, the exchange of the Cornerstone warrants for New Cornerstone Warrants may not be considered to be part of the reorganization under present federal income tax regulations, and, therefore, gain or loss may be recognized on this exchange. Consummation of the Merger is dependent upon, among other conditions, receipt by East Ridge and Bank of East Ridge of an opinion of counsel substantially to this effect. East Ridge shareholders who elect to receive cash in exchange for their shares of East Ridge Common Stock may incur tax as a result of the exchange. In addition, the exchange of Cornerstone warrants for New Cornerstone Warrants is not considered to be part of the reorganization under the present federal income tax regulations, and, therefore, this exchange may not be tax-free.

         East Ridge and Cornerstone shareholders are urged to consult their own tax advisers as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and other tax laws. See "The Merger -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         The Merger will be accounted for as a purchase and is a "reverse acquisition" where the acquirer is deemed to be Cornerstone in view of the 79.4% ownership interest of the Cornerstone shareholders in New Cornerstone after the
Merger.   See "The Merger -- Accounting Treatment."

MARKET PRICES OF COMMON STOCK

  Neither the East Ridge Common Stock nor the Cornerstone Common Stock is listed, traded or quoted on any securities exchange or in the over-the-counter market, and no dealer makes a market in either Common Stock, although isolated transactions between individuals occur from time to time. To East Ridge management's knowledge, the most recent transaction with respect to East Ridge Common Stock was at $56.17 per share; and to Cornerstone management's knowledge, the most recent transaction with respect to Cornerstone Common Stock was $13.50 per share. The shares of New Cornerstone Common Stock and New Cornerstone Warrants to be issued hereunder are registered under the Securities Act of 1933, as amended (the "1933 Act"), but it is not anticipated that a trading market for either will develop.

EQUIVALENT AND PRO FORMA SHARE DATA

  The following table presents selected comparative unaudited per share data for East Ridge Common Stock and Cornerstone Common Stock on a historical basis, and for New Cornerstone Common Stock on a pro forma combined basis giving effect to the Merger [on a purchase accounting basis] as a "reverse acquisition" where the acquirer is deemed to be Cornerstone in view of the 79.4% ownership interest of the Cornerstone shareholders in New Cornerstone after the Merger. The data are not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger been consummated prior to the periods indicated. For a description of the purchase accounting basis with respect to the Merger and the related effects on the historical financial statements of East Ridge, see "The Merger -- Accounting Treatment." The information is derived from and should be read in conjunction with the historical financial statements of East Ridge and Cornerstone, including the related notes thereto, included herein. See "Index to Financial Information."

  The Merger Agreement provides that, as soon as practicable prior to consummation of the Merger but after Cornerstone has acknowledged that all conditions to its obligation to consummate the Merger have been satisfied, East Ridge will, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of Cornerstone.

                EQUIVALENT AND PRO FORMA SHARE DATA (UNAUDITED)

                                                  March 31,             Year Ended December 31,
                                              -----------------      ----------------------------
                                               1997       1996        1996    1995(1)     1994(2)
                                              ------     ------      ------   -------     -------
 Income Per Common Share:(1)
    East Ridge .....................          $  1.02    $ 0.97      $ 4.34     $ 3.06     $ 1.96
    Cornerstone ....................             0.02                 (0.87)
    New Cornerstone pro forma ......             0.09                  0.09
 Fully Diluted Income Per Common
 Share:(2)
    East Ridge .....................          $  1.02    $ 0.97      $ 4.34     $ 3.06     $ 1.96
    Cornerstone ....................             0.02                 (0.87)
    New Cornerstone pro forma ......             0.09                  0.09
 Book Value Per Common Share (end of
 period):(3)
    East Ridge .....................          $ 28.28    $24.40      $27.70     $23.66     $19.90
    Cornerstone ....................             9.10                  9.11
    New Cornerstone pro forma ......             9.34                  9.35


(1) Information provided for Cornerstone is as of and for the three months ended March 31, 1997 and as of December 31, 1996 and for the period from inception (January 23, 1996) through December 31, 1996.

(2) East Ridge's income per common share is based on the fully diluted average number of shares outstanding for each period presented. Pro forma income per share is calculated using combined historical income for East Ridge and Cornerstone, as adjusted for the Merger, divided by the average pro forma common shares of the combined entity. The average pro forma common shares of the combined entity have been calculated by assuming the exchange of 30% of the outstanding shares of East Ridge Common Stock based on the ERB Exchange Ratio.

(3) New Cornerstone pro forma book value per common share is based upon the historical total common equity of the combined entity.

SELECTED FINANCIAL DATA AND RATIOS (UNAUDITED)

         The following tables present for East Ridge and Cornerstone, on a historical basis, selected unaudited financial data and ratios and, for East Ridge (consolidated), unaudited pro forma combined amounts and ratios. This information is based on the consolidated financial statements of East Ridge and financial statements of Cornerstone appearing herein and the unaudited pro forma combined financial information of New Cornerstone appearing elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction therewith and with the notes thereto. See "Index to Financial Information." The pro forma data and ratios set forth in the following tables do not reflect certain accruals that may be required to be made by New Cornerstone pursuant to the Merger Agreement which are described under "Summary -- Equivalent and Pro Forma Share Data."

                 SELECTED FINANCIAL DATA AND RATIOS (UNAUDITED)
                    (Dollars in thousands, except per share)

                                                  Three Months Ended
                                                       March 31,                   Twelve Months Ended December 31,
                                                  -------------------      -------------------------------------------------
                                                   1997       1996(1)       1996      1995(1)    1994(1)    1993(1)    1992(1)
                                                  -------     -------      ------    -------    -------    -------    -------

 Total Interest Income and Other
 Income:
    East Ridge   . . . . . . . . . . . . . .      $   964     $   941      $ 3,786    $ 3,483    $ 2,979    $ 2,646     $ 2,353
    Cornerstone  . . . . . . . . . . . . . .          695                    1,269
    New Cornerstone pro forma  . . . . . . .        1,605                    4,841
 Net Income Applicable to Common
 Stock:
    East Ridge   . . . . . . . . . . . . . .      $  1.02     $  0.97      $  4.34    $  3.06    $  1.96    $  1.49     $  1.39
    Cornerstone  . . . . . . . . . . . . . .         0.02                    (0.87)
    New Cornerstone pro forma  . . . . . . .         0.09                     0.09
 Net Income per Common Share:(2)
    East Ridge   . . . . . . . . . . . . . .      $  1.02     $  0.97      $  4.34    $  3.06    $  1.96    $  1.49     $  1.39
    Cornerstone  . . . . . . . . . . . . . .         0.02                    (0.87)
    New Cornerstone pro forma  . . . . . . .         0.09                     0.09
 Dividends Declared per Common
 Share:
    East Ridge   . . . . . . . . . . . . . .           --          --           --         --         --         --          --
    Cornerstone  . . . . . . . . . . . . . .           --                       --
    New Cornerstone pro forma  . . . . . . .           --
 Total Assets (end of period):
    East Ridge   . . . . . . . . . . . . . .      $44,533     $42,410      $44,366    $40,399    $33,614    $32,307     $27,493
    Cornerstone  . . . . . . . . . . . . . .       36,329                   28,298
    New Cornerstone pro forma  . . . . . . .       79,868                   71,706
 Long-Term Debt and Capital Leases
   (end of period):
    East Ridge   . . . . . . . . . . . . . .      $   364     $   355      $   364    $   355    $   355    $   324     $   389
    Cornerstone  . . . . . . . . . . . . . .           --                       --
    New Cornerstone pro forma  . . . . . . .          364                      364
 Performance Ratios:
    Return on Average Assets(3)
      East Ridge   . . . . . . . . . . . . .         1.03%       1.11%        1.16%      0.91%      0.65%      0.53%       0.51%
      Cornerstone  . . . . . . . . . . . . .         0.14                    (3.20)
      New Cornerstone pro forma  . . . . . .         0.29                     0.08
    Return on Average Shareholders'
     Equity(3)
      East Ridge . . . . . . . . . . . . . .        15.27%      17.57%       17.06%     14.06%     10.21%      8.31%       8.53%
      Cornerstone  . . . . . . . . . . . . .         0.82                    (9.74)
      New Cornerstone pro forma  . . . . . .         3.78                     0.99
    Shareholders' Equity to Total Assets . .
     (end of period)
      East Ridge   . . . . . . . . . . . . .         6.92%       6.44%        6.87%      6.56%      6.63%      6.37%       6.18%
      Cornerstone  . . . . . . . . . . . . .        16.61                    19.00
      New Cornerstone pro forma  . . . . . .         7.57                     8.44


-----------------
(1) Information provided for Cornerstone is as of and for the three months ended March 31, 1997 and as of December 31, 1996 and for the period from inception (January 23, 1996) through December 31, 1996.

(2) East Ridge's income per common share is based on the fully diluted average number of shares outstanding for each period presented. Pro forma income per share is calculated using combined historical income for East Ridge and Cornerstone, as adjusted for the Merger, divided by the average pro forma common shares of the combined entity. The average pro forma common shares of the combined entity have been calculated by assuming the exchange of 30% of the outstanding shares of East Ridge Common Stock based on the ERB Exchange Ratio.

(3)  Ratios for March 31, 1997 and 1996 have been annualized.

                             RECENT DEVELOPMENTS


EAST RIDGE

       The following is a summary of financial condition and a summary of operations and other data for East Ridge as of June 30, 1997. This information has been derived from unaudited consolidated statements and reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair statement of results of operations for the periods presented.

                                                                             JUNE 30, 1997
                                                                             -------------
SUMMARY OF FINANCIAL CONDITION:
ASSETS:
Cash and due from banks...................................................     $ 3,095
Securities available for sale.............................................       7,361
Securities held to maturity...............................................       5,035
Loans, net................................................................      25,537
All other assets..........................................................       2,319
                                                                               -------
     Total assets.........................................................     $43,347
                                                                               =======
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits..................................................................     $39,313
All other liabilities.....................................................         783
Stockholders' equity......................................................       3,251
                                                                               -------
     Total liabilities and stockholders' equity...........................     $43,347
                                                                               =======

                                                                           Six Months Ended
                                                                             June 30, 1997
                                                                             -------------
SUMMARY OF INCOME STATEMENT:
Interest income...........................................................     $ 1,754
Interest expense..........................................................         799
                                                                               -------
Net interest income.......................................................         955
Provision for loan losses.................................................          28
                                                                               -------
Net interest income after provision for loan losses.......................         927
                                                                               -------
Noninterest income........................................................         248
                                                                               -------
Noninterest expense.......................................................         848
                                                                               -------
Provision for income taxes................................................          78
                                                                               -------
     Net income...........................................................     $   229
                                                                               =======
Weighted average number of common shares outstanding......................         109
                                                                               =======
     Net income per share.................................................     $  2.10
                                                                               =======
SUPPLEMENTAL DATA:
Return on average assets (annualized)....................................         1.04%
Average equity to average assets.........................................         7.13%

       At June 30, 1997, East Ridge's total assets decreased 2.66%. This is due to a decrease in deposits, which in turn decreased the flow of funds into cash and cash equivalent balances. The deposit decrease is due to the maturing of certificates of deposit, which were generated during 1996 when Bank of East Ridge offered competitive prices to customers.

       The six months of 1997 reflect net income of $229,000. This is consistent with the net income of $109,000 for the first three months of 1997. Noninterest income increased an additional $45,000 due to the sale of an SBA loan during the second quarter of 1997. Noninterest expense increased due to additional professional fees generated during the second quarter of 1997. No other material changes occurred in the results of operations for the six months ended June 30, 1997.

CORNERSTONE

        The following is a summary of financial condition and a summary of operations and other data for Cornerstone as of June 30, 1997. This information has been derived from unaudited statements consolidated statements and reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair statement of results of operations for the periods presented.

                                                                   June 30, 1997
                                                                   -------------

        SUMMARY OF FINANCIAL CONDITION:

        ASSETS:

        Cash and due from banks................................    $      1,884

        Securities available for sale..........................           1,903

        Securities held to maturity............................           8,688

        Loans, net.............................................          27,530

        All other assets.......................................           1,908
                                                                   -------------

          Total assets.........................................    $     41,913
                                                                   ============

        LIABILITIES AND STOCKHOLDERS' EQUITY:

        Deposits...............................................    $     36,245

        All other liabilities..................................             234

        Stockholders' equity...................................           5,434
                                                                   ------------

          Total liabilities and stockholders' equity...........         $41,913
                                                                   ============

                                                                    Six Months ended
                                                                     June 30, 1997
                                                                     -------------

        SUMMARY OF INCOME STATEMENT:

        Interest income.......................................     $      1,505

        Interest expense......................................              779
                                                                   ------------

        Net interest income...................................              726

        Provision for loan losses.............................              156
                                                                   ------------

        Net interest income after provision for loan losses...              570
                                                                   ------------

        Noninterest income....................................               51
                                                                   ------------

        Noninterest expense...................................              581
                                                                   ------------

        Income tax expense....................................                0
                                                                   ------------

          Net income..........................................     $         40
                                                                   ============

          Net income per share (weighted average).............     $       0.07

        SUPPLEMENTAL DATA:

        Return on average assets (annualized).................             0.22%

        Average equity to average assets                                  14.74%

        At June 30, 1997, Cornerstone's total assets increased be approximately $5.6 million from total assets at March 31, 1997. The increase was primarily attributable to an increase in loan demand. Loans were approximately $27.5 million compared to approximately $22.1 million at March 31, 1997. Cornerstone's net income for the six months ended June 30, 1997 increased to $40,000 from net income of $11,000 at March 31, 1997. This increase is primarily attributable to an increase in interest-earning assets.

                                  RISK FACTORS

ABSENCE OF EXISTING PUBLIC MARKET; MARKET PRICES

  There is no existing market for the New Cornerstone Common Stock.
Application has not been made to list the New Cornerstone Common Stock on the NASDAQ National Market or on any other stock exchange. There can be no assurance that an active and liquid trading market for the New Cornerstone Common Stock will develop. Further trading prices of the New Cornerstone Common Stock will depend on many factors including, among other things, the operating results and financial condition of New Cornerstone and the market for similar securities. There can be no assurance as to the market price for the New Cornerstone Common Stock.

ABILITY OF NEW CORNERSTONE TO EXECUTE ITS BUSINESS STRATEGY

  The financial performance of New Cornerstone will depend in part on New Cornerstone's ability to successfully integrate the operations and management of Cornerstone Community Bank and Bank of East Ridge. There can be no assurance that New Cornerstone will be able to effectively and profitably integrate the operations and management of Cornerstone Community Bank and Bank of East Ridge.

INTEREST RATE RISK

  Banking companies' earnings depend largely on the relationship between the cost of funds, primarily deposits, and the yield on earning assets. This relationship, known as the interest rate spread, is subject to fluctuation and is affected by economic and competitive factors which influence interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of nonperforming assets. Fluctuations in interest rates may affect the demands customers have for banking companies' products and services. East Ridge and Cornerstone are, and New Cornerstone will be, subject to interest rate risks to the degree that interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than its interest-earning assets. Given East Ridge's and Cornerstone's current volume and mix of interest-bearing liabilities and interest-earning assets, interest rate spread could be expected to increase during times of rising interest rates and, conversely, to decline during times of falling interest rates. Although both East Ridge and Cornerstone believe their current levels of interest rates sensitivity is reasonable, significant fluctuations in interest rates may have an adverse effect on their respective results of operations.

ECONOMIC CONDITIONS AND GEOGRAPHIC CONCENTRATION

  East Ridge's operations are located and concentrated primarily in the Chattanooga, Tennessee area, which include the counties of Hamilton in Tennessee, and Catoosa and Walker in Georgia. Cornerstone's operations are
located and concentrated primarily in Hamilton County, Tennessee.   As a result
of the geographic concentration, East Ridge's and Cornerstone's results depend largely upon economic conditions in these areas. A deterioration in economic conditions in these market areas could have a materially adverse impact on the quality of the loan portfolio and the demand for products and services, and, accordingly, the results of operations. See "Information Concerning East Ridge" and "Information Concerning Cornerstone."

GOVERNMENT REGULATIONS AND MONETARY POLICY

  The banking industry is subject to extensive federal and state supervision and regulation. Such regulation limits the manner in which East Ridge, Bank of East Ridge and Cornerstone conduct their respective businesses, undertake new investments and activities, and obtain financing. This regulation is intended primarily for the protection of the deposit insurance fund and consumers, and not to benefit the holders of East Ridge's and Cornerstone's securities. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of East Ridge or Cornerstone. Significant new laws or changes in, or repeals of, existing laws may cause East Ridge's and Cornerstone's results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for East Ridge and Cornerstone, primarily through open market operations in the United States government securities, the discount rates for bank borrowings and bank reserve requirements, and a material change in these conditions would be likely to have a material impact on East Ridge's and Cornerstone's results of operations. See "Information Concerning East Ridge - Supervision and Regulation" and "Information Concerning Cornerstone - Supervision and Regulation."

COMPETITION

  The banking and financial services business in the Chattanooga area generally, and East Ridge's and Cornerstone's market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. East Ridge and Cornerstone compete for loans, deposits and customers and delivery of financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other non-bank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than either East Ridge or Cornerstone. There can be no assurance that East Ridge, Cornerstone or New Cornerstone, after the Merger, will be able to compete effectively and the results of operations of each could be adversely affected if circumstances affecting the nature or level of competition change. See "Information Concerning East Ridge - Competition" and "Information Concerning Cornerstone - Competition."

DEPENDENCE ON KEY PERSONNEL

  After the Merger, New Cornerstone's success will depend substantially on certain members of its senior management, in particular, Timothy L. Hobbs, Earl A. Marler, Jr. and Carolyn C. Johnson. New Cornerstone's business and financial condition could be materially adversely affected by the loss of the services of either of such individuals. New Cornerstone does not anticipate maintaining key person life insurance. See "Management of Cornerstone."

CREDIT QUALITY

  A significant source of risk for East Ridge and Cornerstone arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. Both East Ridge and Cornerstone have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses that management of each believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying each company's credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect East Ridge's and Cornerstone's results of operations and the results of operations of New Cornerstone after the Merger.

ANTI-TAKEOVER PROVISIONS.

  The Amended and Restated Charter of New Cornerstone and the Amended and Restated Bylaws of New Cornerstone will contain provisions which may make New Cornerstone a less attractive target for acquisition by anyone who does not have the support of New Cornerstone's Board of Directors, including a requirement of the super majority vote of shareholders or directors for the approval of certain acquisitions of shares of common stock. Additionally, holders of New Cornerstone Common Stock who were formerly shareholders of Cornerstone will become subject to several state statutes which provide anti-takeover protection for Tennessee corporations. See "Effect of the Merger on the Rights of Shareholders."


FUTURE FINANCING NEEDS

  While there is no current plan to do so, New Cornerstone may, in the future, incur indebtedness. The degree to which New Cornerstone becomes leveraged could have important consequences to holders of New Cornerstone Common Stock, including: (i) New Cornerstone's ability to obtain financing to meet regulatory capital requirements, for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of New Cornerstone's cash flow from operations could be dedicated to the payment of principal of and interest on any such future borrowings, thereby reducing the funds available to New Cornerstone for its operations and other purposes; and (iii) New Cornerstone could be unable to adjust to rapidly changing market conditions and could be vulnerable in the event of a downturn in general economic conditions or its business.

                              THE ANNUAL MEETINGS

MEETINGS OF SHAREHOLDERS


  This Joint Proxy Statement/Prospectus is being furnished to the holders of East Ridge Common Stock in connection with the solicitation of proxies by and on behalf of the East Ridge Board for use at the East Ridge Meeting to be held at 10 a.m., Eastern Daylight Savings Time, on August ___, 1997, at Chattanooga, Tennessee, and at any adjournments thereof. The East Ridge Board has fixed the close of business on July ___, 1997 as the East Ridge Record Date for determining the shareholders of East Ridge entitled to vote at the East Ridge Meeting. This Joint Proxy Statement/Prospectus and the enclosed proxy are first being sent to holders of East Ridge Common Stock on or about July ___, 1997.

  This Joint Proxy Statement/Prospectus is also being furnished to the holders of Cornerstone Common Stock in connection with the solicitation of proxies by and on behalf of the Cornerstone Board for use at the Cornerstone Meeting to be held at 12:00 noon, Eastern Daylight Savings Time, on August ___, 1997, at ________ Chattanooga, Tennessee, and at any adjournments thereof. The Cornerstone Board has fixed the close of business on July ___, 1997 as the Cornerstone Record Date for determining the shareholders of Cornerstone entitled to vote at the Cornerstone Meeting. This Joint Proxy Statement/Prospectus and the enclosed proxy are first being sent to holders of Cornerstone Common Stock on or about July ___, 1997.


PURPOSE OF MEETINGS

  At the East Ridge Meeting, East Ridge's shareholders will consider and vote upon (i) the approval and adoption of the Merger Agreement (ii) the election of each of six nominees to serve on the East Ridge Board until their successors are elected and qualified, and (iii) such other business as may properly come before the East Ridge Meeting or any adjournments thereof.

  At the Cornerstone Meeting, Cornerstone's shareholders will consider and vote upon (i) the approval and adoption of the Merger Agreement; (ii) the election of each of 15 nominees to serve on the Cornerstone Board until their successors are elected and qualified ; (iii) the approval of an amendment to the Cornerstone Charter to authorize the exercise of trust powers, subject to regulatory approval; (iv) the ratification of the appointment of auditors; and
(v) such other business as may properly come before the Cornerstone Meeting or any adjournments thereof.

VOTING REQUIREMENTS AT MEETINGS

  At the East Ridge Meeting, approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of East Ridge and the election of each of the six nominees to serve on the East Ridge Board requires the affirmative vote of the holders of a plurality of the votes cast. The presence at the East Ridge Meeting, in person or by proxy, of the holders of a majority of the total number of shares of East Ridge Common Stock outstanding on the East Ridge Record Date will constitute a quorum for the transaction of business by such holders at the East Ridge Meeting. On the East Ridge Record Date, there were 109,030 outstanding shares of East Ridge Common Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the East Ridge Meeting. East Ridge has no class or series of stock outstanding other than East Ridge Common Stock entitled to vote at the East Ridge Meeting.

  As of the East Ridge Record Date, directors and executive officers of East Ridge owned beneficially an aggregate of 83,344 shares of East Ridge Common Stock or approximately 76% of the shares of East Ridge Common Stock outstanding on such date. Of such 83,344 shares, David E. Young, a director of East Ridge and Chairman of the Board of Bank of East Ridge, beneficially owns 76,139 shares of East Ridge Common Stock, or approximately 69.8% of the outstanding East Ridge Common Stock. Mr. Young has agreed to vote all of his shares in favor of the Merger. Accordingly, approval of the Merger Agreement by the East Ridge shareholders is assured.

  At the Cornerstone Meeting, approval and adoption of the Merger Agreement and approval of the amendment to the Cornerstone Charter to authorize the exercise of trust powers require the affirmative vote of the holders of a majority of the outstanding shares of Cornerstone Common Stock and the election of each of the 16 nominees to serve on the Cornerstone Board requires the affirmative vote of the holders of a plurality of the votes cast. The ratification of the appointment of auditors requires that votes cast in favor of the proposal exceed votes cast against the proposal. The presence at the Cornerstone Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Cornerstone Common Stock outstanding on the Cornerstone Record Date will constitute a quorum for the transaction of business by such holders at the Cornerstone Meeting. On the Cornerstone Record Date, there were 590,130 outstanding shares of Cornerstone Common Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Cornerstone Meeting. Cornerstone has no class or series of stock outstanding other than Cornerstone Common Stock entitled to vote at the Cornerstone Meeting.

  As of the Cornerstone Record Date, directors and executive officers of Cornerstone owned beneficially an aggregate of 241,822 shares of Cornerstone Common Stock, or approximately 41% of the shares of Cornerstone Common Stock outstanding on such date.

  At the Meetings, abstentions will be counted as present for quorum purposes, but will have the same effect as a vote "against" the proposal to approve the Merger Agreement. Broker "non-votes" will not be considered present for quorum purposes and will have the same effect as a vote "against" the proposal to approve the Merger Agreement. A "broker non- vote" refers to shares represented at the Meetings in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.

PROXIES

  All proxies that are properly executed by holders of East Ridge Common Stock and received by East Ridge prior to the East Ridge Meeting will be voted in accordance with the instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of the approval and adoption of the Merger Agreement. Any holder of East Ridge Common Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of East Ridge written notice of revocation or a duly executed later-dated proxy, or by attending the East Ridge Meeting and voting such East Ridge Common Stock in person.

  All proxies that are properly executed by holders of Cornerstone Common Stock and received by Cornerstone prior to the Cornerstone Meeting will be voted in accordance with instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of approval and adoption of the Merger Agreement. Any holder of Cornerstone Common Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of Cornerstone written notice of revocation or a duly executed later-dated proxy, or by attending the Cornerstone Meeting and voting such Cornerstone Common Stock in person.

  All costs relating to the solicitation of proxies of holders of East Ridge Common Stock and Cornerstone Common Stock will be borne by East Ridge and Cornerstone, respectively. Proxies may be solicited by officers, directors and regular employees of East Ridge and Bank of East Ridge and Cornerstone personally, by mail or by telephone or otherwise. Although there is no formal agreement to do so, East Ridge and Cornerstone may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries holding shares of stock in their names or those of their nominees for their reasonable expenses in sending solicitation material to their principals.

  It is important that proxies be returned promptly. Shareholders who do not expect to attend the respective Meetings of East Ridge and Cornerstone in person are urged to mark, sign and date the respective accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                            PROPOSAL 1. THE MERGER

  The following information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement which is incorporated herein by reference and attached hereto as Appendix A. Cornerstone and East Ridge shareholders are urged to read carefully the Merger Agreement.

BACKGROUND OF AND REASONS FOR THE MERGER

  Background.

  Historically, the ownership of East Ridge has been concentrated in the hands of four directors, holding approximately 70% of the outstanding shares. Management held less than 5% of such outstanding shares. In late 1994, one of the directors holding approximately 40% of the outstanding shares of East Ridge was approached concerning the sale of his shares. This director did not sell his shares but the possibility of a sale of control of East Ridge began to concern management with regard to the future direction of East Ridge. Management began to explore the possibility of acquiring East Ridge and made numerous inquiries as to the financing of such acquisition. These efforts were unsuccessful. In September 1995, David E. Young, Chairman of Bank of East Ridge and a director of East Ridge, in a further effort to maintain Bank of East Ridge as a community bank, negotiated options to acquire 74,629 shares of East Ridge Common Stock from the four major shareholders who were also members of the East Ridge Board at an exercise price of $35 per share. The options were for an initial term of six months, with a six month extension.

  At this point, Mr. Young began an active search for potential acquirors of East Ridge and contacted a total of six regional and community banks to solicit proposals to acquire East Ridge. During the period from September 1995 through the summer of 1996, Mr. Young received acquisition proposals in the range of $5.2 million to $6 million from three of the institutions. None of these proposals was accepted by the East Ridge Board.

  Cornerstone opened on February 20, 1996, with the purpose of becoming a community bank for the entire Chattanooga area. Organizers of Cornerstone believed that early opportunities to expand Cornerstone in the greater community should be explored to implement its growth plan. The Cornerstone Board was aware that the possibility existed to acquire Bank of East Ridge, which had been formed to serve as a community bank, and believed that this acquisition offered the distinct advantage of combining two local community banks, consistent with the original intent of the Cornerstone organizers to become a community bank.

  The Cornerstone Board appointed Directors Amin, Hobbs, Marler, Pollard and Wiggins (the "Cornerstone Special Committee") to contact Mr. Young to explore the feasibility of a business combination. The Cornerstone Special Committee first met with Mr. Young on February 29, 1996 to explore the possibility of a transaction. The Committee was informed that a group of directors of East Ridge, holding the majority of the outstanding stock of East Ridge, was seeking cash for its holdings. The Cornerstone representatives determined that the best approach would involve the offer of a combination of both cash and stock.


  In April 1996, Mr. Young exercised his option with two of the optionors for a total of 21,620 shares and tendered his promissory notes in the aggregate principal amount of $756,700 in payment for such option shares. These promissory notes matured on January 31, 1997 and provided for interest at the rate of 6.5% per annum. The promissory notes were secured by a pledge of the shares acquired under the options. Also in April 1996, Mr. Young entered into amendments to the options with the other two optionors pursuant to which (i) the option term was extended until January 31, 1997 and (ii) the optionors were granted the right to share in the proceeds of any subsequent resale of the option stock in excess of $35.00 per share. Based upon the exchange ratio set forth in the Merger Agreement, Mr. Young has paid or will pay an additional $11.08 per share acquired under such option agreements as so amended.


  Subsequent meetings between the Cornerstone Special Committee and Mr. Young were held on April 10 and 17, 1996, at which there were further discussions concerning the consideration available for a proposed transaction and its acceptability to both parties.

  At its regular meeting on April 22, 1996, the Special Committee recommended that the Cornerstone Board make an offer to East Ridge of $6.1 million to be paid 75% in stock and 25% in cash. The Cornerstone Board believed that upon completion of an arrangement combining the banks, it would advance its business plan by approximately 36 months. The Cornerstone Board also believed that the two banks were similar in philosophies and cultures. The combination would result in additional operating facilities and branch locations for Cornerstone, which currently has one 3,500 square foot branch location, and would provide immediate and adequate space for support services thereby relieving Cornerstone from having to develop these on its own.

  On May 2, 1996, the Cornerstone Special Committee and Mr. Young met again to explore the possibilities of a combination. Subsequently the Cornerstone Special Committee informed the Cornerstone Board on May 20, 1996 that its offer had been rejected because the East Ridge Board had determined that the amount of stock offered by Cornerstone did not provide the liquidity the East Ridge shareholders desired. However, the Cornerstone Board increased its offer to $6.25 million, with the proposed transaction consideration in the form of 50% cash and 50% stock. East Ridge rejected the revised offer and discussions between the parties terminated for the remainder of 1996.


  In September 1996, the East Ridge Board engaged Alex Sheshunoff & Company ("Sheshunoff") of Austin, Texas as its financial adviser. Sheshunoff is a nationally recognized analyst of financial institutions furnishing investment banking and other financial services to the banking industry. Neither East Ridge nor the Bank of East Ridge had a prior investment banking relationship with Sheshunoff. Sheshunoff prepared a confidential memorandum relating to East Ridge and Bank of East Ridge in order to solicit offers to purchase East Ridge. Sheshunoff submitted its memorandum to approximately 12 potential acquirors. As a result of this solicitation of interest, proposals from four institutions were received valuing East Ridge in a range of $5 million to $6 million. In a series of meetings during the fall of 1996, the East Ridge Board determined to reject all of the submitted proposals in its belief that none of them reflected the true value of East Ridge. In rendering services to East Ridge, Sheshunoff did not provide an appraisal of East Ridge or Bank of East Ridge nor did it provide a fairness opinion with respect to any acquisition proposals solicited by it. Since no acquisition transaction resulted from its efforts, under the terms of its engagement, Sheshunoff received no compensation for its solicitations on behalf of East Ridge.


  At the end of 1996, management of East Ridge explored the possibility of electing sub-chapter S tax status for East Ridge in order to reduce East Ridge's tax burden, thereby facilitating management's attempt to finance the acquisition of control of East Ridge. In furtherance of this plan, approximately 2,700 shares of East Ridge Common Stock were redeemed at $35 per share in order to reduce the total number of shareholders to less than 75 as required by relevant tax law. However, because of uncertainties concerning potential adverse tax consequences and continued inability to secure satisfactory financing, this plan was abandoned.

  At the January 20, 1997 meeting, the Cornerstone Board determined to inquire of East Ridge if discussions could be reopened. Director Wiggins contacted James Watkins, then the Chairman of East Ridge, who informed him that all negotiations would be handled by Mr. Young. Thereafter, on January 24, 1997, Mr. Wiggins met with Mr. Young to discuss reopening the discussions between the parties. On January 30, 1997, Messrs. Wiggins, Hobbs and Marler from Cornerstone met with Mr. Young from East Ridge. In conjunction with these negotiations, Cornerstone agreed to finance Mr. Young's purchase of shares under the remaining outstanding options and the payment of his notes to other former optionors. The amount of such financing totaled $3,750,000 with Cornerstone's participation in the aggregate amount of $750,000.

  A subsequent meeting was held at the law offices of Miller & Martin in Chattanooga on February 3, 1997. Attending this meeting were Messrs. Young, Wiggins, Hobbs, and Marler from Cornerstone and Ms. Kathryn Edge and W. Scott McGinness, from Miller & Martin law firm who represented Mr. Young and East Ridge. Also present was Mark McDowell, a consultant engaged by Cornerstone to assist in the negotiating process. Colman Hoffman from Baker, Donelson, Bearman and Caldwell, the legal representative of Cornerstone, was connected by telephone for the entire meeting. During this meeting, the parties discussed the transaction, including the structure and amount and form of consideration which was stock and up to approximately 70% of the consideration in cash for an aggregate consideration of approximately $6.125 million.

  The same group with the exception of Mr. McDowell, but with Mr. Hoffman present in person, reconvened on February 6, 1997, at the Miller & Martin law offices with the intent of finalizing the terms of a transaction. An agreement in principle was reached at this time subject to the approval of the two Boards.

  A special Cornerstone Board meeting was called on February 10, 1997 and the agreement in principle was approved with a unanimous vote with twelve of the sixteen directors in attendance. The other four directors approved the agreement within the next couple of days.

  On February 12, 1997, Mr. Young entered into a Stock Purchase Agreement with Cornerstone relative to the purchase of his shares of East Ridge Common Stock on terms identical to those set forth in the Merger Agreement. Thereafter on February 13, 1997, representatives of Cornerstone including Messrs. Marler, Hobbs and Wiggins, and Colman Hoffman and Bill Carriger, attorneys for Cornerstone, met with the East Ridge Board, at which meeting terms of the proposed transaction were discussed in detail. The East Ridge Board determined that the Cornerstone proposal was superior to its prior proposals because the proportion of cash to be received by the shareholders of East Ridge was significantly higher than in the prior proposals. The East Ridge Board approved the proposal as described and recommended its acceptance by the East Ridge shareholders. The East Ridge Board further authorized the executive officers, with the advice of counsel, to negotiate, execute and deliver for and on behalf of East Ridge a definitive agreement with respect to the proposal.


  The East Ridge Board discussed the advisability of retaining a financial advisor to assist it with respect to the proposed transaction and to render an opinion as to its fairness from a financial point of view to the unaffiliated shareholders of East Ridge. However, the East Ridge Board determined that it was not necessary to engage a financial advisor for such purpose since the East Ridge Board had previously retained Sheshunoff as its financial advisor and Sheshunoff to its satisfactory had not been able to obtain any acquisition proposals superior to the Cornerstone proposal which is valued at $6.125 million, exclusive of amounts paid to Mr. Young under his Consulting Agreement. Additionally management of East Ridge conducted, or caused to be conducted, a due diligence investigation of the Cornerstone loan and securities portfolios to its satisfaction.



  The East Ridge Board determined that the Merger is fair to and in the best interest of East Ridge and its unaffiliated shareholders despite the fact that David E. Young, the principal shareholder of East Ridge, negotiated the transaction and negotiated favorable terms for himself, including a consulting arrangement and the right to require New Cornerstone to redeem shares of New Cornerstone Common Stock which he receives in the Merger, that do not apply to unaffiliated East Ridge shareholders. For information on the interests of certain officers and directors of East Ridge, including Mr. Young, in the Merger, see" - Interests of Certain Persons in the Merger."


  The transaction was publicly announced on Sunday, February 16, 1997, in the Chattanooga Free Press and the Merger Agreement was formally approved and adopted by the Cornerstone Board at its March meeting.

  The Cornerstone Board approved the Merger Agreement on March 18, 1997 and recommended its approval by the Cornerstone shareholders. On March 18, 1997, East Ridge, Bank of East Ridge and Mr. Young entered into the Merger Agreement with Cornerstone, subject to East Ridge Board approval, and terminated the earlier Stock Purchase Agreement between Cornerstone and Mr. Young. At a meeting held on March 24, 1997, the East Ridge Board approved the Merger Agreement, effective March 18, 1997 and recommended its approval by the East Ridge shareholders.

  Reasons for the Merger -- Cornerstone. In reaching its determination that the Merger and Merger Agreement are fair to, and in the best interest of, Cornerstone and its shareholders, the Cornerstone Board consulted with its legal and financial advisers, as well as with Cornerstone management, and considered a number of factors, including, without limitation, the following:

  A. the Cornerstone Board's review, based in part on the presentation by Cornerstone management regarding its due diligence of East Ridge, of the business, operations, earnings and financial conditions of East Ridge on both a historical and prospective basis, the enhanced opportunities for operating efficiencies (particularly in terms of integration of operations, data processing and support functions, although the Cornerstone Board did not quantify such anticipated operating efficiencies) that could result from the Merger, the enhanced opportunities for growth that the Merger would make possible and the respective contributions the parties would bring to a combined institution;

  B. the Cornerstone Board's belief, based upon an analysis of the anticipated financial effects of the Merger, that upon consummation of the Merger, New Cornerstone and its banking subsidiary would be well capitalized institutions, the financial positions of which would be in excess of all applicable regulatory capital requirements;

  C. the Cornerstone Board's belief that, in light of the reasons discussed above, East Ridge was the most attractive choice as a long term affiliation partner of Cornerstone;

  D. the expectation that the Merger will generally be a tax-free transaction of Cornerstone and its shareholders to the extent such shareholders receive shares of New Cornerstone Common Stock. (See "Certain Federal Income Tax Consequences");

  E. the current and prospective economic and regulatory environment and competitive constraints facing the banking and financial institutions in Cornerstone's market area; and

  F. the recent business combinations involving financial institutions, either announced or completed, during the past year in the United States, the State of Tennessee and contiguous states and the effect of such combinations on competitive conditions in Cornerstone's market area.

     The Cornerstone Board did not assign any specific or relative weight to the foregoing factors in their considerations.

     Reasons for the Merger -- East Ridge.


        The East Ridge Board believes that the transaction contemplated in the Merger Agreement is in the best interests of all the shareholders of East Ridge, including the unaffiliated shareholders, and that it reflects a fair price from a financial stand point for East Ridge as a whole, particularly when compared to other proposals received in the past despite the fact that David E. Young the principal shareholder of East Ridge, negotiated the transaction and negotiated favorable terms for himself, including a consulting arrangement and the right to require New Cornerstone Common Stock which he receives in the Merger, that do not apply to unaffiliated East Ridge shareholders. For information on the interests of certain officers and directors of East Ridge, including Mr. Young, in the Merger, see" -- Interest of Certain Persons in the Merger."


        The Merger enables East Ridge to remain a part of a community institution bank dedicated to the service of customers in the Hamilton County/North Georgia market. The East Ridge Board believes that the Merger will also result in a more certain future for current employees of Bank of East Ridge.

     Recommendation of the East Ridge Board and the Cornerstone Board.

     The Boards of Directors of both East Ridge and Cornerstone have approved the Merger Agreement and both recommend that the respective shareholders of East Ridge and Cornerstone vote FOR approval of the Merger Agreement.
David E. Young beneficially owns 76,139 shares of East Ridge Common Stock, representing 69.8% of the outstanding shares and has agreed to vote all such shares in favor of the Merger. Accordingly, approval of the Merger Agreement by the shareholders of East Ridge is assumed.

OPINION OF CORNERSTONE FINANCIAL ADVISER

     Cornerstone retained Mercer to render its opinion as to the fairness, from a financial point of view, to the holders of Cornerstone Common Stock of the consideration to be paid in the Merger. In connection with this engagement, Mercer evaluated the financial terms of the Merger, but was not asked to, and did not recommend the specific ratio of exchange between East Ridge and Cornerstone common stocks and did not assist in the Merger negotiations. The ratio of exchange was determined by the East Ridge and Cornerstone Boards of Directors after arm's length negotiations. Cornerstone did not place any limitations on the scope of Mercer's investigation or review.

     Mercer is a national valuation consulting and transaction advisory firm which renders independent valuations and related financial advisory services, including the issuance of fairness opinions for mergers and acquisitions, to financial institutions and businesses throughout the United States. Mercer was formed in 1982 and was selected by the Cornerstone Board based upon Mercer's extensive experience of preparing valuations, rendering fairness opinions, and facilitating mergers by acting as transaction advisors to financial institutions.

     Mercer has provided the Cornerstone Board with a fairness opinion. THE FULL TEXT OF THE OPINION LETTER OF MERCER, DATED APRIL 25, 1997, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW PERFORMED, IS ATTACHED AS APPENDIX B. THE SUMMARY OF THE OPINION OF MERCER SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION.

     Mercer did not compile nor audit Cornerstone's or East Ridge's financial statements, nor independently verify the information reviewed. Mercer relied upon such information as being complete and accurate in all material respects. Mercer did not make an independent evaluation of the loan portfolio or the adequacy of the loan loss reserve, nor did it make specific evaluations of other assets or liabilities of either company. Mercer's opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the Merger. Mercer did not express an opinion as to the prices at which any security of East Ridge, Cornerstone or New Cornerstone might trade in the future.

     Mercer considered the following key issues in rendering the fairness opinion: (i) terms of the Merger Agreement; (ii) an analysis of the reasonableness of the proposed consideration which will be paid to East Ridge shareholders; (iii) an analysis of the estimated pro forma changes in the combined entities' balance sheet and income statement, book value per share, earnings per share, and dividends per share from the perspective of the Cornerstone shareholders based upon financial information as of March 31, 1997;
(iv) the tax-free nature of the transaction for Cornerstone shareholders with respect to the New Cornerstone Common Stock; and (v) consideration of the ability of the Merger to advance Cornerstone's business plan;

Transaction Overview

Among other things, the Merger Agreement provides for the following:

(i) Cornerstone will merge into Bank of East Ridge with Bank of East Ridge as the surviving corporation. At closing, Bank of East Ridge will amend and restate its charter and change its name to "Cornerstone Community Bank."

(ii) East Ridge will amend its charter and adopt bylaws, both of which are substantially similar to those currently in effect for Cornerstone, to increase its authorized shares to 1,500,000, reduce the par value from $10.00 per share to $1.00 per share, change the name of East Ridge to "Cornerstone Bancshares, Inc." and include other provisions satisfactory to Cornerstone. The individuals serving on the Cornerstone Board prior to the merger will comprise the board of directors of New Cornerstone and Bank of East Ridge subsequent to the Merger.

(iii) Cornerstone shareholders will receive one share of New Cornerstone Common Stock for each share of Cornerstone Common Stock. In addition, Cornerstone shareholders will receive a warrant to purchase additional New Cornerstone Common Stock for $12 per share if exercised by February 8, 1998 and $15 per share if exercised by February 8, 2001. It is anticipated that New Cornerstone shareholders will exercise approximately 180,000 of the outstanding New Cornerstone Warrants at closing, the effect of which will be to increase
New Cornerstone's capital by $2.2 million.

(iv) East Ridge shareholders will receive a total consideration of $6,125,000, payable in cash of $56.1776 per existing share of East Ridge Common Stock, or New Cornerstone Common Stock based upon the conversion ratio of $56.1776 divided by $12 per each share of existing East Ridge Common Stock. A condition of the Merger is that East Ridge shareholders owning at least 76,321 shares (70%) elect the cash option. If East Ridge shareholders elect to receive cash greater than 70%, then the proceeds will be reduced on a pro rata basis with the balance payable in the form of New Cornerstone Common Stock. In the event that East Ridge shareholders elect to receive less than 70% cash, then Cornerstone may terminate the Merger Agreement.

(v) David E. Young, Chairman of the Board of Bank of East Ridge and a director of East Ridge and East Ridge's largest shareholder with a 69.8% interest, has agreed to exchange for cash at least 70% of the shares he owns.

(vi) David E. Young has also agreed to be bound by a five year consulting agreement for which he will receive consideration of $75,000 annually. In addition, change-of-control benefits totaling up to approximately $300,000 may be paid to three Bank of East Ridge officers under certain conditions.

      The proposed purchase price for East Ridge is $6,125,000, or 12.6x East Ridge's reported 1996 net income and 200% of book value as of December 31, 1996. As noted above, Mr. Young will receive $75,000 per year for five years in connection with a consulting arrangement part of a non-compete agreement. Based upon a discount rate of 7%, the present value of the after-tax payments is about $191,000. In addition, employment agreement payments may be incurred for three officers, if they elect to terminate their relationship with Bank of East Ridge within 30 days of the consummation of the merger. The after-tax liability of the payments approximates $189,000.

Valuation Analysis

      The valuation analysis of East Ridge is based upon an analysis of the Comparable Transactions Method, involving the sale of banks and a Discounted Cash Flow Method. It should be emphasized that each analysis must be considered in its entirety and that the overall fairness analysis is based upon all factors considered, and not upon any particular valuation method.

      Comparable Transaction Analysis. The comparable transaction method seeks to develop an indication of value for a subject company by analyzing prices paid for similar institutions which have been acquired. With regard to the banking industry, most transactions are measured in terms of price/book ratios ("P/B"),price/tangible book ratios ("P/TB") and price/earnings ratios ("P/E"). In addition, some analysts also consider pricing multiples for price/assets ("P/A"), price/deposits ("P/D") and tangible book value premium/core deposits ("TBP/CD").

      Although the P/B ratio tends to be the more widely quoted pricing multiple, the P/E ratio is generally more important, because acquirors are most concerned with the target's earning capacity. Also, the market's relative pricing of the buyer (in relation to earnings) will dictate the size of an offer before earnings dilution becomes an issue.

      With regard to banks, acquisition pricing in terms of P/E multiples during the past ten years have been in the general vicinity of 14x to 16x earnings, though there has been some upward pressure on multiples during 1996.

It should be noted that P/E ratios tend to vary outside this range when a seller's earnings are extremely high or low relative to the industry. The markets tend to maintain or lower P/E for high return on equity ("ROE") banks, keeping other relative measures of value in perspective. Very high P/E ratios are often seen when banks have temporarily depressed earnings and the market expects future earnings to recover to more normal levels.

     In addition, P/B multiples will vary depending upon the amount of equity employed by the seller. P/B ratios tend to decline as equity rises (and ROE declines) and increase when equity decreases (and ROE rises). In effect, excess equity is often priced dollar-for-dollar by acquirors.

     With regard to East Ridge, Mercer reviewed prices paid for banks which have been acquired as compiled by SNL Securities, LC, an analyst specializing in securities of financial institutions. The data was divided into six groups with average and median P/E, P/B, P/TB, P/A, and TBP/CD ratios calculated for calendar years 1992-1996: (i) all U.S. banks; (ii) Southeast based banks; (iii) banks based in Alabama, Georgia and Tennessee; (iv) banks with $40 million to $450 million of total assets and an equity/assets ratio of 9.0% to 13.0%; (v) banks which were acquired for a combination of cash, common stock and other securities; and, (vi) banks which were acquired for cash only.

     The table below presents a summary of the median P/E ratios and average P/B, P/TB, P/A and TBP/CD ratios for the six acquisition groups as applied to East Ridge's financial information for the fiscal year ended December 31, 1996.

                                           1996 Transaction Multiples
                        --------------------------------------------------------
                          Price/     Price/     Price/     Price/    Tng Bk Pr/
                         Earnings     Book     Tng Book    Assets     Core Dep
                        ----------  --------  ----------  --------  ------------

National Averages          16.6       195%       199%      18.4%       11.2%

Southeast Averages         18.9       197%       202%      19.4%       12.3%

Al, GA and TN Averages     14.8       176%       182%      17.6%       10.3%

Small Bank Averages        16.2       182%       184%      18.8%       11.1%

"Mixture" Payment Avg      17.1       197%       206%      17.8%       11.8%

Cash Payment Averages      14.5       170%       173%      16.2%        8.5%

                -------------------------------------------------------------
HIGH                       18.9       197%       206%      19.4%       12.3%
AVERAGE                    16.4       186%       191%      18.0%       10.9%
MEDIAN                     16.4       189%       192%      18.1%       11.2%
LOW                        14.5       170%       173%      16.2%        8.5%
                =============================================================
-----------------------------------------------------------------------------
Vs. East Ridge Pricing     12.6       201%       201%      13.8%        8.1%
=============================================================================

                                             Implied Acquisition Values
                                                  (In thousands)
                         --------------------------------------------------------------------
                           Price/       Price/        Price/        Price/     Tang Bk Prem/
                          Earnings       Book     Tangible Book     Assets     Core Deposits
                         ----------  -----------  -------------  -----------  ---------------

National Averages          $8,068       $5,942        $6,064         $8,164        $7,303

Southeast Averages         $9,185       $6,003        $6,155         $8,608        $7,721

Al, GA and TN Averages     $7,193       $5,363        $5,546         $7,809        $6,961

Small Bank Averages        S7,873       $5,546        $5,606         $8,341        $7,265

"Mixture" Payment Avg      $8,311       $6,003        $6,277         $7,898        $7,531

Cash Payment Averages      $7,047       $5,180        $5,271         $7,188        $6,277

                ---------------------------------------------------------------------------
HIGH                       $9,185       $6,003        $6,277         $8,608        $7,721
AVERAGE                    $7,946       $5,673        $5,820         $8,001        $7,176
MEDIAN                     $7,971       $5,744        $5,835         $8,031        $7,284
LOW                        $7,047       $5,180        $5,271         $7,188        $6,277
                ===========================================================================

     The analysis indicates an overall range of estimated value of $5.2 million to $9.2 million, with a range based upon averages only of $5.7 million to $8.0 million. The acquisition pricing for East Ridge falls within the range.

     Discounted Cash Flow Analysis. A discounted cash flow ("DCF") analysis was also conducted to develop an estimate of value based upon the hypothetical cash flow that East Ridge could produce for a controlling shareholder. Value derived using a DCF analysis is equal to the present value of any interim cash flows (i.e., dividends) and the present value of a projected terminal value (i.e., the estimated value of the subject at the end of the projection period). In preparing its analysis, Mercer assumed that East Ridge operated "as is" without considering any potential expense economies or revenue enhancements that an acquiror might achieve. Mercer assumed a deposit and asset growth rate of 5% per year, less than that which has been recorded in recent years, and a slight improvement in profitability from a return on assets ("ROA") of 1.15% in 1996 to about 1.20% during the period. Mercer does not represent or warrant that East Ridge would achieve the results assumed in Mercer's analysis.

      Interim shareholder cash flows, consisting of dividends, are constructed so that East Ridge's consolidated equity/assets ratio of approximately 7.0% is maintained. Accordingly, the projections assume that an acquiror could distribute about two-thirds of earnings each year to maintain the targeted capital ratio.

      The terminal value is derived by applying a P/E multiple to projected 2001 net income. The cash flows were then discounted to their present values at a risk adjusted rate (assumed to be in the vicinity of 14%-15% based upon current U.S. Treasury rates and an appropriate premium). A summary of the results is presented in the table below.

                              SENSITIVITY ANALYSIS
                   PRICE/EARNINGS MULTIPLE vs.  DISCOUNT RATE

                            Terminal Value Multiple
                                (In thousands)

                          12.0           13.0           14.0           15.0           16.0          17.0
                         --------------------------------------------------------------------------------
               12.O%     $5,976         $6,350         $6,723         $7,097         $7,471        $7,845

                         --------------------------------------------------------------------------------
               13.O%     $5,743         $6,101         $6,458         $6,816         $7,174        $7,531

                         --------------------------------------------------------------------------------
 Discount      14.0%     $5,523         $5,865         $6,207         $6,549         $6,891        $7,233
   Rate
                         --------------------------------------------------------------------------------
               15.0%     $5,313         $5,640         $5,968         $6,295         $6,623        $6,950

                         --------------------------------------------------------------------------------
               16.0%     $5,113         $5,426         $5,740         $6,054         $6,367        $6,681

                         --------------------------------------------------------------------------------

               17.0%     $4,923         $5,223         $5,524         $5,824         $6,125        $6,425
                         --------------------------------------------------------------------------------


      The center of the matrix reflects a reasonable range based upon a discount rate of 14% to 15% and a terminal value based upon a P/E multiple of 14x to 15x. The indicated range is $6.0 million to $6.5 million.

Pro Forma Analysis

      Another important element of the overall fairness analysis is the expected impact that the transaction will have on the combined banks' balance sheet, earnings, and per share data. Mercer does not represent or warrant that its pro forma analysis would reflect that which is presented elsewhere in this Joint Proxy Statement/Prospectus. Mercer's analysis indicated the following:

(i) The combined balance sheet will include approximately $82 million in assets, which would be supported with approximately $9.4 million in equity capital and $7.2 million in tangible equity capital. The pro forma stated equity-to-assets and tangible equity-to-tangible assets ratios would be, respectively, 11.4% and 9.0%.

(ii) Approximately $2.2 million of goodwill will be created, resulting in an annual amortization expense of about $150,000 (assuming a 15 year straight line amortization).

(iii) Cornerstone's pro forma earnings would increase from $44,000 as budgeted for 1997 to over $340,000 after considering the impact of the foregone interest income on cash paid to East Ridge shareholders, goodwill amortization, and the increase in depreciation from the anticipated write-up of Bank of East Ridge's main office. Pro forma earnings will potentially be greater once certain back office operations are combined. Further, Cornerstone's business plan projected $160,000 in expenses in 1997 and another $240,000 in expenses in 1998 for the opening of a second office in the Hamilton Mall/Gunbarrel Road area. Bank of East Ridge's supermarket branch in the area will allow Cornerstone management to forego constructing a traditional branch in the area for an undetermined period of time.

(iv) Book value per share is projected to increase about a $1.00 per share; however, tangible book value per share will decline by approximately $1.35 per share. As the goodwill is amortized, the difference between stated and tangible book value per share will narrow.

(v) Reported earnings per share and cash earnings per share (reported earnings per share plus goodwill amortization) are projected to exceed what they otherwise would have been. The enhancement in earnings and per share earnings is a key element in the fairness analysis because of the impact acceleration of the business plan (i.e., profitability) should have on the creation of shareholder value.

The Exchange Ratio

      Although the transaction essentially consists of a cash purchase, a portion of the consideration paid will consist of New Cornerstone Common Stock issued to East Ridge shareholders. The exchange ratio is based upon a value of $12.00 per share for Cornerstone (i.e., $56.1776 / $12.00). Cornerstone completed its initial stock offering in early 1996 when 590,130 shares were sold for a price of $10.00 per share. In addition, each share included a non-detachable warrant, which can be exercised before February 1998 for an additional share at $12.00 per share, or $15.00 per share for the following three years before expiring.

      There has been limited trading in Cornerstone's shares since the original share offering, with all transactions but one occurring at $12.00 per share. The lone exception was one trade of 2,500 shares which occurred at $12.50 per share. If the exchange ratio were based upon $12.50 per share, then East Ridge shareholders would receive approximately 147,000 shares versus 153,000 as provided in the Merger Agreement. Cornerstone shareholders would still receive 590,130 shares of New Cornerstone Common Stock, plus warrants for all unexercised warrants.

      Mercer also analyzed the implied price multiples for Cornerstone Common Stock. At $12.00 per share, the shares are presently "priced" at 132% of book value, 132% of tangible book value, 150x estimated 1997 earnings, and 20.3x projected 1998 earnings. Though the P/B multiple is below median P/B ratios for publicly traded banks, the P/E ratios are well over the public multiples. Analysts and investors typically place the greatest emphasis on P/E ratios to determine the relative attractiveness of a stock.

      Based upon the above, the exchange ratio appears to be reasonable from the perspective of Cornerstone shareholders.

Statement of Disinterestedness

      For rendering its opinion, Cornerstone paid Mercer a professional fee of $15,000 plus out-of-pocket expenses. Neither Mercer nor its principals own an interest in the securities of East Ridge or Cornerstone.

TERMS OF THE MERGER


      Merger Consideration Available to East Ridge Shareholders. At the Effective Time, each share of East Ridge Common Stock outstanding prior to the Effective Time will be converted into a right to receive cash and/or New Cornerstone Common Stock. Shareholders of East Ridge who do not exercise dissenters' rights may elect to receive New Cornerstone Common Stock and/or cash for their shares of East Ridge common stock. The number of shares of New Cornerstone Common Stock received in exchange for East Ridge Common Stock will be based on an exchange ratio determined by multiplying the number of shares of East Ridge Common Stock to be exchanged by $56.1772 and then dividing by $12.00 (the "ERB Exchange Ratio"). The $12.00 per share price for New Cornerstone Common Stock was based on the per share price of trades of Cornerstone Common Stock which management of Cornerstone was aware of prior to the execution of the Merger Agreement. Shareholders of East Ridge who exchange their shares for cash will receive $56.1772 per share. Accordingly, each share of East Ridge Common Stock will have converted into the right to receive 4.6814 shares of New Cornerstone Common Stock. However, the aggregate amount of cash to be delivered to the shareholders of East Ridge will not exceed $4,287,500. To the extent shareholders of East Ridge elect to receive in the aggregate more than $4,287,500, cash will be paid on a pro-rata basis to those East Ridge shareholders electing to receive cash.

      Although the Merger Agreement provides that in the event shareholders of East Ridge elect less than $2,900,000 in cash, Cornerstone may terminate the Merger Agreement, such eventuality is not likely to occur in that David E. Young, who beneficially owns 76,139 shares of East Ridge Common Stock, or approximately 69.8% of the outstanding shares of East Ridge has notified Cornerstone that he intends to exchange at least 70% of the shares of East Ridge Common Stock he owns for cash in the aggregate amount of $2,994,076. However, in the event the elections of the East Ridge shareholders, including Mr. Young, for cash exceed $4,287,500, Mr. Young's election will be pro rated equally with all other East Ridge shareholders who have elected cash.

      The Merger will result in a change in control of the ownership and management of East Ridge. Upon completion of the Merger, if all of the East Ridge shareholders except Mr. Young who has agreed to exchange a certain portion of his shares for cash, elect to receive all of the remaining 260,909 shares of New Cornerstone Common Stock issuable in the Merger, shareholders of East Ridge will own a maximum of 20.6% of the outstanding shares of New Cornerstone Common Stock and Cornerstone shareholders will own a 79.4% of the outstanding shares of New Cornerstone Common Stock. The officers and directors of Cornerstone will continue as the officers and directors of New Cornerstone.

      Merger Consideration Available to Cornerstone Shareholders. At the Effective Time, each share of Cornerstone Common Stock outstanding prior to the Effective Time will be converted into a right to receive one share of New Cornerstone Common Stock and one New Cornerstone Warrant exercisable for one share of New Cornerstone Common Stock for $12 per share if exercised by
February 8, 1998 and for $15 per share if exercised by February 8, 2001.   New
Cornerstone Warrants exercisable for the purchase of up to 590,130 shares of New Cornerstone Common Stock are issuable in the Merger.

      The Merger will result in a change in control of the ownership and management of East Ridge. Upon completion of the Merger, Cornerstone shareholders will own a minimum of 79.4% of the outstanding shares of New Cornerstone Common Stock and the officers and directors of Cornerstone will continue as the officers and directors of New Cornerstone.

      Fractional Shares. No fractional shares of New Cornerstone Common Stock will be issued in connection with the Merger. In lieu of fractional shares, East Ridge will make a cash payment equal to the fractional interest which an East Ridge shareholder would otherwise receive multiplied by $56.1772. The fractional interest will be determined after combining all shares owned by such East Ridge shareholder.

ELECTION OF FORM OF MERGER CONSIDERATION

      As promptly as practicable after the Merger, New Cornerstone will provide letters of transmittal to shareholders of East Ridge for the purpose of exchanging their certificates of East Ridge Common Stock for New Cornerstone Common Stock and/or cash as elected by the shareholder. To the extent shareholders of East Ridge elect to receive New Cornerstone Common Stock, such election will be satisfied. The amount of cash received by an East Ridge shareholder is subject to the availability of cash to the extent shareholders of East Ridge elect more than $4,287,500 in cash. In such event, the amount of cash up to the maximum amount of $4,287,500 will be pro-rated among all shareholders of East Ridge, including Mr. Young, requesting cash. In the event all of the shareholders of East Ridge elect to receive cash for all of their shares of East Ridge, each shareholder would receive 70% of his Merger consideration in cash and 30% in New Cornerstone Common Stock.

      As promptly as practicable after the Merger, New Cornerstone will provide letters of transmittal to shareholders of Cornerstone for the purpose of exchanging their certificates of Cornerstone Common Stock and their warrants for certificates representing New Cornerstone Common Stock and New Cornerstone Warrants. See "The Merger -- Surrender of Certificates."

ADVANTAGES AND DISADVANTAGES OF FORM OF MERGER CONSIDERATION

      To the extent shareholders of East Ridge elect New Cornerstone Common Stock, they will not recognize gain or loss upon the receipt of New Cornerstone Common Stock, except to the extent of any cash received in lieu of fractional shares. To the extent shareholders of East Ridge elect cash, they will recognize gain or loss as a result of the Merger. See "The Merger -- Certain Federal Income Tax Consequences."

      Additionally, there is no market for the New Cornerstone Common Stock and there is no assurance that an active and liquid market will develop.
Therefore, East Ridge shareholders who elect to receive New Cornerstone Common Stock and who desire to liquidate their investment may be unable to do so. See "Risk Factors."


EFFECTIVE TIME

      The Effective Time of the Merger will be 5:01 p.m., Eastern time, on the later to occur of the acceptance for filing by the Secretary of State of the State of Tennessee of articles of merger filed in accordance with the TBA, or on such later date as the articles of merger may specify. Unless otherwise mutually agreed upon by East Ridge and Cornerstone, the Merger will occur on the last business day of the month after all conditions contained in the Merger Agreement have been satisfied or waived, including receipt of all regulatory approvals and termination of all statutory waiting periods.

SURRENDER OF CERTIFICATES

      As promptly as practicable after the Merger, New Cornerstone, acting in the capacity of exchange agent for both East Ridge and Cornerstone (the "Exchange Agent"), will mail to each former holder of record of Cornerstone Common Stock a form of letter of transmittal, together with instructions for the exchange of such holder's certificates representing shares of Cornerstone Common Stock for certificates representing shares of New Cornerstone Common Stock and New Cornerstone Warrants. The Exchange Agent will also mail to each holder of record of East Ridge Common Stock a form of letter of transmittal, together with instructions for the exchange of such holder's certificates representing shares of East Ridge Common Stock for certificates representing shares of New Cornerstone Common Stock and/or cash.

      HOLDERS OF CORNERSTONE COMMON STOCK AND EAST RIDGE COMMON STOCK SHOULD HOLD THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

      Upon surrender to the Exchange Agent of one or more certificates for Cornerstone Common Stock together with a properly completed letter of transmittal, there will be issued and mailed to the holder of Cornerstone Common Stock surrendering such items a certificate or certificates representing the number of shares of New Cornerstone Common Stock and the number of New Cornerstone Warrants to which such holder is entitled.

      Upon surrender to the Exchange Agent of one or more certificates for East Ridge Common Stock together with a properly completed letter of transmittal, there will be issued and mailed to the holder of East Ridge Common Stock surrendering such items a certificate or certificates representing the number of shares of New Cornerstone Common Stock to which such holder is entitled and, where applicable, a check for the amount cash if the holder has elected to receive cash.

      No dividend or other distribution payable after the Merger with respect to either the Cornerstone Common Stock or the East Ridge Common Stock will be paid to the holder of any unsurrendered certificate until the holder surrenders such certificate(s), at which time the holder will be entitled to receive all previously withheld dividends and distributions, without interest.

      After the Merger, there will be no transfers on either East Ridge's or Cornerstone's stock transfer books of shares of either East Ridge Common Stock or Cornerstone Common Stock issued and outstanding at the Merger. If certificates representing shares of either East Ridge Common Stock or Cornerstone Common Stock are presented for transfer after the Merger, they will be canceled and exchanged for the shares of New Cornerstone Common Stock or cash deliverable in respect thereof as determined in accordance with the provisions of the Merger Agreement.

      Neither East Ridge nor Cornerstone nor any other person will be liable to any former holder of Cornerstone Common Stock or East Ridge Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      If a certificate for Cornerstone Common Stock or for East Ridge Common Stock has been lost, stolen or destroyed, East Ridge will issue the consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

CONDITIONS TO CONSUMMATION OF THE MERGER

      The respective obligations of Cornerstone and East Ridge to effect the Merger are subject to the satisfaction prior to the Merger of the following conditions: (a) the Merger Agreement, the Merger and the transactions contemplated thereby shall have been approved by the requisite vote of the shareholders in accordance with applicable law; (b) the procurement of approval of the Merger Agreement and the transactions contemplated thereby by the TDFI and the FDIC, and the expiration of any statutory waiting periods; (c) the procurement of all other regulatory consents and approvals which are necessary to the consummation of the transactions contemplated by the Merger Agreement; provided, however, that no approval or consent shall be deemed to have been received if it shall include any conditions or requirements which would reduce the benefits of the transactions contemplated by the Merger Agreement to such a degree that Cornerstone or East Ridge (as to any condition or requirement which directly adversely affects the shareholders of East Ridge) would not have entered into the Merger Agreement had such conditions or requirements been known at the time of execution of the Merger Agreement; (d) the satisfaction of all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by the Merger Agreement; (e) no party to the Merger Agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger; (f) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or which imposes restrictions, conditions or requirements on consummation of the Merger which would reduce the benefits of the Merger to such a degree that Cornerstone or East Ridge (as to any restriction, condition or requirement which directly adversely affects the shareholders of East Ridge) would not have entered into the Merger Agreement had such conditions or requirements been known at the date of execution of the Merger Agreement; (g) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities Exchange Commission;

(h) the receipt of all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated hereby; and (i) the Merger shall have occurred on or before December 31, 1997.

      The obligation of Cornerstone to effect the Merger shall be subject to the satisfaction prior to the Merger of the following additional conditions: (a) Cornerstone and its directors and officers shall have received from East Ridge's and Bank of East Ridge's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement/Prospectus to East Ridge's shareholders and (ii) shortly prior to the Merger, with respect to certain financial information regarding
East Ridge and Bank of East Ridge in the form customarily issued by such accountants at such time in transactions of this type; (b) Cornerstone shall have received an opinion of East Ridge's, Bank of East Ridge's and Young's counsel; (c) each of the representations, warranties and covenants contained in the Merger Agreement of East Ridge, Bank of East Ridge, and Young, in all respects, be true on, or complied with by, the date of the Merger as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except (i) for breaches which singly or in the aggregate would not have a Material Adverse Effect (as defined in the Merger Agreement) and (ii) as to representations, warranties or covenants contained in the Merger Agreement of East Ridge, Bank of East Ridge, and Young which do not specifically refer to Material Adverse Effect, for breaches which are not material and Cornerstone shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of East Ridge to such effect; (d) no litigation or proceeding is pending which (i) has been brought against Cornerstone or East Ridge or any of their subsidiaries by any governmental agency seeking to prevent consummation of the transactions contemplated hereby or (ii) in the reasonable judgment of the Chief Executive Officer of Cornerstone is likely to have a Material Adverse Effect on East Ridge; (e) Cornerstone shall have conducted a due diligence review of East Ridge, the results of which shall be satisfactory to the Cornerstone Board; (f) the East Ridge shareholders shall have elected to exchange East Ridge Common Stock for cash of not less than $2,900,000; and (g) New Cornerstone shall have entered into a consulting agreement with Young.

      The obligation of East Ridge to effect the Merger is subject to the satisfaction at or prior to the Merger of the following additional conditions: (a) East Ridge and Bank of East Ridge and their directors and officers shall have received from Cornerstone's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Joint Proxy Statement/Prospectus to Cornerstone's shareholders and (ii) shortly prior to the Merger, with respect to certain financial information regarding Cornerstone in the form customarily issued by such accountants at such time in transactions of this type; (b) East Ridge and Bank of East Ridge shall have received an opinion of Cornerstone's counsel; (c) East Ridge shall have received an opinion regarding certain tax issues of Cornerstone's counsel; (d) each of the representations, warranties and covenants contained in the Merger Agreement of Cornerstone shall, in all respects, be true on, or complied with by, the date of the Merger as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except (i) for breaches which singly or in the aggregate would not have a Material Adverse Effect and (ii) as to representations, warranties or covenants of Cornerstone which do not specifically refer to Material Adverse Effect, for breaches which are not material and East Ridge shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Cornerstone to such effect; and (e) no litigation or proceeding is pending which (i) has been brought against East Ridge or Cornerstone or any of their subsidiaries by any governmental agency, seeking to prevent consummation of the transactions contemplated hereby or (ii) in the reasonable judgment of the Chief Executive Officer of East Ridge will have a Material Adverse Effect on Cornerstone; and (f) East Ridge shall have conducted a due diligence review of Cornerstone, the results of which shall be satisfactory to the East Ridge Board.

CONDUCT OF BUSINESS PENDING MERGER

      The Merger Agreement contains certain restrictions on the conduct of East Ridge's and Cornerstone's businesses pending consummation of the Merger. In particular, the Merger Agreement provides that neither party may without the prior written consent of the other, among other things, (a) make, declare or pay any dividend on its common stock or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock (other than in a fiduciary capacity or in respect of a debt previously contracted in good faith) or authorize the creation or issuance of or issue or sell or permit any subsidiary to issue or sell any additional shares of its capital stock, or any options, calls or commitments relating to its capital stock, or any securities, obligations or agreements convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, shares of its capital stock or the capital stock of any subsidiary; (b) merge or consolidate or permit any subsidiary to merge or consolidate with any other entity or engage in any similar transaction or sell or otherwise dispose of the stock of Bank of East Ridge; (c) pay any bonus to, or increase the rate of compensation of, any of its directors, officers or employees or enter into any employment contracts with any persons; (d) enter into or modify or permit any subsidiary to enter into or modify (except as may be required by applicable law and except for the renewal of any existing plan or arrangement in the ordinary course of business consistent with past practice) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; (e) except as contemplated by Sections 1.2 and 5.13 of the Merger Agreement, substantially modify the manner in which it and/or its subsidiaries have heretofore conducted their business, taken as a whole, or amend its charter or by-laws; (f) except for transactions in the ordinary course of its banking business, sell, dispose of or discontinue or permit any subsidiary to sell, dispose or discontinue any of its business, assets (including investment securities) or property; (g) except for the acquisition of loans, investment securities and cash equivalent assets in the ordinary course of its banking business, acquire (other than through foreclosure or satisfaction in whole or in part of indebtedness owed to it) any assets or business that is material to such party; (h) except in the ordinary course of its banking business, enter into off-balance sheet transactions; (i) take any other action not in the ordinary course of business of it or its subsidiaries; (j) make any negative provision to the reserve for possible loan losses of Bank of East Ridge unless required by a regulatory authority having jurisdiction; or (k) directly or indirectly agree to take any of the foregoing actions.

      Immediately prior to the Effective Time and subject to the satisfaction of the conditions precedent to closing, East Ridge shall cause Bank of East Ridge to declare and pay a dividend to East Ridge at such time and in such amount as may be requested by Cornerstone. East Ridge shall take and shall cause Bank of East Ridge to take all appropriate and necessary steps, including without limitation, obtaining the requisite approval from the TDFI and the FDIC for the declaration and payment of such dividend.

REGULATORY APPROVALS

      The Merger of Cornerstone and Bank of East Ridge is subject to prior approval of the FDIC and TDFI. Applications for such approval have been filed with these agencies.

      THERE CAN BE NO ASSURANCE THAT THE REGULATORY AUTHORITIES DESCRIBED ABOVE WILL APPROVE THE MERGER, AND IF THE MERGER IS APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF SUCH APPROVAL. THERE CAN ALSO BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS TO CONSUMMATION OF THE MERGER SET FORTH IN THE MERGER AGREEMENT.

NO SOLICITATION

      East Ridge is prohibited by the Merger Agreement from soliciting or knowingly encouraging inquiries or proposals with respect to, or furnishing any information relating to or participating in any negotiations or discussions concerning, any acquisition or purchase of all or a material portion of its assets (whether owned by it directly or owned by any of its subsidiaries), or of a substantial equity interest in it or any business combination with it or any of its subsidiaries other than as contemplated by the Merger Agreement. East Ridge has agreed to notify Cornerstone immediately if any inquiries or proposals as described above are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, East Ridge or Bank of East Ridge.

WAIVER; AMENDMENT; TERMINATION

      Prior to the Merger, any provision of the Merger Agreement may be
(i) waived by the party benefitted by the provision or by both parties or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties and approved by the Boards of Directors (to the extent allowed by law), except that, after the vote by the shareholders of East Ridge and Cornerstone, the Merger Agreement may not be amended or revised to reduce the amount or change the form of the consideration to be received by East Ridge's and Cornerstone's shareholders.

      The Merger Agreement may be terminated at any time prior to the Merger, either before or after its approval by the holders of Cornerstone Common
Stock and East Ridge Common Stock, as follows: (a) by the mutual consent of Cornerstone and East Ridge, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; (b) in the event of the failure of the shareholders of either Cornerstone or East Ridge to approve the Merger Agreement by the requisite vote at their respective meetings called to consider such approval, the Merger Agreement terminates automatically; or (c) by Cornerstone or East Ridge, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of a breach by the other party hereto of any representation, warranty or agreement contained herein which is not cured or not curable within sixty (60) days after written notice of such breach is given to the party committing such breach by the other party hereto which has or will have had a Material Adverse Effect on the breaching party.

MANAGEMENT AFTER THE MERGER

      After the Merger, the directors and officers of Cornerstone will become the directors and officers of New Cornerstone.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      Certain members of East Ridge's management and the East Ridge Board have certain interests in the Merger that are in addition to their interests as shareholders of East Ridge generally. The East Ridge Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

      Each of David E. Young, James D. Renegar, James R. Young, Jr. and Daniel
O. Crye is a party to a Change-in-Control Protective Agreement and an Executive Salary Continuation Agreement which provides for certain payments in the event their employment is terminated under certain circumstances after a change in control of East Ridge. Additionally, David E. Young will waive his right to receive severance payments pursuant to the Change-in-Control Protective Agreement and will enter into a consulting agreement with New Cornerstone pursuant to which Mr. Young will provide consulting services to New Cornerstone for a period of five years and for which he will receive $75,000 annually payable in equal monthly installments. Under the terms of the consulting agreement, Mr. Young will be available to Cornerstone to consult with it on general banking matters, marketing issues, customer contacts and personnel and other management issues. Mr. Young is not required to provide any minimum amount of such services or work any specific number of hours under such consulting agreement and is merely to make himself available upon reasonable notice.

      Additionally, Mr. Young is entitled to sell the shares of New Cornerstone Common Stock he receives in the Merger back to New Cornerstone over a three-year period at $12.55 (46,745 shares), $14.00 (28,356 shares) and $16.00
(21,756) per share in years 1998, 1999 and 2000, respectively. New Cornerstone has the option to redeem such shares during the same period at the same prices. No other East Ridge shareholders who receive shares of New Cornerstone Common Stock will have the same opportunity to require New Cornerstone to redeem their shares. New Cornerstone will reimburse Mr. Young for any interest expense he incurs in connection with the debt he incurred to purchase substantially all of his shares of East Ridge Common Stock if the Merger does not close by August 12, 1997. Cornerstone is a participant in a $3,750,000 commercial loan to Mr. Young, the proceeds of which were used to purchase East Ridge Common Stock. Cornerstone's participation is $750,000. New Cornerstone will also reimburse Mr. Young for his attorneys fees incurred in connection with the Merger.


      Pursuant to the Change-in-Control Protective Agreements (the "Protective Agreement"), Messrs. Renegar, James R. Young, Jr. and Crye are entitled to receive an aggregate of up to $300,000 under certain circumstances. However, it is anticipated that Messrs. Renegar, James R. Young, Jr. and Crye will continue their employment with Conerstone Community Bank after the Merger and, accordingly, their current employment agreements will remain in effect. Nevertheless, each is entitled to severance benefits in the event he elects to terminate his employment within 30 days after the consummation of the Merger or within 90 days of the Merger if he terminates his employment for "Good Reason." "Good Reason" is defined in the Protective Agreement as (i) the requirement that the employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the date of the Change in Control; (ii) a reduction of more than 10% in the employee's base compensation as in effect on the date of the Change in Control; (iii) the failure by the successor corporation to provide the employee with compensation and benefits substantially similar to those provided to him by East Ridge; or
(iv) a failure to elect the employee to the board of directors of the successor corporation if the employee is serving on such board at the time of the Change in Control. Additionally, the employee is entitled to the severance benefit in the event his employment is terminated without "Just Cause" as defined in the Protective Agreement, during the period beginning six months before a Change in Control and ending on the second anniversary of the Change in Control. David
E. Young will receive $75,000 per year for 5 years under his consulting agreement in lieu of severance benefits under the Continuation Agreement since his employment will be terminated as a result of the Merger.See "The Merger -- Interests of Certain Persons in the Merger."

        Additionally, Messrs. David E. Young, Renegar and James R. Young are parties to Executive Salary Continuation Agreements (the "Continuation Agreement") and Mr. Crye is party to a Survivor Income Agreement, each of which provide salary continuation benefits in the event the executive remains in the employ of East Ridge during his lifetime or until retirement at the age of 70. In the event the employment of the executive is terminated prior to retirement, the executive is entitled to a certain percentage of the benefits depending on his length of employment. See "The Merger -- Interests of Certain Persons in the Merger."

DISSENTERS' RIGHTS

      The following summary of applicable provisions of state law governing the rights of shareholders is qualified in its entirety by reference to Appendix C. Any shareholder of East Ridge entitled to vote on the Merger Agreement has the right to receive payment of the fair value of his shares of East Ridge Common Stock upon compliance with Sections 48-23-202 and 48-23-204 of the TBCA. Additionally, Section 45-2-1309 of the TBA provides that shareholders of Cornerstone have dissenters' rights as provided by the TBCA. The following discussion is applicable to shareholders of both East Ridge and Cornerstone. For purposes of the discussion in this section only, East Ridge and Cornerstone are referred to herein as "Corporation." A shareholder may not dissent as to less than all of the shares that he beneficially owns. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on his behalf must submit to the Corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights. Any shareholder intending to enforce this right must not vote in favor of the Merger Agreement and must file as written notice of his intent to demand payment for his shares (the "Objection Notice") with the Corporate Secretary of the Corporation either before the Annual Meeting or before the vote is taken at the meeting. The Objection Notice must state that the shareholder intends to demand payment for his shares of common stock if the Merger is effected. A vote against approval of the Merger Agreement will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 48-23-202 of the TBCA. A failure to vote will not constitute a waiver of appraisal rights as long as the requirements of Sections 48-23-101 through 48-23-302 of the TBCA are complied with. HOWEVER, ANY SHAREHOLDER WHO EXECUTES A PROXY CARD AND WHO DESIRES TO EFFECT HIS APPRAISAL RIGHTS MUST MARK THE PROXY CARD "AGAINST" THE PROPOSAL RELATING TO THE MERGER BECAUSE IF THE PROXY CARD IS LEFT BLANK, IT WILL BE VOTED "FOR" THE PROPOSAL RELATING TO THE MERGER.

      If the Merger Agreement is approved, each shareholder who has filed an Objection Notice will be notified by the Corporation of such approval within 10 days of the Annual Meeting (the "Dissenters' Notice"). The Dissenters' Notice will (i) state where dissenting shareholders must (a) send the Payment Demand (as defined below) and where and when they must (b) deposit their common stock certificates (the "Certificates"), (ii) inform holders of uncertificated shares of the extent of any restrictions on the transferability of such shares, (iii) be accompanied by a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed Merger, (iv) set a date by which the Corporation must receive the Payment Demand, which may not be fewer than 1 or more than 2 months after the date the Dissenters' Notice is delivered, and (v) be accompanied by a copy of Sections 48-23-101 through 48-23-302 of the TBCA. Within the time prescribed in the Dissenters' Notice, a shareholder electing to dissent must make a demand for payment (the "Payment Demand"), certify whether he acquired beneficial ownership of the shares before February 16, 1997 (the date of the first public announcement of the principal terms of the Merger Agreement), and deposit his Certificates in accordance with the terms of the Dissenters' Notice. Upon filing the Payment Demand and depositing the Certificates, the shareholder will retain all other rights of a shareholder until these rights are canceled or modified by consummation of the Merger. A Payment Demand may not be withdrawn unless the Corporation consents. FAILURE TO COMPLY WITH THESE PROCEDURES WILL CAUSE THE SHAREHOLDER TO LOSE HIS DISSENTERS' RIGHTS TO PAYMENT FOR THE SHARES. CONSEQUENTLY, ANY SHAREHOLDER WHO DESIRES TO EXERCISE HIS RIGHTS TO PAYMENT FOR HIS SHARES IS URGED TO CONSULT HIS LEGAL ADVISER BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

      As soon as the Merger is consummated, or upon receipt of a Payment Demand, the Corporation shall, pursuant to Section 48-23-206, pay to each dissenting shareholder who has complied with the requirements of Section 48-23-294 of the TBCA the amount that the Corporation estimates to be the fair value of the shares of common stock, plus accrued interest. Section 48-23-206 of the TBCA requires the payment to be accompanied by (i) certain of the Corporation's financial statements, (ii) a statement of the Corporation's estimate of fair value of the shares and explanation of how the interest was calculated, (iii) notification of rights to demand payment, and (iv) a copy of Sections 48-23-101 through 48-23-302 of the TBCA. As authorized by Section 48-23-208, East Ridge and Cornerstone intend to delay any payments with respect to any shares (the "after-acquired shares") held by a dissenting shareholder which were not held by such shareholder on February 16, 1997, the date of the first public announcement of the terms of the Merger Agreement. When payments are so withheld, Sections 48-23-208(b) and 48-23-209(a) will require East Ridge and Cornerstone, as applicable, after the Merger, to send to the holder of the after-acquired shares an offer to pay the holder an amount equal to East Ridge's or Cornerstone's estimate of their fair value plus accrued interest, together with an explanation of the calculation of interest and a statement of the holder's right to demand payment under Section 48-23-209.

      If the Merger is not consummated within two months after the date set for demanding payment and depositing Certificates, the Corporation shall return the deposited Certificates and release the transfer restrictions imposed on uncertificated shares. If, after returning deposited Certificates and releasing transfer restrictions, the Merger is consummated, the Corporation must send a new Dissenters' Notice and repeat the payment demand procedure.

      If the dissenting shareholder believes that the amount paid by the Corporation pursuant to Section 48-23-206 or offered under Section 48-23-208 is less than the fair value of his shares or that the interest due is calculated incorrectly, or if the Corporation fails to make payment (or, if the Merger has not consummated, the Corporation does not return the deposited Certificates or release the transfer restrictions imposed on uncertificated shares) within two months after the date set in the Dissenters' Notice, then the dissenting shareholder may, within one month after (i) the Corporation made or offered payment for the shares or failed to pay for the shares or (ii) the Corporation failed to return deposited Certificates or release restrictions on uncertificated shares timely, notify the Corporation in writing of his own estimate of the fair value of such shares (including interest due) and demand payment of such estimate (less any payment previously received). FAILURE TO NOTIFY THE CORPORATION IN WRITING OF A DEMAND FOR PAYMENT WITHIN ONE MONTH AFTER THE CORPORATION MADE OR OFFERED PAYMENT FOR SUCH SHARES WILL CONSTITUTE A WAIVER OF THE RIGHT TO DEMAND PAYMENT.

      If the Corporation and the dissenting shareholder cannot agree on a fair price two months after the Corporation receives such a demand for payment, the statute provides that the Corporation will institute judicial proceedings in a court of record with equity jurisdiction in Hamilton County, Tennessee, (the "Court") to fix (i) the fair value of the shares immediately before consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, and (ii) the accrued interest. The "fair value" of the common stock could be more than, the same as, or less than that produced by the exchange ratios. The Corporation must make all dissenters whose demands remain unsettled parties to the proceeding and all such parties must be served with a copy of the petition. The Court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. The Court is required to issue a judgment for the amount, if any, by which the fair value of the shares, as determined by the Court, plus interest, exceeds the amount paid by the Corporation or for the fair value, plus accrued interest, of his after-acquired shares for which the Corporation elected to withhold payment. If the Corporation does not institute such proceeding within such two month period, the Corporation shall pay each dissenting shareholder whose demand remains unsettled the respective amount demanded by each shareholder.

      The Court will assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of the appraiser by excluding fees and expenses of counsel and experts) against the Corporation, except that the Court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The Court may assess fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against the Corporation if the Court finds that the Corporation did not substantially comply with the relevant requirements of the TBCA or (ii) against either the Corporation or any dissenting shareholder, if the Court finds that the part against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the Court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters and that the fees of such counsel should be assessed against the Corporation, the Court may award reasonable fees to such counsel to be paid out of amounts awarded to benefitted dissenters.

      THE FOREGOING SUMMARY OF THE APPLICABLE PROVISIONS OF THE TBCA IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH SECTIONS, WHICH ARE INCLUDED AS APPENDIX C HEREOF.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The federal income tax discussion set forth below represents a summary of the opinion of Baker, Donelson, Bearman & Caldwell, a Professional Corporation, counsel to Cornerstone. It may not be applicable to a shareholder who acquired his shares of East Ridge Common Stock or Cornerstone Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. East Ridge and Cornerstone shareholders are urged to consult their own tax advisers as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and other tax laws.

        General. It is the opinion of counsel that for federal income tax purposes the Merger will be treated as a reorganization within the meaning of
Section 368(a) of the Code, and that, accordingly, (a) no gain or loss will be recognized by those Cornerstone shareholders who receive New Cornerstone Common Stock in exchange for Cornerstone Common Stock in connection with the Merger; and (b) the tax basis of the New Cornerstone Common Stock to be received by those Cornerstone shareholders who receive New Cornerstone Common Stock in connection with the Merger will be the same as the basis in the Cornerstone Common Stock surrendered in exchange therefor. However, as more fully discussed below in "Consequences of Warrant Exchange," the exchange of Cornerstone warrants for New Cornerstone Warrants may not be tax free. In addition, it is the opinion of counsel that the exchange of East Ridge Common Stock for New Cornerstone Common Stock pursuant to the Merger will be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code or as an exchange described in Section 1036(a) of the Code, and that, accordingly, (a) no gain or loss will be recognized by those East Ridge shareholders who receive only New Cornerstone Common Stock in exchange for East Ridge Common Stock, and (b) the tax basis of the New Cornerstone Common Stock to be received by those East Ridge shareholders who receive only New Cornerstone Common Stock in connection with the Merger will be the same as the basis in the East Ridge Common Stock surrendered in exchange therefor. Consequently, the holding period of any New Cornerstone Common Stock received by the Cornerstone shareholders or the East Ridge shareholders in connection with the Merger will include the holding period of the Cornerstone Common Stock or East Ridge Common Stock, respectively, surrendered in exchange therefor, provided that the Cornerstone Common Stock or East Ridge Common Stock is held as a capital asset at the time of the Merger. Consummation of the Merger is dependent upon, among other conditions, receipt by East Ridge and the East Ridge Board, for the benefit of the East Ridge shareholders, of an opinion of counsel, substantially to this effect.

      Consequences of Receipt of Cash.

        Under the Merger Agreement, each East Ridge shareholder may elect to take all or a portion of the amount payable to him or her in cash rather than New Cornerstone Common Stock. East Ridge shareholders electing to receive only New Cornerstone Common Stock will receive only New Cornerstone Common Stock. East Ridge shareholders electing to receive only cash may, in certain circumstances, receive both cash and New Cornerstone Common Stock. The terms and conditions of the cash election are more fully described in "The Merger -- Terms of the Merger." If an East Ridge shareholder receives both cash and New Cornerstone Common Stock in exchange for his East Ridge Common Stock, then gain (but not loss) will be recognized by the shareholder, but not in an amount in excess of the amount of cash received. The general rule is that any such gain will be treated as capital gain, but if the exchange has the effect of the distribution of a dividend, then the amount of gain recognized that is not in excess of that shareholder's ratable share of the undistributed earnings and profits of East Ridge will be treated as a dividend, taxable as ordinary income, rather than capital gain. The determination of whether the exchange has the effect of the distribution of a dividend will be made on a shareholder-by-shareholder basis in accordance with the principles enunciated in Commissioner v. Clark, 109 S.Ct. 1455 (1989). Any such gain will generally be treated as a long-term capital gain provided that (i) the East Ridge Common Stock was held by the shareholder as a capital asset on the date of the Merger,
(ii) the holding period for the shares of such East Ridge Common Stock was more than one year, and (iii) if the shareholder had received New Cornerstone Common Stock instead of cash and if the New Cornerstone Common Stock had been redeemed immediately after the Merger, the redemption would have qualified as being "substantially disproportionate" under Section 302(b)(2) of the Code.

        The substantially disproportionate test will be met by a shareholder if, after the transaction, the shareholder will own less than fifty percent (50%) of all New Cornerstone Common Stock and if his or her percentage ownership of New Cornerstone Common Stock after the transaction will be less than eighty percent (80%) of what his or her percentage ownership of East Ridge Common Stock would have been if no East Ridge or Cornerstone shareholders received cash and if no East Ridge or Cornerstone shareholders dissented. In applying the above test to determine whether a redemption is substantially disproportionate, each shareholder will be considered to own not only the stock which he or she actually owns, but such shareholder also will be considered to constructively own stock from certain related parties under Section 318 of the Code. The related parties whose stock ownership will be attributed to an individual shareholder include the shareholder's spouse, children, grandchildren and parents and also include partnerships, estates, trusts and corporations in which the shareholder has an interest. If the shareholder is an entity rather than a natural person, stock owned by the persons holding an interest in the entity may be attributed to the entity. In either case, stock which is subject to an option may be attributed to the option holder. The constructive ownership rules may be applied more than once so that stock which is attributed to one person or entity may, in turn, be attributed to yet another person or entity. Because both the substantially disproportionate test and the constructive stock ownership rules are very complex and the effect of these provisions will vary substantially based on each shareholder's individual circumstances, each East Ridge shareholder electing to receive cash in whole or in part is urged to consult his or her personal tax advisor as to whether or not any cash received may be treated as a dividend.

      In the case of any East Ridge shareholder who receives both New Cornerstone Common Stock and cash, the shareholder's tax basis for the New Cornerstone Common Stock received will be the same as the basis of all the shares of East Ridge Common Stock owned by the shareholder, decreased by the amount of cash received by the shareholder, increased by any amount that is treated as a dividend and further increased by any amount of capital gain which is recognized by the shareholder because of the Merger.

        If an East Ridge shareholder or a Cornerstone shareholder receives solely cash in exchange for his or her present Common Stock, either because of an election to receive all cash or because of the exercise of any right to dissent to the transaction, such cash will be treated as having been received as a distribution in redemption of New Cornerstone Common Stock, subject to the provisions of Section 302 of the Code. If, as a result of the distribution, the shareholder owns no New Cornerstone Common Stock, either directly or by reason of the constructive stock ownership rules under Section 318 of the Code, the redemption will be a complete termination of interest within the meaning of
Section 302(b), and the cash will be treated as a distribution in full payment in exchange for the shareholder's Common Stock. Such shareholders will recognize gain or loss measured by the difference between the amount of cash received and the adjusted basis of the Common Stock surrendered. As previously discussed, the application of the constructive stock ownership rules are very complex, and the effect of these rules will vary substantially based on each shareholder's individual circumstances; therefore, each shareholder who will receive solely cash in exchange for his or her shares of East Ridge Common Stock or Cornerstone Common Stock is urged to consult his or her personal tax advisor.

        Consequences of Receipt of Cash in Lieu of Fractional Shares.

        An East Ridge shareholder who is entitled to receive cash in lieu of a fractional share interest of New Cornerstone Common Stock in connection with the Merger will recognize, as of the date of the Merger, gain (or loss) equal to the difference between such cash amount and the shareholder's basis in the fractional share interest. Any gain (or loss) recognized will be capital gain (or loss) if the East Ridge Common Stock is held by such shareholder as a capital asset at the date of the Merger.

        Consequences of Warrant Exchange

        Under Section 1.3541(e) of the Income Tax Regulations presently in effect, stock warrants are not considered to be either stock or securities which may be exchanged tax-free in a reorganization. Accordingly, the Internal Revenue Service has ruled in the past that an exchange of warrants of the acquired corporation for warrants of the acquiring corporation should be treated as a separable transaction from the reorganization and that gain or loss on the exchange of warrants should be recognized.

        On December 23, 1996, the Internal Revenue Service proposed an amendment to the Income Tax Regulations to treat warrants as securities which could be exchanged tax-free in a reorganization. However, there is no assurance that these regulations will be adopted in their present proposed form. In addition, the proposed effective date for the regulations is 60 days after the adoption of the final regulations. There is no assurance that the regulations will be adopted in time to apply to the exchange of Cornerstone warrants for New Cornerstone Warrants.

        Accordingly, in view of the proposed but not yet effective amendments to the Income Tax Regulations, counsel has expressed no opinion as to whether any gain or loss will be recognized for federal income tax purposes on the exchange of warrants for New Cornerstone Warrants. In the event that the exchange of warrants is a taxable transaction, Cornerstone cannot make any representation with respect to the value of the warrants or the gain or loss realized on the exchange. Each Cornerstone warrant holder is urged to consult his or her personal tax advisor.

ACCOUNTING TREATMENT

      The transaction will be treated as a purchase for accounting purposes and is a "reverse acquisition" where the acquirer is deemed to be Cornerstone in view of the 79.4% ownership interest of the Cornerstone shareholders in New Cornerstone after the Merger.

EXPENSES

      The Merger Agreement provides, in general, that East Ridge and Cornerstone will each pay its own expenses in connection with the Merger Agreement and the transactions contemplated thereby, except that East Ridge and Cornerstone will divide equally the costs of printing this Joint Proxy Statement/Prospectus and any other documents required in connection with the Merger.

                      PROPOSAL 2. ELECTION OF DIRECTORS

EAST RIDGE

      A board of six directors will be elected at the East Ridge Meeting by the holders of East Ridge Common Stock, to hold office until their successors have been elected and qualified. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the director nominees named below, each of whom is currently a director of East Ridge. The East Ridge Board believes that, if elected, each nominee will be willing to serve. The following persons have been nominated:

James L. Eidson, Sr.                         James D. Renegar
Jason D. Helton, Jr.                         Paul M. Starnes
William B. Luther                            David E. Young

CORNERSTONE

      A board of 15 directors will be elected at the Cornerstone Meeting by the holders of Cornerstone Common Stock, to hold office until their successors have been elected and qualified. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the director nominees named below, each of whom is currently a director of Cornerstone. The Cornerstone Board believes that, if elected, each nominee will be willing to serve. The following persons have been nominated:

Ramesh V. Amin                               Russell W. Lloyd
Randy Brooks                                 Earl A. Marler, Jr.
B. Kenneth Driver                            Doyce G. Payne, M.D.
Karl Fillauer                                Bill Pollard
Timothy L. Hobbs                             Turner Smith
Carolyn C. Johnson                           Billy O. Wiggins
James H. Large                               Marsha Yessick
Lawrence D. Levine

             PROPOSAL 3. AMENDMENT OF THE CHARTER OF CORNERSTONE

      At the Cornerstone Meeting, shareholders will be asked to amend the Charter of Cornerstone to authorize the exercise of trust powers. While it is not anticipated that Cornerstone will immediately begin the operations of a trust department, the Cornerstone Board believes that having the ability to exercise trust powers is important for the implementation of Cornerstone's focus on serving the banking needs of its customers. The amendment to the Charter is subject to the approval of the TDFI and the FDIC. The Cornerstone Board recommends a vote "FOR" the amendment to the Charter.

    PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF AUDITORS OF CORNERSTONE

      At the Cornerstone Meeting, shareholders will be asked to ratify the appointment of Hazlett, Lewis & Bieter, PLLC, as Cornerstone's independent certified public accountants. Hazlett, Lewis & Bieter, PLLC, has served as the independent accountants for Cornerstone since its inception on January 23, 1996. The Cornerstone Board recommends a vote "FOR" the ratification of the appointment of auditors as described herein.

                       INFORMATION CONCERNING EAST RIDGE

SELECTED FINANCIAL DATA FOR EAST RIDGE

      The following table presents for East Ridge, on a historical basis, selected financial data and ratios. This information is based on the consolidated financial statements of East Ridge included herein and should be
read in conjunction therewith and with the notes thereto.   See "Summary --
Equivalent and Pro Forma Share Data" and "-- Selected Financial Data and Ratios," and "Index to Financial Statements of East Ridge Bancshares, Inc. and Subsidiary."

                                                Three Months
                                               ended March 31,                       Years ended December 31,
                                            ---------------------    -----------------------------------------------------
                                              1997          1996      1996         1995        1994      1993        1992
                                            -------       -------    -------     -------     -------    -------     -------
   (Dollars in thousands except per
 share data)
 SUMMARY INCOME STATEMENTS:
 Interest income ...................        $   863       $   798    $ 3,328     $ 3,041    $ 2,480     $ 2,160     $ 2,175
 Less interest expense .............            400           395      1,541       1,402        936         859         999
                                            -------       -------    -------     -------    -------     -------     -------
 Net interest income ...............            463           403      1,787       1,639      1,544       1,301       1,176
 Provision for loan losses .........             12            12         36          48         74          75          60
                                            -------       -------    -------     -------     -------    -------     -------
 Net interest income after provision
 for loan losses ...................            451           391      1,751       1,591       1,470       1,226       1,116
 Noninterest income ................            101           143        458         442         499         486         178
                                            -------       -------    -------     -------     -------    --------    --------
 Adjusted gross income after
 provision for loan losses .........            552           534      2,209       2,033       1,969       1,712       1,294
 Noninterest expense ...............            397           377      1,521       1,541       1,617       1,551       1,102
                                            -------       -------    -------     -------     -------    --------    --------
 Income before income taxes ........            155           157        688         492         352         161         192
 Applicable income taxes ...........             44            48        202         149         133           5          53
                                            -------       -------    -------     -------     -------    --------    --------
 Net income ........................        $   111       $   109    $   486     $   343     $   219    $    156    $    139
                                            =======       =======    =======     =======     =======    ========    ========
 COMMON STOCK DATA:
 Net income per common share .......        $  1.02       $  0.97    $  4.34     $  3.06     $  1.96    $   1.49    $   1.39
 Cash dividends declared per common
    share ..........................           --            --         --           --         --          --          --
 SELECTED AVERAGE BALANCES:
 Total assets ......................        $43,014       $39,377    $42,025     $37,747     $33,597     $29,409     $27,088
 Total loans .......................        $24,731       $22,261    $24,237     $21,947     $20,715     $17,857     $15,699
 Investment securities .............        $12,032       $11,543    $12,338     $10,153     $ 7,897     $ 5,878     $ 6,037
 Earning assets ....................        $38,739       $35,372    $37,914     $33,699     $29,374     $25,216     $24,914
 Deposits ..........................        $39,092       $36,145    $38,396     $34,626     $30,201     $26,953     $25,019
 Shareholders' equity ..............        $ 2,908       $ 2,481    $ 2,849     $ 2,440     $ 2,144     $ 1,878     $ 1,629
 Shares outstanding (thousands) ....            109           112        112         112         112         112         112
 SELECTED PERIOD-END BALANCES:
 Total assets ......................        $44,533       $42,410    $44,366     $40,399     $33,614     $32,307     $27,493
 Total loans .......................        $25,016       $23,180    $25,274     $22,714     $21,809     $19,280     $16,292
 Investment securities .............        $12,790       $13,071    $10,774     $13,119     $ 7,545     $ 6,986     $ 6,543
 Earning assets ....................        $40,406       $37,976    $40,363     $36,408     $29,954     $28,146     $24,535
 Deposits ..........................        $40,684       $38,947    $40,562     $37,117     $30,676     $29,690     $25,253
 Shareholders' equity ..............        $ 3,083       $ 2,733    $ 3,047     $ 2,650     $ 2,229     $ 2,058     $ 1,698
 Shares outstanding (thousands) ....            109           112        110         112         112         112         112
 SELECTED RATIOS:
 Return on average equity(1)........          15.27%        17.57%     17.06%      14.06%      10.21%       8.31%       8.53%
 Return on average assets(1)........           1.03%         1.11%      1.16%       0.91%       0.65%       0.53%       0.51%
 Net interest margin (not a fully
 taxable equivalent)(1).............           4.33%         4.17%      4.29%       4.53%       4.99%       5.07%       4.45%
 Allowance for loan losses to loans.           1.24%         1.35%      1.17%       1.35%       1.31%       1.00%       1.01%
 Net charge-offs to average loans(1)          -0.05%         0.13%      0.19%       0.12%       0.09%       0.26%       0.18%
 Average equity to average assets ..           6.76%         6.30%      6.78%       6.46%       6.38%       6.39%       6.01%

-----------
(1) Information for three months ended March 31, 1997 and 1996 has been annualized.

   EAST RIDGE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

         East Ridge's Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the information and tables which follow. For a discussion of liquidity and the impact of inflation, see "Capital Resources/Liquidity" below.

SUMMARY

         Net income for 1996 was $486,000, a 42% increase from East Ridge's net income of $343,000 in 1995. Net income for 1995 was $124,000 or 57% higher than the 1994 net income of $219,000. Net income per common share for 1996 was 42% higher than in 1995 and in 1995 was 56% higher compared to 1994. Pretax income for 1996 increased $196,000 or 40% from 1995 and $141,000 or 40% from 1994 to 1995. The larger increase in the 1995 net income over the 1995 pretax income is attributable to a $67,000 increase in tax exempt interest income.

         The increase in net income from 1995 to 1996 is primarily due to an increase in interest-earning assets of $4.215 million and only a 0.05% (tax adjusted) decrease in the net interest margin. The increase in net income from 1994 to 1995 was attributable to an increase in interest-earning assets of $4.325 million offset somewhat by a decrease in the net interest margin by 0.29% (tax adjusted). The 1995 increase was also due in part to a $26,000 decrease in the loan loss provision and decreases of $31,000 in the FDIC assessment and $35,000 in computer rental expense offset by a decrease in income from SBA loan sales of $59,000.


         The first three months of 1997 reflect net income of $111,000, 1.8% more than the $109,000 earned for the first three months of 1996. As of March 31, 1997, average federal funds sold increased by 289% as compared to March 31, 1996. This led to the $38,000 increase in other interest income for 1997. In addition, noninterest income decreased by 29.4% as no SBA loans were sold during the first three months of 1997, while income generated by SBA loan sales were $45,000 during the first three months of 1996. No other material changes occurred in the results of operations or balance sheet during the first quarter of 1997.

         For the remainder of the year in 1997, East Ridge will continue its objectives of maintaining asset quality and providing superior customer service to its markets. New services have not been implemented during 1997 due to the anticipated Merger.


FINANCIAL CONDITION

         Earning Assets. Average earning assets in 1996 increased $4.2 million or 12.5% over 1995 primarily due to an increase in average loans outstanding and an increase in the average investment securities portfolio. The loan growth was primarily funded by a significant increase in time deposits. Average earning assets in 1995 increased by $4.3 million or 14.7% over 1994 due primarily to an increase in average investment securities.

         Loan Portfolio. East Ridge's average loans for 1996 were $24.2 million, an increase of 10.4% over $21.9 million in average loans for 1995. Loan growth for 1996 was primarily funded through increased deposit growth and prepayments from mortgage-backed securities and maturities in the investment portfolio. Real estate loans increased by $1.8 million or 12.3% over 1995. Average loans for 1995 increased by $1.2 million over 1994, an increase of 5.9%. The increase in ending balance from 1995 to 1996 and 1994 to 1995 was consistent with the increase in average balances.

         Investment Portfolio. East Ridge's investment securities portfolio decreased by 17.9% or $2.3 million from 1995 to 1996. The balance in the securities portfolio decreased in order to fund loan growth. The 1995 investment securities portfolio increased by $5.6 million over 1994, an increase of 74.7% The increase in deposits helped to fund the investment
securities portfolio growth.   East Ridge maintains an investment strategy of
seeking portfolio yields within acceptable risk levels, as well as providing liquidity. East Ridge maintains two classifications of investment securities:
"Held to Maturity" and "Available for Sale." The "Available for Sale" securities are carried at fair market value, whereas the "Held to Maturity" securities are carried at book value. At year end 1996, unrealized gains in the "Available for Sale" portfolio amounted to $15,000. At the end of 1995 the unrealized gains in the "Available for Sale" portfolio amounted to $47,000.

         Deposits. East Ridge's average deposits increased $3.8 million or 10.9% from 1995 to 1996. Average deposits increased $4.4 million or 14.7% from 1994 to 1995. From year end 1995 to year end 1996, total deposits increased $3.4 million or 9.3%. The largest portion of growth during 1996 was in time deposits that increased $2.6 million or 14.2%. This is due to East Ridge's strategy of increasing time deposits by offering competitive prices to customers. From 1995 to 1996 interest-bearing transaction deposits increased $280,000 or 3.4%, savings deposits decreased $64,000 or 1.0% and other time deposits of less than $100,000 increased $2.4 million or 16.9%. From 1994 to 1995 interest-bearing transaction deposits increased $426,000 or 5.4%, savings deposits decreased $1.329 million or 20.1%, other time deposits of less than $100,000 increased $4.578 million or 47.1%, and time deposits of $100,000 or more increased by $1.887 million or 109.1%. The largest portion of deposit growth was in time deposits. This was also due to East Ridge's strategy of offering better rates to increase time deposits.

         Capital Resources. Stockholders' equity increased $397,000 or 15.0% to $3.0 million as of December 31, 1996, compared with $2.6 million at the end of 1995, and $2.2 million at year end 1994. East Ridge purchased and retired 1,980 shares of common stock in 1996. Retention of earnings accounted for all the increase in stockholders' equity during 1996.

         A decrease in unrealized appreciation of "Available for Sale" investment securities accounted for a decrease of $19,825 in stockholders' equity as of December 31, 1996. The changes in values in the unrealized appreciation are not taken into account in determining regulatory capital requirements. Excluding the securities "Available for Sale" adjustment, stockholders' equity was $3.0 million as of year end 1996, compared to $2.6 million for 1995, an increase of $417,000 or 15.9%.

         No new common stock was issued by East Ridge during 1996.

BALANCE SHEET MANAGEMENT

         Liquidity Management. Liquidity is the ability of a company to convert assets into cash without significant loss and to raise funds by increasing liabilities. Liquidity management involves having the ability to meet the day-to- day cash flow requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs.

         The primary function of asset/liability management is not only to assure adequate liquidity in order for East Ridge to meet the needs of its customer base, but to maintain an appropriate balance between interest-sensitive assets and interest-sensitive liabilities so that East Ridge can profitably deploy its assets. Both assets and liabilities are considered sources of liquidity funding and both are, therefore, monitored on a daily basis.

         The asset portion of the balance sheet provides liquidity primarily through loan repayments and maturities of investment securities. Additional sources of liquidity are the investments in federal funds sold and prepayments from the mortgage-backed securities from the investment portfolio.

         The liability portion of the balance sheet provides liquidity through various interest bearing and noninterest bearing deposit accounts. At year end East Ridge had $1.0 million of federal funds available and a line of credit from a commercial bank of which approximately $600,000 was available and unused.

RESULTS OF OPERATIONS

         Net Interest Income. Net interest income is the principal component of a financial institution's income stream and represents the spread between interest and fee income generated from earning assets and the interest expense paid on deposits. The following discussion is on a fully taxable equivalent basis.

         Net interest income for 1996 increased $192,000 or 11.5% over 1995, $129,000 or 8.3% in 1995 over 1994 and $235,000 or 17.9% in 1994 over 1993.
The increase in the net interest income from 1995 to 1996 is primarily due to the increase in the interest-earning assets with a slight decrease in the net interest margin. The increase in the net interest income from 1994 to 1995 was attributable to an increase in interest-earning assets offset by a 0.29% decrease in the net interest margin. See "Net Interest Income" for the detail of changes in interest income, interest expense and net interest margin due to changes in volumes and rates, in addition to the changes in interest-earning assets and interest-bearing liabilities.


         Interest income increased $331,000 or 10.8% in 1996 from 1995, and increased $595,000 or 24.0% in 1995 from 1994. Interest income produced by the loan portfolio increased $168,000 or 7.1% in 1996 from 1995, and increased $328,000 or 16.1% in 1995 from 1994. Interest income on investment securities increased $201,000 or 32.9% from 1995 to 1996, and increased $192,000 or 45.8%
from 1994 to 1995. The increase in investment income from 1994 to 1996 is due to the increase in the average investment securities portfolio during the two years. Interest income-other increased by $38,000 for the three months ended March 31, 1997 over March 31, 1996. This was due to the average federal funds sold increase of 289% as of March 31, 1997 as compared to March 31, 1996. Income from federal funds sold decreased $38,000 or 36.2% from 1995 to 1996 and increased $75,000 or 250% from 1994 to 1995. The average federal funds sold decreased from 1995 to 1996 which generated less in interest income. For 1994 to 1995 average federal funds increased; therefore, the interest income increased over the previous year.

         Total interest expense increased by $139,000 or 9.9% in 1996 from 1995, and increased $466,000 or 49.8% in 1995 from 1994. The interest expense increase from 1994 to 1996 is primarily due to the increase in average time deposits.

         The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets is computed by dividing fully taxable equivalent net interest income by average earning assets. This ratio represents the difference between the average yield on average earning assets and the average rate paid for all funds used to support those earning assets. The net interest margin decreased 5 basis points in 1996 to 4.92%.
The net cost of funds, defined as interest expense divided by average-earning assets, decreased 1 basis point from 4.50% in 1995 to 4.49% in 1996. The yield on earning assets decreased 14 basis points to 8.99% in 1996 from 9.13% in 1995.

         The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest bearing funds and gives a direct perspective on the effect of market interest rate movements. During recent years, the net interest margins and interests rate spreads have been under intense pressure to maintain historical levels, due in part to tax laws that discouraged investment in tax-exempt securities and intense competition for funds with non-bank institutions. As a result of changes in the asset and liability mix during 1996, the interest rate spread decreased 13 basis points from 1995 to 1996. The change in the asset and liability mix during 1995 resulted in an interest rate spread decrease of 37 basis points.

         Allowance for Loan Losses. Lending officers are responsible for the ongoing review and administration of each loan. They make the initial identification of loans which present some difficulty in collection or where there is an indication that the probability of loss exists. Lending officers are responsible for the collection effort on a delinquent loan. Senior management is informed of the status of delinquent and problem loans on a monthly basis.

         Senior management makes recommendations monthly to the board of directors as to charge-offs. Senior management reviews the allowance for possible loan losses on a quarterly basis. East Ridge's policy is to discontinue interest accrual when payment of principal and interest is 90 days or more in arrears.

         The allowance for possible loan losses represents management's assessment of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. Management analyzes the loan portfolio to determine the adequacy of the allowance for possible loan losses and the appropriate provisions required to maintain a level considered adequate to absorb anticipated loan losses. In assessing the adequacy of the allowance, management reviews the size, quality and risk of loans in the portfolio. Management also considers such factors as loan loss experience, the amount of past due and nonperforming loans, specific known risk, the status and amount of nonperforming assets, underlying collateral values securing loans, current and anticipated economic conditions and other factors which affect the allowance for potential credit losses.

         While it is East Ridge's policy to charge off in the current period the loans in which a loss is considered probable, there are additional risks of future losses which cannot be quantified precisely or attributed to particular loans or classes of loans. Because these risks include the state of the economy, management's judgment as to the adequacy of the allowance is necessarily approximate and imprecise.


         Management believes that the $311,000 for March 31, 1997 and $296,000 for December 31, 1996 in the allowance for loan losses was adequate to absorb known risks in the portfolio. No assurance can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio, and require greater provisions for possible loan losses in the future.


         Nonperforming Assets. Nonperforming assets include nonperforming loans and foreclosed real estate held for sale. Nonperforming loans include loans classified as nonaccrual or renegotiated. East Ridge's policy is to place a loan on nonaccrual status when it is contractually past due 90 days or more as to payment of principal or interest. At the time a loan is placed on nonaccrual status, interest previously accrued but not collected is reversed and charged against current earnings. Recognition of any interest after a loan has been placed on nonaccrual is accounted for on a cash basis.


         East Ridge had nonperforming assets at March 31, 1997 of $6,000 and none as of December 31, 1996.



         Noninterest Income. Noninterest income consists of revenues generated from a broad range of financial services and activities including fee-based services and profits and commissions earned through credit life insurance sales and other activities. In addition, gains or losses realized from the sale of investment portfolio securities are included in noninterest income. Total noninterest income decreased by $42,000 or 29.4% for the three months ended March 31, 1997 as compared to 1996, since no SBA loans were sold during the first three months of 1997 while income generated by SBA loan sales was $45,000 during the first three months of 1996. Total noninterest income increased $16,000 or 3.6% in 1996 compared to 1995. Noninterest income for 1995 showed decrease of $57,000 or 11.4% from 1994.

         Fee income from service charges on deposit accounts decreased $17,000 or 4.9% in 1996 following a $4,000 or 1.1% decrease in 1995. Due to increased competition, East Ridge lowered its service charge on small business accounts in 1995 resulting in decreased service charge income in 1995 and 1996. Nonrecurring items of noninterest income include sales of investment portfolio securities; however, East Ridge did not realize any gains or losses from the sales of securities in 1995 or 1996. Included in other noninterest income are gains on sales of the guaranteed portions of SBA loans. In 1996 East Ridge realized $45,000 from the sale of SBA loans. There were no gains in 1995.

         Noninterest Expenses. Noninterest expense for 1996 decreased $20,000 or 1.2% from 1995, decreased $76,000 or 4.7% in 1995 from 1994 and increased $66,000 or 4.3% in 1994 from 1993. Salaries and employee benefits in 1996 increased $30,000 or 3.3% from 1995 to a total of $931,000 at year-end 1996. Salaries and employee benefits in 1995 decreased $14,000 or 1.5% from 1994. The increase in 1996 was the result of normal pay increases. The decrease in 1995 was due to a reduction in staff.

         Occupancy expense decreased by $18,000 or 18.5% in 1996 following an increase of $2,000 or 2.3% in 1995. Occupancy expense was lower in 1996 due to a decrease in building repairs and maintenance.

         All other noninterest expenses decreased by $31,000 or 5.7% in 1996, following a $65,000 or 10.7% decrease in 1995. Included in all other noninterest expense is FDIC insurance that in 1996 decreased $34,000 or 94.2% from 1995. The other expenses include supplies and printing, telephone, postage and legal and audit fees. The decrease in other noninterest expenses was due to a concerted effort by senior management and staff to reduce overhead.

EFFECTS OF INFLATION AND CHANGING PRICES

         Inflation generally increases the cost of funds and operating overhead, and to the extent loans and other assets bear variable rates, the yields on such assets. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation.
Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. At the beginning of 1996, the Federal Reserve Board decreased interest rates 75 basis points in an effort to enhance growth in the economy through monetary policy. The prime rate remained unchanged through 1996 and increased 25 basis points in the first quarter of 1997. In addition, inflation affects financial institutions' cost of goods and services purchased, the cost of salaries and benefits, occupancy expense and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings and stockholders' equity. Mortgage originations and refinancings tend to slow as interest rates increase and can reduce East Ridge's earnings from such activities and the income from the sale of residential mortgage loans in the secondary market.

NET INTEREST INCOME

         The following table sets forth weighted yields earned by East Ridge on its earning assets and the weighted average rates paid on its deposits and other interest-bearing liabilities for the years indicated and certain other information:

                                                                 1996                                        1995
                                                      ---------------------------------   ----------------------------------------
                                                                  Interest      Average                   Interest         Average
                                                       Average     Income/      Yields/     Average       Income/          Yields/
(Fully taxable equivalent) (Dollars in thousands)      Balance     Expense       Rates      Balance       Expense           Rates
                                                      ---------   --------      -------    ----------    ----------       --------
 ASSETS:
 Interest-earning assets:
 Loans ............................................   $ 24,237    $2,529        10.43%    $   21,947    $    2,361         10.76%
 U.S. Treasury and other U.S. government
    agencies.......................................      9,490       577         6.08%         8,814           503          5.71%
 States and municipalities ........................      2,848       235         8.25%         1,339           108          8.07%
 Federal funds sold ...............................      1,339        67         5.00%         1,599           105          6.57%
                                                      --------    ------                   ----------    ----------         ------
    Total interest-earning assets/interest income..   $ 37,914    $3,408         8.99%    $   33,699    $    3,077          9.13%
 Cash and due from banks ..........................      2,422                                 2,324
 Other assets .....................................      2,002                                 2,036
 Allowance for loan losses ........................       (313)                                 (312)
                                                      --------                            ----------
    Total assets ..................................   $ 42,025                            $   37,747
                                                      ========                            ==========
 LIABILITIES AND SHAREHOLDERS' EQUITY:
 Interest-bearing liabilities:
 Demand deposits ..................................   $  8,773    $  204         2.33%    $    8,214    $      197          2.40%
 Savings ..........................................      6,500       228         3.51%         6,862           247          3.60%
 Time certificates ................................     18,684     1,077         5.76%        15,748           926          5.88%
 Other borrowings .................................        397        32         8.06%           355            32          9.01%
                                                      --------    ------                  ----------    ----------
    Total interest-bearing liabilities/interest
          expense .................................   $ 34,354    $1,541         4.49%    $   31,179    $    1,402          4.50%
                                                                  ------                                ----------
 Non-interest-bearing demand deposits..............      4,439                                 3,802
 Other liabilities ................................        383                                   326
 Shareholders' equity .............................      2,849                                 2,440
                                                      --------                            ----------
    Total liabilities and shareholders' equity.....   $ 42,025                            $   37,747
                                                      ========                            ==========

 Net interest earnings ............................               $1,867                                $    1,675
                                                                  ======                                ==========
 Net interest on interest-earning
 assets ...........................................                              4.92%                                      4.97%
                                                                                =====                                       ====
 Taxable equivalent adjustment:
    Investment securities .........................               $   80                                $       36

                                                Average Volume              Change in Volume              Average Rate
                                           --------------------------      ------------------      --------------------------
                                           1996       1995       1994      1996-95    1995-94      1996       1995       1994
                                           ----       ----       ----      -------    -------      ----       ----       ----
Interest-earning assets:
Loans .................................   $24,237    $21,947    $20,715    $ 2,290    $ 1,232      10.43%     10.76%     9.81%
U.S. Treasury and other U.S.
government agencies ...................     9,490      8,814      7,792        676      1,022       6.08%      5.71%     5.29%
States and municipalities .............     2,848      1,339        105      1,509      1,234       8.25%      8.07%     6.67%
Federal funds sold ....................     1,339      1,599        762       (260)       837       5.00%      6.57%     3.94%
                                          -------    -------    -------    -------    -------
  Total interest-earning assets .......   $37,914    $33,699    $29,374    $ 4,215    $ 4,325
                                          =======    =======    =======    =======    =======

Interest-bearing liabilities:
Demand deposits .......................   $ 8,773    $ 8,214    $ 7,821    $   559    $   393       2.33%      2.40%     2.07%
Savings ...............................     6,500      6,862      7,863       (362)    (1,001)      3.51%      3.60%     3.59%
Time certificates .....................    18,684     15,748     11,084      2,936      4,664       5.76%      5.88%     4.23%
Other borrowings ......................       397        355        330         42         25       8.06%      9.01%     6.97%
                                          -------    -------    -------    -------    -------
  Total interest-bearing liabilities ..   $34,354    $31,179    $27,098    $ 3,175    $ 4,081
                                          =======    =======    =======    =======    =======
Net interest on interest-earning assets                                                             4.92%      4.97%     5.26%

                                       Income/Expense            Variance              1996                  1995
                                  ------------------------  ----------------   --------------------   ----------------------
                                   1996     1995     1994   1996-95  1995-94   Volume   Rate    Mix   Volume   Rate    Mix
                                  ------   ------   ------  -------  -------   -----    ----    ---   ------   ----   ----
Interest-earning assets:
Loans .........................   $2,529   $2,361   $2,033   $ 168    $ 328    $ 239    $(80)   $ 9    $ 133    $208   $(13)
U.S. Treasury and other U.S.
  government agencies .........      577      503      412      74       91       41      35     (2)      58      37     (4)
States and municipalities .....      235      108        7     127      101      124       5     (2)     100      19    (18)
Federal funds sold ............       67      105       30     (38)      75      (13)    (21)    (4)      55      42    (22)
                                  ------   ------   ------   -----    -----    -----    ----    ---    -----    ----   ----
  Total interest-earning assets   $3,408   $3,077   $2,482   $ 331    $ 595    $ 391    $(61)   $ 1    $ 346    $306   $(57)
                                  ======   ======   ======   =====    =====    =====    ====    ===    =====    ====   ====

Interest-bearing liabilities:
Demand deposits ...............   $  204   $  197   $  162   $   7    $  35    $  13    $ (6)   $--    $   9    $ 27   $ (1)
Savings .......................      228      247      282     (19)     (35)     (13)     (6)    --      (36)      1     --
Time certificates .............    1,077      926      469     151      457      169     (22)     4      274     260    (77)
Other borrowings ..............       32       32       23      --        9        3      (4)     1        2       7     --
                                  ------   ------   ------   -----    -----    -----    ----    ---    -----    ----   ----
  Total interest-bearing
    liabilities ...............   $1,541   $1,402   $  936   $ 139    $ 466    $ 172    $(38)   $ 5    $ 249    $295   $(78)
                                  ======   ======   ======   =====    =====    =====    ====    ===    =====    ====   ====
Net interest earnings .........   $1,867   $1,675   $1,546   $ 192    $ 129    $ 219    $(23)   $(4)   $  97    $ 11   $ 21
                                  ======   ======   ======   =====    =====    =====    ====    ===    =====    ====   ====


LIABILITY AND ASSET MANAGEMENT

   The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income.

   The asset/liability committee, which consists of the president and one other director and certain other officers is charged with monitoring the liquidity and funds position of Bank of East Ridge. The Committee regularly reviews (a) the rate sensitivity position on a three-month, six-month, and one-year time horizon; (b) loans to deposit ratios; and (c) average maturity for certain categories of liabilities.

   The following table represents an interest sensitivity profile for East Ridge as of December 31, 1996. The table represents a static point in time and does not consider other variables, such as changing spread relationships or interest rate levels. "Net repricing gap" is the difference between total earning assets and total interest bearing liabilities repricing in any given period and "cumulative gap" is the sum of the net repricing gap from period to period.

Since interest-bearing demand deposits and savings accounts do not reprice on a regular basis, these balances have been included in the "After 5 years and non-rate sensitive" category.

                                                                                        After 5 years
                                       Within       After 3 months     After 12 months  and Non-rate
                                      3 months     Within 12 months    Within 5 years     Sensitive       Total
                                      --------     ----------------    --------------     ---------       -----
(Dollars in thousands)
EARNING ASSETS:
Loans ...........................     $13,110      $  1,537             $10,594           $     33       $25,274
Investment securities ...........         586         1,518               3,947              4,723        10,774
Federal funds sold ..............       4,315            --                  --                 --         4,315
                                      -------      --------             -------           --------       -------
         Total earning assets ...     $18,011      $  3,055             $14,541           $  4,756       $40,363
                                      =======      ========             =======           ========       =======
INTEREST-BEARING LIABILITIES:
Interest-bearing deposits .......     $ 4,346      $ 10,856             $ 5,270           $ 15,107       $35,579
Other borrowed funds ............          --            --                 364                 --           364
                                      -------      --------             -------           --------       -------
         Total interest-bearing

           liabilities ..........     $ 4,346      $ 10,856             $ 5,634           $ 15,107       $35,943
                                      =======      ========             =======           ========       =======
RATE SENSITIVITY GAP:
Net repricing gap ...............     $13,665      $ (7,801)            $ 8,907           $(10,351)
Net repricing gap as a percentage
  of total earning assets .......       33.86%       -19.33%              22.07%            -25.64%
Cumulative gap ..................     $13,665      $  5,864             $14,771           $  4,420
Cumulative gap as a percentage of
  total earning assets ..........       33.86%        14.53%              36.60%             10.95%


DEPOSITS

         East Ridge's primary sources of funds are interest bearing deposits. The following table sets forth East Ridge's deposit structure at December 31, in each of the last two years.

                                                              December 31,
                                                         ----------------------
                                                          1996           1995
                                                         ------        --------
(In thousands) Non interest-bearing deposits:
Individuals, partnerships and corporations........       $ 4,866       $ 4,189
U. S. Government and states and political subdivisions       110           110
Certified and official checks.....................             7             8
                                                         -------       -------
  Total non-interest-bearing deposits.............         4,983         4,307
Interest-bearing deposits:
Interest-bearing demand accounts..................       $ 8,548       $ 8,268
Saving accounts...................................         6,559         6,623
Certificates of deposit, less than $100,000.......        16,718        14,303
Certificates of deposit, more than $100,000.......         3,754         3,616
                                                          ------        ------
  Total interest-bearing deposits.................        35,579        32,810
  Total deposits..................................       $40,562       $37,117
                                                         =======       =======

         The following table presents a breakdown by category of the average amount of deposits and the average rate paid on deposits for the periods indicated:

                                         December 31,
                                --------------------------------
                                     1996              1995
                                ------------       -------------
(Dollars in thousands)
Non interest-bearing deposits.  $ 4,439            $ 3,802
Savings deposits..............    6,500 3.51%        6,862  3,60%
Time deposits.................   18,684 5.76%       15,748  5.88%
Interest-bearing demand deposits  8,773 2.33%        8,214  2.40%
                                 ------            -------
         Total deposits.......  $38,396            $34,626
                                =======            =======

         At December 31, 1996, time deposits greater than $100,000 aggregated approximately $3,754,000. The following table indicates, as of December 31, 1996, the dollar amount of $100,000 or more by the time remaining until maturity (in thousands):

                                                  December 31, 1996
                                 ----------------------------------------------------
                                 3 Months       3 to 12        1 to 5         Over 5
                                  or less       Months          Years          Years
                                 --------       -------        ------         -------
Time certificates............     $760          $1,098        $1,896           --

ASSETS

         The management of East Ridge considers many criteria in managing assets, including creditworthiness, diversification and structural characteristics, maturity and interest rate sensitivity. The following table sets forth East Ridge's interest-earning assets by category at December 31, in each of the last two years.

                                                 December 31,
                                         ----------------------------
                                           1996                1995
                                         -------             --------
(In thousands)
Interest-bearing deposits with banks
Investment securities............        $10,774             $13,119
Federal funds sold...............          4,315                 575
Loans:
  Real estate....................         16,607              14,782
  Commercial and other...........          8,667               7,932
                                         -------             -------
    Total loans..................         25,274              22,714
                                         -------             -------
Interest-earning assets .........        $40,363             $36,408
                                         =======             =======

INVESTMENT PORTFOLIO

         East Ridge has classified all investment securities as either available for sale or held to maturity depending upon whether East Ridge has the intent and ability to hold the investment securities to maturity. The classification of certain investment securities as available for sale is consistent with East Ridge's investment philosophy of maintaining flexibility to manage the portfolio. At December 31, 1996, approximately $5.3 million of investment securities were classified as available for sale. Approximately $9,000 of unrealized gain was included in shareholders' equity related to the available for sale investment securities.

         At year end 1996, obligations of the United States Government or its agencies and obligations of states and political subdivisions, including Fannie Mae, Freddie Mac, Ginnie Mae and Small Business Administration loans represented approximately 97.4% of the total investment portfolio. The following table presents the carrying amounts of East Ridge's investment portfolio at December 31, in each of the last two years.

                                                December 31,
                                           -----------------------
                                           1996               1995
                                           -------         -------
(In thousands)
AVAILABLE FOR SALE:
  U.S. Treasury.............               $ 1,841         $ 2,411
  U.S. Government agencies..                 2,232           3,442
  States and political
     subdivisions...........                   951             885
  Other securities..........                   275             277
                                           -------         -------
Total available for sale....               $ 5,299         $ 7,015
                                           -------         -------

HELD TO MATURITY:
  U.S. Government agencies..               $ 3,568         $ 4,345
  States and political
     subdivisions...........                 1,907           1,759
                                           -------         -------
Total held to maturity......               $ 5,475         $ 6,104
                                           -------         -------

Total investment portfolio..               $10,774         $13,119
                                           =======         =======

         The following table presents the maturity distribution of the carrying value and estimated market value of East Ridge's investment portfolio at December 31, 1996. The weighted average yields on these instruments are presented based on final maturity. Yields on obligations of states and political subdivisions have not been adjusted to a fully-taxable equivalent basis.

                                                     December 31, 1996
                                        --------------------------------------------------
                                                           Estimated          Weighted
                                        Carrying Value     Market Value     Average Yield
                                        --------------     ------------     -------------
(In thousands)
AVAILABLE FOR SALE:
U.S. Treasuries:
  Due within 1 year ................     $  599                $  602             6.34%
  Due after 1 year but within 5
    years ..........................      1,238                 1,239             5.74%
                                         ------                ------
      Total ........................      1,837                 1,841             5.93%
                                         ------                ------
U.S. Government agencies:

  Due within 1 year ................        234                   235             6.22%
  Due after 1 year but within 5
      years ........................      1,240                 1,242             6.47%
  Due after 5 years but within 10
      years ........................        200                   198             7.22%
  Due after 10 years ...............        556                   557             6.95%
                                         ------                ------
     Total .........................      2,230                 2,232             6.63%
                                         ------                ------
States and political subdivisions:
  Due after 10 years ...............        937                   951             5.32%
                                         ------                ------
Other:
  Due after 10 years ...............        280                   275             6.57%
                                         ------                ------
     Total investments available for
         sale ......................     $5,824                $5,299             6.15%
                                         ======                ======

HELD TO MATURITY:
U.S. Government agencies:

  Due after 1 year but within 5
     years .........................     $2,107                $2,086             5.82%
  Due after 10 years ...............      1,461                 1,457             6.13%
                                         ------                ------
     Total .........................      3,568                 3,543             5.94%
                                         ------                ------
States and political subdivisions:
  Due after 5 years but within 10

      years ........................        146                   146             5.00%
  Due after 10 years ...............      1,761                 1,793             5.50%
                                         ------                ------
      Total ........................      1,907                 1,939             5.46%
                                         ------                ------
     Total investments held to
         maturity ..................     $5,475                $5,482             5.78%
                                         ======                ======


INVESTMENT POLICY

         The objective of East Ridge's investment policy is to invest funds not otherwise needed to meet the loan demand of Bank of East Ridge's market area to earn the maximum return for Bank of East Ridge, yet still maintain sufficient liquidity to meet fluctuations in Bank of East Ridge's loan demand and deposit structure. In doing so, East Ridge balances the market and credit risk against the potential investment return, makes investments compatible with the pledge requirements of Bank of East Ridge's deposits of public funds, maintains compliance with regulatory investment requirements, and assists the various public entities with their financing needs. The Investment Committee is comprised of the president and three other directors. The president is authorized to execute security transactions for the investment portfolio and to make decisions on purchases and sales of securities. All the investment transactions occurring since the previous board of directors' meeting are reviewed by the board at its next monthly meeting. Limitations on the Committee's investment authority include: (a) investment in any one municipal security may not exceed 20% of equity capital; (b) the entire investment portfolio may not increase or decrease by more than 10% in any one month; (c) investments in obligations of the State of Tennessee may not exceed 30% of equity capital; and (d) investment in mortgage-backed securities may not exceed more than 40% of equity capital. The investment policy allows portfolio holdings to include short-term securities purchased to provide Bank of East Ridge's needed liquidity and longer term securities purchased to generate stable income for Bank of East Ridge during periods of interest rate fluctuations.

LOAN PORTFOLIO

         The following table sets forth the composition of East Ridge's loan portfolio at December 31 in each of the past two years (in thousands).

                                                                    December 31,
                                                             --------------------------
                                                              1996               1995
                                                             -------           --------
Real estate loans:
  Construction and land
    development .............................                $ 1,112             $   733
  Secured by residential  properties ........                  6,485               5,566
  Other real estate loans ...................                  9,010               8,483
                                                             -------             -------
    Total real estate loans .................                 16,607              14,782
Commercial and industrial loans .............                  4,329               3,602
Other consumer loans ........................                  3,901               3,936
All other loans .............................                    437                 394
                                                             -------             -------
   Total loans ..............................                 25,274              22,714
Less:
Allowance for loan losses ...................                    296                 307
                                                             -------             -------
   Net loans ................................                $24,978             $22,407
                                                             =======             =======

         The following table summarizes certain information concerning East Ridge's loan portfolio (dollars in thousands):

                                                                     December 31, 1996
                                                             --------------------------------
                                                               Amount       % of Total Loans
                                                             -------        -----------------
Real estate loans:

  Construction and land development .........                $ 1,112                4.40%
  Secured by residential properties .........                  6,485               25.66%
  Other real estate loans ...................                  9,010               35.65%
                                                             -------             -------
     Total real estate loans ................                 16,607               65.71%
Commercial and industrial loans .............                  4,329               17.13%
Other consumer loans ........................                  3,901               15.43%
All other loans .............................                    437                1.73%
                                                             -------             -------
    Total loans .............................                 25,274              100.00%
                                                                                 =======
Less:
Allowance for loan losses ...................                    296
                                                             -------
    Net loans ...............................                $24,978
                                                             =======

         The following table sets forth maturities of the loan portfolio and the sensitivity to interest rate changes of East Ridge's loan portfolio (in thousands).

                                                                  December 31, 1996
                                            ----------------------------------------------------------------
                                                                   Maturity Range
                                            ----------------------------------------------------------------
                                            One Year        One Through                Over
                                            or Less          Five Years             Five Years         Total
                                            --------         -----------           ------------      -------
LOAN MATURITY:
Real estate construction loans .........    $1,112           $  --                 $ --              $ 1,112
Real estate mortgage loans .............     4,049             8,435                3,011             15,495
Commercial and industrial loans ........     2,459             1,602                  268              4,329
All other loans ........................       667             3,441                  230              4,338
                                            ------           -------               ------            -------
  Total loans ..........................    $8,287           $13,478               $3,509            $25,274
                                            ======           =======               ======            =======
LOAN INTEREST RATE SENSITIVITY:
Selected loans with:
  Predetermined interest rates .........    $3,119           $10,594               $   33            $13,746
  Floating or adjustable interest
      rates ............................     5,168             2,884                3,476             11,528
                                            ------           -------               ------            -------
    Total ..............................    $8,287           $13,478               $3,509            $25,274
                                            ======           =======               ======            =======

LOAN POLICY

         All lending activities of Bank of East Ridge are under the direct supervision and control of the East Ridge Board with secondary authority vested in the Executive Committee. The Senior Loan Committee, which consists of the president, one other director and two senior lending officers, enforces loan authorizations for each officer, decides on loans exceeding such limits, services all requests for officer credits to the extent allowable under current laws and regulations, administers all problem credits, and determines the allocation of funds for each lending division. The loan portfolio consists primarily of real estate, commercial, small business, residential construction and consumer installment loans. Maturity of term loans is normally limited to 15 years. Conventional real estate loans may be made up to 80% of the appraised value or purchase cost of the real estate for no more than a 30-year term. Installment loans are based on the earning capacity and vocational stability of the borrower.

         The Bank of East Ridge board at its regularly scheduled meetings reviews all new loans made the preceding month. Loans which are 30 days or more past due are reviewed monthly.

         The Loan Committee of Bank of East Ridge periodically reviews the loan portfolio, particularly nonaccrual and renegotiated loans. Each loan officer is responsible for monitoring and collecting his or her own loan portfolio. Loan Committee review may result in a determination that a loan should be placed on a nonaccrual status for income recognition, subject to East Ridge Board appeal. In addition, to the extent that management identifies potential losses in the loan portfolio and reduces the book value of such loans through charge-offs, to their estimated collectible value, East Ridge's policy is to classify as nonaccrual any loan on which payment of principal or interest is 90 days or more past due, where there is adequate collateral to cover principal and accrued interest and the loan is in the process of collection. No concessions are granted and late fees are collected. In addition, a loan will be classified as nonaccrual if, in the opinion of the Loan Committee, based upon a review of the borrower's or guarantor's financial condition, collateral value or other factors, payment is questionable, even though payments are not 90 days or more past due.

         When a loan is classified as nonaccrual, any unpaid interest is reversed against current income. Interest is included in income thereafter only to the extent received in cash. The loan remains in a nonaccrual classification until such time as the loan is brought current, when it may be returned to accrual classification. When principal or interest on a nonaccrual loan is brought current, if in management's opinion future payments are questionable, the loan would remain classified as nonaccrual. After a nonaccrual or renegotiated loan is charged off, any subsequent payments of either interest or principal are applied first to any remaining balance outstanding, then to recoveries and lastly to income.

         The large number of consumer installment loans and the relatively small dollar amount of each makes an individual review impracticable. It is East Ridge's policy to charge off any consumer installment loan which is past due 90 days or more.

         In addition, mortgage loans secured by real estate are placed on nonaccrual status when the mortgagor is in bankruptcy, or foreclosure proceedings are instituted. Any accrued interest receivable remains in interest income as an obligation of the borrower.

CREDIT RISK MANAGEMENT AND RESERVE FOR LOAN LOSSES

         Credit risk and exposure to loss are inherent parts of the banking business. Management seeks to manage and minimize these risks through its loan and investment policies and loan review procedures. Management establishes and continually reviews lending and investment criteria and approval procedures that it believes reflect the risk sensitive nature of East Ridge. The loan review procedures are set to monitor adherence to the established criteria and to ensure that on a continuing basis such standards are enforced and maintained.

         Management's objective in establishing lending and investment standards is to manage the risk of loss and to provide for income generation through pricing policies. To effectuate this policy, East Ridge makes commercial real estate loans with a three-year or less fixed maturity which may be amortized over a maximum of 15 years.

         The loan portfolio is regularly reviewed and management determines the amount of loans to be charged-off. In addition, such factors as East Ridge's previous loan loss experience, prevailing and anticipated economic conditions, industry concentrations and the overall quality of the loan portfolio are considered. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses on loans and real estate owned. Such agencies may require East Ridge to recognize additions to the allowances based on their judgments about information available at the time of their examinations. In addition, any loan or portion thereof which is classified as a "loss" by regulatory examiners is charged-off.


         The reserve for loan losses is increased by provisions charged to operating expense. The reserve is reduced by charging off loans or portions of loans at the time they are deemed by management to be uncollectible and increased when loans previously charged off are recovered. The resulting reserve for loan losses is viewed by management as a single, unallocated reserve available for all loans and, in management's opinion, is adequate to provide for reasonably foreseeable potential loan losses. The risk associated with loans varies with the creditworthiness of the borrower, the type of loan (consumer, commercial or real estate) and its maturity. Cash flows adequate to support a repayment schedule is an element considered for all types of loans. Real estate loans are impacted by market conditions regarding the value of the underlying property used as collateral. Commercial loans are also impacted by the management of the business as well as economic conditions. The approximate anticipated amount of loan charge-offs by category during 1997 is as follows:

         Real Estate Loans                   $10,000
         Commercial and industrial loans           -
         All other loans                      48,000
                                             -------
           Total                             $56,000
                                             =======

         Management's estimate of charge-offs for 1997 is based upon historical data as well as the composition of the loan portfolio at December 31, 1996. Management believes the allowance for loan lossess is adequate to absorb such anticipated charge-offs.

         Rules and formulas relative to the adequacy of the reserve, although useful as guidelines to management, are not rigidly applied. The reserve for loan losses was $311,000 as of march 31, 1997, or 1.24% of loans outstanding. The reserve for loan losses was $296,000 at year end 1996, or 1.17% of loans outstanding compared to $307,000, or 1.35%, and $285,000, or 1.31%, at year ends 1995 and 1994, respectively. The following table presents data related to East Ridge's reserve for loan losses for the periods indicated.

                                                        Three Months Ended              Year-to-Date
                                                        ------------------          --------------------
                                                          March 31, 1997             1996         1995
                                                        ------------------          -------      -------
                                                                                       (In thousands)
Total loans:
  Average outstanding during the period ..............       $24,731                $24,237      $21,947

Allowance for loan losses:

  Balance at beginning period ........................       $   296                $   307      $   285
Charge-offs:
  Real esstate loans .................................            --                     --           --
  Installment loans ..................................            --                     18           21
  Credit cards and related plans .....................            --                      8            3
  Commercial and all other loans .....................            --                     32           10
                                                             -------                -------      -------
                                                                   0                     58           34
                                                             -------                -------      -------
Recoveries:

  Real estate loans ..................................            --                     --           --
  Installment loans ..................................             2                     10            8
  Credit cards and related plans                                   1                      1           --
                                                             -------                -------      -------
                                                                   3                     11            8
                                                             -------                -------      -------
Net charge-offs                                                   (3)                    47           26

Provision charged to income ..........................            12                     36           48
                                                             -------                -------      -------
Balance at end of period .............................       $   311                $   296      $   307

Net charge-offs to average loans outstanding .........         -0.01%                  0.19%        0.12%
Allowance for loan losses to average loans outstanding
                                                                1.26%                  1.22%        1.40%
Allowance for loan losses to net charge-offs .........         103.7X                  6.30X       11.81X

         The following table sets forth information with respect to nonperforming loans of East Ridge on the dates indicated. Accrual of interest is discontinued when there is reasonable doubt as to the full, timely collections of interest or principal. When a loan becomes contractually past due ninety (90) days with respect to interest or principal, it is reviewed and a determination is made as to whether it should be placed on nonaccrual status. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to principal and interest and when, in the judgment of management, the loans are estimated to be fully collectible as to principal and interest. Restructured loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms. The information provided below is as of December 31 for the years indicated (dollars in thousands).


                                                             Three Months Ended         December 31,
                                                             ------------------     ----------------------
                                                               March 31, 1997        1996            1995
                                                             ------------------     -------        -------
Nonaccrual loans ...........................................      $    6           $     --       $     --
Restructured loans .........................................          --           $     --       $     --
Loans past due 90 days or more to principal or
 interest payments .........................................      $  119           $     13       $      5
Nonperforming loans as a percentage of net loans before
 allowance for loan losses .................................        0.02%              0.05%          0.02%
Allowance for loan losses as a percentage of
 nonperforming loans .......................................     5183.33%           2276.92%       6140.00%

CAPITAL RESOURCES/LIQUIDITY

         Liquidity. Of primary importance to depositors, creditors and regulators is the ability to have readily available funds sufficient to repay fully maturing liabilities. East Ridge's liquidity, represented by cash and cash due from banks, is a result of its operating, investing and financing activities. In order to insure funds are available at all times, East Ridge devotes resources to projecting on a monthly basis the amount of funds which will be required and maintains relationships with a diversified customer base so funds are accessible. Liquidity requirements can also be met through short-term borrowings or the disposition of short-term assets which are generally matched to correspond to the maturity of liabilities.

         East Ridge has a formal liquidity policy, and in the opinion of management, its liquidity levels are considered adequate. Neither East Ridge nor Bank of East Ridge is subject to any specific regulation liquidity requirements imposed by regulatory authorities. Bank of East Ridge is subject to general FDIC guidelines which do not require a minimum level of liquidity. Management believes its liquidity ratios meet or exceed these guidelines. Management does not know of any trends or demands which are reasonably likely to result in liquidity increasing or decreasing in any material manner.

         The following table sets forth liquidity ratios for the periods indicated:

                                                                December 31,
                                               --------------------------------------------
                                                1996               1995                1994
                                               -----              -----               -----
Average loans to average deposits........      63.12%             63.38%              68.59%


CAPITAL ADEQUACY

         Capital adequacy refers to the level of capital required to sustain asset growth over time and to absorb losses. The objective of East Ridge's management is to maintain a level of capitalization that is sufficient to take advantage of profitable growth opportunities while meeting regulatory requirements. This is achieved by improving profitability through effectively allocating resources to more profitable businesses, improving asset quality, strengthening service quality, and streamlining costs. The primary measures used by management to monitor the results of these efforts are the ratios of average equity to average assets, average tangible equity to average tangible assets, and average equity to net loans.

         The Federal Reserve Board has adopted capital guidelines governing the activities of bank holding companies. These guidelines require the maintenance of an amount of capital based on risk-adjusted assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, banks and bank holding companies are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments.

         The capital guidelines classify capital into two tiers, referred to as Tier I and Tier II. Under risk-based capital requirements, total capital consists of Tier I capital which is generally common shareholders' equity less goodwill and Tier II capital which is primarily a portion of the allowance for loan losses and certain qualifying debt instruments. In determining risk-based capital requirements, assets are assigned risk-weights of 0% to 100%, depending primarily on the regulatory assigned levels of credit risk associated with such assets. Off-balance sheet items are considered in the calculation of risk-adjusted assets through conversion factors established by the regulators. The framework for calculating risk-based capital requires banks and bank holding companies to meet the regulatory minimums of 4% Tier I and 8% total risk-based capital.

         In 1990 regulators added a leverage computation to the capital requirements, comparing Tier I capital to total average assets less goodwill.

                                                     December 31, 1996
                                                  ----------------------
                                                  (Dollars in thousands)
CAPITAL:
Tier I capital:
         Stockholders' equity ....................         $ 3,038
         Less disallowed intangibles .............              --
                                                           -------
                  Total Tier I capital ...........         $ 3,038
Tier II capital:
         Qualifying debt .........................         $    --
         Qualifying allowance for loan losses ....             296
                                                           -------
                  Total Tier II capital ..........         $ 3,334
                                                           -------
                  Total capital ..................         $ 3,334
                                                           -------
Risk-adjusted assets .............................         $27,875
Quarterly average assets .........................         $43,190
RATIOS:

Tier I capital to risk-adjusted assets ...........           10.90%
Tier II capital to risk-adjusted assets ..........           11.96%
Total capital to risk-adjusted assets ............           11.96%
Leverage-- Tier I capital to quarterly
  average assets less disallowed intangibles .....            7.03%

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") established five capital categories for banks and bank holding companies. The bank regulators adopted regulations defining these five capital categories in September 1992. Under these new regulations each bank is classified into one of the five categories based on its level of risk-based capital as measured by Tier I capital, total risk-based capital, and Tier I leverage ratios and its supervisory ratings.

         The following table lists the five categories of capital and each of the minimum requirements for the three risk-based capital ratios.

                                                          Total Risk-Based      Tier I Risk-Based         Leverage
                                                            Capital Ratio         Capital Ratio             Ratio
                                                          ----------------      -----------------       -------------
Well-capitalized......................................      10% or above           6% or above          5% or above
Adequately capitalized................................       8% or above           4% or above          4% or above
Undercapitalized......................................      Less than 8%          Less than 4%          Less than 4%
Significantly undercapitalized........................      Less than 6%          Less than 3%          Less than 3%
Critically undercapitalized...........................           --                    --                2% or less

         On March 31, 1997, East Ridge exceeded the regulatory minimums and qualified as a well-capitalized institution under the regulations.

                             BUSINESS OF EAST RIDGE

GENERAL

         East Ridge, incorporated in Tennessee, is a bank holding company that commenced operations in 1983. Its principal asset is the capital stock of Bank of East Ridge. At March 31, 1997, East Ridge had total assets of $44.5 million and stockholders' equity of $3.1 million. Bank of East Ridge, East Ridge's wholly-owned subsidiary, is a Tennessee banking corporation. Bank of East Ridge provides a variety of banking and financial services to businesses and individuals. Bank of East Ridge's headquarters and principal banking office is located at 4154 Ringgold Road, Chattanooga, Tennessee 37412-0416. In addition, Bank of East Ridge has two branches located in Foodmax Supermarkets at 2290 Gunbarrel Road and 4976 Highway 58 in Chattanooga, Tennessee.

EMPLOYEES

         As of March 31, 1997, East Ridge had approximately 25 full-time employees. The employees are not represented by a collective bargaining unit. East Ridge believes its relationship with its employees to be good.

CUSTOMERS

         It is the opinion of management that there is no single customer or affiliated group of customers whose deposits, if withdrawn, would have a materially adverse effect on the business of East Ridge.

PROPERTIES

         East Ridge has its principal offices in its headquarters building at 4154 Ringgold Road, Chattanooga, Tennessee 37412-0416, which is owned and occupied by Bank of East Ridge. Bank of East Ridge leases the space in which it operates two branches in Foodmax Supermarkets. These branches each are comprised of approximately 450 square feet in each supermarket and are leased pursuant to lease agreements entered into in August and November 1992 for initial five year terms. Each lease provides two five year extensions. Bank of East Ridge has renewed each such lease for the first renewal period.

LEGAL PROCEEDINGS

         The nature of its business generates a certain amount of litigation against East Ridge and Bank of East Ridge involving matters arising in the ordinary course of business. None of the legal proceedings currently pending or threatened to which East Ridge or Bank of East Ridge is a party or to which any of their properties are subject will have, in the opinion of management of East Ridge, a material effect on the business or financial condition of East Ridge or Bank of East Ridge.

BANKING

         Bank of East Ridge conducts its business as a commercial bank, with special emphasis in retail banking, including the acceptance of checking and savings deposits, and the making of commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers collections, notary public services, and other customary bank services to its customers.

COMPETITION

         All phases of East Ridge's banking activities are highly competitive. Bank of East Ridge competes actively with nine commercial banks in Tennessee, and at least four commercial banks in Georgia, as well as finance companies, credit unions and other financial institutions located in its service area, which includes Hamilton County in Tennessee and Catoosa and Walker Counties in Georgia.

SUPERVISION AND REGULATION

         East Ridge is a bank holding company within the meaning of the federal Bank Holding Company Act of 1956, as amended (the "Act"), and is registered with the Board of Governors of the Federal Reserve System (the "Board"). East Ridge is required to file with the Board annual reports and such additional information as the Board may require pursuant to the Act. The Board may also make examinations of East Ridge and its subsidiaries. The following summary of the Act and of the other acts described herein is qualified in its entirety by express reference to each of the particular acts.

         The Act requires every bank holding company to obtain the prior approval of the Board before acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank which is not majority owned by East Ridge. The Act prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company which is not a bank and from engaging in any business other than banking or furnishing services to or performing services for its subsidiaries. The 5% limitation is not applicable to ownership of shares in any company the activities of which the Board has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         Subject to limited exceptions, the Act prohibits the direct or indirect acquisition by a bank holding company or any of its subsidiaries of more than five percent of the voting shares or substantially all of the assets of a bank located outside the state in which the operations of its banking subsidiaries are principally conducted, unless the acquisition is specifically authorized by a statute of the state in which the bank to be acquired is located. The Tennessee Reciprocal Banking Act was amended, effective January 1, 1991, generally to permit nationwide reciprocal interstate banking.

         Bank of East Ridge is an "affiliate" of East Ridge within the meaning of the Federal Reserve Act. This act places restrictions on a bank's loans or extensions of credit to, purchases of or investments in the securities of, and purchases of assets from an affiliate, a bank's loans or extensions of credit to third parties collateralized by the securities or obligations of an affiliate, the issuance of guarantees, acceptances, and letters of credit on behalf of an affiliate, and certain bank transactions with an affiliate, or with respect to which an affiliate acts as agent, participates, or has a financial interest. Furthermore, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

         Under Federal Reserve Board policy, East Ridge is expected to act as a source of financial strength to its subsidiary bank and to commit resources to support its subsidiary. This support may be required at times when, absent such Federal Reserve Board policy, East Ridge may not be inclined to provide it. Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (a) the default of a commonly controlled FDIC-insured depository institution or (b) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. Under FDICIA (see discussion below) a bank holding company may be required to guarantee the capital plan of an undercapitalized depository institution. Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

         Bank of East Ridge is a member of the FDIC and is subject to examination and regulation by that authority. Bank of East Ridge is chartered under the banking laws of the State of Tennessee and is subject to the supervision of, and regular examination by, the TDFI.

         The Tennessee Reciprocal Banking Act requires the filing of an application with and the approval of the Tennessee Commissioner of Financial Institutions to acquire a Tennessee bank or bank holding company.

         Tennessee law was amended in 1990 to permit branch banking in any county in the state. Prior to the amendment, statewide branching was possible pursuant to a May 1988 federal court decision.

         In December 1991, a major banking bill entitled the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted, which substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. The Bank of East Ridge has capital levels well above the minimum requirements. In addition, an institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market and also may not be able to "pass through" insurance coverage for certain employee benefit accounts. FDICIA also requires the holding company of any undercapitalized depository institution to guarantee, in part, certain aspects of such depository institution's capital plan for such plan to be acceptable. FDICIA contains numerous other provisions, including new accounting, audit and reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches, new regulatory standards in such areas as asset quality, earnings and compensation and revised regulatory standards for, among other things, powers of state banks, real estate lending and capital adequacy. FDICIA also requires that a depository institution provide 90 days prior notice of the closing of any branches.

EFFECT OF GOVERNMENTAL POLICIES

         East Ridge and Bank of East Ridge are affected by the policies of regulatory authorities, including the Federal Reserve System. An important function of the Federal Reserve System is to regulate the national money supply. Among the instruments of monetary policy used by the Federal Reserve are: purchases and sales of U.S. Government securities in the marketplace; changes in the discount rate, which is the rate any depository institution must pay to borrow from the Federal Reserve; and changes in the reserve requirements of depository institutions. These instruments are effective in influencing economic and monetary growth, interest rate levels and inflation.

         The monetary policies of the Federal Reserve System and other governmental policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. Because of changing conditions in the national economy and in the money market, as well as the result of actions by monetary and fiscal authorities, it is not possible to predict with certainty future changes in interest rates, deposit levels, loan demand or the business and earnings of East Ridge or whether the changing economic conditions will have a positive or negative effect on operations and earnings.

         Bills are pending before the United States Congress and the Tennessee General Assembly which could affect the business of East Ridge and Bank of East Ridge, and there are indications that other similar bills may be introduced in the future. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the business of East Ridge and Bank of East Ridge may be affected thereby.

                            MANAGEMENT OF EAST RIDGE

DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides certain information regarding directors, all of whom are nominees for reelection to serve as members of the East Ridge Board.


                                                                                       DIRECTOR           PRINCIPAL OCCUPATION
               NAME                         AGE                    POSITIONS            SINCE             FOR PREVIOUS 5 YEARS
James L. Eidson, Sr...............          78           Director                      1984             Owner/Eidson's Restaurant
Jason D. Helton, Jr...............          66           Director                      1984             Retired
William B. Luther.................          64           Director                      1984             Attorney
James D. Renegar..................          59           Chairman of the Board and     1984             Bank President
                                                         President                     1984
Paul M. Starnes...................          62           Director                      1984             Health and Education
                                                                                                        Consultant
                                                                                                        Bank's Chief Executive
David E. Young....................          62           Director                      1984             Officer


         No director of East Ridge is related to any other director. David E. Young is not related to James R. Young, Jr., identified below as Senior Vice President of Bank of East Ridge. No director of East Ridge is a director or executive officer of another bank holding company, bank, savings and loan association, or credit union. The following is a brief description of the business experience of certain executive officers of East Ridge.

         DAVID E. YOUNG (62), is the Chairman of the Board of Bank of East Ridge and a director of East Ridge. Mr. Young was Chairman of the Board of Bank of East Ridge during its organization in 1984 and 1985 and was employed by Bank of East Ridge in 1990 as its Chief Executive Officer.

         JAMES D. RENEGAR (59), is the Chairman of East Ridge and President of Bank of East Ridge. Mr. Renegar was an organizer of Bank of East Ridge and has been its President since the bank opened in 1985. He received a B.S. degree from the University of Chattanooga and is a graduate of the School for Bank Administration at the University of Wisconsin.

         JAMES R. YOUNG, JR. (52), Senior Vice President of Bank of East Ridge has been employed by Bank of East Ridge since 1986. Mr. Young attended the University of Tennessee at Chattanooga and has completed Tennessee Bankers Commercial Lending School and Tennessee Young Bankers School. He has completed a number of American Institute of Banking courses.

         DANIEL O. CRYE (49), Vice President of Bank of East Ridge, joined
Bank of East Ridge in 1992. He is a graduate of the University of Tennessee and the Graduate School of Retail Bank Managment at the University of Virginia.

TRANSACTIONS WITH MANAGEMENT

         East Ridge has and expects to have in the future banking and other business transactions in the ordinary course of its banking business with directors, officers, and 10% beneficial owners of East Ridge and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Any such banking transactions will not involve more than the normal risk of collectibility nor present other unfavorable features to East Ridge.

SECURITIES LAW LIMITATIONS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of East Ridge, East Ridge has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

THE EAST RIDGE BOARD AND ITS COMMITTEES

         Directors of East Ridge and Bank of East Ridge are elected annually and each director holds office until his or her successor is elected and qualified. Committees of the board of Bank of East Ridge and their members include Executive Committee (Messrs. Luther, Renegar, Young, Helton and Eidson); Senior Loan Committee (Messrs. Young, Renegar, James Young and Crye); Assets/Liability Committee (Messrs. Renegar, David E. Young and James Young and
Crye); Audit Committee (Messrs. Young, Eidson, Helton and Luther); and Personnel Committee (Messrs. Helton, Starnes and Eidson).

EXECUTIVE COMPENSATION

         The Summary Compensation Table provides information for the years indicated about the Chief Executive Officer ("CEO"). No other executive officer of East Ridge or Bank of East Ridge received compensation in excess of $100,000 for the year ended December 31, 1996.

                           Summary Compensation Table

                                                                                 Annual Compensation
                                                                           -----------------------------
                         (a)                           (b)                    (c)               (d)
             Name and Principal Position               Year                Salary ($)         Bonus ($)
             ---------------------------               ----                ----------         ---------
                                                       1996                 $85,650            $15,000
 David E. Young                                        1995                  78,320               --
Chairman and CEO of Bank of East Ridge                 1994                  73,579               --



COMPENSATION OF DIRECTORS

         During 1996, each director received $100 per meeting attended, with the exception of Mr. Luther who serves as secretary to the East Ridge Board and who received $200 per meeting attended. Directors are not compensated for committee meetings.

OWNERSHIP OF EAST RIDGE COMMON STOCK


         As of July __, 1997, East Ridge's records indicated the following number of shares were beneficially owned by (i) all persons who own beneficially 5% or more of the East Ridge Common Stock, (ii) each person who is a director or a named executive officer of East Ridge and (iii) all directors and executive officers as a group.


                                                            Amount and Nature
                        Name of                          of Beneficial Ownership             Percent
                    Beneficial Owner                       (Number of Shares)                of Class
                    ----------------                       ------------------                --------
(i)       David E. Young                                         76,139                        69.8%
(ii)      David E. Young                                         76,139                        69.8%
          James L Eidson, Sr.                                       100                            *
          James D. Renegar                                        2,504                         2.3%
          Jason D. Helton, Jr.                                       90                            *
          William B. Luther                                       2,420                         2.2%

          Paul M. Starnes                            2,091                 1.9%
(iii)     Directors and executive
          officers as a group (6 persons)           83,344               76.44%

----------------
*        Less than 1%.


                    DESCRIPTION OF EAST RIDGE COMMON STOCK


         East Ridge is authorized by its charter (the "Charter") to issue a maximum of 150,000 shares of common stock, $10.00 par value (the "East Ridge Common Stock") of which 109,030 were outstanding at July 25, 1997. The holders of East Ridge Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Cumulative voting is not allowed. Holders of East Ridge Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the East Ridge out of funds legally available therefore and, in the event of liquidation, dissolution or winding up of East Ridge, will be entitled to share ratably in all assets remaining after payment of liabilities. Holders of East Ridge Common Stock will have no preemptive rights. Holders of East Ridge Common Stock will have no right to convert their East Ridge Common Stock into any other securities. All shares of East Ridge outstanding are fully paid and nonassessable. Bank of East Ridge acts as the transfer agent and registrar for East Ridge Common Stock.


         Holders of the East Ridge Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the East Ridge Board from funds legally available whether in cash or stock; provided, however, that the declaration and payment of dividends by the East Ridge Board shall be subject to the rules and regulations of the Federal Reserve governing the amount of dividends which may be paid to shareholders, the manner in which dividends are paid, and the methods, if any, by which capital stock and surplus may be retired and reduced.

                       INFORMATION CONCERNING CORNERSTONE

SELECTED FINANCIAL DATA FOR CORNERSTONE

         The following table presents for Cornerstone, on a historical basis, selected financial data and ratios. This information is based on the financial statements of Cornerstone included herein and should be read in conjunction therewith and with the notes thereto. See "Summary -- Equivalent and Pro Forma Share Data" and "-- Selected Financial Data and Ratios," and "Index to Financial Statements of Cornerstone Community Bank."

                                                                                              From Inception
                                                                                            (January 23, 1996)
                                                                       March 31,           Through December 31,
                                                                         1997                      1996
                                                                       ---------           -------------------
     (Dollars in thousands except per share data)
SUMMARY INCOME STATEMENTS:
Interest income .................................................       $  671                  $  1,231
Less interest expense ...........................................          347                       449
                                                                        ------                  --------
Net interest income .............................................          324                       782
Provision for loan losses .......................................           80                       201
                                                                        ------                  --------
Net interest income after provision for loan losses .............          244                       581
Noninterest income ..............................................           24                        38
                                                                        ------                  --------
Adjusted gross income after provision for loan losses ...........          268                       619
Noninterest expense .............................................          262                     1,264
                                                                        ------                  --------
Income before income taxes ......................................            6                      (645)
Applicable income taxes .........................................           (5)                     (131)
                                                                        ------                  --------
Net income (loss) ...............................................       $   11                  $   (514)
                                                                        ======                  ========
COMMON STOCK DATA:
Net income (loss) per common share ..............................          .02                     (0.87)
Cash dividends declared per common share ........................           --                       --
SELECTED AVERAGE BALANCES:
Total assets ....................................................       $33,102                 $ 16,089
Total loans .....................................................        20,037                    9,495
Investment securities ...........................................         8,319                    2,042
Earning assets ..................................................        32,006                   14,595
Deposits ........................................................        27,475                   10,776
Shareholders' equity ............................................         5,386                    5,277
Shares outstanding (thousands) ..................................           590                      590
SELECTED PERIOD-END BALANCES:
Total assets ....................................................       $36,329                 $ 28,298
Total loans .....................................................        22,475                   16,113
Securities ......................................................         8,919                    6,204
Earning assets ..................................................        34,710                   25,623
Deposits ........................................................        30,814                   22,779
Shareholders' equity ............................................         5,368                    5,377
Shares outstanding (thousands) ..................................           590                      590
SELECTED RATIOS:
Return on average equity(1)......................................          0.82%                   -9.74%
Return on average assets(1)......................................          0.14%                   -3.20%
Net interest margin .............................................          2.89%                    3.77%
Allowance for loan losses to loans ..............................          1.25%                    1.25%
Net charge-offs to average loans ................................             0%                       0%
Average equity to average assets ................................         16.27%                   32.80%

---------
(1) Information for March 31, 1997 has been annualized.

   CORNERSTONE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

         Cornerstone's Management's Discussion and Analysis of Financial Condition and Results of Operations covers the period from inception (January 23, 1996) through December 31, 1996 and should be read in conjunction with the information and tables which follow. For a discussion of liquidity and the impact of inflation, see "Capital Resources/Liquidity" below.

RESULTS OF OPERATIONS --FROM INCEPTION (JANUARY 23, 1996) THROUGH DECEMBER 31, 1996

         During the period from January 23, 1996 (the date Cornerstone operations began) to December 31, 1996, Cornerstone experienced steady growth in loans, deposits and total assets. As of December 31, 1996, total loans were $16.1 million; total deposits were $22.7 million; and total assets were $28.2 million. Net loss for the year ended December 31, 1996 was $(514,127) or $(0.87) per share.

NET INTEREST INCOME

         The following table sets forth weighted yields earned by Cornerstone on its earning assets and the weighted average rates paid on its deposits and other interest-bearing liabilities for the three months ended March 31, 1997 and the period from inception (January 23, 1996) through December 31, 1996.

                                                                                                 Inception (January 23, 1996)
                                                                   March 31, 1997                  through December 31, 1996
                                                         ----------------------------------  ---------------------------------------
                                                                     Interest    Average                   Interest       Average
                                                          Average    Income/     Yields/      Average      Income/        Yields/
(Fully taxable equivalent) (Dollars in thousands)         Balance    Expense      Rates       Balance      Expense         Rates
                                                         ----------------------------------  ---------------------------------------
ASSETS:
Interest-earning assets:
Loans net of unearned income ..........................  $ 20,037    $  496       9.90%      $  9,495      $  969         10.21%
Other investments .....................................     8,319       130       6.25%         2,042         117          5.73%
Interest-bearing deposits with  banks .................     1,200        15       5.00%         1,940          96          4.95%
Federal funds sold ....................................     2,450        30       4.90%         1,118          49          4.38%
                                                         --------    ------                  --------      ------
    Total interest-earning assets/interest income .....    32,006       671       8.39%        14,595       1,231          8.43%
                                                         --------                            --------
Cash and due from banks ...............................        70                                 437
Other assets ..........................................     1,250                               1,166
Allowance for loan losses .............................      (224)                               (109)
                                                         --------                            --------
    Total .............................................  $ 33,102                            $ 16,089
                                                         ========                            ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:

Demand deposits .......................................  $    890    $    5       2.25%      $    507      $    9          1.78%
Savings ...............................................     1,989        19       3.82%         1,094          35          3.20%
Time certificates .....................................    22,325       323       5.79%         8,038         405          5.04%
                                                         --------    ------                                ------
    Total interest-bearing liabilities/interest expense    25,204       347       5.50%         9,639         449          4.66%
                                                         --------    ------                  --------      ------
Non interest-bearing demand  deposits .................     2,271                               1,167
Other liabilities .....................................       241                                   6
Shareholders' equity ..................................     5,386                               5,277
                                                         --------                            --------
    Total .............................................  $ 33,102                            $ 16,089
                                                         ========                            ========
Net interest earnings .................................               $ 324                                 $ 782
                                                                      =====                                 =====
Net interest on interest-earning  assets ..............                           4.05%                                    5.36%

LIABILITY AND ASSET MANAGEMENT

         The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income.

         The asset/liability committee, which consists of the chief executive officer, president and four other directors are charged with monitoring the liquidity and funds position of Cornerstone. The committee regularly reviews
(a) the rate sensitivity position on a three-month, six-month, and one-year time horizon; (b) loans to deposit ratios; and (c) average maturity for certain categories of liabilities.

         Cornerstone operates an internal asset/liability management model. No estimates of the impact of changing interest rates on historical or projected earnings are available. The current level of interest rate risk can, however, be inferred from maturity and repricing data. At March 31, 1997, Cornerstone had a positive cumulative repricing gap within one year of approximately $4.3 million, or approximately 11.84% of total assets. This positive repricing gap indicates that Cornerstone's future earnings may be adversely impacted by a fall in market interest rates. Such an impact would primarily be felt in the twelve-month period after a fall in rates.

         The following tables represent an interest sensitivity profile for Cornerstone as of March 31, 1997 and December 31, 1996. The tables represent a static point in time and do not consider other variables, such as changing spread relationships or interest rate levels. "Net repricing gap" is the difference between total earning assets and total interest bearing liabilities repricing in any given period and "cumulative gap" is the sum of the net repricing gap from period to period. Interest-bearing demand, savings and money market account deposits are presented as repricing in the earliest period presented.

                                                                              March 31, 1997
                                                     --------------------------------------------------------------------
                                                      Within     After 3 months    After 12 months
                                                     3 months   Within 12 months   Within 5 years    After 5 years  Total
                                                     --------   ----------------   ---------------   -------------  -----
(Dollars in thousands)
EARNING ASSETS:
Loans ...........................................     $12,870      $ 1,866          $ 7,359           $   380      $22,475
Investment securities ...........................         265        6,095            2,446               113        8,919
Other earning assets ............................         926           --               --                --          926
Federal funds sold ..............................       1,850           --               --                --        1,850
                                                      -------      -------          -------           -------      -------
         Total earning assets ...................     $15,911      $ 7,961          $ 9,805           $   493      $34,170
                                                      =======      =======          =======           =======      =======
INTEREST-BEARING LIABILITIES:
Interest-bearing deposits .......................     $ 7,728      $11,844          $ 8,917           $  --        $28,489
                                                      -------      -------          -------           -------      =======
         Total interest-bearing liabilities           $ 7,728      $11,844          $ 8,917           $  --        $28,489
                                                      =======      =======          =======           =======      =======
RATE SENSITIVITY GAP:
Net repricing gap ...............................     $ 8,183      $(3,883)         $   888           $   493      $ 5,681
Net repricing gap as a percentage of total
  assets ........................................       22.52%      (10.69)%           2.44%             1.36%       15.64%
Cumulative gap ..................................     $ 8,183      $ 4,300          $ 5,188           $ 5,681      $ 5,681
Cumulative gap as a percentage of
  total assets ..................................       22.52%       11.84%           14.28%            15.64%       15.64%

                                                                              December 31, 1996
                                                     --------------------------------------------------------------------
                                                      Within     After 3 months    After 12 months
                                                     3 months   Within 12 months   Within 5 years    After 5 years  Total
                                                     --------   ----------------   ---------------   -------------  -----
(Dollars in thousands)
EARNING ASSETS:
Loans ...........................................     $ 9,741      $ 1,000          $ 5,002           $   370      $16,113
Investment securities ...........................         228        4,607            1,255               114        6,204
Other earning assets ............................       1,023                                                        1,023
Federal funds sold ..............................       2,300                                                        2,300
                                                      -------      -------          -------           -------      -------
         Total earning assets ...................     $13,292      $ 5,607          $ 6,257           $   484      $25,640
                                                      =======      =======          =======           =======      =======
INTEREST-BEARING LIABILITIES:
Interest-bearing deposits .......................     $ 7,367      $ 6,066          $ 7,698           $  --        $21,131
                                                      -------      -------          -------           -------      =======
         Total interest-bearing liabilities           $ 7,367      $ 6,066          $ 7,698           $  --        $21,131
                                                      =======      =======          =======           =======      =======
RATE SENSITIVITY GAP:
Net repricing gap ...............................     $ 5,925      $  (459)         $(1,441)          $   484      $ 4,509
Net repricing gap as a percentage of total
  assets ........................................       20.94%       (1.62)%          (5.09)%            1.71%       15.93%
Cumulative gap ..................................     $ 5,925      $ 5,466          $ 4,025           $ 4,509      $ 4,509
Cumulative gap as a percentage of
  total assets ..................................       20.94%       19.32%           14.22%            15.93%       15.93%

Management has made the following assumptions in the above analysis: (i) Assets and liabilities are generally assigned to a period based upon their earliest repricing period when the repricing is less than the contractual maturity; (ii) Investment securities available for sale are currently treated in the same manner as comparable securities in the investment securities held to maturity portfolio in that they are scheduled according to the earlier of their contractual maturities or earliest repricing dates; and (iii) Interest-bearing demand deposits, money market deposits and savings deposits that have no contractual maturities are scheduled in the within 3 months category.

DEPOSITS

         Cornerstone's primary sources of funds are interest bearing deposits. The following table sets forth Cornerstone's deposit structure at March 31, 1997 and December 31, 1996.

                                                   March 31,    December 31,
                                                     1997          1996
                                                   ---------    ------------
                                                          (In thousands)
Non interest-bearing deposits:
Individuals, partnerships and corporations .......  $ 2,214        $ 1,278
Certified and official checks ....................      111            370
                                                    -------        -------
  Total non interest-bearing deposits ............    2,325          1,648
Interest-bearing deposits:
Interest-bearing demand accounts .................      980            814
Savings accounts .................................    2,038          2,818
Certificates of deposit, less than $100,000 ......   15,918         11,144
Certificates of deposit, $100,000 or more ........    9,553          6,355
                                                    -------        -------
  Total interest-bearing deposits ................   28,489         21,131
                                                    -------        -------
  Total deposits .................................  $30,814        $22,779
                                                    =======        =======

         The following table presents a breakdown by category of the average amount of deposits and the average rate paid on deposits for the period indicated:

                                           March 31, 1997           December 31, 1996
                                        --------------------      ----------------------
                                                      (Dollars in thousands)
Non interest-bearing deposits ......    $ 2,271                   $ 1,167
Savings deposits ...................      1,989        3.82%        1,064          3.29%
Time deposits ......................     22,325        5.79%        8,038          5.04%
Interest-bearing demand deposits ...        890        2.25%          507          1.78%
                                        -------                   -------
         Total deposits ............    $27,475                   $10,776
                                        =======                   =======


         At March 31, 1997 and December 31, 1996, time deposits of $100,000 or more aggregated approximately $9.6 million and $6.3 million, respectively. The following table indicates, as of March 31, 1997 and December 31, 1996, the dollar amount of $100,000 or more by the time remaining until maturity (in thousands):

                                                           March 31, 1997                          December 31, 1996
                                                  --------------------------------     -------------------------------------------
                                                  3 Months     3 to 12      1 to 5     3 Months    3 to 12    1 to 5        Over 5
                                                   or less      Months       Years      or less    Months      Years        Years
                                                   ------       ------      ------     --------    ------      ------       ------
Time certificates........................          $2,215       $3,947      $3,391      $1,189     $2,854      $2,312       $  --

ASSETS

         Management of Cornerstone considers many criteria in managing assets, including creditworthiness, diversification and structural characteristics, maturity and interest rate sensitivity. The following table sets forth Cornerstone's interest-earning assets by category at March 31, 1997 and December 31, 1996.

                                           March 31, 1997  December 31, 1996
                                           --------------  -----------------
                                                   (In thousands)

Interest-bearing deposits with banks ......    $ 1,207          $ 1,207
Investment securities held to maturity ....      7,050            4,279
Investment securities available for  sale .      1,869            1,925
Federal funds sold ........................      1,850            2,300
Loans:
  Real estate .............................     16,949           11,979
  Commercial and other ....................      5,726            4,134
                                               -------          -------
    Total loans ...........................     22,475           16,113
    Provision for loan losses .............        281              201
                                               -------          -------
  Loans, net ..............................     22,194           15,912
                                               -------          -------
Interest-earning assets ...................    $34,170          $25,623
                                               =======          =======

INVESTMENT PORTFOLIO

         At December 31, 1996, obligations of the United States Government or its agencies represented 81.6% of the investment portfolio. The following table presents the composition of the book value (historical amortized cost basis) of Cornerstone's investment portfolio at March 31, 1997 and December 31, 1996.

                                                      March 31, 1997   December 31, 1996
                                                      --------------   -----------------
                                                                (In thousands)
AVAILABLE FOR SALE:
Obligations of U.S. Government agencies ...............  $1,869             $1,925
HELD TO MATURITY:

Obligations of U.S. Government agencies ...............   6,088              3,137
Other investment securities ...........................     962              1,142
                                                         ------             ------
     Total investment securities held to maturity .....  $7,050             $4,279
                                                         ------             ------
      Total investment portfolio ......................  $8,919             $6,204
                                                         ======             ======

         The following table presents the maturity distribution of the book value and estimated market value of Cornerstone's investment portfolio at March 31, 1997 and December 31, 1996. The weighted average yields on these instruments are presented based on final maturity.

                                                          March 31, 1997                                  December 31, 1996
                                            --------------------------------------------  ------------------------------------------
                                                             Estimated       Weighted                    Estimated      Weighted
                                            Book Value     Market Value    Average Yield  Book Value    Market Value   Average Yield
                                            ----------     ------------    -------------  ----------    ------------   -------------
                                                           (In thousands)                              (In thousands)
AVAILABLE FOR SALE:
Obligations of U.S. Government agencies:
  Due after 1 year but within 5 years ...    $1,809         $1,869            5.00%       $1,925        $1,925           5.00%
 HELD TO MATURITY:
 Obligations of U.S. Government agencies:
  Due after 1 year but within 5 years ...    $6,088         $6,077            6.72%       $3,137        $3,157           6.63%
                                             ------         ------                        ------        ------
 Other investment securities:
   Due within 1 year ....................       762            761            7.57%          913           916           7.43%
   Due after 1 year but within 5 years ..       200            200            7.09%          229           230           7.37%
                                             ------         ------                        ------        ------
     Total ..............................    $8,919         $8,907            6.35%       $6,204        $6,228           6.25%
                                             ======         ======                        ======        ======

INVESTMENT POLICY

         The objective of Cornerstone's investment policy is to invest funds not otherwise needed to meet the loan demand of Cornerstone's market area to earn the maximum return for Cornerstone, yet still maintain sufficient liquidity to meet fluctuations in Cornerstone's loan demand and deposit structure. In doing so, Cornerstone balances the market and credit risks against the potential investment return, makes investments compatible with the pledge requirements of Cornerstone's deposits of public funds, maintains compliance with regulatory investment requirements, and assists the various public entities with their financing needs. The president is authorized to execute security transactions for the investment portfolio based on the decisions of the asset/liability committee. All the investment transactions occurring since the previous board of directors' meeting are reviewed by the board at its next monthly meeting, in addition to the entire portfolio. The investment policy allows portfolio holdings to include short-term securities purchased to provide Cornerstone's needed liquidity and longer term securities purchased to generate stable income for Cornerstone during periods of interest rate fluctuations.

LOAN PORTFOLIO

         The following table summarizes certain information concerning Cornerstone's loan portfolio (in thousands):

                                             March 31, 1997             December 31, 1996
                                      ---------------------------   ---------------------------
                                      Amount     % of Total Loans   Amount     % of Total Loans
                                      ------     ----------------   ------     ----------------
Real estate loans:
  Construction and land development   $ 5,254         23.38%        $ 4,449         27.61%
  Secured by residential properties     4,908         21.84           3,144         19.51
  Other real estate loans .........     6,587         29.31           4,386         27.22
                                      -------                       -------
    Total real estate loans .......    16,749         74.52          11,979         74.34
Commercial and industrial loans ...     3,481         15.49           2,316         14.37
Consumer loans ....................     1,289          5.74           1,071          6.65
All other loans ...................       956          4.25             747          4.64
                                      -------                       -------
    Total loans ...................   $22,475                       $16,113
                                      =======                       =======

         The following tables set forth maturities of the loan portfolio and the sensitivity to interest rate changes of Cornerstone's loan portfolio (in thousands).

                                                                        March 31, 1997
                                            -------------------------------------------------------------------------
                                                                        Maturity Range
                                            -------------------------------------------------------------------------
                                             One Year           One Through              Over
                                             or Less             Five Years           Five Years            Total
                                            -----------         -----------          -----------         ------------
Real estate construction loans ....          $12,797               $   --               $   --              $12,797
Real estate mortgage loans ........               --                   --                4,908                4,908
Commercial and industrial loans ...               --                3,481                   --                3,481
All other loans ...................               79                1,210                   --                1,289
                                             -------               ------               ------              -------
  Total loans .....................          $12,876               $4,691               $4,908              $22,475
                                             =======               ======               ======              =======

                                                                      December 31, 1996
                                            -------------------------------------------------------------------------
                                                                        Maturity Range
                                            -------------------------------------------------------------------------
                                             One Year           One Through              Over
                                             or Less             Five Years           Five Years            Total
                                            -----------         -----------          -----------         ------------
Real estate construction loans ....           $9,106               $   --               $   --              $ 9,106
Real estate mortgage loans ........               --                   --                3,626                3,626
Commercial and industrial loans ...               --                2,316                   --                2,316
All other loans ...................               79                  986                   --                1,065
                                              ------               ------               ------              -------
  Total loans .................               $9,185               $3,302               $3,626              $16,113
                                              ======               ======               ======              =======

LOAN POLICY

         All lending activities of Cornerstone are under the direct supervision and control of the senior loan committee, which consists of the chief executive officer, president, executive vice president and four other directors. The loan committee enforces loan authorizations for each officer, decides on loans exceeding such limits, services all requests for officer credits to the extent allowable under current laws and regulations, administers all problem credits, and determines the allocation of funds for each lending division. Cornerstone's established maximum loan volume to deposits is 85%. The loan portfolio consists primarily of real estate, commercial and installment loans. Commercial loans consist of either real estate loans or term loans. Maturity of term loans is normally limited to five to seven years. Conventional real estate loans may be made up to 95% of the appraised value or purchase cost of the real estate for no more than a thirty-year term. Installment loans are based on the earning capacity and vocational stability of the borrower.

         Management of Cornerstone periodically reviews the loan portfolio, particularly nonaccrual and renegotiated loans. The review may result in a determination that a loan should be placed on a nonaccrual status for income recognition. In addition, to the extent that management identifies potential losses in the loan portfolio, it reduces the book value of such loans, through charge-offs, to their estimated collectible value. Cornerstone's policy is to classify as nonaccrual any loan on which payment of principal or interest is 90 days or more past due except where there is adequate collateral to cover principal and accrued interest and the loan is in the process of collection. No concessions are granted and late fees are collected. In addition, a loan will be classified as nonaccrual if, in the opinion of the management, based upon a review of the borrower's or guarantor's financial condition, collateral value or other factors, payment is questionable, even though payments are not 90 days or more past due.

         When a loan is classified as nonaccrual, any unpaid interest is reversed against current income. Interest is included in income thereafter only to the extent received in cash. The loan remains in a nonaccrual classification until such time as the loan is brought current, when it may be returned to accrual classification. When principal or interest on a nonaccrual loan is brought current, if in management's opinion future payments are questionable, the loan would remain classified as nonaccrual. After a nonaccrual or renegotiated loan is charged off, any subsequent payments of either interest or principal are applied first to any remaining balance outstanding, then to recoveries and lastly to income.

         The large number of consumer installment loans and the relatively small dollar amount of each makes an individual review impracticable. It is Cornerstone's policy to charge off any consumer installment loan which is past due 90 days or more.

         In addition, mortgage loans secured by real estate are placed on nonaccrual status when the mortgagor is in bankruptcy, or foreclosure proceedings are instituted. Any accrued interest receivable remains in interest income as an obligation of the borrower.

         Cornerstone's underwriting guidelines are applied to three major categories of loans, commercial and industrial, real estate, which includes residential, construction and development and certain other real estate loans and consumer loans. Cornerstone requires its loan officers and loan committee to consider the borrower's character, the borrower's financial condition as reflected in current financial statements, the borrower's management capability, the borrower's industry and the economic environment in which the loan will be repaid. Before approving a loan, the loan officer or committee must determine that the borrower is basically honest and creditworthy, determine that the borrower is a capable manager, understand the specific purpose of the loan, understand the source and plan of repayment, determine that the purpose, plan and source of repayment as well as collateral are acceptable, reasonable and practical given the normal framework within which the borrower operates.

CREDIT RISK MANAGEMENT AND RESERVE FOR LOAN LOSSES

         Credit risk and exposure to loss are inherent parts of the banking business. Management seeks to manage and minimize these risks through its loan and investment policies and loan review procedures. Management establishes and continually reviews lending and investment criteria and approval procedures that it believes reflect the risk sensitive nature of Cornerstone. The loan review procedures are set to monitor adherence to the established criteria and to ensure that on a continuing basis such standards are enforced and maintained.

         Management's objective in establishing lending and investment standards is to manage the risk of loss and provide for income generation through pricing policies. To effectuate this policy, Cornerstone makes commercial real estate and other loans with one year or less fixed maturity.

         The loan portfolio is regularly reviewed and management determines the amount of loans to be charged-off. In addition, such factors as Cornerstone's previous loan loss experience, prevailing and anticipated economic conditions, industry concentrations and the overall quality of the loan portfolio are considered. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses on loans and real estate owned. Such agencies may require Cornerstone to recognize additions to the allowances based on their judgments about information available at the time of their examinations. In addition, any loan or portion thereof which is classified as a "loss" by regulatory examiners is charged-off.

         The reserve for loan losses is increased by provisions charged to operating expense. The reserve is reduced by charging off loans or portions of loans at the time they are deemed by management to be uncollectible and increased when loans previously charged off are recovered. The resulting reserve for loan losses is viewed by management as a single, unallocated reserve available for all loans and, in management's opinion, is adequate to provide for reasonably foreseeable potential loan losses. Rules and formulas relative to the adequacy of the reserve, although useful as guidelines to management, are not rigidly applied. The reserve for loan losses was $201,000 at year end, or 1.25% of loans outstanding. The following table presents data related to Cornerstone's reserve for loan losses for the three months ended March 31, 1997 and the year ended December 31, 1996.

                                      March 31, 1997     December 31, 1996
                                      --------------     -----------------
                                                 (In thousands)
Beginning balance......................   $  201               $   --
Provision for loan losses..............       80                  201
Net charge-offs........................       --                   --
                                          ------               ------
  Ending balance.......................   $  281               $  201
                                          ======               ======

         As of March 31, 1997 and December 31, 1996, Cornerstone had no nonperforming loans.

CAPITAL RESOURCES/LIQUIDITY

         Liquidity. Of primary importance to depositors, creditors and regulators is the ability to have readily available funds sufficient to repay fully maturing liabilities. Cornerstone's liquidity, represented by cash and cash due from banks, is a result of its operating, investing and financing activities. In order to insure funds are available at all times, Cornerstone devotes resources to projecting on a monthly basis the amount of funds which will be required and maintains relationships with a diversified customer base so funds are accessible. Liquidity requirements can also be met through short-term borrowings or the disposition of short-term assets which are generally matched to correspond to the maturity of liabilities.

         Although Cornerstone has no formal liquidity policy, in the opinion of management, its liquidity levels are considered adequate. Cornerstone is not subject to any specific regulatory liquidity requirements imposed by regulatory orders. Cornerstone is subject to general FDIC guidelines which do not require a minimum level of liquidity. Management believes its liquidity ratios meet or exceed these guidelines. Management does not know of any trends or demands which are reasonably likely to result in liquidity increasing or decreasing in any material manner.

         The following table sets forth liquidity ratios for the periods indicated:

                                          March 31, 1997       December 31, 1996
                                          --------------       -----------------
Average loans to average deposits.......       72.93%               87.11%


         Impact of Inflation and Changing Prices. The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time and due to inflation. The impact of inflation on operations of Cornerstone is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of Cornerstone are monetary in nature. As a result, interest rates may have a more significant impact on Cornerstone's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services.

CAPITAL ADEQUACY

         Capital adequacy refers to the level of capital required to sustain asset growth over time and to absorb losses. The objective of Cornerstone's management is to maintain a level of capitalization that is sufficient to take advantage of profitable growth opportunities while meeting regulatory requirements. This is achieved by improving profitability through effectively allocating resources to more profitable businesses, improving asset quality, strengthening service quality, and streamlining costs. The primary measures used by management to monitor the results of these efforts are the ratios of average equity to average assets, average tangible equity to average tangible assets, and average equity to net loans.

         The FDIC has adopted capital guidelines governing the activities of banks. These guidelines require the maintenance of an amount of capital based on risk-adjusted assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, banks are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments.

         The capital guidelines classify capital into two tiers, referred to as Tier I and Tier II. Under risk-based capital requirements, total capital consists of Tier I capital which is generally common shareholders' equity less goodwill and Tier II capital which is primarily a portion of the allowance for loan losses and certain qualifying debt instruments. In determining risk-based capital requirements, assets are assigned risk-weights of 0% to 100%, depending primarily on the regulatory assigned levels of credit risk associated with such assets. Off-balance sheet items are considered in the calculation of risk-adjusted assets through conversion factors established by the regulators.

The framework for calculating risk-based capital requires banks to meet the regulatory minimums of 4% Tier I and 8% total risk-based capital.

         In 1990 regulators added a leverage computation to the capital requirements, comparing Tier I capital to total average assets less goodwill.

                                                                                        March 31, 1997       December 31, 1996
                                                                                        --------------       -----------------
                                                                                              (Dollars in thousands)
CAPITAL:
Tier I capital:
         Stockholders' equity ........................................................     $ 5,398                $ 5,377
         Less disallowed intangibles .................................................          --                     --
                  Total Tier I capital ...............................................     $ 5,398                $ 5,377

Tier II capital:
         Qualifying debt .............................................................     $    --                $    --
         Qualifying allowance for loan losses ........................................     $   281                $   201
                  Total Tier II capital ..............................................     $   281                $   201
                  Total capital ......................................................     $ 5,679                $ 5,578
Risk-adjusted assets .................................................................     $25,438                $18,531
Quarterly average assets .............................................................     $33,102                $22,984
RATIOS:
Tier I capital to risk-adjusted assets ...............................................      21.22%                 29.02%
Tier II capital to risk-adjusted assets ..............................................      27.32%                 30.10%
Leverage-- Tier I capital to quarterly  average assets less disallowed intangibles ...      16.31%                 23.39%

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") established five capital categories for banks. Under the regulations defining these five capital categories, each bank is classified into one of the five categories based on its level of risk-based capital as measured by Tier I capital, total risk-based capital, and Tier I leverage ratios and its supervisory ratings.

         The following table lists the five categories of capital and each of the minimum requirements for the three risk-based capital ratios.

                                                          Total Risk-Based      Tier I Risk-Based         Leverage
                                                            Capital Ratio         Capital Ratio             Ratio
                                                          ----------------      -----------------       ------------
Well-capitalized......................................      10% or above           6% or above          5% or above
Adequately capitalized................................       8% or above           4% or above          4% or above
Undercapitalized......................................      Less than 8%          Less than 4%          Less than 4%
Significantly undercapitalized........................      Less than 6%          Less than 3%          Less than 3%
Critically undercapitalized...........................           --                    --                2% or less

         On March 31, 1997, Cornerstone exceeded the regulatory minimums and qualified as a well-capitalized institution under the regulations.

                            BUSINESS OF CORNERSTONE

GENERAL

         Cornerstone, a Tennessee banking corporation, commenced operations on January 23, 1996. Cornerstone provides a variety of banking and financial services to businesses and individuals. Cornerstone's headquarters and principal banking office is located at 5319 Highway 153, Chattanooga, Tennessee. Cornerstone conducts its business as a commercial bank, with special emphasis in retail banking, including the acceptance of checking and savings deposits, and the making of commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers collections, notary public services, escrow service and other customary bank services to its customers.

EMPLOYEES

         As of March 31, 1997, Cornerstone had approximately 14 full-time employees. The employees are not represented by a collective bargaining unit. Cornerstone believes its relationship with its employees to be good.

CUSTOMERS

         It is the opinion of management that there is no single customer or affiliated group of customers whose deposits, if withdrawn, would have a materially adverse effect on the business of Cornerstone.

PROPERTIES

         Cornerstone has its principal offices in its main office building at 5319 Highway 153, Chattanooga, Tennessee, which is owned and occupied by Cornerstone.

LEGAL PROCEEDINGS

         The nature of its business generates a certain amount of litigation against Cornerstone involving matters arising in the ordinary course of business. None of the legal proceedings currently pending or threatened to which Cornerstone is a party or to which any of their properties are subject will have, in the opinion of management of Cornerstone, a material effect on the business or financial condition of Cornerstone.

COMPETITION

         All phases of Cornerstone's banking activities are highly competitive. Cornerstone competes actively with nine commercial banks, as well as finance companies, credit unions and other financial institutions located in its service area, which includes Hamilton County, Tennessee.

SUPERVISION AND REGULATION

         Cornerstone is a member of the FDIC and is subject to examination and regulation by that authority. Cornerstone is chartered under the banking laws of the State of Tennessee and is subject to the supervision of, and regular examination by, the TDFI.

         The Tennessee Reciprocal Banking Act requires the filing of an application with and the approval of the Tennessee Commissioner of Financial Institutions to acquire a Tennessee bank or bank holding company.

         Tennessee law was amended in 1990 to permit branch banking in any county in the state. Prior to the amendment, statewide branching was possible pursuant to a May 1988 federal court decision.

         In December 1991, a major banking bill entitled the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted, which substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. Cornerstone has capital levels well above the minimum requirements. In addition, an institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market and also may not be able to "pass through" insurance coverage for certain employee benefit accounts. FDICIA also requires the holding company of any undercapitalized depository institution to guarantee, in part, certain aspects of such depository institution's capital plan for such plan to be acceptable. FDICIA contains numerous other provisions, including new accounting, audit and reporting requirements, beginning in 1995 termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches, new regulatory standards in such areas as asset quality, earnings and compensation and revised regulatory standards for, among other things, powers of state banks, real estate lending and capital adequacy. FDICIA also requires that a depository institution provide 90 days prior notice of the closing of any branches. Complete regulations have not yet been issued under FDICIA.

EFFECT OF GOVERNMENTAL POLICIES

         Cornerstone is affected by the policies of regulatory authorities, including the Federal Reserve System. An important function of the Federal Reserve System is to regulate the national money supply. Among the instruments of monetary policy used by the Federal Reserve are: purchases and sales of U.S. Government securities in the marketplace; changes in the discount rate, which is the rate any depository institution must pay to borrow from the Federal Reserve; and changes in the reserve requirements of depository institutions. These instruments are effective in influencing economic and monetary growth, interest rate levels and inflation.

         The monetary policies of the Federal Reserve System and other governmental policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. Because of changing conditions in the national economy and in the money market, as well as the result of actions by monetary and fiscal authorities, it is not possible to predict with certainty future changes in interest rates, deposit levels, loan demand or the business and earnings of Cornerstone or whether the changing economic conditions will have a positive or negative effect on operations and earnings.

         Bills are pending before the United States Congress and the Tennessee General Assembly which could affect the business of Cornerstone, and there are indications that other similar bills may be introduced in the future. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the business of Cornerstone may be affected thereby.

                          MANAGEMENT OF CORNERSTONE

DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides certain information regarding directors, all of whom are nominees for reelection at the Cornerstone Meeting and all of whom have served as director since the inception of Cornerstone in January 1996, and the executive officers of Cornerstone.


               NAME                         AGE             POSITIONS(1)                   PRINCIPAL OCCUPATIONS
                                                                                           FOR PREVIOUS 5 YEARS
Ramesh V. Amin....................          49           Director                        President, American
                                                                                         Plastics, Inc.
Randy Brooks......................          44           Director                        President, R. K. Haskew
                                                                                         & Company, Inc.
B. Kenneth Driver.................          61           Director                        President and Chief
                                                                                         Operating Officer,
                                                                                         Fillauer, Inc.
Karl Fillauer.....................          49           Director                        Chairman, Fillauer, Inc.
Timothy L. Hobbs..................          38           President, Director             Banker
Carolyn C. Johnson................          53           Executive Vice President,       Banker
                                                         Director
James H. Large....................          53           Director                        President, Key James Brick & Supply
                                                                                         Company, Inc.
Lawrence D. Levine................          65           Director                        President, Financial Management Corp.
Russell W. Lloyd..................          56           Director                        President, MPL Construction Co.,
Earl A. Marler, Jr................          60           Chairman of the Board,          Banker
                                                         Chief Executive Officer
Doyce G. Payne, M.D...............          46           Director                        Physician
Bill Pollard......................          49           Director                        Consultant
Turner Smith......................          56           Director                        President, Chief Executive
                                                                                         Services, Inc.
Billy O. Wiggins..................          54           Director                        President, Checks, Inc.
Marsha Yessick....................          49           Director                        Owner, Yessick's Design Center


--------------

(1) All positions with Cornerstone are since inception (January 23, 1996).

         No director of Cornerstone is related to any other director, except Messrs. Brooks and Fillauer who are brothers-in-law. No director of Cornerstone is a director or executive officer of another bank holding company, bank, savings and loan association, or credit union. The following is a brief description of the business experience of the executive officers of Cornerstone:

         EARL A. MARLER, JR., Chairman of the Board and Chief Executive Officer, was employed by J.C. Bradford & Company as an investment broker from 1992 until 1995. From 1978 to 1992, Mr. Marler was executive vice president of Inter Federal Savings Bank, Chattanooga, Tennessee. His duties consisted primarily of administrative responsibilities with emphasis on strategic planning and marketing. From 1954 to 1978, Mr. Marler was employed by First Tennessee Bank National Association, Chattanooga, Tennessee, where he became senior vice president primarily responsible for the retail operations. He received both a B.S. in Business Administration and a Masters of Business Administration from the University of Tennessee, Chattanooga in 1958 and 1963, respectively. He completed the Stonier Graduate School of Banking, Rutgers, New Jersey and received Graduate Certificates in investments and commercial banking from the American Institute of Banking.

         TIMOTHY L. HOBBS, President, was vice president of financial planning of First Federal Bank, FSB/AmSouth Bank, Chattanooga, Tennessee from July 1992 to September 1993. From 1981 to June 1992 he was employed by Inter Federal Savings Bank, Chattanooga, Tennessee, where he served as vice president, treasurer and chief financial officer. Mr. Hobbs received a B.S. in Accounting from the University of Tennessee, Chattanooga, in 1980.

         CAROLYN C. JOHNSON, Executive Vice President, was branch manager of the Dallas Bay office of AmSouth Bank of Tennessee from February 1993 to April 1995. She served as vice president and branch manager of First Federal Savings and Loan, Chattanooga, Tennessee, Union Square branch, from April 1992 to February 1993. Ms. Johnson was employed by Inter Federal Savings Bank from January 1965 to April 1992.

TRANSACTIONS WITH MANAGEMENT

         Cornerstone has and expects to have in the future banking and other business transactions in the ordinary course of its banking business with directors, officers, and 10% beneficial owners of Cornerstone and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Any such banking transactions will not involve more than the normal risk of collectibility nor present other unfavorable features to Cornerstone.

         THE CORNERSTONE BOARD AND ITS COMMITTEES


         Directors are elected annually and each director holds office until his successor is elected and qualified. Committees of the Board and their members include Nominating Committee (Messrs. Fillauer, Hobbs, Levine, Marler and Payne), Directors' Loan Committee (Messrs. Amin, Brooks, Hobbs, Large, Marler, Pollard and Ms. Johnson) Asset/Liability Committee (Messrs. Driver, Fillauer, Hobbs, Marler, Payne and Wiggins) and Audit Committee (Messrs. Levine, Lloyd, Payne, Smith and Ms. Yessick).


EXECUTIVE COMPENSATION

         No executive officer of Cornerstone received cash compensation in excess of $100,000 for the year ending December 31, 1996. The Summary Compensation Table provides information for the years indicated about the Chief Executive Officer ("CEO")

                           Summary Compensation Table

                                                                              Annual Compensation
                                                                          ----------------------------
                         (a)                           (b)                    (c)                (d)
             Name and Principal Position              Year                Salary ($)         Bonus ($)
             ---------------------------              ----                ----------         ---------
 Earl A. Marler, Jr., CEO                             1996                $65,000(1)             $ 0

------------------

(1) Annualized.

COMPENSATION OF DIRECTORS

         During 1996, no director received any compensation for serving as a member of the Cornerstone Board.

OWNERSHIP OF CORNERSTONE COMMON STOCK


         As of July 25, 1997, Cornerstone's records indicated the following number of shares were beneficially owned by (i) all persons who own beneficially 5% or more of the Cornerstone Common Stock, (ii) each person who is a director and nominee for director or a named executive officer of Cornerstone and (iii) all directors and executive officers as a group.


                                                                   Amount and Nature
                             Name of                            of Beneficial Ownership          Percent
                         Beneficial Owner                        (Number of Shares)(1)           of Class
                         ----------------                        ---------------------           --------
(i)       Ramesh V. Amin................................                25,000                    5.83%
          Timothy L. Hobbs..............................                20,050                    5.01%
          Carolyn C. Johnson............................                20,050                    5.01%
          Earl A. Marler, Jr............................                25,178                    5.86%
(ii)      Ramesh V. Amin................................                25,000                    5.83%
          Randy Brooks..................................                16,556                    4.42%
          B. Kenneth Driver.............................                15,186                    4.20%
          Karl Fillauer.................................                15,000                    4.17%
          Timothy L. Hobbs .............................                20,050                    5.01%
          Carolyn C. Johnson ...........................                20,050                    5.01%
          James H. Large................................                18,980                    4.03%
          Lawrence D. Levine............................                 7,500                    2.92%
          Russell W. Lloyd..............................                15,000                    3.36%
          Earl A. Marler, Jr............................                25,178                    5.86%
          Doyce G. Payne, M.D...........................                18,500                    4.75%
          Bill Pollard..................................                12,500                    3.75%
          Turner Smith..................................                10,000                    3.33%
          Billy O. Wiggins..............................                14,500                    3.28%
          Marsha Yessick................................                 8,000                    2.18%
(iii)     Directors and executive officers as a group
          (16 persons)..................................               242,000                   41.01%


(1) Excludes shares subject to options exercisable within 60 days after the Record Date held by the following persons: Amin (10,000); Brooks (10,000); Driver (10,000); Fillauer (10,000); Hobbs (10,000); Johnson (10,000);
    Large (5,000); Levine (10,000); Lloyd (5,000); Marler (10,000);
    Payne (10,000); Pollard (10,000); Smith (10,000);  Wiggins (5,000); and
    Yessick (5,000) and Directors and executive officers as a group (130,000). Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

                    DESCRIPTION OF CORNERSTONE CAPITAL STOCK


         Cornerstone is authorized by its charter (the "Charter") to issue a maximum of 2,000,000 shares of common stock, $1.00 par value (the "Cornerstone Common Stock") of which 590,130 were outstanding at July 25, 1997. The
Charter also authorizes the issuance of a maximum of 2,000,000 shares of preferred stock (the"Preferred Stock"), of which no shares were outstanding at March 31, 1997.


COMMON STOCK

         The holders of Cornerstone Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Cumulative voting is not allowed. Holders of Cornerstone Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Cornerstone Board out of funds legally available therefore and, in the event of liquidation, dissolution or winding up of Cornerstone, will be entitled to share ratably in all assets remaining after payment of liabilities. Holders of Cornerstone Common Stock have no preemptive rights. Holders of Cornerstone Common Stock have no right to convert their Common Stock into any other securities. All outstanding shares of Cornerstone are fully paid and nonassessable. Cornerstone acts as the transfer agent and registrar for Cornerstone Common Stock.

         Holders of Cornerstone Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board from funds legally available whether in cash or stock; provided, however, that the declaration and payment of dividends by the Cornerstone Board shall be subject to the rules and regulations of the TDFI and the FDIC governing the amount of dividends which may be paid to shareholders, the manner in which dividends are paid, and the methods, if any, by which capital stock and surplus may be retired and reduced. See "Dividends."

PREFERRED STOCK

         The Preferred Stock may be issued by vote of the Cornerstone Board without shareholder approval, subject in all respects to approval by the TDFI under the provisions of T.C.A. ss. 45-2-207. The Preferred Stock may be issued in one or more classes and series, with such designations, full or limited voting rights (or without voting rights), redemption, conversion, or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the Cornerstone Board may determine in the exercise of its business judgment. The Preferred Stock may be issued by the Cornerstone Board for a variety of reasons. Cornerstone has no present plans to issue any of its Preferred Stock.

         The Preferred Stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of Preferred Stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of Common Stock, including the shares of Common Stock subject to the Offering. The issuance of shares of the Preferred Stock could serve to dilute the voting rights or ownership percentage of holders of the shares (or any other shares of Common Stock). The issuance of shares of the Preferred Stock might also serve to deter or block any attempt to obtain control of Cornerstone, or to facilitate any such attempt.

WARRANTS


         As of July 25, 1997, Cornerstone has Warrants outstanding which are exercisable for 590,130 shares of Cornerstone Common Stock. The Warrants may be exercised in whole or in part for $12 per share if exercised by February 8, 1998 and for $15 per share if exercised by February 8, 2001. The Warrants may not be separately traded but may be transferred with the Common Stock. In order to exercise the Warrant, the holder must deliver a notice to Cornerstone of the holder's intent to exercise the Warrant. The Warrant exercise price and the number of shares which can be purchased on exercise thereof will be adjusted in the event of stock dividends, stock splits, combinations or reclassifications and certain other events that would cause a dilution of the Warrants. The holders of Warrants are not entitled to any rights of holders of shares of Common Stock.


CONTROL-SHARE ACQUISITION PROVISIONS

         Cornerstone's Charter includes a control-share acquisition provision where acquirers of control blocks of stock are required to obtain disinterested shareholder approval or by the affirmative vote of 75% of the Cornerstone Board in order to vote such shares. The Charter specifically provides that no person shall make a control-share acquisition by directly or indirectly offering to acquire, or acquiring the beneficial ownership of more than 10% of any class of an equity security of Cornerstone. In the event a control-share acquisition is made in violation of the Charter, all stock beneficially owned by any person in excess of 10% shall be considered "excess stock" and shall not be counted as stock entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

         Any person who proposes to make or has made a control-share acquisition may at the person's election deliver an acquiring person statement to Cornerstone at Cornerstone's principal office. The acquiring person statement must set forth all of the following: (i) the identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares; (ii) a statement that the acquiring person statement is given pursuant to Article 11 of the Charter;
(iii) the number of shares of Cornerstone owned, directly or indirectly, by the acquiring person and each other member of the group; (iv) the range of voting power under which the control-share acquisition falls or would, if consummated, fall; (v) if the control-share acquisition has not taken place: (a) a description in reasonable detail of the terms of the proposed control-share acquisition; and (b) representations of the acquiring person, together with a statement, in reasonable detail, of the facts upon which they are based, that the proposed control-share acquisition, if consummated, will not be contrary to law and that the acquiring person has the financial capacity to make the proposed control-share acquisition.

         If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay Cornerstone's expenses of an annual meeting, within 10 days thereafter, the directors of Cornerstone or others authorized to call such a meeting under Cornerstone's By-Laws shall call a special meeting of shareholders of Cornerstone for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control-share acquisition. Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within 50 days after receipt by Cornerstone of the request. If the acquiring person so requests in writing at the time of delivery of the acquiring person statement, the special meeting must not be held sooner than 30 days after receipt by Cornerstone of the acquiring person statement. If no request is made, the voting rights to be accorded the shares acquired in the control-share acquisition shall be presented to the next special or annual meeting of the shareholders.

         If a special meeting is requested, notice of the special meeting of shareholders shall be given as promptly as reasonably practicable by Cornerstone to all shareholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting. Notice of the special or annual shareholder meeting at which the voting rights are to be considered must include or be accompanied by both of the following: (a) a copy of the acquiring person statement delivered to Cornerstone pursuant to Article 11 of the Charter; (b) a statement by the Cornerstone Board, authorized by its directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed control-share acquisition.

         Control shares acquired in a control-share acquisition have voting rights as were accorded the shares before the control-share acquisition only to the extent granted by resolution approved by a majority of the shares other than the interested shares or by the affirmative vote of 75% of Cornerstone Board excluding any director who is proposing to make a control share acquisition or who is a member of a group making or proposing to make a control share acquisition.

         To be approved by the shareholders, the resolution must be approved by: (a) each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by the class or series with the holders of the outstanding shares of a class or series being entitled to vote as a separate class; and (b) each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Cornerstone's Charter and By-Laws provide that it may indemnify directors and officers who are a party to any litigation or proceeding by reason of the fact that he is or was a director or officer of Cornerstone. Such indemnification may include reasonable expenses incurred in connection with the action, suit or proceeding, civil or criminal, except as may be otherwise limited by law, including attorneys fees and out-of-pocket costs. Such indemnification will be in accordance with the provisions of the Tennessee Banking Act and the Tennessee Business Corporation Act and applicable rules and regulations of all governmental authorities (including but not limited to the FDIC, the TDFI, and the Federal Reserve Board) as they may exist from time to time.

         Cornerstone will indemnify its officers, directors, employees and agents to the maximum extent permitted by law. Judgments, fines and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of a derivative action on behalf of the corporation, that he not be adjudged to be liable for negligence or misconduct, are covered by the indemnification.

SECURITIES LAW LIMITATIONS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of Cornerstone, Cornerstone has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         East Ridge is a Tennessee corporation subject to the provisions of the TBCA. Cornerstone is a Tennessee banking corporation subject to the provisions of the TBA and to the extent provisions of the TBCA are not inconsistent with those of the TBA, Cornerstone is also subject to the provisions of the TBCA. After the Merger, shareholders of Cornerstone, whose rights are governed by Cornerstone's current Charter and Bylaws and by theTBA and the TBCA, as described above, will become shareholders of New Cornerstone whose rights will then be governed by the Amended and Restated Charter and Amended and Restated Bylaws of New Cornerstone and by the TBCA. After the Merger, the rights of shareholders of East Ridge who become shareholders of New Cornerstone will be governed by the Amended and Restated Charter and Amended and Restated Bylaws of New Cornerstone. The following is a summary of the material differences in the rights of shareholders of East Ridge and Cornerstone and is qualified in its entirety by reference to the governing law and the current Charters and Bylaws of each of East Ridge and Cornerstone and the proposed Amended and Restated Charter ("Proposed Charter") and Amended and Restated Bylaws ("Proposed Bylaws") of New Cornerstone. Copies of the proposed governing documents are attached hereto as Appendix "D." Certain topics discussed below are also subject to federal law and the regulations promulgated thereunder, including those of the FDIC currently applicable to Cornerstone.

REMOVAL OF DIRECTORS

         East Ridge's, Cornerstone's and the Proposed Bylaws provide that any director is subject to removal by a majority of the directors for cause or by a majority of the shareholders without cause.

CONFLICT-OF-INTEREST TRANSACTIONS

         The TBCA generally permits transactions involving East Ridge and an interested director of East Ridge if (i) the material facts are disclosed and a majority of disinterested directors or a committee of the East Ridge Board consents, (ii) the material facts are disclosed and a majority of disinterested shares entitled to vote thereon consents or (iii) the transaction is fair to East Ridge. The TBCA prohibits loans to directors by East Ridge unless approved by a majority vote of disinterested shareholders or the East Ridge Board determines that the loan benefits East Ridge and either approves the specific loan or a general plan of loans by East Ridge.

         The TBA has no specific provisions with regard to conflicts of interests of directors; however the rules and regulations of the FDIC goven such transactions for directors of insured depository institutions.

MEETINGS OF SHAREHOLDERS

         East Ridge's Bylaws authorize the Chairman of the Board, one-third of the members of the East Ridge Board or, shareholders owning at least 20% of the outstanding common stock, to call a special meeting of shareholders for any purpose. Such a call shall state the purpose or purposes of the proposed meeting.

         Cornerstone's Bylaws and the Proposed Bylaws authorize the President, one-third of the members of the Board of Directors or, shareholders owning at least 20% of the outstanding common stock, to call a special meeting of shareholders for any purpose. Such a call shall state the purpose or purposes of the proposed meeting.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

         The TBA provides that the recommendation of the Cornerstone Board and the approval of a majority of the outstanding shares of Cornerstone entitled to vote thereon is required to effect a merger or consolidation or to sell, lease or exchange substantially all of Cornerstone's assets.

         The TBCA provides that the approval of the East Ridge Board and of a majority of the outstanding shares of East Ridge entitled to vote thereon would also generally be required to approve a merger or to sell, lease, exchange or otherwise dispose of substantially all of East Ridge's assets. In accordance with the TBCA, submission by the East Ridge Board of any such action may be conditioned on any basis, including without limitation, conditions regarding a supermajority voting requirement or that no more than a certain number of shares indicate that they will seek dissenters' rights.

         With respect to a merger, no vote of the shareholders of East Ridge would be required if East Ridge were the surviving corporation and (i) East Ridge's Charter would remain unchanged after the merger, subject to certain exceptions, (ii) each shareholder of East Ridge immediately before the merger would hold an identical number of shares, with identical rights and preferences, after the merger, (iii) the number of voting shares outstanding immediately after the merger plus the number of voting shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the number of voting shares of the surviving corporation outstanding immediately before the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

         With respect to a sale, lease, exchange or other disposition of substantially all the assets of East Ridge, no vote of the shareholders of East Ridge would be required if such transfer were conducted in the regular course of business or if such transfer were made to a wholly-owned subsidiary of East Ridge.

         For a discussion of the Control-Share Acquisition provisions of the Proposed Charter, See "Description of Cornerstone Capital Stock."

ACTION BY WRITTEN CONSENT

         The TBCA provides that action may be taken without a shareholder meeting and vote if all shareholders entitled to vote on the action consent to taking such action without a meeting. Action by written consent of the East Ridge shareholders or the Cornerstone shareholders is impracticable, and action by written consent of the shraeholders of New Cornerstone will be impracticable, given the number of holders of East Ridge Common Stock and Cornerstone Common Stock.

INSPECTION RIGHTS

         The TBCA contains provisions granting shareholders the right to inspect certain records of each corporation. East Ridge shareholders are entitled to inspect and copy, during regular business hours at East Ridge's principal office, the minutes of shareholder meetings, charter, bylaws, annual reports, and certain other records of the corporation, provided the shareholder gives the corporation written notice of his demand at least 5 business days before the date on which he wishes to inspect and copy the records. In addition, a shareholder who makes a demand in good faith, for a proper purpose, and describes with reasonable particularity his purpose and the records he desires to inspect, and if the records are directly connected with his purpose, may also, upon 5 days' written notice, inspect and copy: (i) accounting records of the corporation, (ii) the records of shareholders and excerpts from minutes of any meeting of the board of directors, (iii) records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, (iv) minutes of any meeting of the shareholders, and (v) records of action taken by the shareholders or board of directors without a meeting.

         The TBA has no such provisions.

AMENDMENT OF CERTIFICATE OF INCORPORATION OR CHARTER AND BYLAWS

         The Charter and Bylaws of East Ridge and the Charter and Bylaws of Cornerstone and the Proposed Charter and the Proposed Bylaws may all be amended by the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

VOLUNTARY DISSOLUTION

         The TBCA provides that East Ridge may be dissolved if the East Ridge Board proposes dissolution and a majority of the shares of East Ridge entitled to vote thereon approves. In accordance with the TBCA, the East Ridge Board may condition its submission of a proposal for dissolution on any basis, including a greater shareholder vote requirement.

         The TBA and the rules and regulations of the FDIC govern the dissolution of Cornerstone.

INDEMNIFICATION

         The TBCA provides in certain situations for mandatory and permissive indemnification of directors and officers. The TBCA provides that statutory indemnification is not to be deemed exclusive of any other rights to which a director seeking indemnification may be entitled; provided, however, no indemnification may be made if a final adjudication adverse to the director or officer establishes his liability (1) for any breach of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for unlawful distributions.

         The Bylaws of both East Ridge and Cornerstone and the Proposed Bylaws provide for indemnification of directors and officers as allowed by the TBCA.

BUSINESS COMBINATION STATUTE

         Tennessee's Business Combination Act provides that a party owning 10% or more of stock in a "resident domestic corporation" (such party is called an "interested shareholder") cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least 5 years after the interested shareholder first acquired 10% or more of the resident domestic corporation, and (ii) either (A) is approved by at least 2/3 of the non-interested voting shares of the resident domestic corporation or (B) satisfies certain fairness conditions specified in the Business Combination Act.

         These provisions apply unless one of two events occurs. A business combination with an entity can proceed without delay when approved by the target corporation's board of directors before that entity becomes an interested shareholder, or the resident corporation may enact a charter amendment or bylaw to remove itself entirely from the Business Combination Act. This charter amendment or bylaw must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote. It may not take effect for at least 2 years after the vote. East Ridge has not adopted a charter or bylaw amendment removing East Ridge from coverage under the Business Combination Act.

         The Business Combination Act further provides an exemption from liability for officers and directors of resident domestic corporations who do not approve proposed business combinations or charter amendments and bylaws removing their corporations from the Business Combination Act's coverage as long as the officers and directors act in "good faith belief" that the proposed business combination would adversely affect their corporation's employees, customers, suppliers, or the communities in which their corporation operates and such factors are permitted to be considered by the board of directors under the charter.

         For a discussion of the change of control provisions of the FDIC rules and regulations with respect to Cornerstone and of the Federal Reserve Board with respect to East Ridge, see "Business of Cornerstone" and "Business of East Ridge," respectively.

CONTROL SHARE ACQUISITION ACT

         The Tennessee Control Share Acquisition Act ("TCSAA") strips a purchaser's shares of voting rights any time an acquisition of shares in a covered Tennessee corporation brings the purchaser's voting power to 1/5, 1/3 or a majority of all voting power. The purchaser's voting rights can be established only by a majority vote of the other shareholders. The purchaser may demand a Annual Meeting of shareholders to conduct such a vote. The purchaser can demand such a meeting before acquiring a control share only if it holds at least 10% of outstanding shares and announces a good faith intention to make the control share acquisition. A target corporation may or may not redeem the purchaser's shares if the shares are not granted voting rights. The TBA contains no similar provisions.

         The Proposed Charter includes similar provisions to the TCSAA.

INVESTOR PROTECTION ACT

         Tennessee's Investor Protection Act ("TIPA") applies to tender offers directed at corporations (called "offeree companies") that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. The TIPA requires an offeror making a tender offer for an offeree company to file with the Commissioner of Commerce and Insurance (the "Commissioner") a registration statement. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information material to the takeover offer and may call for hearings. The TIPA does not apply to an offer that the offeree company's board of directors recommends to shareholders.

         In addition to requiring the offeror to file a registration statement with the Commissioner, the TIPA requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The TIPA prohibits "fraudulent, deceptive, or manipulative acts or practices" by either side, and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company, or any of its respective affiliates has engaged in or is about to engage in a violation of the TIPA. Upon proper showing, the Chancery Court may grant injunctive relief. The TIPA further provides civil and criminal penalties for violations.

         The TBA contains no similar provisions with respect to investor protection.

AUTHORIZED CORPORATION PROTECTION ACT

         The Tennessee Authorized Corporation Protection Act ("TACPA") is the vehicle through which the Tennessee statutes attempt to permit the Business Combination Act and the TCSAA to govern foreign corporations. The TACPA provides that an authorized corporation can adopt a bylaw or a charter provision electing to be subject to the operative provisions of the Business Combination Act and the TCSAA, which then become applicable "to the same extent as such provisions apply to a resident domestic corporation." Authorized corporations are those that are required to obtain a Certificate of Authority from the Tennessee Secretary of State and that satisfy any 2 of certain tests including having its principal place of business located in Tennessee; having a significant subsidiary located in Tennessee; having a majority of such corporation's fixed assets located in Tennessee; having more than 10% of the beneficial owners of the voting stock or more than 10% of such corporation's shares of voting stock beneficially owned by residents of Tennessee; employing more than 250 individuals in Tennessee or having an annual payroll paid to residents of Tennessee that is in excess of $5,000,000; producing goods and/or services in Tennessee that result in annual gross receipts in excess of $10,000,000; or having physical assets and/or deposits located within Tennessee that exceed $10,000,000 in value.

         The United States Court of Appeals for the Sixth Circuit, however, has held the TACPA unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee.

         The TBA contains no similar provisions with respect to authorized corporation protection.

GREENMAIL ACT

         The Tennessee Greenmail Act ("TGA") applies to any corporation chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. The TGA provides that it is unlawful for any corporation or subsidiary to purchase, either directly or indirectly, any of its shares at a price above the market value, as defined in the TGA, from any person who holds more than 3% of the class of the securities purchased if such person has held such shares for less than 2 years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer of at least equal value per share to all holders of shares of such class.

         The TBA contains no similar provisions with respect to greenmail.

DIVIDENDS AND OTHER DISTRIBUTIONS

         Neither East Ridge nor Cornerstone has ever paid any dividends on its common stock.

         The TBA generally allows dividends to be paid out of surplus of Cornerstone or out of the net profits of Cornerstone for the current fiscal year and/or the prior fiscal year. Cornerstone is probhibited by the TDFI from paying dividends for a period of three years from the date Cornerstone began its operations. See "Information Concerning Cornerstone -- Supervision and Regulation."

         The TBCA provides that East Ridge generally may make dividends or other distributions to its shareholders unless after the distribution either
(i) East Ridge would not be able to pay its debts as they become due in the usual course of business or (ii) East Ridge's assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy the preferential dissolution rights of its preferred stock. There are no shares of East Ridge preferred stock authorized.

DISSENTERS' RIGHTS

         For a discussion of dissenters' rights under the TBA and the TBCA, see "The Merger -- Dissenters' Rights" and Appendix C.

                            VALIDITY OF COMMON STOCK

         A legal opinion to the effect that the shares of New Cornerstone Common Stock when issued in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable, has been rendered by Baker, Donelson, Bearman & Caldwell, a Professional Corporation, Memphis, Tennessee, counsel to Cornerstone.

                                    EXPERTS

         The consolidated financial statements of East Ridge and its subsidiary included herein have been so included in reliance on the report of Joseph Decosimo and Company, LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.
Representatives of Joseph Decosimo and Company,

LLP, are expected to be present at the East Ridge Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The financial statements of Cornerstone included herein have been so included in reliance on the report of Hazlett, Lewis & Bieter, PLLC, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting. Representatives of Hazlett, Lewis & Bieter, PLLC, are expected to be present at the Cornerstone Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                        INDEX TO FINANCIAL INFORMATION

Pro Forma Financial Information                                                                                 Page
                                                                                                                ----
         East Ridge Pro Forma Combined Condensed Balance Sheets as of March 31, 1997 ...........................F-3

         East Ridge Pro Forma Combined Condensed Statements of Income for the three months ended
         March 31, 1997 ........................................................................................F-4

         East Ridge Pro Forma Combined Condensed Balance Sheets as of December 31, 1996 ........................F-5

         East Ridge Pro Forma Combined Condensed Statements of Income for the year ended December
         31, 1996 ..............................................................................................F-6

FINANCIAL STATEMENTS OF EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY

         Consolidated Balance Sheet at March 31, 1997 (unaudited) ..............................................F-7

         Consolidated Statements of Income for the three months ended March 31, 1997 and 1996 (unaudited) ..................................................................................F-8

         Consolidated Statement of Stockholders' Equity for the three months ended
         March 31, 1997 (unaudited) ............................................................................F-9

         Consolidated Statements of Cash Flows for the three months ended March 31, 1997 and 1996 (unaudited) .................................................................................F-10

         Report of Independent Accountants ....................................................................F-11

         Consolidated Balance Sheets at December 31, 1996 and 1995 ............................................F-12

         Consolidated Statements of Income for the years ended December 31, 1996, 1995 and 1994................F-13

         Consolidated Statements of Stockholders' Equity for the years ended
         December 31, 1996, 1995 and 1994......................................................................F-14

         Consolidated Statements of Cash Flows for the years ended
         December 31, 1996, 1995 and 1994......................................................................F-15

         Notes to Consolidated Financial Statements ...........................................................F-17

FINANCIAL STATEMENTS OF CORNERSTONE COMMUNITY BANK

         Balance Sheet at March 31, 1997 (unaudited) ..........................................................F-35

         Statement of Operations for the three months ended March 31, 1997 (unaudited) ........................F-36

         Statement of Cash Flows for the three months ended March 31, 1997 (unaudited) ........................F-37

         Notes to Financial Statements (Unaudited) ............................................................F-38

         Report of Independent Certified Public Accountants ...................................................F-39

         Balance Sheet at December 31, 1996....................................................................F-40

         Statement of Operations From Inception (January 23, 1996) Through December 31, 1996 ..................F-41

         Statement of Changes in Stockholders' Equity From Inception (January 23, 1996)
         Through December 31, 1996 ............................................................................F-42

         Statement of Cash Flows From Inception (January 23, 1996) Through December 31, 1996...................F-43

         Notes to Financial Statements.........................................................................F-44

                        PRO FORMA FINANCIAL INFORMATION


         The following unaudited pro forma combined condensed balance sheet reflects (a) the combined condensed balance sheets of East Ridge and Cornerstone as of March 31, 1997 and December 31, 1996 and (b) the pro forma combined condensed statements of income as of March 31, 1997 and December 31, 1996 giving effect to the transaction as a "reverse acquisition" where the acquirer is deemed to be Cornerstone in view of the 79.4% ownership interest of the Cornerstone shareholders in New Cornerstone after the Merger. The combined financial statements reflect the combined financial position as if the combination had been consummated as of the end of the period for which a balance sheet is presented and the combined results of operations as if the combination had been consummated at the beginning of the fiscal year presented, after giving effect to certain pro forma adjustments described in the accompanying notes. All adjustments necessary to arrive at a fair statement of the financial condition of East Ridge and Cornerstone at March 31, 1997 and December 31, 1996, in the opinion of the managements of the respective companies, have been included and are of a normal recurring nature. This unaudited pro forma data should be read in conjunction with the consolidated historical financial statements of East Ridge and Cornerstone, including the respective notes thereto, which are included herein. See "Summary -- Equivalent and Pro Forma Share Data" and "-- Selected Financial Data and Ratios." The pro forma data set forth in the following pro forma combined condensed balance sheet does not reflect, due to immateriality, certain accruals, reserves and one-time costs that may be required to be made by Cornerstone pursuant to the Merger Agreement which are described under "Summary -- Equivalent and Pro Forma Share Data."

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1997
                           (IN THOUSANDS)(UNAUDITED)


                                                                                Pro forma
                                                   Cornerstone    East Ridge    Adjustments(g) Pro forma
                                                   -----------    ----------    -----------    ---------

Assets:
Cash and due from banks                             $    730       $  2,479       $             $  3,209
Interest-bearing deposits                              1,207                                       1,207
Securities available for sale                          1,869          7,428                        9,297
Securities held to maturity                            7,050          5,362                       12,412

Federal funds sold                                     1,850          2,600        (4,288)a, h       162
Loans, net                                            22,194         24,705                       46,899

Premises, net                                            941            823           500 b        2,264
Accrued interest receivable                              217            288                          505
Goodwill                                                                            2,794 c        2,794
Other assets                                             271            848          --            1,119
                                                    --------       --------       -------       --------
    Total                                           $ 36,329       $ 44,533       $  (994)      $ 79,868
                                                    ========       ========       =======       ========

Liabilities and stockholders' equity:
Deposits                                            $ 30,814       $ 40,684       $             $ 71,498
Federal funds purchased
Other borrowed funds                                                    364                          364
Other liabilities                                        147            402           252            801
                                                    --------       --------       -------       --------
    Total liabilities                                 30,961         41,450           252         72,663
                                                    --------       --------       -------       --------
Redeemable common stock                                                             1,162 d        1,162
                                                    --------       --------       -------       --------
Stockholders' equity:
Common stock                                             590          1,090           (97)d          646
                                                                                      153 e
                                                                                   (1,090)f
Surplus                                                5,311             10        (1,065)d        5,930
                                                                                    1,684 e
                                                                                      (10)f
Retained earnings                                       (503)         2,014        (2,014)f, h      (503)
Unrealized appreciation (loss on
  securities available-for-sale                           (30)           (31)          31 f          (30)
                                                    --------       --------       -------       --------
    Total stockholders' equity                         5,368          3,083        (2,408)         6,043
                                                    --------       --------       -------       --------
    Total liabilities and stockholders' equity      $ 36,329       $ 44,533       $  (994)      $ 79,868
                                                    ========       ========       =======       ========


-------

a. Cash paid to East Ridge shareholders representing 70%, or $4,287,500, of the purchase price.

b. Estimated mark-to-market adjustment for East Ridge branch office, based on assessed value.

c. Goodwill related to the transaction is estimated to be $2,794,000 and is to be amortized straight-line over 15 years.

d. Redeemable equity held by David E. Young represents 96,857 shares redeemable at $12.00 per share on the date of closing, $12.55 per share in 1998 (46,745 shares), $14.00 per share in 1999 (28,356 shares) and $16.00 per share in 2000 (21,756 shares).


e. Represents 30%, or $1,837,500, of the purchase price which will be paid in the form of New Cornerstone Common Stock resulting in the issuance of 153, 125 newly issued shares.


f.  Adjustments to eliminate capital of East Ridge.

g.  Allocation of purchase price:


[Equity in carrying value of net assets of East Ridge          $   3,083
Adjustments to state at fair market value:
  Write-up fixed assets                                              500
Acquisition accruals:
  Severance pay                                                        0
  Legal, accounting, and professional fees                          (100)
Tax effect of purchase adjustments                                  (152)
Goodwill                                                           2,794
                                                               ---------
Adjusted equity in carrying value of assets                    $   6,125

Allocated as follows:
Cash of $56.1772 per share paid to East Ridge
shareholders up to a maximum of $4,287,500                     $   4,288

Par value of an estimated 153,125 shares issued for
30% of outstanding East Ridge Common Stock                           153

Estimated amount in excess of par value of 153,125
shares of New Cornerstone Common Stock issued at
$12.00 per share, $1.00 par value per share                        1,684
                                                               ---------
  Total purchase price                                         $   6,125


h. Not included is the effect on federal funds sold and retained earnings resulting from possible severance cost of up to $300,000 in the aggregate under the contractual obligations of New Cornerstone to Messrs. Renegar, James R. Young and Crye.

                PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1997
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(UNAUDITED)



                                                                          Pro forma
                                            Cornerstone    East Ridge    Adjustments       Pro forma
                                            -----------    ----------    -----------       ---------
Interest income:
Interest and fees on loans                   $   496          $  636                          $1,132
Interest and dividends on securities             130             177                             307
Other interest income                             45              50             (54)a            41
                                             -------          ------         -------          ------
Total interest income                            671             863             (54)          1,480
                                             -------          ------         -------          ------

Interest expense:
Interest on deposits                             348             395                             743
Interest on other borrowed funds                                   5                               5
                                             -------          ------         -------          ------
Total interest expense                           348             400                             748
                                             -------          ------         -------          ------

Net interest income                              323             463             (54)            732
Provision for loan losses                         80              12                              92
                                             -------          ------         -------          ------
Net interest income after provision              243             451             (54)            640
                                             -------          ------         -------          ------
Non-interest income                               24             101                             125
                                             -------          ------                          ------
Non-interest expense                             261             397              51 b           709
                                             -------          ------         -------          ------
Income before income taxes                         6             155            (105)             56
Income taxes                                      (5)             44             (40)             (1)
                                             -------          ------         -------          ------
Net income                                   $    11          $  111         $   (65)         $   57
                                             =======          ======         =======          ======

Average shares outstanding:
Pro forma, reported                              590             109             (53)            646
                                             =======          ======         =======          ======
Earnings per share:
Pro forma                                                                                     $ 0.09
                                                                                              ======



----------


a. Earnings foregone from proceeds used to pay on cash distribution to East Ridge shareholders representing 70%, or $4,287,500, of the purchase price at an average rate of 5.00%. Not included is the effect on interest income resulting from possible severance cost of up to $300,000 in the aggregate under the contractual obligations of New Cornerstone to Messrs. Renegar, James R. Young and Crye.



b.

      Estimated increases in non-interest expense:
        Amortization of goodwill (15 year period)         $ 47
        Amortization of write-up on fixed assets             4
                                                          ----
                  Total                                     51

                 PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                            AS OF DECEMBER 31, 1996
                           (IN THOUSANDS) (UNAUDITED)


                                                                                    Pro forma
                                                         Cornerstone  East Ridge   Adjustments(g)    Pro forma
                                                         -----------  ----------   -----------      -----------
Assets:
Cash and due from banks ...........................      $  1,306     $ 2,361      $               $  3,667
Interest-bearing deposits .........................         1,206                                     1,206
Securities available for sale .....................         1,925       5,299                         7,224
Securities held to maturity .......................         4,279       5,475                         9,754

Federal funds sold ................................         2,300       4,315       (4,288)(a),(h)    2,327
Loans, net ........................................        15,912      24,978                        40,890

Premises, net .....................................           949         848          500 (b)        2,297
Accrued interest receivable .......................           167         286                           453
Goodwill(1)........................................                                  2,830 (c)        2,588
Other assets ......................................           254         804            0            1,058
                                                         --------     -------      -------         --------
         Total ....................................      $ 28,298     $44,366      $  (958)        $ 71,706
                                                         ========     =======      =======         ========

Liabilities and stockholders' equity:
Deposits ..........................................      $ 22,779     $40,562      $               $ 63,341
Federal funds purchased
Other borrowed funds ..............................           364         364                           364
Other liabilities .................................           142         393          252              787
                                                         --------     -------      -------         --------
         Total liabilities ........................        22,921      41,319          252           64,492
                                                         --------     -------      -------         --------
Redeemable common stock............................                                  1,162 (d)        1,162
                                                         --------     -------      -------         --------
Stockholders' equity:
  Common stock ....................................           590       1,100          (97)(d)          646
                                                                                       153  e
                                                                                    (1,100) f
  Surplus .........................................         5,311          35       (1,065)(d)        5,930
                                                                                     1,684  e
                                                                                       (35)(f)
  Retained earnings ...............................          (514)      1,903       (1,903)(f),(h)     (514)
  Unrealized appreciation (loss) on securities.....      s
    available-for-sale.............................           (10)          9           (9)             (10)
                                                         --------     -------      -------         --------
         Total stockholders' equity ...............         5,377       3,047       (2,372)           6,052
                                                         --------     -------      -------         --------
         Total liabilities and stockholders'
               equity .............................      $ 28,298     $44,366      $  (958)        $ 71,706
                                                         ========     =======      =======         ========

--------------------

(a) Cash paid to East Ridge shareholders representing 70%, or $4,287,500, of the purchase price.
(b) Estimated mark-to-market adjustment for East Ridge Branch office; based on assessed value.
(c) Goodwill related to the transaction is estimated to be $2,830,000 and is to be amortized straight-line over 15 years.
(d) Redeemable equity held by David E. Young represents 96,857 shares redeemable at $12.00 per share on the date of closing, $12.55 per share in 1998 (46,745 shares), $14.00 per share in 1999 (28,356 shares)
    and $16.00 per share in 2000 (21,756 shares).

(e) Represents 30%, or $1,837,500, of the purchase price which will be paid in the form of New Cornerstone Common Stock resulting in the issuance of 153,125 newly issued shares.


(f) Adjustment to eliminate capital of East Ridge.

(g) Allocation of purchase price:

[Equity in carrying value of net assets of East Ridge             $     3,047

Adustments to state at fair market value:

  Write-up fixed assets                                                   500

Acquisitoin accruals
  Severance pay                                                             0

  Legal, accounting and professional fees                                (100)

Tax effect of purchase adjustments                                       (152)

Goodwill                                                                2,830
                                                                  -----------
Adjusted equity in carrying value of assets                       $     6,125

Allocated as follows:

Cash of $56,1772 per share paid to East Ridge
shareholders up to a maximum of $4,287,500                        $     4,288

Par value of an estimated 153,125 shares issued for
30% of outstanding East Ridge Common Stock                                153

Estimated amount in excess of par value of 153,125
shares of New Cornerstone Common Stock issued at
$12.00 per share, $1.00 par value per share                             1,684
                                                                  -----------
  Total purchase price                                            $     6,125


h. Not included is the effect on federal funds sold and retained earnings resulting from possible severance cost of up to $300,000 in the aggregate under the contractual obligations of New Cornerstone to Messrs. Renegar, James R. Young and Crye.

               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
               (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)



                                                                        Pro forma
                                           Cornerstone   East Ridge    Adjustments   Pro forma
                                           -----------   ----------    -----------   ---------
Interest income:
Interest and fees on loans ..............         969      $ 2,529                    $  3,498
Interest and dividends on securities ....         117          732                         849
Other interest income ...................         145           67          (214)(a)        (2)
                                             --------      -------       -------      --------
Total interest income ...................       1,231        3,328          (214)(a)     4,345
                                             --------      -------       -------      --------

Interest expense:
Interest on deposits ....................        449        1,509                       1,958
Interest on other borrowed funds ........                      32                          32
                                            --------      -------                    --------
Total interest expense ..................        449        1,541                       1,990
                                            --------      -------       --------

Net interest income .....................        782        1,787          (214)        2,355
Provision for loan losses ...............        201           36                         237
                                            --------      -------       -------      --------
Net interest income after provision .....        581        1,751          (214)        2,118
                                            --------      -------                    --------
Non-interest income .....................         38          458                         496
                                            --------      -------                    --------
Non-interest expense ....................      1,264        1,521          (171)(b)     2,614
                                            --------      -------       -------      --------
Income before income taxes ..............       (645)         688           (43)            0
Income taxes ............................       (131)         202          (131)          (60)
                                            --------      -------       -------      --------
Net income ..............................   $   (514)     $   486       $    88      $     60
                                            ========      =======       =======      ========

Average shares outstanding:

Pro forma, reported .....................        590          112           (56)          646
                                            ========      =======       =======      ========
Earnings per share:
Pro forma ...............................                                            $   0.09
                                                                                     ========

------------------
(a) Earnings foregone from proceeds used to pay cash distribution to East Ridge shareholders representing 70%, or $4,287,500, of the purchase price at an average rate of 5.00%. Not included is the effect on interest income resulting from possible severance cost of up to $300,000 in the aggregate under the contractual obligations of New Cornerstone to Messrs. Renegar, James R. Young and Crye.

(b) Estimated net decrease in non-interest expense resulting from the Merger.

    Increases in non-interest expense:
        Amortization of goodwill (15 year period)           $    189
        Amortization of write-up on fixed assets                  17
                                                            --------
                Total                                            206

    Decreases in non-interest expense:
        Cornerstone organization costs                          (377)
                                                            --------
    Net decrease in non-interest expense                    $   (171)


                   EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                                 (IN THOUSANDS)
                                   (UNAUDITED)

--------------------------------------------------------------------------------



          ASSETS

Cash and Due from Banks                                           $  2,479
Federal Funds Sold                                                   2,600
                                                                  --------
          Total Cash and Cash Equivalents                            5,079

Securities Available-for-Sale                                        7,428
Securities to be Held to Maturity                                    5,362
Loans - less allowance for loan losses                              24,705
Bank Premises and Equipment, net                                       823
Interest Receivable                                                    288
Other Assets                                                           848
                                                                  --------

TOTAL ASSETS                                                      $ 44,533
                                                                  ========

          LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits -
    Demand                                                        $  4,664
    Interest-Bearing Demand                                          9,021
    Savings                                                          6,588
    Certificates of Deposit of $100 or More                          4,438
    Certificates of Deposit Under $100                              15,973
                                                                  --------

          Total Deposits                                            40,684

  Other Liabilities                                                    766
                                                                  --------

          Total Liabilities                                         41,450
                                                                  --------

STOCKHOLDERS' EQUITY
  Common Stock                                                       1,090
  Paid-In Surplus                                                       10
  Retained Earnings                                                  2,014
  Unrealized Appreciation (Depreciation) on
    Securities Available-for-Sale, net of tax                          (31)
                                                                  --------

          Total Stockholders' Equity                                 3,083
                                                                  --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 44,533
                                                                  ========

                   EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                 (IN THOUSANDS)
                                   (UNAUDITED)

--------------------------------------------------------------------------------

                                                  1997             1996
                                                 ------            ----

INTEREST INCOME
  Loans                                          $ 636            $610
  Investment Securities -
    U.S. Treasury                                   30              33
    U.S. Government Agencies                       100              99
    States and Political Subdivisions               42              41
    Other                                            5               3
  Income on Federal Funds Sold                      50              12
                                                 -----            ----
                                                   863             798
                                                 -----            ----

INTEREST EXPENSE
  Interest on Certificates of Deposit
    of $100 or More                                 58              57
  Interest on Other Deposits                       337             330
  Other                                              5               8
                                                 -----            ----
                                                   400             395
                                                 -----            ----

NET INTEREST INCOME BEFORE
  PROVISION FOR LOAN LOSSES                        463             403

  Provision for Loan Losses                         12              12
                                                 -----            ----

NET INTEREST INCOME                                451             391
                                                 -----            ----

NONINTEREST INCOME
  Service Charges on Deposit Accounts               79              79
  Credit Life Commissions                         --                 2
  Other                                             22              62
                                                 -----            ----
                                                   101             143
                                                 -----            ----

NONINTEREST EXPENSES
  Salaries                                         199             198
  Employee Benefits                                 39              35
  Net Occupancy                                     22              20
  Other                                            137             124
                                                 -----            ----
                                                   397             377
                                                 -----            ----

INCOME BEFORE PROVISION FOR
  INCOME TAXES                                     155             157

  Provision for Income Taxes                        44              48
                                                 -----            ----

NET INCOME                                       $ 111            $109
                                                 =====            ====


COMMON STOCK DATA
  Weighted Average Number of
    Common Shares Outstanding                      109             112
                                                 =====            ====

  Net Income Per Share                           $1.02            $.97
                                                 =====            ====

                   EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        THREE MONTHS ENDED MARCH 31, 1997
                                 (IN THOUSANDS)
                                   (UNAUDITED)

--------------------------------------------------------------------------------




                                                                                                 UNREALIZED
                                                                                                APPRECIATION
                                                                                               (DEPRECIATION)
                                                                                                ON SECURITIES
                                          COMMON STOCK             PAID-IN       RETAINED        AVAILABLE-
                                      SHARES       AMOUNT          SURPLUS       EARNINGS        FOR-SALE
                                      ------       ------          -------       --------        --------
BALANCE - December 31, 1996            110        $ 1,100         $    35         $ 1,903        $    10

Retirement of Common stock              (1)           (10)            (25)

Net Changes in Unrealized
  Appreciation on Securities
  Available-for-Sale                                                                                 (41)

Net Income                                                                            111
                                       ---        -------         -------         -------        -------

BALANCE - March 31, 1997               109        $ 1,090         $    10         $ 2,014        $   (31)
                                       ===        =======         =======         =======        =======


                   EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

--------------------------------------------------------------------------------

                                                         1997             1996
                                                       -------          -------

NET CASH FLOWS FROM OPERATING ACTIVITIES               $   131          $   202
                                                       -------          -------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from Sales, Calls and Maturities of
    Available-for-Sale Securities                          226            1,524
  Purchase of Available-for-Sale Securities             (2,416)          (1,192)
  Proceeds from Calls and Maturities of
    Held-to-Maturity Securities                            114              223
  Purchase of Held-to-Maturity Securities                 --               (546)
  Net (Increase) Decrease in Loans                         261           (1,223)
  Proceeds on Sale of Loan                                --                795
                                                       -------          -------
    NET CASH USED BY INVESTING ACTIVITIES               (1,815)            (419)
                                                       -------          -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net Increase in Deposits                                 122            1,830
  Retirement of Common Stock                               (35)            --
                                                       -------          -------
    NET CASH PROVIDED BY FINANCING ACTIVITIES               87            1,830
                                                       -------          -------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                  (1,597)           1,613

CASH AND CASH EQUIVALENTS - beginning of year            6,676            2,824
                                                       -------          -------

CASH AND CASH EQUIVALENTS - end of year                $ 5,079          $ 4,437
                                                       =======          =======

                       REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholders
East Ridge Bancshares, Inc. and Subsidiary
East Ridge, Tennessee

We have audited the accompanying consolidated balance sheets of East Ridge Bancshares, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of East Ridge Bancshares, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying consolidating information is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

The corporation changed its method of accounting for debt securities during 1994.



Chattanooga, Tennessee
February 10, 1997

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                          December 31, 1996 and 1995


                                                                               1996           1995
          ASSETS
Cash and Due from Banks                                                    $ 2,360,643    $ 2,249,472
Federal Funds Sold                                                           4,315,000        575,000
                                                                           -----------    -----------
          Total Cash and Cash Equivalents                                    6,675,643      2,824,472

Securities Available-for-Sale                                                5,299,037      7,014,683
Securities to be Held to Maturity                                            5,475,306      6,104,238
Loans - less allowance for loan losses of
  $296,487 for 1996 and $306,997 for 1995                                   24,977,654     22,407,252
Bank Premises and Equipment, net                                               847,832        950,772
Interest Receivable                                                            286,396        324,157
Other Assets                                                                   803,822        773,655
                                                                           -----------    -----------

TOTAL ASSETS                                                               $44,365,690    $40,399,229
                                                                           ===========    ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits -
    Demand                                                                 $ 4,983,065    $ 4,306,914
    Interest-Bearing Demand                                                  8,547,951      8,267,850
    Savings                                                                  6,559,326      6,623,161
    Certificates of Deposit of $100,000 or More                              3,754,252      3,616,387
    Certificates of Deposit Under $100,000                                  16,717,625     14,302,457
                                                                           -----------    -----------

          Total Deposits                                                    40,562,219     37,116,769

  Other Liabilities                                                            756,195        632,437
                                                                           -----------    -----------

          Total Liabilities                                                 41,318,414     37,749,206
                                                                           -----------    -----------

STOCKHOLDERS' EQUITY
  Common Stock - $10 par value - 150,000 shares
    authorized; 110,020 shares issued for 1996 and
    112,000 shares issued for 1995                                           1,100,200      1,120,000
  Paid-In Surplus                                                               34,500         84,000
  Retained Earnings                                                          1,903,145      1,416,767
  Unrealized Appreciation (Depreciation) on
    Securities Available-for-Sale, net of tax
    of $5,781 for 1996 and $(17,931) in 1995                                     9,431         29,256
                                                                           -----------    -----------

          Total Stockholders' Equity                                         3,047,276      2,650,023
                                                                           -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $44,365,690    $40,399,229
                                                                           ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF INCOME
                 Years Ended December 31, 1996, 1995 and 1994


                                                              1996           1995           1994
INTEREST INCOME
  Loans                                                    $2,529,196     $2,361,102     $2,033,287
  Investment Securities -
    U.S. Treasury                                             133,902        106,748         75,152
    U.S. Government Agencies                                  425,586        397,268        337,239
    States and Political Subdivisions                         155,187         71,563          4,551
    Other                                                      17,104           --             --
  Income on Federal Funds Sold                                 67,565        104,596         29,900
                                                           ----------     ----------     ----------
                                                            3,328,540      3,041,277      2,480,129
                                                           ----------     ----------     ----------

INTEREST EXPENSE
  Interest on Certificates of Deposit
    of $100,000 or More                                       214,004        202,325         78,099
  Interest on Other Deposits                                1,294,923      1,167,519        835,586
  Other                                                        31,929         31,689         22,811
                                                           ----------     ----------     ----------
                                                            1,540,856      1,401,533        936,496
                                                           ----------     ----------     ----------

NET INTEREST INCOME BEFORE
  PROVISION FOR LOAN LOSSES                                 1,787,684      1,639,744      1,543,633

  Provision for Loan Losses                                    36,000         48,000         74,000
                                                           ----------     ----------     ----------

NET INTEREST INCOME                                         1,751,684      1,591,744      1,469,633
                                                           ----------     ----------     ----------

NONINTEREST INCOME
  Service Charges on Deposit Accounts                         323,677        340,389        344,051
  Credit Life Commissions                                      10,260          6,034          6,394
  Other                                                       124,404         95,450        148,621
                                                           ----------     ----------     ----------
                                                              458,341        441,873        499,066
                                                           ----------     ----------     ----------

NONINTEREST EXPENSES
  Salaries                                                    795,670        761,432        763,920
  Employee Benefits                                           135,706        140,057        151,043
  Net Occupancy                                                79,228         97,219         94,983
  Other                                                       510,943        542,042        607,083
                                                           ----------     ----------     ----------
                                                            1,521,547      1,540,750      1,617,029
                                                           ----------     ----------     ----------

INCOME BEFORE PROVISION FOR
  INCOME TAXES                                                688,478        492,867        351,670

  Provision for Income Taxes                                  202,100        149,800        132,300
                                                           ----------     ----------     ----------

NET INCOME                                                 $  486,378     $  343,067     $  219,370
                                                           ==========     ==========     ==========


COMMON STOCK DATA
  Weighted Average Number of
    Common Shares Outstanding                                 111,993        112,000        112,000
                                                           ==========     ==========     ==========

  Net Income Per Share                                     $     4.34     $     3.06     $     1.96
                                                           ==========     ==========     ==========


    The accompanying notes are an integral part of the financial statements.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 Years Ended December 31, 1996, 1995 and 1994


                                                                                                          UNREALIZED
                                                                                                         APPRECIATION
                                                                                                        (DEPRECIATION)
                                                                                                         ON SECURITIES
                                            COMMON STOCK                 PAID-IN         RETAINED          AVAILABLE-
                                      SHARES           AMOUNT            SURPLUS         EARNINGS           FOR-SALE
BALANCE - December 31, 1993           112,000        $ 1,120,000        $  84,000      $   854,330         $     -

  Adjustment of Securities
    to Market Value Upon
    Adoption of Statement of
    Financial Accounting
    Standards No. 115                                                                                          7,803

  Net Changes in Unrealized
    Appreciation on
    Securities Available-
    for-Sale                                                                                                ( 56,107)

  Net Income                                                                               219,370
                                      -------        -----------        ---------      -----------         ---------
BALANCE - December 31, 1994           112,000          1,120,000           84,000        1,073,700          ( 48,304)

  Net Changes in Unrealized
    Appreciation on Securities
    Available-for-Sale                                                                                        77,560

  Net Income                                                                               343,067
                                      -------        -----------        ---------      -----------         ---------
BALANCE - December 31, 1995           112,000          1,120,000           84,000        1,416,767            29,256

  Retirement of Common Stock         (  1,980)        (   19,800)        ( 49,500)

  Net Changes in Unrealized
    Appreciation on Securities
    Available-for-Sale                                                                                      ( 19,825)

  Net Income                                                                               486,378
                                      -------        -----------        ---------      -----------         ---------

BALANCE - December 31, 1996           110,020        $ 1,100,200        $  34,500      $ 1,903,145         $   9,431
                                      =======        ===========        =========      ===========         =========




        The accompanying notes are an integral part of the financial statements.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Years Ended December 31, 1996, 1995 and 1994


                                                              1996            1995            1994
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Interest Received                                        $ 3,366,301     $ 2,964,086     $ 2,410,007
  Noninterest Income Received                                  388,761         407,447         405,566
  Interest Paid                                             (1,479,462)     (1,359,883)       (908,268)
  Cash Paid to Suppliers and Employees                      (1,429,366)     (1,496,536)     (1,451,387)
  Income Taxes Paid                                           (175,228)       (251,363)        (47,378)
                                                           -----------     -----------     -----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                671,006         263,751         408,540
                                                           -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from Sales, Calls and Maturities of
    Available-for-Sale Securities                            3,083,912       1,152,294       1,682,997
  Purchase of Available-for-Sale Securities                 (1,386,535)     (4,551,189)       (548,750)
  Proceeds from Calls and Maturities
    of Held-to-Maturity Securities                           1,715,964       1,001,420         662,759
  Purchase of Held-to-Maturity Securities                   (1,051,162)     (3,012,886)     (2,427,911)
  Net Increase in Loans                                     (3,356,102)       (931,519)     (3,307,799)
  Acquisition of Premises and Equipment                         (6,194)        (94,564)        (93,892)
  Proceeds on Sale of Loan                                     794,682            --           855,737
                                                           -----------     -----------     -----------
      NET CASH USED BY INVESTING ACTIVITIES                   (205,435)     (6,436,444)     (3,176,859)
                                                           -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net Increase in Deposits                                   3,445,450       6,441,091         985,504
  Principal Payments on Long-Term Debt                            --              --          (324,000)
  Proceeds from Issuance of Long-Term Debt                        --              --           355,000
  Retirement of Common Stock                                   (59,850)           --              --
                                                           -----------     -----------     -----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES              3,385,600       6,441,091       1,016,504
                                                           -----------     -----------     -----------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                       3,851,171         268,398      (1,751,815)

CASH AND CASH EQUIVALENTS -
  beginning of year                                          2,824,472       2,556,074       4,307,889
                                                           -----------     -----------     -----------

CASH AND CASH EQUIVALENTS -
  end of year                                              $ 6,675,643     $ 2,824,472     $ 2,556,074
                                                           ===========     ===========     ===========





    The accompanying notes are an integral part of the financial statements.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Years Ended December 31, 1996, 1995 and 1994


                                                               1996            1995            1994
RECONCILIATION OF NET INCOME TO
  NET CASH PROVIDED BY
  OPERATING ACTIVITIES
  Net Income                                               $   486,378     $   343,067     $   219,370
  Depreciation                                                 109,134         113,087         102,580
  Amortization and Accretion                                   (49,487)        (38,434)         (6,122)
  Provision for Loan Losses                                     36,000          48,000          74,000
  Gain on Investments                                              (89)           --              --
  Gain on Sale of Loan                                         (44,982)           --           (58,893)
  Deferred Income Taxes                                         (1,000)        (14,600)        (34,125)
  Deferred Compensation                                         16,879          15,303          13,495
  Net Increase in Cash Surrender Value
    of Insurance Policies                                      (24,509)        (34,426)        (34,607)
  Changes in Operating Assets and
    Liabilities -
    Decrease (Increase) in -
      Interest Receivable                                       37,761         (77,191)        (70,122)
      Other Assets                                               7,492             246          (3,321)
    Increase (Decrease) in -
      Interest Payable                                          61,394          41,650          28,228
      Other Liabilities                                          8,123         (45,988)         58,969
      Income Taxes Payable                                      27,912         (86,963)        119,088
                                                           -----------     -----------     -----------

NET CASH PROVIDED BY OPERATING
  ACTIVITIES                                               $   671,006     $   263,751     $   408,540
                                                           ===========     ===========     ===========


SUPPLEMENTAL DISCLOSURES OF
  NONCASH INVESTING AND
  FINANCING ACTIVITIES
  Unrealized Appreciation (Depreciation)
    on Available-for-Sale Securities,
    net of deferred taxes                                  $   (19,825)    $    77,560     $   (48,304)
  Issuance of Promissory Note Upon
    Purchase and Retirement of Common
    Stock                                                  $     9,450     $         -     $         -





    The accompanying notes are an integral part of the financial statements.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies and practices of East Ridge Bancshares, Inc. and subsidiary conform with generally accepted accounting principles and general practice within the banking industry.

Descriptions of significant policies and practices are as follows:

DESCRIPTION OF BUSINESS - The corporation is a one-bank holding company primarily conducting business in Hamilton County in Tennessee and the surrounding areas through its subsidiary, The Bank of East Ridge.

CASH AND DUE FROM BANKS - The company maintains at various financial institutions cash accounts which may exceed federally insured amounts at times.

CASH AND CASH EQUIVALENTS - For purposes of cash flows, the corporation considers Federal Funds Sold and other cash items to be cash equivalents.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the parent company and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

INVESTMENT SECURITIES - Investment securities that the corporation has the positive intent and ability to hold to maturity are classified as held-to-maturity and are stated at cost adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income. Investment securities considered available-for-sale are adjusted for unrealized holding gains and losses and recorded at fair value. The difference in fair value and cost adjusted for amortization and accretion for securities available-for-sale is shown as a separate component of stockholders' equity net of income tax effects. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes the collection of principal is unlikely. The allowance is determined by management based on loan loss experience and evaluation of potential loss in the current loan portfolio.

BANK PREMISES AND EQUIPMENT - Bank premises and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. As assets are retired or otherwise disposed of, cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

Depreciation is provided primarily using the straight-line method over the estimated useful lives of the depreciable assets.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

INTEREST INCOME ON LOANS - Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discounted when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed.

INCOME TAXES - The parent and its wholly-owned subsidiary file consolidated federal income tax returns.

Income taxes are computed based on the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax effects attributed to temporary differences between book and tax bases of assets and liabilities and for carryforward items. The measurement of current and deferred tax assets and liabilities is based on enacted tax law. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized.

COMMON STOCK DATA - Earnings per share is computed by dividing the net income for the period by the weighted average number of common and common equivalent shares outstanding during the period.

ESTIMATES AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS - Certain reclassifications have been made to prior years' financial statements to conform with the current year presentation.


INVESTMENT SECURITIES

During 1994, the bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The statement requires investment securities to be classified in three categories: held-to-maturity, available-for-sale and trading. For securities to be classified as held-to-maturity, the bank must demonstrate the positive intent and ability to hold the securities to maturity. Trading securities, of which the bank has none, are securities bought and held principally for the purpose of selling them in the near future. Available-for-sale securities are those securities not classified as held-to-maturity or trading.

The amortized cost and estimated market value of securities at December 31, 1996 and 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Included in U.S. Government Agencies and other securities are certain collateralized mortgage obligations with an amortized cost of $144,048 available-for-sale and $159,213 held-to-maturity for 1996 and $727,708 available-for-sale and $313,624 held-to-maturity for 1995 and an estimated market value of $144,487 available-for-sale and $154,337 held-to-maturity for 1996 and $721,696 available-for-sale and $305,394 held-to-maturity for 1995.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



INVESTMENT SECURITIES - continued


                                                              DECEMBER 31, 1996
                                              GROSS         GROSS         GROSS        ESTIMATED
                                            AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                              COST          GAINS        LOSSES         VALUE

AVAILABLE-FOR-SALE
U.S. Treasury -
  Maturing within one year                  $  598,798     $ 3,640     $     --       $  602,438
  Maturing after one but
    within five years                        1,237,900       3,123          2,101      1,238,922
                                            ----------     -------     ----------     ----------
                                             1,836,698       6,763          2,101      1,841,360
                                            ----------     -------     ----------     ----------

U.S. Government Agencies -
  Maturing within one year                     234,446         900            168        235,178
  Maturing after one but within
    five years                               1,240,210       4,030          2,567      1,241,673
  Maturing after five but within
   ten years                                   200,000        --            1,859        198,141
  Maturing after ten years                     555,782       4,204          3,450        556,536
                                            ----------     -------     ----------     ----------
                                             2,230,438       9,134          8,044      2,231,528
                                            ----------     -------     ----------     ----------

States and Political Subdivisions -
  Maturing after ten years                     937,210      14,563            374        951,399
                                            ----------     -------     ----------     ----------

Other -
  Maturing after ten years                     279,479        --            4,729        274,750
                                            ----------     -------     ----------     ----------

Total Investment Securities
  Available-for-Sale                        $5,283,825     $30,460     $   15,248     $5,299,037
                                            ==========     =======     ==========     ==========

HELD-TO-MATURITY

U.S. Government Agencies -
  Maturing after one but within
    five years                              $2,106,754     $   177     $   20,614     $2,086,317
  Maturing after ten years                   1,461,628      10,465         14,991      1,457,102
                                            ----------     -------     ----------     ----------
                                             3,568,382      10,642         35,605      3,543,419
                                            ----------     -------     ----------     ----------

States and Political Subdivisions -
  Maturing after five but within
    ten years                                  145,834        --              500        145,334
  Maturing after ten years                   1,761,090      37,782          5,746      1,793,126
                                            ----------     -------     ----------     ----------
                                             1,906,924      37,782          6,246      1,938,460
                                            ----------     -------     ----------     ----------

Total Investment Securities
  Held-to-Maturity                          $5,475,306     $48,424     $   41,851     $5,481,879
                                            ==========     =======     ==========     ==========

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



INVESTMENT SECURITIES - continued


                                                              DECEMBER 31, 1995
                                              GROSS         GROSS         GROSS        ESTIMATED
                                            AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                              COST          GAINS        LOSSES         VALUE

AVAILABLE-FOR-SALE
U.S. Treasury -
  Maturing within one year                  $  901,512     $   663     $    2,116     $  900,059
  Maturing after one but
    within five years                        1,491,877      19,243           --        1,511,120
                                            ----------     -------     ----------     ----------
                                             2,393,389      19,906          2,116      2,411,179
                                            ----------     -------     ----------     ----------

U.S. Government Agencies -
  Maturing within one year                     100,562        --              790         99,772
  Maturing after one but within
    five years                               1,915,485      10,444            758      1,925,171
  Maturing after five but within
   ten years                                   447,907       6,642           --          454,549
  Maturing after ten years                     958,578      10,902          7,650        961,830
                                            ----------     -------     ----------     ----------
                                             3,422,532      27,988          9,198      3,441,322
                                            ----------     -------     ----------     ----------

States and Political Subdivisions -
  Maturing after ten years                     872,260      12,722           --          884,982
                                            ----------     -------     ----------     ----------

Other -
  Maturing after ten years                     279,315        --            2,115        277,200
                                            ----------     -------     ----------     ----------

Total Investment Securities
  Available-for-Sale                        $6,967,496     $60,616     $   13,429     $7,014,683
                                            ==========     =======     ==========     ==========

HELD-TO-MATURITY

U.S. Government Agencies -
  Maturing within one year                  $   38,266     $  --       $     --       $   38,266
  Maturing after one but within
    five years                               1,644,391        --           35,595      1,608,796
  Maturing after five but within
   ten years                                 1,594,653       9,447            876      1,603,224
  Maturing after ten years                   1,068,042      10,423         14,629      1,063,836
                                            ----------     -------     ----------     ----------
                                             4,345,352      19,870         51,100      4,314,122
                                            ----------     -------     ----------     ----------

States and Political Subdivisions -
  Maturing after ten years                   1,758,886      42,758          6,108      1,795,536
                                            ----------     -------     ----------     ----------

Total Investment Securities
  Held-to-Maturity                          $6,104,238     $62,628     $   57,208     $6,109,658
                                            ==========     =======     ==========     ==========

Securities pledged to secure various public deposits and other balances have an amortized cost of $1,634,493 and a market value of $1,625,624 as of December 31, 1996, and an amortized cost of $2,464,422 and a market value of $2,453,867 as of December 31, 1995.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


INVESTMENT SECURITIES - continued

Gross realized gains and gross realized losses on sales of available-for-sale securities were $6,327 and $6,238, respectively, for 1996. No sales transactions occurred during 1995 and 1994.

As permitted by the Financial Accounting Standards Board, the bank made a one-time reclassification of certain securities prior to December 31, 1995. Securities transferred from the held-to-maturity to the available-for-sale classification had amortized costs of $1,383,392 and unrealized gains of $12,171 as of the date of transfer.



LOANS

Major classifications of loans are as follows:


                                                1996                1995
Real Estate Loans                           $ 16,607,000        $ 14,782,000
Commercial and Industrial Loans                4,329,000           3,602,000
Consumer Installment Loans                     4,338,141           4,330,249
                                            ------------        ------------
                                              25,274,141          22,714,249
Allowance for Loan Losses                       (296,487)           (306,997)
                                            ------------        ------------
Net Loans                                   $ 24,977,654        $ 22,407,252
                                            ============        ============


Transactions in the allowance for loan losses are summarized as follows:


                                                         1996            1995           1994
Allowance for Loan Losses -
  beginning of year                                   $ 306,997       $ 284,714     $ 192,636
Provision for Loan Losses                                36,000          48,000        74,000
Loans Charged Off                                       (58,458)        (33,765)      (25,587)
Recoveries                                               11,948           8,048        43,665
                                                      ---------       ---------     ---------
Allowance for Loan Losses - end of year               $ 296,487       $ 306,997     $ 284,714
                                                      =========       =========     =========

Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


BANK PREMISES AND EQUIPMENT

Bank premises and equipment consist of the following:

                                           1996             1995
Land and Improvements                  $   182,712      $   182,712
Buildings                                  447,447          447,447
Furniture and Equipment                    828,851          822,658
Automobiles                                 36,590           36,590
                                       -----------      -----------
                                         1,495,600        1,489,407
Accumulated Depreciation                  (647,768)        (538,635)
                                       -----------      -----------
                                       $   847,832      $   950,772
                                       ===========      ===========


OTHER LIABILITIES

On March 29, 1994, the corporation entered into a $1,000,000 revolving credit agreement with a financial institution. The corporation may borrow up to the maximum principal amount of this line and it is collateralized by all of the outstanding stock of The Bank of East Ridge. Interest equal to the financial institution's base commercial rate is payable annually. The line of credit agreement expires April 1, 1997, but may be converted to a 10-year term note if the corporation is in compliance with the terms of the agreement.

An outstanding balance of $355,000 is included in other liabilities as of December 31, 1996 and 1995.

The loan agreement related to the revolving credit line contains various restrictive covenants which include minimum capital and performance ratios of the subsidiary, restrictions on fixed asset additions, other indebtedness and dividend payments. The corporation was not in compliance with certain covenants as of December 31, 1996; however, the financial institution has waived its rights under the agreement arising from those violations.

The corporation entered into a promissory note on December 31, 1996, in the amount of $9,450. Interest will be paid at a rate of 6% per annum with the note due June 30, 1997.


RELATED PARTIES

Certain directors of the corporation and companies in which they were principal owners were loan customers of the bank during 1996 and 1995. Such loans are made in the ordinary course of business at normal credit terms, including interest rate and collateralization. The total of such loans amounted to $168,058 as of December 31, 1996, and $122,958 as of December 31, 1995. During 1996, $151,072 of these loans were made and repayments totaled $105,972.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


INCOME TAXES

The provision for income taxes consists of the following:


                                         1996            1995           1994
Current Provision                      $ 203,100      $ 164,400      $ 166,500
Deferred Provision                        (1,000)       (14,600)       (34,200)
                                       ---------      ---------      ---------
                                       $ 202,100      $ 149,800      $ 132,300
                                       =========      =========      =========

Reconciliation of the provision for income taxes to statutory rates is as follows:


                                                             1996          1995         1994
Federal Income Tax at Statutory Rate                      $ 236,900    $ 167,600    $ 116,800
Decreases Resulting From -
  Tax Exempt Interest                                       (45,900)     (24,300)      (1,700)
  Life Insurance                                             (9,300)     (13,100)     (13,200)
  Other                                                      (4,600)      (3,900)      (2,500)
Increases Resulting From -
  State Income Taxes, net of federal income tax benefit      24,300       17,200       10,800
  Other                                                         700        6,300       22,100
                                                          ---------    ---------    ---------
                                                          $ 202,100    $ 149,800    $ 132,300
                                                          =========    =========    =========

The following is a summary of the significant components of the corporation's deferred tax assets and liabilities:

                                              1996           1995
DEFERRED TAX ASSETS
  Loan Loss Reserve                         $102,743       $106,947
  Other                                       16,570         13,195
                                            --------       --------
                                             119,313        120,142
                                            --------       --------

DEFERRED TAX LIABILITIES
  Property and Equipment                      79,736         81,565
  Securities Available-for-Sale                5,781         17,931
                                            --------       --------
                                              85,517         99,496
                                            --------       --------

NET DEFERRED TAX ASSETS                     $ 33,796       $ 20,646
                                            ========       ========

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


401(k) PLAN

The bank's 401(k) Plan (the plan) covers employees meeting certain age and service requirements. Participants of the plan may make elective contributions up to the maximum percentage allowable through a salary reduction plan. The bank may make matching contributions equal to a discretionary percentage, to be determined by the bank, of the participants' salary reductions. Contributions to the plan were $7,020 for 1996, $6,554 for 1995 and $6,817 for 1994.


DEFERRED COMPENSATION PLAN

The bank's salary continuation and survivor income plans cover certain officers and directors. The plans were funded by single premium contributions. The present value of future benefit payments is accrued annually. The following summarizes this information:


                                                         1996           1995
Current Value of Life Insurance Policies -
  beginning of year                                   $ 706,198      $ 671,772

  Amortization of Surrender Charges                     (10,395)          --
  Mortality Cost                                         (6,582)        (6,106)
  Policy Income                                          41,486         40,532
                                                      ---------      ---------

Current Value of Life Insurance Policies -
  end of year                                         $ 730,707      $ 706,198
                                                      =========      =========
Present Value of Future Benefit Payments              $  55,064      $  38,185
                                                      =========      =========


OPERATING LEASE

The bank leases certain real estate under noncancelable operating leases. The leases include an option to renew during 1997 for a five year term. Future minimum lease payments under the leases as of December 31, 1996, are as follows:

YEAR ENDING
  December 31, 1997                                                   $ 36,400

Rental expense totaled $46,444 for 1996, $67,037 for 1995 and $102,290 for 1994.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

The bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments express the extent of involvement the bank has in particular classes of financial instruments.

East Ridge Bancshares, Inc. and subsidiary's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The bank generally requires collateral or other security to support financial instruments with off-balance-sheet credit risk.


                                                     CONTRACT OR NOTIONAL AMOUNT
                                                            DECEMBER 31,
                                                       1996             1995
Financial Instruments Whose
  Contracts Represent Credit Risk -
  Commitments to Extend Credit                      $5,702,298     $6,578,245
  Standby Letters of Credit                            366,025        152,300
                                                    ----------     ----------
                                                    $6,068,323     $6,730,545
                                                    ==========     ==========

Commitments to extend credit are agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The amount drawn on the total commitments is $3,475,990 as of December 31, 1996, and $3,805,750 as of December 31, 1995. The bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the bank on extension of credit is based on management's credit assessment of the counterparty. Collateral held varies but may include certificates of deposit, assignment of life insurance policies, automobiles and real estate. The amount collateralized as of December 31, 1996, was 69% and as of December 31, 1995, was 60%.

Standby letters of credit are conditional commitments issued by the bank guaranteeing performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The bank holds personal guarantees as collateral supporting those commitments. The extent of collateral held for those commitments varies.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK - continued

The bank's loan portfolio is diversified with regard to customers, industries and types of collateral although most of the bank's business is in Hamilton County and 66% of its 1996 loans and 65% of its 1995 loans are real estate related. Occasionally, loans to a customer or to a group of related entities may constitute a concentration of credit risk. As of December 31, 1996, three such concentrations existed consisting of loans to three customers representing 17%, 17% and 16% of the bank's total capital. As of December 31, 1995, four such concentrations existed consisting of loans to four customers representing 17%, 16%, 16% and 15% of the bank's total capital.

The bank's aggregate amount of cash value life insurance policies as a percent of the bank's total capital was 22% as of December 31, 1996, and 24% as of December 31, 1995.


SUPPLEMENTAL FINANCIAL DATA

Components of other noninterest income and noninterest expenses in excess of 1% of income not disclosed elsewhere for the respective periods are as follows:

                                              1996        1995        1994
Noninterest Income -
  Earnings on Cash Surrender Value
    of Life Insurance Policies              $41,486     $40,532     $40,277

Noninterest Expense -
  Furniture and Equipment Repair            $62,381     $54,780     $62,137
  Printing Supplies                         $53,979     $62,011     $59,951
  FDIC Insurance Premiums                   $  --       $36,101     $ 7,323
  Telephone                                 $  --       $31,480     $35,662


REGULATORY MATTERS

The corporation and bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the corporation and bank must meet specific capital guidelines that involve quantitative measures of the corporation and bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The corporation and bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


REGULATORY MATTERS - continued

Quantitative measures established by regulation to ensure capital adequacy require the corporation and bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the corporation and bank meet all capital adequacy requirements to which they are subject.

As of December 31, 1996, the most recent notifications from the Federal Deposit Insurance Corporation categorized the bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the corporation and bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the corporation and bank's category.

The corporation's and bank's actual capital amounts and ratios are also presented in the table.

                                                                                                    TO BE WELL
                                                                   FOR CAPITAL                CAPITALIZED UNDER PROMPT
                                           ACTUAL               ADEQUACY PURPOSES           CORRECTIVE ACTION PROVISIONS
                                     AMOUNT      RATIO           AMOUNT       RATIO            AMOUNT        RATIO
DECEMBER 31, 1996
TOTAL CAPITAL
  (TO RISK WEIGHTED ASSETS)
   East Ridge Bancshares,
     Inc. and Subsidiary          $ 3,334,332    12.0%          $ 2,230,000    >8.0%          $ 2,787,500    >10.0%
                                                                               -                             -
   The Bank of East
     Ridge                        $ 3,634,000    13.0%          $ 2,230,240    >8.0%          $ 2,787,800    >10.0%
                                                                               -                             -
TIER I CAPITAL
  (TO RISK WEIGHTED ASSETS)
  East Ridge Bancshares,
    Inc. and Subsidiary           $ 3,037,845    10.9%          $ 1,115,000    >4.0%          $ 1,672,500     >6.0%
                                                                               -                              -
  The Bank of East
    Ridge                         $ 3,337,236    12.0%          $ 1,115,120    >4.0%          $ 1,672,680     >6.0%
                                                                               -                              -
TIER I CAPITAL
  (TO AVERAGE ASSETS)
  East Ridge Bancshares,
    Inc. and Subsidiary           $ 3,037,845     7.0%          $ 1,727,600    >4.0%          $ 2,159,500     >5.0%
                                                                               -                              -
  The Bank of East
    Ridge                         $ 3,337,236     7.7%          $ 1,727,720    >4.0%          $ 2,159,650     >5.0%
                                                                               -                              -

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


REGULATORY MATTERS - continued

                                                                                                    TO BE WELL
                                                                     FOR CAPITAL               CAPITALIZED UNDER PROMPT
                                           ACTUAL               ADEQUACY PURPOSES            CORRECTIVE ACTION PROVISIONS
                                     AMOUNT      RATIO           AMOUNT       RATIO            AMOUNT        RATIO
DECEMBER 31, 1995

TOTAL CAPITAL
  (TO RISK WEIGHTED ASSETS)
  East Ridge Bancshares,
    Inc. and Subsidiary           $ 2,927,764    11.6%          $ 2,026,270    >8.0%          $ 2,532,838    >10.0%
                                                                               -                             -
  The Bank of East
    Ridge                         $ 3,288,935    13.0%          $ 2,026,510    >8.0%          $ 2,533,138    >10.0%
                                                                               -                             -
TIER I CAPITAL
  (TO RISK WEIGHTED ASSETS)
  East Ridge Bancshares,
    Inc. and Subsidiary           $ 2,620,767    10.3%          $ 1,013,135    >4.0%          $ 1,519,703     >6.0%
                                                                               -                              -
  The Bank of East
    Ridge                         $ 2,981,938    11.8%          $ 1,013,255    >4.0%          $ 1,519,883     >6.0%
                                                                               -                              -
TIER I CAPITAL
  (TO AVERAGE ASSETS)
  East Ridge Bancshares,
    Inc. and Subsidiary           $ 2,620,767     6.6%          $ 1,577,280    >4.0%          $ 1,971,600     >5.0%
                                                                               -                              -
  The Bank of East
    Ridge                         $ 2,981,938     7.6%          $ 1,577,400    >4.0%          $ 1,971,750     >5.0%
                                                                               -                              -


COMMITMENTS

On November 8, 1996, the corporation and bank entered into an agreement with officers and full-time employees of the bank to pay severance benefits if officers and employees are involuntarily terminated within the two-year period after the closing date of a change in control as defined in the agreement. The maximum severance benefits payable could be approximately $299,000.


SUBSEQUENT EVENT

Subsequent to year end, The Bank of East Ridge entered into discussions to merge with another bank. The surviving corporation will be The Bank of East Ridge. At the closing, The Bank of East Ridge will amend and restate its charter to change its name and change its authorized shares and par value.

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


CONDENSED PARENT COMPANY FINANCIAL STATEMENTS

Condensed financial statements of East Ridge Bancshares, Inc. are summarized as follows:

CONDENSED BALANCE SHEETS

                                                                     1996           1995
    ASSETS
Cash                                                             $  102,862     $    7,687
Investment in Subsidiary                                          3,346,667      3,011,194
Receivable from Subsidiary                                           42,544         36,134
                                                                 ----------     ----------

TOTAL ASSETS                                                     $3,492,073     $3,055,015
                                                                 ==========     ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Other Liabilities                                              $  444,797     $  404,992
                                                                 ----------     ----------

STOCKHOLDERS' EQUITY
  Common Stock - $10 par value - 150,000 shares authorized;
    110,020 shares issued                                         1,100,200      1,120,000
  Paid-In Surplus                                                    34,500         84,000
  Retained Earnings                                               1,903,145      1,416,767
  Unrealized Appreciation on Securities
    Available-for-Sale                                                9,431         29,256
                                                                 ----------     ----------

           Total Stockholders' Equity                             3,047,276      2,650,023
                                                                 ----------     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $3,492,073     $3,055,015
                                                                 ==========     ==========

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED PARENT COMPANY FINANCIAL STATEMENTS - continued

CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                    1996            1995          1994
INCOME
  Dividend                                       $   150,000    $    15,000    $    86,000
  Other Income                                           329          1,972            562
                                                 -----------    -----------    -----------
                                                     150,329         16,972         86,562
                                                 -----------    -----------    -----------

EXPENSES
  Interest                                            31,929         31,689         22,811
  Other Expense                                          120           --              556
                                                 -----------    -----------    -----------
                                                      32,049         31,689         23,367
                                                 -----------    -----------    -----------

INCOME (LOSS) BEFORE INCOME TAX
  BENEFIT AND EQUITY IN
  UNDISTRIBUTED INCOME OF
  SUBSIDIARY                                         118,280        (14,717)        63,195

  Income Tax Benefit                                 (12,800)       (10,300)       (10,500)
                                                 -----------    -----------    -----------

INCOME (LOSS) BEFORE EQUITY IN
  UNDISTRIBUTED INCOME OF SUBSIDIARY                 131,080         (4,417)        73,695

  Equity in Undistributed Income of Subsidiary       355,298        347,484        145,675
                                                 -----------    -----------    -----------

NET INCOME                                           486,378        343,067        219,370

RETAINED EARNINGS - beginning of year              1,416,767      1,073,700        854,330
                                                 -----------    -----------    -----------

RETAINED EARNINGS - end of year                  $ 1,903,145    $ 1,416,767    $ 1,073,700
                                                 ===========    ===========    ===========

                  EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


CONDENSED PARENT COMPANY FINANCIAL STATEMENTS - continued

CONDENSED STATEMENTS OF CASH FLOWS

                                                         1996        1995          1994
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                          $ 486,378    $ 343,067    $ 219,370
  Adjustments to Reconcile Net Income
    to Net Cash Provided by Operating
    Activities -
    Equity in Earnings of Subsidiary                   (505,298)    (362,484)    (231,675)
    Dividends Received from Subsidiary                  150,000       15,000       86,000
    Changes in Operating Assets and Liabilities -
      Decrease (Increase) in -
        Receivable from Subsidiary                       (6,410)      89,151     (125,285)
        Taxes Receivable                                   --           --         14,390
      Increase (Decrease) in -
        Payable to Subsidiary                              --           --         (5,386)
        Interest Payable                                    511        3,424        5,599
        Other Payables                                    1,932          103          548
        Taxes Payable                                    27,912      (86,963)     104,698
                                                      ---------    ---------    ---------

          NET CASH PROVIDED BY OPERATING ACTIVITIES     155,025        1,298       68,259
                                                      ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additional Capitalization of Subsidiary                  --           --       (100,000)
                                                      ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of Debt                                        --           --       (324,000)
  Proceeds from Issuance of Long-Term Debt                 --           --        355,000
  Retirement of Common Stock                            (59,850)        --           --
                                                      ---------    ---------    ---------

          NET CASH PROVIDED (USED) BY
            FINANCING ACTIVITIES                        (59,850)        --         31,000
                                                      ---------    ---------    ---------

NET INCREASE (DECREASE) IN CASH                          95,175        1,298         (741)

CASH - beginning of year                                  7,687        6,389        7,130
                                                      ---------    ---------    ---------

CASH - end of year                                    $ 102,862    $   7,687    $   6,389
                                                      =========    =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Interest Paid                                       $  31,418    $  28,265    $  17,212
  Income Tax Received                                 $ (34,302)   $ (12,488)   $  (1,606)
  Changes in Unrealized Appreciation
    (Depreciation) on Available-for-Sale
    Securities, net of deferred taxes                 $ (19,825)   $  77,560    $ (48,304)
  Issuance of Promissory Note Upon
    Purchase and Retirement of Common Stock           $   9,450    $    --      $    --

                   EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                         CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1996




                                                THE BANK OF      EAST RIDGE
                                                EAST RIDGE    BANCSHARES, INC.  CONSOLIDATED
                                                                                    (i)
     ASSETS
  Cash and Due from Banks                        $ 2,360,643     $  102,862     $ 2,360,643

  Federal Funds Sold                               4,315,000           --         4,315,000
                                                 -----------     ----------     -----------

          Total Cash and Cash Equivalents          6,675,643        102,862       6,675,643


  Securities Available-for-Sale                    5,299,037           --         5,299,037


  Securities to be Held to Maturity                5,475,306           --         5,475,306


  Loans - less allowance for
    loan losses of $296,487                       24,977,654           --        24,977,654


  Bank Premises and Equipment, net                   847,832           --           847,832


  Interest Receivable                                286,396           --           286,396


  Investment in Subsidiary                              --        3,346,667            --


  Other Assets                                       806,822         42,544         803,822
                                                 -----------     ----------     -----------


TOTAL ASSETS                                     $44,368,690     $3,492,073     $44,365,690
                                                 ===========     ==========     ===========



(i)  Certain items have been eliminated in consolidation.

                                                THE BANK OF      EAST RIDGE
                                                EAST RIDGE    BANCSHARES, INC.  CONSOLIDATED
                                                                                    (i)
        LIABILITIES AND
        STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits -
    Demand                                       $ 4,983,065     $     --       $ 4,983,065
    Interest-Bearing Demand                        8,650,813           --         8,547,951
    Savings                                        6,559,326           --         6,559,326
    Certificates of Deposit of
      $100,000 or More                             3,754,252           --         3,754,252
    Certificates of Deposit
      Under $100,000                              16,717,625           --        16,717,625
                                                 -----------     ----------     -----------

          Total Deposits                          40,665,081           --        40,562,219

  Other Liabilities                                  356,942        444,797         756,195
                                                 -----------     ----------     -----------

          Total Liabilities                       41,022,023        444,797      41,318,414
                                                 -----------     ----------     -----------

STOCKHOLDERS' EQUITY
  Common Stock - $10 par value -
    150,000 shares authorized;
    110,020 shares issued                               --        1,100,200       1,100,200
  Common Stock - $40 par value -
    20,000 shares authorized;
    17,142 shares issued                             685,680           --              --
  Paid-In Surplus                                  1,114,320         34,500          34,500
  Retained Earnings                                1,537,236      1,903,145       1,903,145
  Unrealized Appreciation on Securities
    Available-for-Sale                                 9,431          9,431           9,431
                                                 -----------     ----------     -----------

          Total Stockholders' Equity               3,346,667      3,047,276       3,047,276
                                                 -----------     ----------     -----------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                           $44,368,690     $3,492,073     $44,365,690
                                                 ===========     ==========     ===========

                   EAST RIDGE BANCSHARES, INC. AND SUBSIDIARY
                        CONSOLIDATING SCHEDULE OF INCOME
                          Year Ended December 31, 1996

                                                THE BANK OF      EAST RIDGE
                                                EAST RIDGE    BANCSHARES, INC.  CONSOLIDATED
                                                                                    (i)
INTEREST INCOME
  Loans                                          $ 2,529,196     $      --      $ 2,529,196
  Investment Securities -
    U.S. Treasury                                    133,902            --          133,902
    U.S. Government Agencies                         425,586            --          425,586
    States and Political Subdivisions                155,187            --          155,187
    Other                                             17,104            --           17,104
  Income on Federal Funds Sold                        67,565            --           67,565
  Other                                                 --               329           --
                                                 -----------     -----------    -----------
                                                   3,328,540             329      3,328,540
                                                 -----------     -----------    -----------

INTEREST EXPENSE
  Interest on Certificates of Deposit
    of $100,000 or More                              214,004            --          214,004
  Interest on Other Deposits                       1,295,252            --        1,294,923
  Other                                                 --            31,929         31,929
                                                 -----------     -----------    -----------
                                                   1,509,256          31,929      1,540,856
                                                 -----------     -----------    -----------

NET INTEREST INCOME (EXPENSE)
  BEFORE PROVISION FOR LOAN LOSSES                 1,819,284         (31,600)     1,787,684

  Provision for Loan Losses                           36,000            --           36,000
                                                 -----------     -----------    -----------

NET INTEREST INCOME (LOSS)                         1,783,284         (31,600)     1,751,684
                                                 -----------     -----------    -----------

NONINTEREST INCOME
  Service Charges on Deposit Accounts                323,677            --          323,677
  Credit Life Commissions                             10,260            --           10,260
  Dividend from Subsidiary                              --           150,000           --
  Equity in Earnings of Subsidiary                      --           355,298           --
  Other                                              124,404            --          124,404
                                                 -----------     -----------    -----------
                                                     458,341         505,298        458,341
                                                 -----------     -----------    -----------

NONINTEREST EXPENSES
  Salaries                                           795,670            --          795,670
  Employee Benefits                                  135,706            --          135,706
  Net Occupancy                                       79,228            --           79,228
  Other                                              510,823             120        510,943
                                                 -----------     -----------    -----------
                                                   1,521,427             120      1,521,547
                                                 -----------     -----------    -----------

INCOME BEFORE INCOME TAX
  PROVISION (BENEFIT)                                720,198         473,578        688,478

  Income Tax Provision (Benefit)                     214,900         (12,800)       202,100
                                                 -----------     -----------    -----------

NET INCOME                                       $   505,298     $   486,378    $   486,378
                                                 ===========     ===========    ===========

(i)  Certain items have been eliminated in consolidation.

                         CORNERSTONE COMMUNITY BANK

                                BALANCE SHEET
                             As of March 31, 1997
                                 (Unaudited)
--------------------------------------------------------------------------------

Assets:
Cash and due from banks................................. $   730,204
Interest-bearing deposits...............................   1,207,058
Securities available for sale...........................   1,868,704
Securities held to maturity.............................   7,049,716

Federal funds sold......................................   1,850,000
Loans, net..............................................  22,194,099

Premises, net...........................................     940,956
Accrued interest receivable.............................     217,219
Other assets............................................     270,958
                                                         -----------
       Total............................................ $36,328,914
                                                         ===========

Liabilities and stockholders' equity:
Deposits................................................ $30,814,374
Other liabilities.......................................     146,890
                                                         -----------
       Total liabilities................................  30,961,264
                                                         -----------
Stockholders' equity:
  Common stock..........................................     590,130
  Surplus...............................................   5,311,170
  Retained earnings.....................................    (503,180)
  Unrealized appreciation (loss) on available-for-
   sale securities......................................     (30,470)
                                                         -----------
       Total stockholders' equity.......................   5,367,650
                                                         -----------
       Total liabilities and stockholders' equity....... $36,328,914
                                                         ===========



                         CORNERSTONE COMMUNITY BANK
                             STATEMENTS OF INCOME
                      Three Months ended March 31, 1997
                                 (Unaudited)
--------------------------------------------------------------------------------

Interest income:
Interest and fees on loans.................................  $  495,695
Interest and dividends on securities.......................     130,009
Other interest income......................................      45,352
                                                             ----------
Total interest income......................................     671,056

Interest expense:
Interest on deposits.......................................     348,378
Interest on other borrowed funds...........................         -0-
Total interest expense.....................................     348,378

Net interest income........................................     322,678
Provision for loan losses..................................      79,516
Net interest income after provision........................     243,162
Non-interest income........................................      23,597
Non-interest expense.......................................     261,245
Income before income taxes.................................       5,514
Income taxes...............................................      (5,432)
Net income.................................................  $   10,946
                                                             ----------

Average shares outstanding.................................     590,130
                                                             ==========


                          CORNERSTONE COMMUNITY BANK
                           STATEMENT OF CASH FLOWS
                  For the Three Months Ended March 31, 1997
                                 (Unaudited)
--------------------------------------------------------------------------------

Cash flows from operating activities:
  Net Income...........................................  $   10,946
  Adjustments to reconcile net loss to net
    cash used in operating activities:
     Depreciation and amortization.....................      16,468
     Provision for loan losses.........................      79,516
     Deferred income taxes.............................      (5,432)
     Net amortization of premium on securities.........       8,232
     Changes in other operating assets and liabilities:
       Accrued interest receivable.....................     (50,513)
       Accrued interest payable........................      38,380
       Other assets and liabilities....................     (38,527)
                                                       ------------
        Net cash used in operating activities                59,070
                                                       ------------

Cash flows from investing activities
  Purchase of securities available for sale............          --
  Purchase of securities held to maturity..............  (3,388,419)
  Principal collected on securities held to maturity...     633,400
  Net increase in loans................................  (6,361,312)
  Purchase of bank premises and equipment..............      (3,430)
                                                       ------------
        Net cash used in investing activities..........  (9,119,761)
                                                       ------------

Cash flows from financing activities:
  Net increase in deposits.............................   8,035,635
  Issuance of common stock.............................          --
  Cash provided by financing activities................   8,035,635
  Net increase in cash and cash equivalents............  (1,025,056)
  Cash and cash equivalents, beginning of period.......   4,812,318
  Cash and cash equivalents, end of period............. $ 3,787,262
                                                       ============


                          CORNERSTONE COMMUNITY BANK
                   Notes to Unaudited Financial Statements
                  For the Three Months Ended March 31, 1997



        In the opinion of management, the accompanying unaudited financial statements of Cornerstone Community Bank contain all adjustments, consisting of only normal, recurring adjustments, necessary to fairly present the financial results for the interim periods presented. The results of operations for any interim period is not necessarily indicative of the results to be expected for an entire year. These interim financial statements should be read in conjunction with the annual financial statements and notes thereto.

             Report of Independent Certified Public Accountants
                         on the Financial Statements




To the Stockholders and Board of Directors
Cornerstone Community Bank
Chattanooga, Tennessee

     We have audited the accompanying balance sheet of Cornerstone Community Bank as of December 31, 1996, and the related statements of operations, changes in stockholders' equity, and cash flows from inception (January 23, 1996) through December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Community Bank as of December 31, 1996, and the results of its operations and its cash flows for the period from inception (January 23, 1996) through December 31, 1996, in conformity with generally accepted accounting principles.




/s/ Hazlett, Lewis & Bieter, PLLC
---------------------------------

Chattanooga, Tennessee
February 13, 1997

                         CORNERSTONE COMMUNITY BANK

                                BALANCE SHEET
                              December 31, 1996

--------------------------------------------------------------------------------

       ASSETS

Cash and due from banks                                  $ 1,305,872
Interest-bearing deposits at other banks                   1,206,446
Federal funds sold                                         2,300,000
Securities available for sale (Note 2)                     1,924,725
Securities held to maturity (Note 2)                       4,278,954
Loans, net of allowance for loan losses (Note 3)          15,912,303
Bank premises and equipment (Note 4)                         949,340
Accrued interest receivable                                  166,706
Other assets                                                 253,935
                                                         -----------
       Total assets                                      $28,298,281
                                                         ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Noninterest-bearing demand deposits                    $ 1,647,691
  Interest-bearing demand deposits                           813,649
  Money market accounts                                    2,636,778
  Savings deposits                                           181,671
  Time deposits (Note 5)                                  17,498,950
                                                         -----------
       Total deposits                                     22,778,739

Accrued interest payable                                      75,119
Other liabilities                                             67,852
                                                         -----------

       Total liabilities                                  22,921,710
                                                         -----------
Stockholders' equity (Note 10):
  Preferred stock; no par value; 2,000,000 shares
   authorized; no shares issued                                    -
  Common stock, $1.00 par value; 2,000,000 shares
   authorized; 590,130 shares issued                         590,130
  Surplus                                                  5,311,170
  Undivided profits (deficit)                               (514,127)
  Net unrealized loss on securities available
   for sale, net of tax                                      (10,602)
                                                         -----------
       Total stockholders' equity                          5,376,571
                                                         -----------
       Total liabilities and stockholders' equity        $28,298,281
                                                         ===========




The Notes to Financial Statements are an integral part of this statement.

                         CORNERSTONE COMMUNITY BANK

                           STATEMENT OF OPERATIONS
         From Inception (January 23, 1996) Through December 31, 1996

--------------------------------------------------------------------------------

INTEREST INCOME
  Loans                                                      $  969,283
  Securities                                                    116,867
  Federal funds sold and deposits in banks                      144,668
                                                             ----------
                                                              1,230,818

INTEREST EXPENSE                                                448,312
                                                             ----------

     Net interest income                                        782,506

Provision for loan losses (Note 3)                              201,422
                                                             ----------

     Net interest income after provision for loan losses        581,084
                                                             ----------

NONINTEREST INCOME
  Service charges on deposit accounts                            31,277
  Other service charges, fees, and commissions                    1,216
  Other                                                           5,188
                                                             ----------

                                                                 37,681
                                                             ----------

NONINTEREST EXPENSES
  Salaries and employee benefits                                507,008
  Occupancy expense of bank premises                             46,197
  Organization and start-up costs                               376,301
  Other operating expenses (Page F-53)                          333,987
                                                             ----------

                                                              1,263,493
                                                             ----------

     Loss before income tax benefit                            (644,728)

  Income tax benefit (Note 6)                                  (130,601)
                                                             ----------

     Net loss                                                $ (514,127)
                                                             ==========





The Notes to Financial Statements are an integral part of this statement.

                         CORNERSTONE COMMUNITY BANK

                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
         From Inception (January 23, 1996) Through December 31, 1996

--------------------------------------------------------------------------------





                                                                                                                  Net
                                                                                                               Unrealized
                                                                                                                Loss on
                                                                                                Undivided      Securities
                                                             Common                              Profits       Available
                                            Total             Stock            Surplus          (Deficit)       for Sale
                                         ----------         --------          ----------       ----------      ---------

BALANCE, at inception                    $        -         $      -          $        -       $       -       $-

  Issuance of common stock                5,901,300          590,130           5,311,170               -              -

  Net loss                                 (514,127)               -                   -        (514,127)             -

  Net changes in unrealized
   loss on securities available
   for sale                                 (10,602)               -                   -               -        (10,602)
                                         ----------         --------          ----------       ---------       --------

BALANCE, December 31, 1996               $5,376,571         $590,130          $5,311,170       $(514,127)      $(10,602)
                                         ==========         ========          ==========       =========       ========



The Notes to Financial Statements are an integral part of this statement.

                          CORNERSTONE COMMUNITY BANK

                           STATEMENT OF CASH FLOWS
         From Inception (January 23, 1996) Through December 31, 1996

--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                             $   (514,127)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
     Depreciation and amortization                           53,795
     Provision for loan losses                              201,422
     Deferred income taxes                                 (130,601)
     Net amortization of premium on securities               12,192
     Changes in other operating assets and liabilities:
       Accrued interest receivable                         (166,706)
       Accrued interest payable                              75,119
       Other assets and liabilities                         (64,125)
                                                       ------------
        Net cash used in operating activities              (533,031)
                                                       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of securities available for sale              (1,941,825)
  Purchase of securities held to maturity                (5,139,394)
  Principal collected on securities held to maturity        848,248
  Net increase in loans                                 (16,113,725)
  Purchase of bank premises and equipment                  (987,994)
                                                       ------------

        Net cash used in investing activities           (23,334,690)
                                                       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                               22,778,739
  Issuance of common stock                                5,901,300
                                                       ------------

        Net cash provided by financing activities      $ 28,680,039
                                                       ------------


NET INCREASE IN CASH AND CASH EQUIVALENTS                 4,812,318

CASH AND CASH EQUIVALENTS, beginning of period                    -
                                                       ------------


CASH AND CASH EQUIVALENTS, end of period               $  4,812,318
                                                       ============

SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION
   Cash paid during the period for interest            $    373,193
                                                       ============




The Notes to Financial Statements are an integral part of this statement.

                          CORNERSTONE COMMUNITY BANK

                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1996

--------------------------------------------------------------------------------

Note 1.  Summary of Significant Accounting Policies

         The accounting and reporting policies of Cornerstone Community
         Bank (Bank) conform with generally accepted accounting principles and practices within the banking industry. The policies that materially affect financial position and results of operations are summarized as follows:

         Nature of operations:

         The Bank was incorporated under the laws of the state of Tennessee on January 23, 1996, and began operations on February 20, 1996, at its office located in Hixson, Tennessee. The Bank's primary deposit products are demand deposits, savings accounts, and certificates of deposit. Its primary lending products are commercial business loans, real estate loans, and installment loans.

         Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for losses on loans. In connection with the determination of the allowance for losses on loans, management obtains independent appraisals for significant properties.

         While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for losses on loans may change materially in the near term.

         Cash and cash equivalents:

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits at other banks, and federal funds sold.

         Securities held to maturity:

         The Bank has the positive intent and ability to hold to maturity or return of principal all securities held to maturity. Securities held to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income over the period to maturity.

                          CORNERSTONE COMMUNITY BANK

                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1996

--------------------------------------------------------------------------------

Note 1.  Summary of Significant Accounting Policies (continued)

         Securities available for sale:

         Securities available for sale consist of mortgage-backed securities not classified as securities held to maturity. Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of securities available for sale are determined using the specific-identification method. Premiums and discounts are recognized in interest income over the period to maturity.

         Interest income on loans:


         Interest on loans is recognized as income over the term of the loans based on the principal amount outstanding. The accrual of interest on loans is discontinued when a loan is determined to be impaired. A loan is impaired when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. At December 31, 1996, the Bank had no loans classified as impaired. The interest accrual was not discontinued on any loans during the year ended December 31, 1996.


         Fee income on loans:

         Loan origination fees and certain direct origination costs were recognized as income and expense at the time the loan was recorded in 1996. The effect of not capitalizing these was not significant to the accompanying financial statements.
         Allowance for loan losses:

         The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

         Bank premises and equipment:

         Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line depreciation method and accelerated depreciation methods for both financial statement purposes and income tax purposes. Bank premises are depreciated over 30 years; and furniture, fixtures and equipment are depreciated over 5 to 12 years.

         Additions and major renewals and betterments are capitalized and depreciated over their estimated useful lives. Repairs, maintenance, and minor renewals are charged to operating expense as incurred. When property is replaced or otherwise disposed of, the cost of such assets and the related accumulated depreciation are removed from the accounts. The gain or loss, if any, is recorded in the statement of income.


         Income taxes:

         Income taxes are computed based on the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the extimated future tax effects attributed to temporary differences between book and tax bases of assets and liabilities and for carryforward items. Deferred tax assets and liablities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.


Note 2.  Securities

         Securities have been classified in the balance sheet according to management's intent as either securities held to maturity or securities available for sale.

                          CORNERSTONE COMMUNITY BANK

                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1996

--------------------------------------------------------------------------------

Note 2.  Securities (continued)

         The amortized cost and approximate market value of securities at December 31, 1996, are as follows:


                                                        Gross       Gross
                                          Amortized  Unrealized  Unrealized    Market
                                            Cost        Gains       Losses      Value
                                         ----------  ----------  ----------  ----------

         Securities available for sale:
          Mortgage-backed securities     $1,941,825     $     -   $(17,100)  $1,924,725
                                         ==========     =======   ========   ==========

         Securities held to maturity:
          Mortgage-backed securities     $4,278,954     $24,714   $    (49)  $4,303,619
                                         ==========     =======   ========   ==========


         Securities with a book value of approximately $551,000 at December 31, 1996, were pledged to secure various deposits.

Note 3.  Loans and Allowance for Loan Losses

         A summary of transactions in the allowance for loan losses for the period ended December 31, 1996, is as follows:


            Provision charged to operating expense                     $201,422
            Recoveries of loans charged off                                   -
            Loans charged off                                                 -
                                                                       --------
           Balance, end of year                                        $201,422
                                                                       ========
         At December 31, 1996, the Bank's loans consist of the following (in thousands):

            Real estate loans                                          $ 11,979
            Commercial and industrial loans                               2,316
            Loans to individuals for household,
             family, and other consumer expenditures                      1,072
            Other                                                           746
                                                                       --------

            Total loans                                                  16,113

            Less - Allowance for loan losses                               (201)
                                                                       --------

            Net loans                                                  $ 15,912
                                                                       ========


                          CORNERSTONE COMMUNITY BANK

                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1996

--------------------------------------------------------------------------------

Note 3.  Loans and Allowance for Loan Losses (continued)

         The Bank's only significant concentration of credit at December
         31, 1996, occurred in real estate loans which totaled approximately $11,979,000. While real estate loans accounted for 74 percent of total loans, these loans were primarily residential development and construction loans, residential mortgage loans, commercial loans secured by commercial properties, and consumer loans. Substantially all real estate loans are secured by properties located in Tennessee.

         In the normal course of business, the Bank makes loans to directors and executive officers of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. Loans to directors and executive officers totaled approximately $130,000 at December 31, 1996.


         At December 31, 1996, there were no loans specifically classified as impaired by management. The interest accrual was not discontinued on any loans during the year ended December 31, 1996.


Note 4.  Bank Premises and Equipment

         Bank premises and equipment at December 31, 1996, are summarized as follows:


                Land                                             $300,000
                Buildings and improvements                        505,761
                Furniture, fixtures and equipment                 182,233
                                                                 --------

                                                                  987,994
                Accumulated depreciation                          (38,654)
                                                                 --------

                                                                 $949,340
                                                                 ========



         The charge to operating expense for depreciation was $38,654 in 1996.

Note 5.  Time Deposits

         The aggregate amount of jumbo CDs, each with a minimum denomination of $100,000, was $6,354,946 at December 31, 1996.

         At December 31, 1996, the scheduled maturities of time deposits are as follows:


                                1997          $ 9,724,066
                                1998            6,600,570
                                1999              618,882
                                2000                    -
                                2001              555,432
                                              -----------
                                 Total        $17,498,950
                                              ===========

                          CORNERSTONE COMMUNITY BANK

                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1996

--------------------------------------------------------------------------------

Note 6.  Income Taxes

         The income tax benefit in the statement of income for the period ended December 31, 1996, includes the following:


                  Current tax expense                       $       -
                  Deferred income taxes related to:
                   Provision for loan losses                  (18,200)
                   Net operating loss carryforward            (46,600)
                   Organization and start-up costs            (65,000)
                   Other                                         (801)
                                                            ---------

                  Income tax benefit                        $(130,601)
                                                            =========


         The income tax benefit is different from the expected tax benefit computed by multiplying loss before income tax benefit by the statutory federal income tax rates. The reasons for this difference relate to the provision for loan losses, depreciation of bank premises and equipment, and organization and start-up costs.

         The Bank realized a net operating loss for tax purposes in 1996 which can be carried forward and used to offset future taxable income. This net operating loss carryforward will expire in 15 years.

         As of December 31, 1996, deferred tax assets recognized for deductible temporary differences totaled $133,201, and deferred tax liabilities for taxable temporary differences totaled $2,600.
         A valuation allowance has not been provided to reduce the deferred tax asset from the amount of tax benefit management believes it will more likely than not realize. Realization of the net operating loss carryforwards is not assured; however, management believes the Bank has attained sufficient operations to generate future taxable income of approximately $350,000 which would result in the realization of such net operating loss carryforwards prior to expiration in the year 2011.
Note 7.  Employee Benefit Plan

         The Bank has a 401(k) employee benefit plan covering substantially all employees who have completed at least one year of service and met minimum age requirements. The Bank made no contribution to the plan in 1996.


Note 8.  Financial Instruments With Off-Balance-Sheet Risk

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include various commitments to extend credit and standby letters of credit.
         These instruments expose the Bank to varying degrees of credit and interest rate risk in excess of the amount recognized in the accompanying balance sheet. To manage this risk, the Bank uses the same management policies and procedures for financial instruments with off-balance-sheet risk as it does for financial instruments whose risk is reflected on the balance sheet.

                          CORNERSTONE COMMUNITY BANK

                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1996

--------------------------------------------------------------------------------

Note 8.  Financial Instruments With Off-Balance-Sheet Risk (continued)

         The credit risk of all financial instruments varies based on many factors, including the value of collateral held and other security arrangements. To mitigate credit risk, the Bank generally determines the need for specific covenant, guarantee, and collateral requirements on a case-by-case basis, depending on the customer's creditworthiness. The amount and type of collateral held to reduce credit risk vary, but may include real estate, machinery, equipment, inventory, and accounts receivable as well as cash on deposit, stocks, bonds, and other marketable securities that are generally held in the Bank's possession. This collateral is valued and inspected to ensure both its existence and adequacy. The Bank requests additional collateral when appropriate.

         At December 31, 1996, commitments under standby letters of credit and undisbursed loan commitments aggregated $4,081,000. The Bank's credit exposure for these financial instruments is represented by their contractual amounts. The Bank does not anticipate any material losses as a result of the commitments under standby letters of credit and undisbursed loan commitments.


Note 9.  Stock Options and Warrants

         The Bank has a stock option plan under which members of the Board of Directors have been granted options to purchase a total of 145,000 shares of the Bank's common stock. The option price is $10.00 per share, and the options expire ten years from the date of grant.

         The Bank also has a stock option plan under which officers and employees have been granted options to purchase a total of 5,200 shares of the Bank's common stock. The option price is $10.00 per share, and the options expire ten years from the date of grant.

         A stock warrant was issued with each original share of the Bank's common stock which entitles each stockholder to purchase an additional share of the Bank's common stock at a specified price. At December 31, 1996, warrants for the purchase of 590,130 shares were outstanding. The exercise price is $12.00 per share within two years of issuance and $15.00 per share thereafter. If not exercised, such options will expire five years after issuance.

Note 10. Regulatory Matters

         The Bank is subject to various regulatory capital requirements administered by the Tennessee Department of Financial Institutions and the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                          CORNERSTONE COMMUNITY BANK

                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1996

--------------------------------------------------------------------------------



Note 10. Regulatory Matters (continued)

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

         As of December 31, 1996, the most recent notification from the Commissioner of the Tennessee Department of Financial Institutions categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's prompt corrective action category.

         The Bank's actual capital amounts and ratios are also presented in the table. Dollar amounts are presented in thousands.


                                                        For Capital
                                        Actual       Adequacy Purposes
                                    --------------  --------------------
                                    Amount  Ratio    Amount      Ratio
                                    ------  ------  ---------  ---------

        Total capital
         (to risk-weighted assets)  $5,578  30.10%    $1,482     8.00%
        Tier I capital
         (to risk-weighted assets)   5,377  29.02%       741     4.00%
        Tier I capital
         (to average assets)         5,377  23.39%     1,839     8.00%


         The Bank received its charter subject to certain financial and nonfinancial conditions. The chartering conditions are as follows:

           - The Bank cannot pay dividends for the first three years of operation.

           - Any changes in senior level officers and directors for the first two years require written regulatory approval.

           - Director's fees are not to be paid until the Bank has achieved an annual operating profit.

           - The Bank must maintain a Tier I capital to assets ratio of no less than 8% during the first three years of operation.

           - The Bank must maintain a minimum allowance for loan losses ratio of 1.25% during the first three years of operation.

         The Bank was in compliance with all of these chartering conditions at December 31, 1996.

                          CORNERSTONE COMMUNITY BANK

                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1996

--------------------------------------------------------------------------------


Note 11. Subsequent Event

         On March 18, 1997, the Bank entered into an agreement to merge with The Bank of East Ridge. The total value of the transaction is $6,125,000 consisting of 70 percent cash payment and 30 percent issuance of common stock to shareholders of East Ridge Bancshares, Inc., a one-bank holding company which owns all of the outstanding shares of The Bank of East Ridge. The merged institutions will operate as Cornerstone Community Bank. The merger will be consummated in 1997 and is subject to shareholder approval, discovery, and regulatory approval.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          ON ACCOMPANYING INFORMATION

To the Stockholders and Board of Directors
Cornerstone Community Bank
Chattanooga, Tennessee

          Our report on our audit of the basic financial statements of Cornerstone Community Bank for 1996 appears on page 1. The audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying information shown on page 15 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


/s/ Hazlett, Lewis & Bieter, PLLC


Chattanooga, Tennessee
February 13, 1997, except for Notell,
as to which the date is March 18, 1997

                           CORNERSTONE COMMUNITY BANK

                            OTHER OPERATING EXPENSES
          From Inception (January 23, 1996) Through December 31, 1996




Depreciation - furniture and equipment                                 $ 24,806
Software amortization                                                    15,141
Advertising and promotions                                               39,876
Professional fees                                                        49,570
Data processing                                                          25,034
Insurance                                                                15,049
Postage and courier fees                                                 16,315
Office supplies                                                          17,990
Stationery and printing                                                  24,615
State franchise tax                                                      14,750
Other expense categories (individually below $12,360)                    90,841
                                                                       --------

    Total other operating expenses                                     $333,987
                                                                       ========


                                                                      APPENDIX A





                          AGREEMENT AND PLAN OF MERGER

                     DATED AS OF THE 18th DAY OF MARCH, 1997

                                  BY AND AMONG

                           CORNERSTONE COMMUNITY BANK,

                          EAST RIDGE BANCSHARES, INC.,

                             THE BANK OF EAST RIDGE

                                       AND

                          DAVID E. YOUNG, INDIVIDUALLY

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


RECITALS .......................................................................................................A-1

ARTICLE I --THE MERGER..........................................................................................A-2

ARTICLE II -- ACTIONS PENDING MERGER............................................................................A-5

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF CORNERSTONE,
                  ERB, AND BANK OF EAST RIDGE...................................................................A-6

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF YOUNG..........................................................A-11

ARTICLE V -- COVENANTS.........................................................................................A-11

ARTICLE VI -- CONDITIONS TO CONSUMMATION.......................................................................A-14

ARTICLE VII -- TERMINATION                  ...................................................................A-16

ARTICLE VIII -- EFFECTIVE DATE AND EFFECTIVE TIME..............................................................A-17

ARTICLE IX -- OTHER MATTERS....................................................................................A-17

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of the 18th day of March 1997, by and among CORNERSTONE COMMUNITY BANK ("Cornerstone"), a Tennessee banking corporation, EAST RIDGE BANCSHARES, INC. ("ERB"), a Tennessee corporation, THE BANK OF EAST RIDGE ("Bank of East Ridge"), a Tennessee banking corporation, and DAVID E. YOUNG ("Young"), an individual residing in Hamilton County, Tennessee.

                                    Recitals

         1. Cornerstone. Cornerstone has been duly incorporated and is an existing banking corporation in good standing under the laws of the State of Tennessee, with its principal executive offices located in Chattanooga, Tennessee. As of the date hereof, Cornerstone has 2,000,000 authorized shares of common stock, par value $1.00 per share, of which 590,130 shares are outstanding as of January 31, 1997, and warrants to purchase one additional share of Cornerstone common stock for each share owned of which 590,130 are outstanding as of January 31, 1997, (Cornerstone common stock and warrants collectively, "Cornerstone Common Stock") and 2,000,000 authorized shares of preferred stock, no par value, none of which are outstanding (no other class of capital stock being authorized).

         2. ERB; Bank of East Ridge. ERB has been duly incorporated and is an existing corporation in good standing under the laws of the State of Tennessee, with its principal executive offices located in East Ridge, Tennessee. As of the date hereof, ERB has 150,000 authorized shares of common stock, par value $10.00 per share ("ERB Common Stock"), of which 109,030 shares are outstanding as of January 31, 1997 (no other class of capital stock being authorized). At the Effective Time of the Merger, the ERB charter will be amended to authorize 1,500,000 shares of common stock, par value $1.00 per share ("New ERB Common Stock") and 1,500,000 authorized shares of preferred stock, no par value. Bank of East Ridge has been duly incorporated and is an existing banking corporation in good standing under the laws of the State of Tennessee, with its principal executive offices in East Ridge, Tennessee. ERB owns all of the issued and outstanding common stock of Bank of East Ridge.

         3. Young. David E. Young is an individual residing in Hamilton County, Tennessee. As of the date hereof, Young owns 76,139 shares of ERB Common Stock

         4. Rights, Etc. Neither Cornerstone, ERB nor Bank of East Ridge has any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Rights"), except as set forth on Exhibit "A" hereto (as to Cornerstone) and Exhibit "B" hereto (as to ERB and Bank of East Ridge).

         5. Materiality. Unless the context otherwise requires, any reference in this Agreement to materiality shall, as to ERB, be deemed to be with respect to ERB and its subsidiaries taken as a whole, as to Cornerstone shall be deemed to be with respect to Cornerstone and as to Young shall be deemed to be with respect to Young.

         In consideration of their mutual promises and obligations hereunder, and intending to be legally bound hereby, Cornerstone, ERB, Bank of East Ridge and Young adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. On the Effective Date (as defined in Article VII), Cornerstone will merge (the "Merger") with and into Bank of East Ridge, with Bank of East Ridge being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effects provided in, the Tennessee Business Corporation Act and the Tennessee Banking Act. At the Effective Time (as defined in Article VII), the charter and bylaws of Bank of East Ridge (as the Surviving Corporation) shall be the charter and bylaws of Bank of East Ridge in effect immediately prior to the Effective Time. At the Effective Time the charter and bylaws of ERB shall be amended and restated to increase authorized shares of ERB common stock to 1,500,000 shares, change the name of ERB to Cornerstone Bancshares, Inc. and include other provisions as set forth on EXHIBIT "C". At the Effective Time the charter and bylaws of the Bank of East Ridge shall be restated and amended to change the name of "Bank of East Ridge" to "Cornerstone Community Bank" and to include other provisions as set forth on EXHIBIT "D". At the Effective Time, the directors and officers of Cornerstone shall be the directors and officers of the Surviving Corporation. At the Effective Time, the directors and officers of Cornerstone shall also become the directors and officers of ERB. The Plan of Merger is set forth as EXHIBIT "E".

         1.2 Conversion of Cornerstone Common Stock and ERB Common Stock. By virtue of the Merger, automatically and without any action on the part of the holder thereof, at the Effective Time, all of the Cornerstone Common
Stock issued and outstanding immediately prior to the Effective Time (other than shares held directly or indirectly by ERB or any subsidiary of ERB, except in a fiduciary capacity or in satisfaction of a debt previously contracted, and other than shares held in the treasury of Cornerstone, which shares shall be canceled, retired and cease to exist by virtue of the Merger and without any payment made in respect thereof) shall be converted into the right to receive shares of New ERB Common Stock, as described below:

                  (a)      Shares of Cornerstone Common Stock and Stock Option
                  Plan.

                           (i) Shares of Cornerstone Common Stock. Each share of
                  Cornerstone Common Stock issued and outstanding at the Effective Time shall become and be converted into one share of New ERB Common Stock, and each outstanding warrant to purchase one share of Cornerstone Common Stock at the Effective Time shall become and be converted into one warrant to purchase one share of New ERB Common Stock for $12.00 per share if exercised by February 8, 1998 and for $15.00 per share if exercised by February 8, 2001 (the "Cornerstone Exchange Ratio");

                           (ii) Cornerstone Stock Option Plan. ERB shall adopt a
                  new stock option plan substantially in the form set forth in Exhibit F. The Cornerstone Statutory-Nonstatutory Stock Option Plan (the "Plan") and all options issued under the Plan will be terminated at the Effective Time, and the new ERB stock option plan shall substitute new options for the terminated options in a transaction described in Section 424(a) of the Code. The holders of all outstanding statutory or nonstatutory options issued under the Plan will receive identical statutory or nonstatutory options to purchase shares of ERB Common Stock subject to the same terms and conditions of the outstanding options issued under the Plan in cancellation of their Cornerstone options. All option holders shall receive credit under the vesting schedule with respect to the new ERB options from the date of the grant of the Cornerstone options.

                           (b) Shares of ERB Common Stock. Each shareholder of
                  ERB Common Stock issued and outstanding at the Effective Time shall have the option to elect from the following:

                           (i) exchange all or a designated portion of the
                  shares of ERB Common Stock for shares of New ERB Common Stock based on an exchange ratio ("ERB Exchange Ratio") determined by multiplying the number of shares of ERB Common Stock held by such shareholder for which he or she elects to be exchanged by $56.1772 and then dividing by $12.00 (the agreed fair market value of Cornerstone Common Stock); or

                           (ii) exchange all or a designated portion of the
                  shares of ERB Common Stock for cash in the amount of $56.1772 per share. If an ERB shareholder elects to receive in cash all or a portion of the consideration to which such shareholder is entitled, the amount of cash to be delivered in exchange for each share of ERB Common Stock shall be determined by multiplying the number of shares of ERB Common Stock held by such shareholder for which he or she elects to receive cash by $56.1772 per share; provided, however, the obligation of ERB to redeem ERB Common Stock for cash shall be limited to $4,287,500, in the aggregate. In the event ERB shareholders in the aggregate elect to exchange ERB Common Stock for more than $4,287,500, ERB shall pay cash to shareholders who have elected to exchange their ERB Common Stock for cash on a pro-rata basis with the balance of the consideration due to such ERB shareholders to be in the form of New ERB Common Stock based on a value of $12.00 per share within the limitation set forth above. In no event shall ERB deliver in cash more than $4,287,500. In the event ERB shareholders elect to receive less than $2,900,000, Cornerstone may terminate this Agreement in accordance with the provisions of Section 6.2(f).

                  (c) Change In ERB Common Stock Shares. Subsequent to the date of this Agreement but prior to the Effective Date, if the outstanding shares of ERB Common Stock shall be increased, decreased, changed into or exchanged for a different number or class of shares by reason of any reclassification, recapitalization, stock split or reverse stock split, split-up or if a stock dividend thereon shall be declared with a record date within such period, or other like changes in ERB's capitalization shall have occurred, the terms and provisions of Sections 1.2(a) and 1.2(b) shall be adjusted accordingly.

                  (d) Young. Young agrees to exchange at least seventy percent (70%) of all shares of ERB Common Stock held by him for cash in the amount of $56.1772 per share subject to the limitations set forth in
         Section 1.2(b)(ii).

         1.3 No Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of New ERB Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, ERB shall pay to each holder of ERB Common Stock exchanged pursuant to this Agreement who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such holder's fractional interest by $12.00 (rounded to the nearest cent).

         1.4      Procedures.

                  (a)      Exchange of Certificates.

                           (i) Exchange of Certificates by Cornerstone
                  Shareholders for ERB Common Stock. Certificates which represent shares of Cornerstone Common Stock that are outstanding at the Effective Time (each, a "Certificate") and are converted into the right to receive shares of New ERB Common Stock and warrants to purchase New ERB Common Stock pursuant to the Merger shall, after the Effective Time, be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates representing the shares of New ERB Common Stock into which such shares have been converted.

                           (ii) Exchange of Certificates for Cash and/or ERB
                  Common Stock. Certificates which represent shares of ERB Common Stock that are outstanding at the Effective Time (each, a "Certificate") and are exchanged for cash or New ERB Common Stock in accordance with the provisions of Section 1.2 shall, after the Effective Time, be exchanged by the holders thereof in the manner provided in the transmittal materials described below for cash or new certificates representing shares of New ERB Common Stock.

                  (b)      Surrender of Certificates.

                           (i) Surrender of Cornerstone Common Stock. As
                  promptly as practicable after the Effective Date, ERB shall send to each holder of record of shares of Cornerstone Common Stock outstanding at the Effective Time transmittal materials for use in exchanging the Certificates for certificates for shares and warrants of the New ERB Common Stock into which such shares and warrants of the Cornerstone Common Stock have been converted pursuant to the Merger. Upon surrender of a Certificate, together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate and warrant for the number of shares of New ERB Common Stock to which such holder is entitled. If any such delivery is to be made in whole or in part to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or exchange that the Certificate surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of ERB or its agent that such tax either has been paid or is not payable.

                           (ii) Surrender of ERB Common Stock. As promptly as
                  practicable after the Effective Date, ERB shall send to each holder of record of shares of ERB Common Stock outstanding at the Effective Time transmittal materials for use in exchanging the Certificates for (x) certificates representing shares of the New ERB Common Stock for which such shares of the ERB Common Stock have been exchanged pursuant to Section 1.2, or
                  (y) cash, as the case may be. Upon surrender of a Certificate, together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate for the number of shares of New ERB Common Stock or cash, as the case may be, to which such holder is entitled. If any such delivery is to be made in whole or in part to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or exchange that the Certificate surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of ERB or its agent that such tax either has been paid or is not payable. Notwithstanding the foregoing, in the event ERB shareholders in the aggregate elect to exchange ERB Common Stock for more than $4,287,500, ERB shall pay cash to shareholders who have elected to exchange their ERB Common Stock for cash on a pro-rata basis to the extent possible within the limitation set forth above. In no event shall ERB deliver in cash more than $4,287,500.

                  (c) Cornerstone Shareholders: Rights and Dividends/Distributions. No holder of Cornerstone Common Stock shall be entitled to exercise any rights as a shareholder of ERB until such holder shall have properly surrendered its Certificate(s) (together with all required documents) as set forth above. No dividend or other distribution payable after the Effective Time with respect to the New ERB Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof properly surrenders such Certificate (together with all required documents), at which time such holder shall receive all dividends and distributions, without interest thereon, previously withheld from such holder pursuant hereto. After the Effective Time, there shall be no transfers on the stock transfer books of Cornerstone of shares of Cornerstone Common Stock which were issued and outstanding at the Effective Time and converted pursuant to the provisions of the Merger into the right to receive New ERB Common Stock. If after the Effective Time, Certificates are presented for transfer to Cornerstone, they shall be cancelled and exchanged for the shares of

         New ERB Common Stock deliverable in respect thereof as determined in accordance with the provisions of Section 1.2 and in accordance with the procedures set forth in this Section 1.4(c).

                  (d) Cornerstone and Redeeming ERB Shareholders: Rights. After the Effective Time, holders of Cornerstone Common Stock shall cease to be, and shall have no rights as, shareholders of Cornerstone, other than to receive shares of New ERB Common Stock into which such shares have been converted or fractional share payments pursuant to this Agreement.

         After the Effective Time, holders of ERB Common Stock who choose to redeem their shares of ERB Common Stock shall cease to be, and shall have no rights as, shareholders of ERB as to the shares of ERB Common Stock redeemed, other than to receive (i) shares of New ERB Common Stock for which such shares have been exchanged or (ii) cash, as the case may be, pursuant to this Agreement.

                  (e) Liability to Former Shareholders. Notwithstanding the foregoing, neither ERB nor Cornerstone nor any other person shall be liable to any former holder of shares of Cornerstone or ERB Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) Certificate Replacement. In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed and the receipt by ERB of appropriate and customary indemnification including, when appropriate, the posting of bond, ERB will issue in exchange for such lost, stolen or destroyed certificate shares of New ERB Common Stock and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with
         Section 1.3 or cash as the case may be.

                                   ARTICLE II
                             ACTIONS PENDING MERGER

         Prior to the earlier of the Effective Time or termination of this Agreement by either party under Article VII, the parties agree to the following restrictions and actions.

         2.1 Cornerstone and ERB Common Stock; Other Mergers/Consolidations. Subject to Section 2.3, without the prior written consent of Cornerstone, ERB and Bank of East Ridge will not, and without the prior written consent of ERB, Cornerstone will not:

                  (a) make, declare or pay any dividend on ERB Common Stock or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock (other than in a fiduciary capacity or in respect of a debt previously contracted in good faith) or authorize the creation or issuance of or issue or sell or permit any subsidiary to issue or sell any additional shares of ERB's capital stock, or any options, calls or commitments relating to its capital stock, or any securities, obligations or agreements convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, shares of its capital stock or the capital stock of any subsidiary; and/or

                  (b) merge or consolidate or permit any subsidiary to merge or consolidate with any other entity or engage in any similar transaction or sell or otherwise dispose of the stock of Bank of East Ridge.

         2.2 Cornerstone and ERB Operations. Without the prior written consent of Cornerstone, which consent will not be unreasonably withheld, ERB will not and will not permit any subsidiary to, and without the prior written consent of ERB, which consent will not be unreasonably withheld, Cornerstone will not:

                  (a) pay any bonus to, or increase the rate of compensation of, any of its directors, officers or employees or enter into any employment contracts with any persons;

                  (b) enter into or modify or permit any subsidiary to enter into or modify (except as may be required by applicable law and except for the renewal of any existing plan or arrangement in the ordinary course of business consistent with past practice) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

                  (c) except as contemplated by Section 1.2 and 5.13, substantially modify the manner in which it and its subsidiaries have heretofore conducted their business, taken as a whole, or amend its charter or by-laws;

                  (d) except for transactions in the ordinary course of its banking business, sell, dispose of or discontinue or permit any subsidiary to sell, dispose or discontinue any of its business, assets (including investment securities) or property;

                  (e) except for the acquisition of loans, investment securities and cash equivalent assets in the ordinary course of its banking business, acquire (other than through foreclosure or satisfaction in whole or in part of indebtedness owed ERB) any assets or business that is material to such party;

                  (f) except in the ordinary course of its banking business, enter into off-balance sheet transactions;

                  (g) take any other action not in the ordinary course of business of it or its subsidiaries;

                  (h) make any negative provision to the reserve for possible loan losses of Bank of East Ridge unless required by a regulatory authority having jurisdiction; or

                  (i) directly or indirectly agree to take any of the foregoing actions.

         2.3 Bank of East Ridge Dividends. Immediately prior to the Effective Time and subject to the satisfaction of the conditions precedent in Article VI, ERB shall cause Bank of East Ridge to declare and pay a dividend to ERB at such time and in such amount as may be requested by Cornerstone. ERB shall take and shall cause Bank of East Ridge to take all appropriate and necessary steps, including without limitation, obtaining the requisite approval from the Tennessee Department of Financial Institutions ("TDFI") and the Federal Deposit Insurance Corporation ("FDIC") for the declaration and payment of such dividend.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF CORNERSTONE,
                           ERB, AND BANK OF EAST RIDGE

         Cornerstone represents and warrants to ERB and Bank of East Ridge (as to itself, but not as to ERB and Bank of East Ridge), and ERB and Bank of East Ridge represent and warrant to Cornerstone (as to themselves, but not as to Cornerstone), that, except as previously disclosed in a letter of Cornerstone or ERB and Bank of East Ridge, respectively, of even date herewith delivered to the other party or in the Exhibits attached hereto:

         3.1 Recitals of Fact. The facts set forth in the Recitals of this Agreement with respect to it are true and correct.

         3.2 Capital Stock Shares. The outstanding shares of capital stock of it are duly authorized, validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights.

         3.3 Jurisdictional Power and Authority. Each of it has the power and authority, and is duly qualified in all jurisdictions where such qualification is required, to carry on its business as it is now being conducted and to own all its material properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except for such powers and authorizations the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect as defined in Section 9.1.

         3.4 Capital Stock Shares. The shares of capital stock are owned by it free and clear of all liens, claims, encumbrances and restrictions on transfer and there are no rights with respect to such capital stock.

         3.5 Validity of Agreement. Subject to approval of its board of directors and any required shareholder approval of this Agreement and the Merger, this Agreement is a valid and binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         3.6 Breaches or Violations. The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute (a) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or its subsidiaries or to which it or its subsidiaries (or any of their respective properties) is subject, which breach, violation or default, individually or collectively, will have a Material Adverse Effect, or enable any person to enjoin any of the transactions contemplated hereby or (b) a breach or violation of, or a default under, the charter or bylaws of it; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than the required approvals of applicable regulatory authorities referred to in Sections 6.1(b) and (c) and the approval of the respective board of directors and shareholders of ERB, Bank of East Ridge and Cornerstone referred to in Section 3.5 and other than any consents and approvals the absence of which will not have a Material Adverse Effect.

         3.7 Financial Statements. Each of the balance sheets in or incorporated by reference into the audited financial statements (including the related notes and schedules) for the year ended December 31, 1996 and the most recent unaudited financial statements fairly presents the financial position of the entity or entities to which it relates as of its date and each of the income statements and statements of stockholder equity and of cash flow and changes in financial position or equivalent statements in or incorporated by reference into its audited financial statements (including any related notes and schedules) and the most recent unaudited financial statements fairly presents the results of operations, retained earnings and cash flows and changes in financial position, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements or reports, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") applicable to banks and bank holding companies, consistently applied during the periods involved, except as may be noted therein. It has no obligations or liabilities (whether absolute, accrued, contingent or otherwise) which are not disclosed in the audited financial statements, the omission of which would singly or in the aggregate have a Material Adverse Effect. Since the date of its audited financial statements, it has not incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature except liabilities or obligations incurred in the ordinary course of business or which would singly or in the aggregate have a Material Adverse Effect.

         3.8 Financial Condition. There has been no adverse change in the financial condition of it, since December 31, 1996, which has had a Material Adverse Effect.


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         3.9  Taxes; Tax Returns; Tax Liabilities. All material federal, state, local, and foreign tax returns required to be filed by or on behalf of it or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such returns filed are complete and accurate in all material respects. All taxes shown on returns filed by it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with GAAP). As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation with respect to any taxes of it and it is not aware of any basis for the assertion of any claim for any tax deficiency for which adequate provision has not been made on its balance sheet that would result in a determination that would have a Material Adverse Effect. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with GAAP). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

         3.10 Pending Litigation and/or Other Binding Agreements.

                  (a) Pending Litigation. Except as disclosed in Exhibit 3.10(A) as to Cornerstone or Exhibit 3.10(B) as to ERB and Bank of East Ridge hereto, no litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against it or any of its subsidiaries, which in the reasonable judgment of its Chief Executive Officer is likely to have a Material Adverse Effect or to prevent consummation of the transactions contemplated hereby, and, to the best of its knowledge, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated, and, to its knowledge, there are no facts or circumstances which could form the reasonable basis for any claim, action or proceeding (including, but not limited to, a claim for violation of any state or federal fair lending laws or regulations) which is likely to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

                  (b) Binding Agreements. Neither it nor any of its subsidiaries is subject to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or is subject to any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), nor has it been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

         3.11 Material Contracts. Except as disclosed in Exhibit 3.11(A) hereto in the case of Cornerstone and Exhibit 3.11(B) hereto in the case of ERB and Bank of East Ridge and except for this Agreement and arrangements made in the ordinary course of business, it is not bound by any material contract (as defined in Item 601(b)(10)(i) and (ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended) to be performed after the date hereof that has not been filed with or incorporated by reference in the audited financial statement.

         3.12 Employee Benefit Plans. All "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), that cover any of its and as to ERB, its or any of its subsidiaries, employees comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws and no event has occurred and, to its knowledge, no fact or circumstance exists with respect to any employee benefit plan now or previously existing which would result in a Material Adverse Effect on ERB or Cornerstone; neither it nor as to ERB any of its subsidiaries, has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any such plan which is likely to result in any material penalties or taxes under Section 502(i) of ERISA or
Section 4975 of the Code; no material liability to the Pension Benefit Guaranty Corporation has been or is expected by it or them to be incurred with respect to any such plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of

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ERISA) currently or formerly maintained by it, them or any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code; no Pension Plan had an "accumulated funding deficiency" [as defined in
Section 302 of ERISA (whether or not waived)] as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan as of the end of the most recent plan year with respect to the respective Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof; no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the thirty (30) day reporting requirement has not been waived has been required to be filed for any Pension Plan within the twelve (12) month period ending on the date hereof; neither it nor as to ERB, any of its subsidiaries has provided, or is required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code; it and as to ERB its subsidiaries have not contributed to a "multiemployer plan" as defined in
Section 3(37) of ERISA, on or after September 26, 1980; and it and as to ERB its subsidiaries do not have any obligations for retiree health and life benefits under any benefit plan, contract or arrangement.

         3.13 Title to Property. Except as set forth in Exhibit 3.13(A) as to Cornerstone and Exhibit 3.13(B) as to ERB and Bank of East Ridge, each of it and its subsidiaries has good title to its properties and assets (other than property as to which it is lessee) except for such defects in title which would not, in the aggregate, have a Material Adverse Effect on it.

         3.14 Regulatory Approvals. It knows of no reason why the regulatory approvals referred to in Sections 6.1(b) and (c) should not be obtained without the imposition of any condition of the type referred to in the proviso following such Sections 6.1(b) and (c).

         3.15 Loan Reserve. Its reserve for possible loan losses as shown in its audited financial statements for the year ended December 31, 1996, was adequate in all material respects under GAAP applicable to banks and bank holding companies and safe and sound banking practices.

         3.16 Permits, etc. and Filings, etc. It has all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which would have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders, and approvals are in full force and effect, and to the best knowledge of it no suspension or cancellation of any of them is threatened.

         3.17 Capital Stock Shares. In the case of ERB, the shares of capital stock to be issued pursuant to this Agreement and the Merger, when issued in accordance with the terms of this Agreement and the Merger, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

         3.18 Collective Bargaining. It is not a party to, nor is it bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries pending or threatened.

         3.19 Broker/Finder Fees. Neither it, nor any of their respective officers, directors, or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it or any of its subsidiaries, in connection with this Agreement or the transactions contemplated hereby.

         3.20 Untrue Statements. The information to be supplied by it for inclusion in (1) the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act of 1933, as amended

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(the "Securities Act"), with the SEC by ERB for the purpose of, among other things, registering the ERB Common Stock to be issued to the shareholders of Cornerstone in the Merger (the "Registration Statement"), or (2) the proxy statements to be distributed in connection with ERB's and Cornerstone's meetings of their respective shareholders to vote upon this Agreement (as amended or supplemented from time to time, the "Proxy Statement", and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement/Prospectus") will not at the time such Registration Statement becomes effective, and in the case of the Proxy Statement/Prospectus at the time it is mailed and at the time of the meeting of shareholders contemplated under this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.21  Environmental Law Violations.

                  (a) Definitions. For purposes of this section, the following terms shall have the indicated meanings:

                  "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and/or (b) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes, without limitation, (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss. 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 11001, et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f, et seq., all comparable state and local laws; and (2) any common law (including, without limitation, common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include, without limitation, petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

                  "Loan Portfolio Properties and Other Properties Owned" means those properties now or previously owned or operated by Cornerstone or ERB or any of their subsidiaries including properties owned or operated in a fiduciary capacity.

                  (b) Violations by Corporate/Subsidiary. It has not been in violation of or liable under any Environmental Law, except any such violations or liabilities which would not reasonably be expected to singly or in the aggregate have a Material Adverse Effect.

                  (c) Violations by Loan Portfolio Properties and Other Properties Owned. None of the Loan Portfolio Properties and Other Properties Owned by it or its subsidiaries have been or are in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate will not have a Material Adverse Effect.

                  (d) Pending Liability. To the best knowledge of it and its subsidiaries, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the

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



         Loan Portfolio Properties and Other Properties Owned by it or its subsidiaries under any Environmental Law, including, without limitation, any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which will not have or result in a Material Adverse Effect.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF YOUNG

         Young represents and warrants to Cornerstone, that, except as previously disclosed in a letter of Cornerstone of even date herewith delivered to the other party or in the Exhibits attached hereto:

         4.1 Recitals of Fact. The facts set forth in the Recitals of this Agreement with respect to Young are true and correct.

         4.2 Jurisdictional Power and Authority. Young has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Young, enforceable in accordance with its terms and conditions. Young need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         4.3 Breaches or Violations. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Young is subject or, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Young is a party or by which he is bound or to which any of his assets are subject.

         4.4 Capital Stock Shares. Young holds of record and owns beneficially 76,139 shares of ERB Common Stock. Except as set forth in Exhibit 4.4, all of Young's shares are owned by him free and clear of any restrictions on transfer or other liens (other than any restrictions under the Securities Act and state securities laws). Young is not a party to any option, warrant, purchase right, or other contract or commitment that could require Young to sell, transfer, or otherwise dispose of any capital stock of ERB, and Young is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the ERB.

                                    ARTICLE V
                                    COVENANTS

         Except as otherwise provided below, Cornerstone hereby covenants to ERB, and ERB and Bank of East Ridge hereby covenant to Cornerstone, that:

         5.1 Best Efforts. It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of the transactions contemplated by this Agreement at the earliest possible date and cooperate fully with the other party hereto to that end.

         5.2 Shareholders' Meeting and Approval. It shall (a) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving this Agreement as soon as is reasonably practicable; (b) recommend to its shareholders that they approve this Agreement and use its best efforts to obtain such approval; (c) distribute to its shareholders the Proxy Statement/Prospectus in accordance with applicable federal and

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



state law and with its certificates of incorporation or charter, as the case may be, and bylaws; and (d) cooperate and consult with Cornerstone with respect to each of the foregoing matters.

         5.3 Preparation/Filing of Proxy Statement/Prospectus and Registration Statement. It will cooperate in the preparation and filing of the Proxy Statement/Prospectus and Registration Statement in order to consummate the transactions contemplated by this Agreement as soon as is reasonably practicable.

         5.4 Effective Time of Registration Statement; Stop Orders, etc. In the case of ERB, it will advise Cornerstone, promptly after ERB receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of New ERB Common Stock issuable pursuant to this Agreement for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         5.5 Blue Sky Permits. It shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

         5.6 Press Releases. Subject to its disclosure obligations imposed by law, unless approved by the other party hereto in advance, it will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby. As to any disclosure obligation imposed by law, it will deliver to the other party a copy of such press release or written notice as soon as practicable and in any event, prior to its issuance.

         5.7 Copies of Written Communications. It shall promptly furnish the other party with copies of written communications received by it, or any of its respective subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof), from, or delivered by any of the foregoing to, any governmental body or agency in connection with or material to the transactions contemplated hereby.

         5.8 Access to Corporate Information.

                  (a) Access to Corporate Records. Upon reasonable notice, it shall afford the other party hereto, and its officers, employees, counsel, accountants and other authorized representatives (collectively, such party's "Representatives") access, during normal business hours, to all of its and its subsidiaries' properties, books, contracts, tax returns, commitments and records; it shall enable the other party's Representatives to discuss its business affairs, condition (financial and otherwise), assets and liabilities with such third persons, including, without limitation, its directors, officers, employees, accountants and counsel, as the other party considers necessary or appropriate; and it shall furnish promptly to the other party hereto (i) a copy of each report, schedule and other document filed by it and to be filed prior to the Effective Time pursuant to the requirements of federal or state securities or banking laws since December 31, 1996; and (ii) all other information concerning its business, properties and personnel as the other party hereto may reasonably request, provided that no investigation pursuant to this
         Section 5.8 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate this Agreement of, the other party hereto.

                  (b) Information Provided to Any Governmental Body or Agency. It will, upon request, furnish the other party with all information concerning it, its subsidiaries, directors, officers, partners and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement or any other statement or application made by or on behalf of Cornerstone, ERB, Bank of East Ridge or any of their respective subsidiaries to any governmental body or agency in connection with or material to the Merger and the other transactions contemplated by this Agreement.

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



                  (c) Prohibited Use and Confidentiality of Information. It will not use any information obtained pursuant to this Section 5.8 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if the transaction contemplated by this Agreement is not consummated, it will hold all information and documents obtained pursuant to this Section 5.8 in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, and in the event of the termination of this Agreement, it will deliver to the other party hereto all documents so obtained by it and any copies thereof.

         5.9 Information Disclosure: Prohibition. It shall not solicit or knowingly encourage inquiries or proposals with respect to, or furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a material portion of its assets (whether owned by it directly or owned by any of its subsidiaries), or of a substantial equity interest in it or any business combination with it or any of its subsidiaries other than as contemplated by this Agreement, and it shall instruct its officers, directors, agents, advisors and affiliates to comply with the above. ERB agrees that it shall notify Cornerstone immediately if any inquiries or proposals as described in this Section 5.9 are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, ERB or Bank of East Ridge.

         5.10 Material Adverse Effect. It shall notify the other party hereto as promptly as practicable of (a) any breach of any of its representations, warranties or agreements contained herein that could have a Material Adverse Effect and as to representations, warranties or agreements contained herein which do not specifically refer to Material Adverse Effect, of any material breach thereof, and (b) any change in its condition (financial or otherwise), properties, business, results of operations or prospects (in its marketplace or with respect to its existing customers) that could have a Material Adverse Effect.

         5.11 Filings, etc. It shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies or agencies, including submission of applications for approval of this Agreement and the transactions contemplated hereby to the TDFI and the FDIC in accordance with the provisions of the Bank Merger Act and T.C.A. ss.45-2-1301 et seq., and to such other regulatory agencies as required by law.

         5.12 Information Submitted to Third Parties. It shall (a) permit the other to review in advance and, to the extent practicable, will consult with the other party on all characterizations of the information relating to the other party and any of its respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any governmental body or agency in connection with the transactions contemplated by this Agreement; and (b) consult with the other with respect to obtaining all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies or agencies necessary or advisable to consummate the transactions contemplated by this Agreement and will keep the other party apprised of the status of matters relating to completion of the transactions contemplated herein.

         5.13 Policies and Practices: Conformity. At or immediately prior to the Closing, ERB shall, consistent with generally accepted accounting principles, modify and change its and the Bank of East Ridge's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of Cornerstone; provided, however, that ERB shall not be obligated to take any such action pursuant to this Section 5.13 unless and until Cornerstone certifies that all conditions to its obligation to consummate the Merger have been satisfied.


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



         5.14 Reasonable Dispatch. It shall not take or agree or commit to take any action which would cause it to be unable to consummate the Merger with reasonable dispatch, unless such action, agreement or commitment is otherwise required by law, rules or regulations.

         5.15 Regulatory Approval. It shall not take any action unless otherwise required by law, rules or regulations, that would materially adversely affect the ability of either party or any of its subsidiaries to obtain any necessary approval of regulatory authorities required for the consummation of the Merger without imposition of a condition or restriction of the type referred to in Sections 6.1(b) and (c).

                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION

         6.1 Conditions. The respective obligations of Cornerstone, ERB and Bank of East Ridge to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the following conditions:

                  (a) this Agreement, the Merger and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders in accordance with applicable law;

                  (b) the procurement of approval of this Agreement and the transactions contemplated hereby by the TDFI and the FDIC, and the expiration of any statutory waiting periods;

                  (c) procurement of all other regulatory consents and approvals (including, without limitation, any required consents or approvals from state banking authorities) which are necessary to the consummation of the transactions contemplated by this Agreement; provided, however, that no approval or consent in Sections 6.1(b) and (c) shall be deemed to have been received if it shall include any conditions or requirements which would reduce the benefits of the transactions contemplated hereby to such a degree that Cornerstone or ERB (as to any condition or requirement which directly adversely affects the shareholders of ERB) would not have entered into this Agreement had such conditions or requirements been known at the date hereof;

                  (d) the satisfaction of all other requirements prescribed by law which are necessary to the consumma tion of the transactions contemplated by this Agreement;

                  (e) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger;

                  (f) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promul gated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or which imposes restrictions, conditions or requirements on consummation of the Merger which would reduce the benefits of the Merger to such a degree that Cornerstone or ERB (as to any restriction, condition or requirement which directly adversely affects the shareholders of ERB) would not have entered into this Agreement had such conditions or requirements been known at the date hereof;

                  (g) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

                  (h) the receipt of all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated hereby; and

                  (i) the Effective Date of the Merger shall have occurred on or before December 31, 1997.


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         6.2 Additional Conditions. The obligation of Cornerstone to effect the
Merger shall be subject to the satisfaction prior to the Effective Time of the following additional conditions:

                  (a) Cornerstone and its directors and officers shall have received from ERB's and the Bank of East Ridge's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement/Prospectus to ERB's shareholders and
         (ii) shortly prior to the Effective Date, with respect to certain financial information regarding ERB and Bank of East Ridge in the form customarily issued by such accountants at such time in transactions of this type;

                  (b) Cornerstone shall have received an opinion, dated the Effective Date, of ERB's, Bank of East Ridge's and Young's counsel substantially in the form of Exhibit "F" attached hereto;

                  (c) Each of the representations, warranties and covenants contained herein of ERB, Bank of East Ridge, and Young, subject to the disclosure letter of Cornerstone provided pursuant to Article III shall, in all respects, be true on, or complied with by, the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except (y) for breaches which singly or in the aggregate would not have a Material Adverse Effect and (z) as to representations, warranties or covenants contained herein of ERB, Bank of East Ridge, and Young which do not specifically refer to Material Adverse Effect, for breaches which are not material and ERB shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of ERB dated the Effective Date, to such effect;

                  (d) No litigation or proceeding is pending which (i) has been brought against Cornerstone or ERB or any of their subsidiaries by any governmental agency seeking to prevent consummation of the transactions contemplated hereby or (ii) in the reasonable judgement of the Chief Executive Officer of Cornerstone is likely to have a Material Adverse Effect on ERB;

                  (e) Cornerstone shall have conducted a due diligence review of ERB, the results of which shall be satisfactory to the Board of Directors of Cornerstone;

                  (f) The ERB shareholders shall have elected to exchange ERB Common Stock for cash of no less than $2,900,000;

                  (g) Cornerstone, at its option, shall have received a letter from Mercer Capital, or another firm acceptable to Cornerstone, within ten (10) days prior to the Effective Date, to the effect that in the opinion of such firm, the terms of the transaction are fair to the shareholders of Cornerstone from a financial point of view; and

                  (h) ERB shall have entered into a consulting agreement with Young, dated the Effective Date, substantially in the form of Exhibit "H" attached hereto.

Any effect on ERB and the Bank of East Ridge as a result of action taken by ERB and the Bank of East Ridge pursuant to Section 5.13 shall be disregarded for purposes of determining the truth or correctness of any representation or warranty of ERB and Bank of East Ridge and for purposes of determining whether any conditions are satisfied and shall not affect the Exchange Ratio.

         6.3 Additional Conditions. The obligation of ERB and Bank of East Ridge to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) ERB and Bank of East Ridge and their directors and officers shall have received from Cornerstone's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement/Prospectus to Cornerstone's shareholders and (ii) shortly prior to the Effective Date, with respect to certain financial information regarding Cornerstone in the form customarily issued by such accountants at such time in transactions of this type;

                  (b) ERB and Bank of East Ridge shall have received an opinion, dated the Effective Date, of Cornerstone's counsel substantially in the form of Exhibit "I" attached hereto;

                  (c) ERB and Bank of East Ridge shall have received an opinion regarding certain tax issues, dated the Effective Date, of Cornerstone's counsel substantially in the form of Exhibit "J" attached hereto;

                  (d) ERB and Bank of East Ridge shall have received a letter from a firm acceptable to ERB and Bank of East Ridge, to be included in the proxy statement to be sent to the ERB shareholders and updated within ten (10) days prior to the Effective Date, to the effect that in the opinion of such firm, the terms of the transaction are fair to the shareholders of ERB from a financial point of view;

                  (e) each of the representations, warranties and covenants contained herein of Cornerstone, subject to the disclosure letter of Cornerstone provided pursuant to Article III shall, in all respects, be true on, or complied with by, the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except (y) for breaches which singly or in the aggregate would not have a Material Adverse Effect and (z) as to representations, warranties or covenants contained herein of Cornerstone which do not specifically refer to Material Adverse Effect, for breaches which are not material and ERB shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Cornerstone, dated the Effective Date, to such effect; and

                  (f) no litigation or proceeding is pending which (i) has been brought against ERB or Cornerstone or any of their subsidiaries by any governmental agency, seeking to prevent consummation of the transactions contemplated hereby or (ii) in the reasonable judgment of the Chief Executive Officer of ERB will have a Material Adverse Effect on Cornerstone; and

                  (g) ERB shall have conducted a due diligence review of Cornerstone, the results of which shall be satisfactory to the Board of Directors of ERB.

                                   ARTICLE VII
                                   TERMINATION

         This Agreement will be terminated as set forth in Section 7.2(a) and this Agreement may be terminated prior to the Effective Date, either before or after its approval by the shareholders of Cornerstone and ERB:

         7.1 Mutual Majority Vote. By the mutual consent of Cornerstone and ERB, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

         7.2 Nonapproval of Agreement by Shareholders.

                  (a) In the event of the failure of the shareholders of either Cornerstone or ERB to approve this Agreement by the requisite vote at their respective meetings called to consider such approval, this Agreement shall terminate automatically; or

                  (b) By Cornerstone or ERB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of a breach by the other party hereto of any representation, warranty or agreement contained herein which is not cured or not curable within sixty (60) days after written notice of such breach is given to the party committing such breach by the other party hereto which has or will have had a Material Adverse Effect on the breaching party.


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         7.3 Post-Termination Liability. Subject to the provisions of Section
9.2, in the event of the termination of this Agreement by either Cornerstone or ERB, as provided above, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto under this Agreement or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Agreement.

                                  ARTICLE VIII
                        EFFECTIVE DATE AND EFFECTIVE TIME

         On the last business day of the month during which the expiration of all applicable waiting periods in connection with governmental approvals occurs and all conditions to the consummation of this Agreement are satisfied or waived, or on such earlier or later date as may be agreed by the parties, a certificate of merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such certificate of merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be 5:01 P.M. Eastern Time on the Effective Date (or such other time on the Effective Date as may be agreed upon by the parties).

                                   ARTICLE IX
                                  OTHER MATTERS

         9.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated except where otherwise specifically defined:

                  (a) "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that, individually or collectively, is reasonably likely to have a material adverse effect upon (x) the condition, financial or otherwise, properties, business, results of operations or prospects (in its marketplace or with respect to its existing customers) of such person and its subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws of the United States or regulations of federal bank or bank holding company regulators or changes in national economic conditions applicable to banking institutions generally or in national general levels of interest rates that affect it and its subsidiaries, taken as a whole, or (y) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement; provided, however, that as to the representations and warranties in Sections 3.21(a), (b), (c) and (d), a Material Adverse Effect shall have occurred if the reasonably projected costs of remediation and/or the cost of all fines, penalties, costs or expenses to which the person is or may be subject under Environmental Laws as a result of any one or more breaches of such representations and warranties exceed $25,000 in the aggregate calculated on a pre-tax basis and as to all other representations, warranties and covenants, a Material Adverse Effect shall have occurred if the actual or reasonably projected costs of all losses, fines, penalties, costs or expenses (including attorneys' fees) as a result of any one or more breaches of such representations, warranties and covenants exceed $50,000 in the aggregate calculated on a pre-tax basis.

                  (b) "Person" includes an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization.

         9.2 Survival. The agreements and covenants of the parties which by their terms apply in whole or in part after the Effective Time shall survive the Effective Date. All other representations, warranties, agreements and covenants shall be deemed to be conditions of this Agreement and shall not survive the Effective Date. If this Agreement shall be terminated, the agreements of the parties in Section 5.8(c), in Section 5.14 and Sections 9.6 and 9.7 shall survive such termination.

         9.3 Amendment; Modification; Waiver. Prior to the Effective Date, any provision of this Agreement may be (i) waived by the party benefitted by the provision or by both parties or (ii) amended or modified at any time

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



(including the structure of the transaction) by an agreement in writing between the parties hereto and approved by its Boards of Directors (to the extent allowed by law), except that, after the vote by the shareholders of ERB and Cornerstone, Section 1.2 shall not be amended or revised.

         9.4 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         9.5 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Tennessee.

         9.6 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby including fees and expenses of its own brokers, finders, financial consultants, accountants and counsel ("Transaction Expenses"), except that (a) the filing fee and expenses incurred in connection with the filing of the Registration Statement with the SEC and (b) the expenses incurred in connection with printing and mailing the Proxy Settlement/Prospectus shall be shared equally between ERB and Cornerstone. ERB agrees that its Transaction Expenses will not exceed $125,000.

         9.7 Disclosure. Each of the parties and its respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed as permitted under Section 5.6 unless it is advised by counsel that any such information is required by law to be disclosed.

         9.8 Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy (confirmed by overnight courier delivery of original document), telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

         IF TO ERB,               East Ridge Bancshares, Inc.
         BANK OF EAST RIDGE       c/o  Bank of East Ridge
         AND YOUNG TO:            4154 Ringgold Road
                                  Chattanooga, Tennessee  37412-0416
                                  ATTN: David E. Young, Chief Executive Officer
                                  Telecopy No.: 423-698-2468

         With Copies to:          Miller & Martin
                                  Suite 2325, SunTrust Financial Center
                                  424 Church Street
                                  Nashville, Tennessee  37219
                                  ATTN:  Kathryn R. Edge
                                  Telecopy No.: 615-244-1423

         IF TO CORNERSTONE        CORNERSTONE COMMUNITY BANK
         TO:                      5319 Highway 153
                                  Chattanooga, Tennessee 37343
                                  ATTN: Timothy L. Hobbs, President
                                  Telecopy No.: 423-877-8923

         With Copies to:          BAKER, DONELSON, BEARMAN & CALDWELL
                                  2200 Riverview Tower, 900 S. Gay Street
                                  Knoxville, Tennessee 37902
                                  ATTN: Colman B. Hoffman
                                  Telecopy No.: 423-525-8569


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

         9.9 No Third-Party Beneficiaries. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided for herein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         9.10 Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, including the Stock Purchase Agreement between Cornerstone Community Bank and David E. Young dated February 12, 1997.

         9.11 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers as of the day and year first above written.

                                    CORNERSTONE COMMUNITY BANK
                                    /s/ Timothy L. Hobbs


                                    EAST RIDGE BANCSHARES, INC.
                                    /s/ James D. Renegar
                                    THE BANK OF EAST RIDGE
                                    /s/ David E. Young


                                    /s/ David E. Young

                                                                      APPENDIX B


                         Mercer Capital Management, Inc.
                     5860 Ridgeway Center Parkway, Suite 410
                            Memphis, Tennessee 38120


                                 April 25, 1997






The Board of Directors
Cornerstone Community Bank
5319 Highway 153
Chattanooga, Tennessee  37343

Re: Re: Fairness Opinion Regarding the Proposed Merger involving Cornerstone Community Bank, East Ridge Bancshares, Inc., The Bank of East Ridge, and David
E. Young

Dear Directors:

         Mercer Capital Management, Inc. ("Mercer Capital") has been retained by the Board of Directors of Cornerstone Community Bank ("Cornerstone") to issue a fairness opinion for the proposed merger between Cornerstone and East Ridge Bancshares, Inc. ("ERB"). The fairness opinion is issued from a financial point of view from the perspective of Cornerstone shareholders.

         Under the terms of the Agreement and Plan of Merger by and between Cornerstone Community Bank, East Ridge Bancshares, The Bank of East Ridge and David E. Young, Individually, dated March 18, 1997, the following will occur upon consummation of the merger:

- Cornerstone will merge into the Bank of East Ridge with the Bank of East Ridge as the surviving corporation. At closing, the Bank of East Ridge will amend and restate its charter to change its name to Cornerstone Community Bank.

- ERB will amend its charter to adapt bylaws substantially similar to those currently in effect for Cornerstone, increase its authorized shares to 1,500,000, reduce the par value from $10.00 per share to $1.00 per share, change the name of ERB, and include other provisions satisfactory to Cornerstone. The individuals serving on the board of directors of Cornerstone prior to the merger will comprise the board of directors of ERB and the Bank of East Ridge subsequent to the merger.

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




- Cornerstone shareholders will receive one share of ERB common stock for each share of Cornerstone common stock. In addition, Cornerstone shareholders will receive a warrant to purchase additional ERB common stock for $12.00 per share if exercised by February 8, 1998 and $15.00 per share if exercised by February 8, 2001 to replace warrants Cornerstone shareholders now hold. It is anticipated that Cornerstone shareholders will exercise approximately 180 thousand of such warrants at closing to increase ERB's capital by about $2.2 million.

- Based upon arm's length negotiations, ERB shareholders will receive a total consideration of $6,125,000, payable in cash of $56.18 per existing ERB share, or "new" ERB stock based upon the conversion ratio of $56.18 divided by $12.00 per each share of existing ERB share. A condition of the merger is that ERB shareholders owning at least 76,321 shares (70%) elect the cash option. If ERB shareholders elect to receive cash greater than 70%, then the proceeds will be reduced on a pro rata basis with balance payable in the form of new ERB common stock. In the event that ERB shareholders elect to receive less than 70% cash, then Cornerstone may terminate the Agreement.

- David E. Young, the Bank of East Ridge's chief executive officer and largest shareholder with a 69.8% interest in ERB, has agreed to exchange for cash at least 70% of the shares he owns.

- David E. Young has also agreed to be bound by a five year non-compete for which he will receive consideration of $75,000 annually. In addition, change-of-control benefits totaling up to approximately $300,000 may be paid to three Bank of East Ridge officers under certain conditions.

The proposed purchase price for ERB's common shares is $6,125,000, or 12.6x ERB's reported 1996 net income and 200% of book value as of December 31, 1996. Based upon a discount rate of 7%, the present value of the after-tax payments which will be made to Mr. Young is about $191,000. In addition, employment agreement payments may be incurred for three officers, if they elect to terminate their relationship with The Bank of East Ridge within 30 days of the consummation of the merger. The after-tax liability of the payments approximates $189,000.

As part of the engagement, a representative of Mercer Capital visited with Cornerstone and ERB management in Chattanooga, Tennessee. Mercer Capital was not asked to, and did not recommend the exchange ratio between ERB and Cornerstone common stocks and did not assist in the merger negotiations. Factors considered in rendering the opinion include:

         1.       Terms of the Agreement;

         2. An analysis of the reasonableness of the proposed consideration which will be paid to ERB shareholders;

         3. An analysis of the estimated pro-forma changes in the combined entities' balance sheet and income statement, book value per share, earnings per share, and dividends per share from the perspective of the Cornerstone shareholders;

         4. The tax-free nature of the transaction for Cornerstone shareholders; and,

         5. Consideration of the ability of the merger to advance Cornerstone's business plan;

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



Mercer Capital did not compile nor audit Cornerstone's or ERB's financial statements, nor have we independently verified the information reviewed. We have relied upon such information as being complete and accurate in all material respects. We have not made an independent evaluation of the loan portfolio or the adequacy of the loan loss reserve, nor have we made specific evaluations of other assets or liabilities of either institution.

Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed merger. Mercer Capital has not expressed an opinion as to the prices at which any security of Cornerstone or ERB might trade in the future.

Based upon our analysis of the proposed transaction, it is our opinion that the transaction is fair to Cornerstone's stockholders from a financial point of view.


                                Sincerely yours,

                                MERCER CAPITAL MANAGEMENT, INC.

                                                                    APPENDIX C



                              WEST'S TENNESSEE CODE
                     TITLE 48. CORPORATIONS AND ASSOCIATIONS
              CHAPTER 23. BUSINESS CORPORATIONS--DISSENTERS' RIGHTS
             PART 1--RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES


48-23-101. Definitions. -- As used in this chapter, unless the context otherwise requires:

       (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

       (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

       (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

       (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

       (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

       (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

       (7) "Shareholder" means the record shareholder or the beneficial shareholder.

48-23-102. Right to dissent. -- (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

       (1) Consummation of a plan of merger to which the corporation is a party:

              (A) If shareholder approval is required for the merger by ss. 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or
              (B) If the corporation is a subsidiary that is merged with its parent under ss. 48-21-105;

       (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

       (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange,




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including a sale in dissolution, but not including a sale pursuant to court
Forder or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

       (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

            (A) Alters or abolishes a preferential right of the shares;
            (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
            (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
            (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
            (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under ss. 48-16-104; or

       (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

       (b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

       (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under ss. 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

48-23-103. Dissent by nominees and beneficial owners. -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

       (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

       (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

       (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.



              PART 2--PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS





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



48-23-201. Notice of dissenters' rights. -- (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

       (b) If corporate action creating dissenters' rights under ss. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 48-23-203.

       (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.


48-23-202. Notice of intent to demand payment. -- (a) If proposed corporate action creating dissenters' rights under ss. 48- 23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

      (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

      (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by ss. 48-23-201.

      (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.

48-23-203. Dissenters' notice. -- (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ss. 48-23-202.

      (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

      (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

      (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

      (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

      (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

      (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201.

48-23-204. Duty to demand payment. -- (a) A shareholder sent a dissenters' notice described in ss. 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ss. 48-23-203(b)(3), and deposit the shareholder's certificates in




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


accordance with the terms of the notice.

       (b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

      (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

      (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.

48-23-205. Share restrictions. -- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under ss. 48-23-207.

      (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

48-23-206. Payment. -- (a) Except as provided in ss. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with ss. 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

      (b) The payment must be accompanied by:

      (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

      (2) A statement of the corporation's estimate of the fair value of the shares;

      (3) An explanation of how the interest was calculated;

      (4) A statement of the dissenter's right to demand payment under ss. 48-23-209; and

      (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201 or ss. 48-23-203.

48-23-207. Failure to take action. -- (a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

      (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under ss. 48-23-203 and repeat the payment demand procedure.

48-23-208. After-acquired shares. -- (a) A corporation may elect to withhold payment required by ss. 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed





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corporate action.

      (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 48-23-209.

48-23-209. Procedure if shareholder dissatisfied with payment or offer. -- (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under ss. 48-23-206), or reject the corporation's offer under ss. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

      (1) The dissenter believes that the amount paid under ss. 48-23-206 or offered under ss. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

      (2) The corporation fails to make payment under ss. 48-23-206 within two
(2) months after the date set for demanding payment; or

      (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

      (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

                      PART 3--JUDICIAL APPRAISAL OF SHARES


48-23-301. Court action. -- (a) If a demand for payment under ss. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

      (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      (e) Each dissenter made a party to the proceeding is entitled to judgment:

      (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

      (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ss. 48-23-208.

48-23-302. Court costs and counsel fees. -- (a) The court in an appraisal proceeding commenced under ss. 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss. 48-23-209.

      (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

      (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

      (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

      (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.













                                       C-6

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                                                                      APPENDIX D

                          AMENDED AND RESTATED CHARTER
                                       OF
                                 NEW CORNERSTONE

         Pursuant to the Tennessee Business Corporation Act, the undersigned corporation hereby adopts the following as its Charter:

         1.       The name of the Corporation is Cornerstone Bancshares, Inc.

         2. The authorized amount of common voting stock of this Bank shall be one million five hundred thousand (1,500,000) shares of Common Stock, $1.00 par value, that have unlimited voting rights and that are entitled to receive the net assets of the Corporation upon dissolution.

         The authorized amount of preferred stock of the Corporation shall be one million five hundred thousand (1,500,000) shares, but said preferred stock may be increased or decreased from time to time in accordance with the provisions of the laws of Tennessee. Except as otherwise limited by law, the Board of Directors shall be empowered to issue such stock in one or more series, and with such rights and preferences and upon such terms, including convertibility, as the Board shall determine.

         3. The street address of the registered office of the Corporation shall be 5319 Highway 153 Chattanooga, Tennessee 37343. The name of the Corporation's initial registered agent at its registered office is Timothy L. Hobbs.

         4. The address of the principal office of the Corporation is 5319 Highway 153 Chattanooga, Tennessee 37343.

         5.       The Corporation is a for profit corporation.

         6. The Corporation shall have and exercise all of the powers and rights conferred by the Tennessee Business Corporation Act as amended from time to time or any successor provisions thereto.

         7. The business and affairs of the Corporation shall be managed by a Board of Directors, not less than five (5) nor more than twenty-five (25), the number to be fixed by the Bylaws. Bylaws shall be adopted and may be amended by a vote of the holders of a majority of the outstanding voting shares voted at the meeting of the shareholders, but the Bylaws may provide for amendment by the Board of Directors of any provision other than those relating to the duties, term of office or indemnification of a Director.

         8.       a.       To the fullest extent that the Tennessee Business
                           Corporation Act as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of Directors, a Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section
                           48-18-304 of the Tennessee Business Corporation Act, as the same exists or hereafter may be amended. If the Tennessee Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of Directors, the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this paragraph by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

                  b. The Corporation shall have the power to indemnify any Director, officer, employee, agent of the Corporation, or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a Director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

                  c. By action of its Board of Directors, notwithstanding any interest of the Directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any Director, officer, employee, or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise (including, without limitation any employee benefit plan) against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (including, without limitation, expenses, judgments, fines, and amounts paid in settlement) to the fullest extent permitted by the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended, and whether or not the Corporation would have the power or would be required to indemnify such person under the terms of any agreement or by-law or the Tennessee Business Corporation Act. For purposes of this paragraph (c), "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.

         9. Notwithstanding anything contained in this Charter or the By-Laws of the Corporation:

                  a. Beneficial Ownership Limitation. No person shall make a control share acquisition by directly or indirectly offering to acquire, or acquiring the beneficial ownership of more than ten percent (10%) of any class of any equity security of the Corporation. In the event a control share acquisition is made in violation of this Paragraph 9, all stock beneficially owned by any person in excess of ten percent (10%) shall be considered "excess stock" and shall not be counted as stock entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote including any vote pursuant to this Paragraph 9.

                  b.       Definitions.

                  The following definitions apply:

                  (i)      "CONTROL SHARES"

                           As used in this Paragraph, "Control Shares" means shares that, except for this Paragraph, would have voting power with respect to shares of the Corporation that, when added to all other shares of the Corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of the voting power of the Corporation in the election of Directors in excess of ten percent (10%) of all voting power.

                  (ii)     "CONTROL-SHARE ACQUISITION"

                           (a) As used in this Paragraph, "Control-Share Acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares.

                           (b) For purposes of this Paragraph, shares acquired within ninety (90) days or shares acquired pursuant to a plan to make a Control-Share Acquisition are considered to have been acquired in the same acquisition.

                           (c) For purposes of this Paragraph, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this Paragraph has voting power only of shares in respect of which that person would be able to exercise or direct the exercise of votes without further instruction from others.

                           (d) The Acquisition of any shares of the Corporation does not constitute a Control-Share Acquisition if the acquisition is consummated in any of the following circumstances:

                                    (i)      Pursuant to the laws of descent and
                                             distribution.

                                    (ii)     Pursuant to the satisfaction of a
                                             pledge or other security interest
                                             created in good faith and not for
                                             the purpose of circumventing this
                                             Article.

                                    (iii)    Pursuant to a merger or
                                             consolidation if the Corporation is
                                             a party to the agreement of merger
                                             or consolidation.

                                    (iv)     Pursuant to any savings, employee
                                             stock ownership, or other employee
                                             benefit plan of the Corporation or
                                             any of its subsidiaries or any
                                             fiduciary with respect to any such
                                             plan when acting in such fiduciary
                                             capacity.

                           (e) The acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Paragraph by or from:

                                    (i)      Any person whose voting rights had
                                             previously been authorized by
                                             shareholders or Directors in
                                             compliance with this Paragraph; or

                                    (ii)     Any person whose previous
                                             acquisition of shares of the
                                             Corporation would have constituted
                                             a Control-Share Acquisition but for
                                             subsection (D).

                                    does not constitute a Control-Share
                                    Acquisition, unless the acquisition entitles any person, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power of the Corporation in the election of Directors in excess of the range of the voting power otherwise authorized.

             (iii)         "INTERESTED SHARES"

                           As used in this Paragraph, "Interested Shares" means the shares of the Corporation in respect of which an acquiring person or member of a group with respect to a Control-Share

                           Acquisition may exercise or direct the exercise of the voting power of the Corporation in the election of Directors.

                  c. Notice of Control-Share Acquisition. Any person who proposes to make or has made a Control-Share Acquisition may at the person's election deliver an acquiring person statement to the Corporation at the Corporation's principal office. The acquiring person statement must set forth all of the following:

                  (i) The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining Control Shares.

                  (ii) A statement that the acquiring person statement is given pursuant to this Paragraph.

                  (iii) The number of shares of the Corporation owned, directly or indirectly, by the acquiring person and each other member of the group.

                  (iv) The range of voting power under which the Control-Share Acquisition falls or would, if consummated, fall.

                  (v)      If the Control-Share Acquisition has not taken place:

                           (a) A description in reasonable detail of the terms of the proposed Control-Share Acquisition; and

                           (b) Representations of the acquiring person, together with a statement, in reasonable detail, of the facts upon which they are based, that the proposed Control-Share Acquisition, if consummated, will not be contrary to law and that the acquiring person has the financial capacity to make the proposed Control-Share Acquisition.

                  d. Shareholder Meeting to Determine Control-Shares Voting Rights.

                  (i) If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay the Corporation's expenses of a special meeting, within ten (10) days thereafter, the Directors of the Corporation or others authorized to call such a meeting under the Corporation's By-Laws shall call a special meeting of shareholders of the Corporation for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the Control-Share Acquisition.

                  (ii) Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within fifty (50) days after receipt by the Corporation of the request.

                  (iii) If the acquiring person so requests in writing at the time of delivery of the acquiring person statement, the special meeting must not be held sooner than thirty (30) days after receipt by the Corporation of the acquiring person statement.

                  (iv) If no request is made, the voting rights to be accorded the shares acquired in the Control-Share Acquisition shall be presented to the next special or annual meeting of the shareholders.

                  e.       Notice of Shareholder Meeting.

                  (i) If a special meeting is requested, notice of the special meeting of shareholders shall be given as promptly as reasonably practicable by the Corporation to all shareholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting.

                  (ii) Notice of the special meeting or annual shareholder meeting at which the voting rights are to be considered must include or be accompanied by both of the following:

                           (a) A copy of the acquiring person statement delivered to the Corporation pursuant to this Paragraph.

                           (b) A statement by the Board of Directors of the Corporation, authorized by its Directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control-Share Acquisition.

                  f.       Resolution Granting Control-Shares Voting Rights.

                  (i) Control Shares acquired in a Control-Share Acquisition have voting rights as were accorded the shares before the Control-Share Acquisition only to the extent granted by resolution approved by a majority of the shares other than the Interested Shares or by the affirmative vote of seventy-five percent (75%) of the Corporation's Board of Directors excluding any Director who is proposing to make a Control-Share Acquisition or who is a member of a group making or proposing to make a Control-Share Acquisition.

                  (ii) To be approved by the shareholders under this subsection, the resolution must be approved by:

                           (a) Each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by the class or series with the holders of the outstanding shares of a class or series being entitled to vote as a separate class; and

                           (b) Each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all Interested Shares.

         10. The date on which the original charter for the Corporation was filed by the Secretary of State of Tennessee was .

         11. This Amended and Restated Charter contains amendments to the original charter of the Corporation which required shareholder approval. This Amended and Restated Charter was duly adopted by a majority of the shareholders of each class of outstanding stock of the Corporation at a meeting held on the ___ day of __________, 1997, and supersedes the Corporation's original Charter.

                               RESTATED BYLAWS OF
                                 NEW CORNERSTONE


                                   ARTICLE 1.
                                     OFFICES

         Section a.        The principal offices of this corporation are 5319
Highway 153, Chattanooga, Tennessee 37343. The said principal office may be changed at any time by appropriate resolution of the Board of Directors. The corporation may have offices and places of business at such other places within or without the State of Tennessee as shall be determined by the Board of Directors.

         Section b.        The registered office of the corporation for any
particular state may be, but need not be, identical with the principal office of the corporation in that state, and the address of the registered office may be changed from time to time by appropriate resolution of the Board of Directors.

                                   ARTICLE 2.
                                  SHAREHOLDERS

         Section a.        Meetings. All meetings of shareholders shall be held
either in the principal office of the corporation or at any other place within or without the city of Chattanooga, Tennessee, as designated by the Board of Directors.

         Section b.        Annual Meeting. A meeting of the shareholders shall
be held in the principal office of the corporation on the third Thursday in April of each year for the purpose of electing directors and for the transaction of any other business authorized to be transacted by the shareholders. If the appointed day is a legal holiday the meeting shall be held at the same time on the next succeeding day not a holiday. In the event that the annual meeting is omitted by oversight or otherwise on the date herein provided for, the directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual shareholders meeting.

         Section c.        Special Meetings. Except as otherwise provided by
law, special meetings of the shareholders of this corporation shall be held at such places and times as may be determined by the President or by one-third of the Board of Directors, or whenever one or more shareholders who are entitled to vote and who hold at least 20% of the common shares issued and outstanding shall make written application therefor to the Secretary stating the time, place and purpose of the meeting called for. No business shall be transacted at a special meeting except as stated in the notice sent to the shareholders, unless by the unanimous consent of the shareholders, either in person or by proxy, all such stock being represented at the meeting.

         Section d.        Notice of Meetings. Notice of all shareholders'
meetings stating the time, place and the objects for which such meetings are called shall be given by the President or the Vice President or the Secretary to each shareholder of record not less than ten nor more than sixty days prior to the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock record books of the corporation, unless he shall have filed with the Secretary of the corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

         Any meeting of which all shareholders entitled to vote have waived or at any time shall waive notice in writing shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as herein before provided.

         Section e.        Notice of Right to Dissent. If shareholders are to
vote at a meeting on a corporate action which would give rise to a dissenter's right to payment for his shares in accordance with the Tennessee Business Corporation Act, notice of such meeting shall be given to every share holder who will be entitled to dissent from such action and to receive payment for his shares whether or not entitled to vote thereon. Such notice shall be given in accordance with the provisions of Section 4 of this Article and shall also contain a statement, displayed with reasonable prominence, that upon compliance with the Tennessee Business Corporation Act, dissenting shareholders are entitled to be paid the fair value of their shares as provided in said Act.

         Section f.        Closing of Transfer Books or Fixing of Record Date.
For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer book shall be closed for a stated period not to exceed in any case sixty days. If the stock transfer book shall be closed for the purpose of determining shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         Section g.        Voting Lists. The officer or agent having charge of
the stock transfer books for common shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of ten days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be certified by the corporate officer responsible for its preparation or by the transfer agent and shall be produced and kept open at the time and place of the meeting and be subject to the inspection of any shareholder during the entire time of the meeting. In the event of any challenge to the right of any person to vote at the meeting, the presiding officer at such meeting may rely on said list as proper evidence of the right of parties to vote at such meeting.

         Section h.        Quorum. Except as may be otherwise provided by law, a
majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. In the event that a majority of the outstanding shares are represented at any meeting, a majority of the shares represented thereat entitled to vote shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the certificate of incorporation or of these bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of each question.

         Section i. Proxies. Shareholders of record who are entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period.

         Section j.        Voting of Shares. Except as otherwise provided in the
certificate of incorporation or these bylaws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares may be pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

         Section k.        Informal Action by Shareholders. Any action required
to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE 3.
                               BOARD OF DIRECTORS

         Section a.        Number, Tenure and Qualifications. The number of
Board of Directors of this corporation shall be fixed at nine (9). The Board of Directors shall be chosen by ballot annually by the shareholders at their annual meeting or at any meeting held in place thereof as provided by law. Each director shall serve until the next annual meeting of the shareholders or until his successor is duly elected and qualified. Directors shall be of full age and citizens of the United States. Directors must be shareholders.

         Section b.        Powers of Directors. The Board of Directors shall
have the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Tennessee, with the certificate of incorporation of the corporation, or with these bylaws. The Board of Directors shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and to establish reserves for any other proper purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive. The Board of Directors shall have the power to declare dividends for and on behalf of this corporation, which dividends may include or consist of stock dividends.

         Section c.        Regular Meetings of the Board.  Immediately after
such annual election the newly elected directors may meet at the same place for the purpose of organization, the election of corporate officers and the transaction of other business; if a quorum of the directors be then present no prior notice of such meeting shall be required. Other regular meetings of the Board shall be held at such times and places as the Board by resolution may determine and specify, and if so determined no notice thereof need be given, provided that unless all the directors are present at the meeting at which said resolution is passed, that the first meeting held pursuant to said resolution shall not be held for at least two days following the date on which the resolution is passed.

         Section d.        Special Meetings. Special meetings of the Board of
Directors may be held at any time or place whenever called by the President, or by written request of at least one-third of the directors, or any two (2) executive officers, notice thereof being given to each director by the Secretary or other officer calling the meeting, or they may be held at any time without formal notice provided all of the directors are present or those not present shall at any time waive or have waived notice thereof.

         Section e.        Notice. Notice of any special meetings shall be given
at least twenty-four hours previously thereto by written notice delivered personally or by telegram or at least five days previously thereto by written notice mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

         Section f.        Quorum. A majority of the members of the Board of
Directors as constituted for the time being shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these bylaws. The fact that a director has an interest in a matter to be voted on at the meeting shall not prevent his being counted for purposes of a quorum.

         Section g.        Vacancies.  Any vacancy occurring in the Board of
Directors, including vacancies by virtue of removal for cause, may be filled by the vote of a majority of the remaining Directors.

         Section h.        Compensation. By resolution of the Board of
Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section i. Removal. Any director may be removed without cause by a majority vote of the shareholders. A director may be removed for cause by a majority of the entire Board of Directors. Cause shall be defined as the final conviction of a felony, declaration of unsound mind by court order, adjudication of bankruptcy, nonacceptance of office or conduct prejudicial to the interest of the corporation.

         Section j.        Committees. The majority of the Board of Directors
may appoint an executive committee, loan committee and investment committee or such other committees as it may deem advisable, composed of two or more directors, and may delegate authority to such committees as is not inconsistent with the Tennessee Business Corporation Act. The members of such committee shall serve at the pleasure of the Board of Directors.

         Section k.        Presumption of Assent. A director of the corporation
who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section l.        Informal Action by Directors. Any action required to
be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE 4.
                                WAIVER OF NOTICE

         Whenever any notice whatever is required to be given by these bylaws, or the certificate of incorporation of this corporation, or any other corporation laws of the State of Tennessee, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Where the person or persons entitled to such notice sign the minutes of any shareholder's or directors meeting, which minutes contain the statement that said person or persons have waived notice of the meeting, then such person or persons are deemed to have waived notice in writing.

                                   ARTICLE 5.
                                    OFFICERS

         Section a.        Number. The officers of the corporation shall be a
Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         Section b.        Election and Term of Office. The officers of the
corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held in such meeting, such election shall be held as soon thereafter as conveniently may be. No officer shall be elected for a term in excess of one (1) year. Subject to the foregoing, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section c.        Removal. Any officer or agent elected or appointed
by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section d.        Vacancies.  A vacancy in any office because of death,
resignation, removal, disqualification or other wise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section e.        Chairman of the Board. The Chairman shall, when
present, preside at all meetings of the shareholders and of the Board of Directors and in general shall perform all duties incident to the office of Chairman and such other duties as may be prescribed by the Board of Directors from time to time.

         Section f.        The President. The President shall be subject to the
control of the Board of Directors and shall in general supervise and control all of the business and affairs of the corporation. He shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deed, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section g.        The Secretary. The Secretary shall: (a) keep the
minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal (if any) of the corporation and see that said seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section h.        The Treasurer. If required by the Board of Directors,
the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section i. Registered Agent. The Board of Directors may appoint a Registered Agent for the corporation in accordance with the Tennessee Business Corporation Act and may pay the agent such compensation from time to time as it may deem appropriate.

                                   ARTICLE 6.
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section a.        Contracts. The Board of Directors may authorize any
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section b.        Loans.  No loans shall be contracted on behalf of the
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors approved by a majority of the Board of Directors. Such authority may be general or confined to specific instances.

         Section c.        Checks, Drafts, Etc. All checks, drafts, or other
orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section d.        Deposits.  All funds of the corporation not otherwise
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE 7.
                                 SHARES OF STOCK

         Section a.        Certificates for Shares.  Certificates representing
shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or any Vice President. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section b.        Transfer of Shares. Shares of stock may be
transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the corporation of his post office address.

                                   ARTICLE 8.
                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Tennessee Business Corporation Act and by its articles of incorporation.

                                   ARTICLE 9.
                                   FISCAL YEAR

         The books of the corporation shall be on a calendar year basis and shall begin on the 1st day of January and end on the 31st day of December of each year.

                                   ARTICLE 10.
                                      SEAL

         This corporation may or may not have a seal and in any event the failure to affix a corporate seal to any instrument executed by the corporation shall not affect the validity thereof. If a seal is adopted, the seal of this corporation shall include the following letters cut or engraved thereon:
                          CORNERSTONE BANCSHARES, INC.

                                   ARTICLE 11.
              INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         The corporation shall indemnify every officer, director or employee, his heirs, executors and administrators against judgments resulting from and expenses reasonably incurred by him in connection with any action to which he may be made a party by reason of his being an officer, director or employee of the corporation, including any action based upon any alleged act or omission on his/her part as an officer, director or employee of the corporation, except in relation to matters as to which he shall be finally adjudged in such action to be liable for his negligence or his/her misconduct, and except that in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that in the opinion of counsel the person to be indemnified was not liable for such negligence or misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which such officers, directors or employees may be entitled.

                                   ARTICLE 12.
                                   AMENDMENTS

         The bylaws of this corporation may be altered, amended or repealed and new bylaws may be adopted at any meeting of the Board of Directors of the corporation by a majority vote of the directors present at the meeting or at any meeting of the shareholders by a majority vote of the common stock represented thereat.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

         Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. East Ridge has adopted the provisions of the Tennessee statute pursuant to Article XXIV of its Bylaws.

         Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. East Ridge has adopted the provisions of the statute in paragraph Ninth of its charter.

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits
    Number                                          Description
    ------                                          -----------
    2             Agreement and Plan of Merger and Amendments (included as Appendix "A" to the Joint Proxy
                  Statement/Prospectus)

   *3(a)          Articles of Incorporation of East Ridge

   *3(b)          Bylaws of East Ridge, as amended

   *4(a)          Form of Common Stock Certificate

    *5            Opinion Regarding Legality

     8            Opinion Regarding Tax Matters

   *10(a)         Form of Consulting Agreement by and between David E. Young and Cornerstone Bancshares,
                  Inc.

    10(b)         Change-in-Control Protective Agreement and Form of Amendment (David E. Young)

   *10(c)         Executive Salary Continuation Agreement by and between David E. Young and The Bank of
                  East Ridge

    10(d)         Change-in-Control Protective Agreement (James D. Renegar)

   *10(e)         Executive Salary Continuation Agreement by and between James D. Renegar and The Bank of
                  East Ridge

    10(f)         Change-in-Control Protective Agreement (James R. Young, Jr.)

   *10(g)         Executive Salary Continuation Agreement by and between James R. Young and The Bank of East Ridge

    10(h)         Change-in-Control Protective Agreement (Daniel Crye)

    10(i)         Survivor Income Agreement (Daniel Crye)

    24(a)         Consent of Joseph Decosimo and Company, LLP

    24(b)         Consent of Hazlett, Lewis & Bieter, PLLC

   *24(c)         Consent of Mercer Capital Management, Inc.

    24(d)         Consents of Baker, Donelson, Bearman & Caldwell included in Exhibits 5 and 8

    28(a)         Form of Opinion of Mercer Capital Management, Inc. (included as Appendix "B" to the Joint Proxy
                  Statement/Prospectus)

   *28(b)         Form of Proxy for Annual Meeting of Shareholders of East Ridge

   *28(c)         Form of Proxy for Annual Meeting of Shareholders of Cornerstone

--------------------

* Previously filed.

(b)      Financial Statement Schedules--Not applicable

(c)      Not Applicable

Item 22.  Undertakings

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration
Statement:

         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect any facts or events arising after the effective date (or most recent post-effective amendment) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required [or] to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (e) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement-Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chattanooga, State of Tennessee on July 31, 1997.
                                    EAST RIDGE BANCSHARES, INC.

                                    By:   James D. Renegar, President



          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         NAME                                      POSITION                      DATE

 James D. Renegar                          Principal executive officer and     July 31, 1997
                                           director


 Ann Calhoun                               Principal accounting officer        July 31, 1997



*James L. Eidson, Sr                       Director                            July 31, 1997



*Jason D. Helton, Jr                       Director                            July 31, 1997



*William B. Luther                         Director                            July 31, 1997



*David E. Young                            Director                            July 31, 1997



*By James D. Renegar
    Attorney-in-Fact

                   Exhibits and Financial Statement Schedules

(a) Exhibits
    Number                                          Description
    ------                                          -----------
     2            Agreement and Plan of Merger and Amendments (included as Appendix "A" to the Joint Proxy
                  Statement/Prospectus)

    *3(a)         Articles of Incorporation of East Ridge, as amended

    *3(b)         Bylaws of East Ridge, as amended

    *4            Form of Common Stock Certificate

    *5            Opinion Regarding Legality

    *8            Opinion Regarding Tax Matters

   *10(a)         Form of Consulting Agreement by and between David E. Young and Cornerstone Bancshares,
                  Inc.

   *10(b)         Change-in-Control Protective Agreement and Form of Amendment (David E. Young)

   *10(c)         Executive Salary Continuation Agreement by and between David E. Young and The Bank of
                  East Ridge

   *10(d)         Change-in-Control Protective Agreement (James D. Renegar)

   *10(e)         Executive Salary Continuation Agreement by and between James D. Renegar and The Bank of

   *10(f)         Change-in-Control Protective Agreement (James R. Young, Jr.)

   *10(g)         Executive Salary Continuation Agreement by and between James R. Young and The Bank of East Ridge

   *10(h)         Change-in-Control Protective Agreement (Daniel Crye)

   *10(i)         Survivor Income Agreement (Daniel Crye)

    24(a)         Consent of Joseph Decosimo and Company, LLP

    24(b)         Consent of Hazlett, Lewis & Bieter, PLLC

   *24(c)         Consent of  Mercer Capital Management, Inc.

   *24(d)         Consents of Baker, Donelson, Bearman & Caldwell included in Exhibits 5 and 8

    28(a)         Form of Opinion of Mercer Capital Management, Inc. (included as Appendix "B" to the Joint Proxy
                  Statement/Prospectus)

   *28(b)         Form of Proxy for Annual Meeting of Shareholders of East Ridge

   *28(c)         Form of Proxy for Annual Meeting of Shareholders of Cornerstone

* Previously filed.